EXHIBIT 99.4

                     APPRAISAL REPORT OF RP FINANCIAL, LC.

                     CONVERSION VALUATION APPRAISAL REPORT

                          FIRSTSPARTAN FINANCIAL CORP.
                          PROPOSED HOLDING COMPANY FOR

                           FIRST FEDERAL SAVINGS AND
                        LOAN ASSOCIATION OF SPARTANBURG

                          Spartanburg, South Carolina

                                  Dated As of:
                               February 21, 1997


                                  Prepared By:

                               RP Financial, L.C.
                            1700 North Moore Street
                                   Suite 2210
                           Arlington, Virginia 22209

RP Financial, LC.
Financial Services Industry Consultants

                                               February 21, 1997




Board of Directors
First Federal Savings and Loan Association of Spartanburg
380 East Main Street
Spartanburg, South Carolina  29302-1944

Gentlemen:


         At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion of First Federal Savings and Loan Association of Spartanburg, South Carolina ("First Federal" or the "Association"). The common stock issued in connection with the Association's conversion will simultaneously be acquired by a holding company, FirstSpartan Financial Corp. (the "Holding Company"). The conversion involves the issuance of shares of common stock to depositors, the Association's employee stock ownership plan ("ESOP"), members of the local community and the public at large.

         This appraisal is furnished pursuant to the requirements of Regulation 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.


DESCRIPTION OF REORGANIZATION

         The Board of Directors of the Association has adopted a Plan of Conversion pursuant to which the Association will convert from a federally-chartered mutual savings and loan association to a federally-chartered stock savings and loan association and issue all of its outstanding shares to the Holding Company. The Holding Company will sell in Subscription and Community offerings Holding Company stock in the amount equal to the appraised value of the Association. Immediately following the conversion, the primary assets of the Holding Company will be the capital stock of the Association and the net conversion proceeds remaining after purchase of the Association's common stock by the Holding Company to fund the ESOP loan. The Holding Company will use 50 percent of the net conversion proceeds to purchase the Association's common stock. It is anticipated that the majority of funds infused into the Association will be initially deployed into investment securities while up to $1.5 millon will be utilized to construct and/or expand First Federal's offices. A portion of the remaining 50 percent of the net conversion proceeds will be used to fund a loan to the ESOP with the remainder to be used as general working capital.


Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                   Telephone: (703) 528-1700
Arlington, VA 22209                                     Fax No.: (703) 528-1788

RP FINANCIAL, LC.
Board of Directors
February 21, 1997
Page 2

RP FINANCIAL, LC.

         RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Association in the preparation of its business plan, we are independent of the Association and the other parties engaged by the Association to assist in the stock conversion process.


VALUATION METHODOLOGY

         In preparing our appraisal, we have reviewed First Federal's application for Approval of Conversion, including the Proxy Statement, as filed with the OTS, and the Holding Company's Form S-1 registration statement as filed with the Securities Exchange Commission ("SEC"). We have conducted a financial analysis of the Association that has included due diligence related discussions with the Association's management; Deloitte & Touche, L.L.P., the Association's independent auditor; Breyer & Aguggia, the Association's conversion counsel; and Trident Securities, Inc., which has been retained by the Association as a financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

         We have investigated the competitive environment within which the Association operates and have assessed the Association's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Association and the industry as a whole. We have analyzed the potential effects of conversion on the Association's operating characteristics and financial performance as they relate to the pro forma market value of First Federal. We have reviewed the economy in the Association's primary market area and have compared the Association's financial performance and condition with selected publicly-traded thrift institutions with similar characteristics as the Association's, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts.

         Our appraisal is based on the Association's representation that the information contained in the regulatory applications and additional information furnished to us by the Association and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of First Federal.

RP FINANCIAL, LC.
Board of Directors
February 21, 1997
Page 3


         Our appraised value is predicated on a continuation of the current operating environment for the Association and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Association's value alone. It is our understanding that First Federal intends to remain an independent institution and there are no current plans for selling control of the Association as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.

         Pro forma market value is defined as the price at which First Federal's stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.


VALUATION CONCLUSION

         It is our opinion that, as of February 21, 1997, the aggregate pro forma market value of the shares to be issued was $67,000,000 at the midpoint, equal to 3,350,000 shares offered at a per share value of $20.00. Pursuant to the conversion guidelines, the 15 percent offering range indicates a minimum value of $56,950,000 and a maximum value of $77,050,000. Based on the $20.00 per share offering price, this valuation range equates to an offering of 2,847,500 shares at the minimum to 3,852,500 shares at the maximum. In the event that the Association's appraised value is subject to an increase, up to 4,430,375 shares may be sold at an issue price of $20.00 per share, for an aggregate market value of $88,607,500, without a resolicitation.


LIMITING FACTORS AND CONSIDERATIONS

         Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

         RP Financial's valuation was determined based on the financial condition and operations of the Association as of December 31, 1996, the date of the financial data included in the Holding Company's prospectus.

         RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

RP FINANCIAL, LC.
Board of Directors
February 21, 1997
Page 4


         The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Association's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.


                                                Respectfully submitted,

                                                RP FINANCIAL, LC.




                                                (sig of Ronald S. Riggins)
                                                Ronald S. Riggins
                                                President



                                                (sig of James P. Hennessey)
                                                James P. Hennessey
                                                Senior Vice President

RP FINANCIAL, LC.
                                TABLE OF CONTENTS
                          FIRSTSPARTAN FINANCIAL CORP.
            FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SPARTANBURG


                                                                          PAGE
  DESCRIPTION                                                            NUMBER


CHAPTER ONE                         OVERVIEW AND FINANCIAL ANALYSIS

      Introduction                                                         1.1
      Strategic Overview                                                   1.2
      Balance Sheet Trends                                                 1.5
      Income and Expense Trends                                            1.8
      Interest Rate Risk Management                                        1.13
      Lending Activities and Strategy                                      1.14
      Asset Quality                                                        1.18
      Funding Composition and Strategy                                     1.19
      Subsidiary                                                           1.20
      Legal Proceedings                                                    1.20



CHAPTER TWO                         MARKET AREA

      Introduction                                                         2.1
      Market Area Demographics                                             2.2
      National Economy                                                     2.3
      Local Economy                                                        2.4
      Market Area Deposit Characteristics                                  2.6



CHAPTER THREE                       PEER GROUP ANALYSIS

      Selection of Peer Group                                              3.1
      Financial Condition                                                  3.6
      Income and Expense Components                                        3.9
      Loan Composition                                                     3.12
      Credit Risk                                                          3.14
      Interest Rate Risk                                                   3.16
      Summary                                                              3.16

                                TABLE OF CONTENTS
                          FIRSTSPARTAN FINANCIAL CORP.
            FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SPARTANBURG
                                   (CONTINUED)


                                                                            PAGE
  DESCRIPTION                                                             NUMBER


CHAPTER FOUR                        VALUATION ANALYSIS

      Introduction                                                           4.1
      Appraisal Guidelines                                                   4.1
      RP Financial Approach to the Valuation                                 4.1
      Valuation Analysis                                                     4.2
             1.   Financial Condition                                        4.3
             2.   Profitability, Growth and Viability of Earnings            4.4
             3.   Asset Growth                                               4.5
             4.   Primary Market Area                                        4.6
             5.   Dividends                                                  4.7
             6.   Liquidity of the Shares                                    4.8
             7.   Marketing of the Issue                                     4.8
                       A.  The Public Market                                 4.9
                       B.  The New Issue Market                             4.13
                       C.  The Acquisition Market                           4.16
             8.   Management                                                4.16
             9.   Effect of Government Regulation and Regulatory Reform     4.17
      Summary of Adjustments                                                4.17
      Valuation Approaches 4.18
             1.   Price-to-Book ("P/B")                                     4.19
             2.   Price-to-Earnings ("P/E")                                 4.20
             3.   Price-to-Assets ("P/A")                                   4.21
      Valuation Conclusion 4.22

RP FINANCIAL, LC.
                                 LIST OF TABLES
                          FIRSTSPARTAN FINANCIAL CORP.
            FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SPARTANBURG



  TABLE
NUMBER     DESCRIPTION                                                                                     PAGE


     1.1               Historical Balance Sheets                                                            1.6
     1.2               Historical Income Statement                                                          1.11


     2.1               Largest Employers in Spartanburg County                                              2.5
     2.2               Unemployment Trends                                                                  2.6
     2.3               Deposit Summary                                                                      2.7


     3.1               Peer Group of Publicly-Traded Thrifts                                                3.3
     3.2               Balance Sheet Composition and Growth Rates                                           3.7
     3.3               Income as a Percent of Average Assets and Yields, Costs, Spreads                     3.10
     3.4               Loan Portfolio Composition and Related Information                                   3.13
     3.5               Credit Risk Measured and Related Information                                         3.15
     3.6               Interest Rate Risk Measured and Net Interest Income Volatility                       3.17


     4.1               Recent Conversions - Conversion Pricing Characteristics                              4.14
     4.2               Market Pricing Comparatives                                                          4.15
     4.3               Public Market Pricing                                                                4.23


RP FINANCIAL, LC.
PAGE 1.1

                       I. OVERVIEW AND FINANCIAL ANALYSIS




Introduction

         First Federal Savings and Loan Association of Spartanburg ("First Federal" or the "Association") is a federally-chartered mutual savings and loan association headquartered in Spartanburg, South Carolina. In addition to its main office facility, which includes a full service branch, the Association maintains four full service branch offices and a loan production office ("LPO"). All of the Association's full service branch offices are located in Spartanburg County, which is located within the greater Greenville-Spartanburg-Anderson metropolitan statistical area ("MSA"). The Association considers its primary market to consist principally of Spartanburg County, although First Federal originates loans in contiguous counties including through its LPO in Greenville, South Carolina. First Federal's deposits are insured up to the maximum allowable amount by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). At December 31, 1996, First Federal had $375.5 million in assets, $324.0 million in deposits and net worth of $44.8 million, or
11.9 percent of total assets.

         FirstSpartan Financial Corp. ("FirstSpartan Financial" or the "Holding Company"), a Delaware corporation, was recently organized to facilitate the conversion of First Federal. In the course of the conversion, the Holding Company will acquire all of the capital stock the Association will issue upon its conversion from the mutual to stock form of ownership. Going forward, FirstSpartan Financial will own 100 percent of the Association's stock, and the Association will be FirstSpartan Financial's sole subsidiary. Approximately 50 percent of the net proceeds received from the sale of common stock will be used to purchase all of the then to-be-issued and outstanding capital stock of the Association, with the balance of the proceeds being retained by the Holding Company. At this time, no other activities are contemplated for FirstSpartan Financial other than the ownership of the Association, a loan to the newly-formed employee stock ownership plan ("ESOP"), payment of a regular quarterly cash dividend equal to 3 percent of the initial offering price on an annual basis and investment of the cash retained at the Holding Company in investment securities. In the future, FirstSpartan Financial may increase the

RP FINANCIAL, LC.
PAGE 1.2


regular dividend or pay special dividends, repurchase shares, diversify its business through existing or newly-formed subsidiaries and pursue mergers or acquisitions of banks or thrifts. There are currently no arrangements, understandings or agreements regarding any such acquisition or merger.


Strategic Overview

         First Federal is a community-oriented thrift, with the primary strategic objective of meeting the borrowing and savings needs of its local customer base. The Association is headquartered in Spartanburg, South Carolina, which is situated approximately 70 miles southwest of Charlotte and 170 miles northeast of Atlanta. First Federal's primary market area in Spartanburg County is supported by a growing and diversified economy. In fact, the Greenville-Spartanburg-Anderson MSA is one of the most rapidly growing areas of South Carolina and has recorded strong population, employment and personal income growth. The attractive characteristics of the market area, as well as the Association's location near Charlotte, a major banking center, has fostered significant competition for the Association from all aspects of the financial services industry. Most notably, First Federal faces competition from a number of regional and superregional banks, including three large North Carolina-based banking companies including NationsBank, Wachovia and First Union. The Association's growth has been above average despite such competition due to rate and service competition by First Federal.

         Throughout its history, First Federal has pursued a traditional thrift operating strategy and, thus, 1-4 family permanent mortgage lending has consistently been the focus of the Association's lending activities. Construction (primarily speculative construction loans) and home equity loans represent the primary areas of lending diversification for First Federal and, to a lesser extent, commercial real estate, multi-family, land loans and non-mortgage consumer loans.

         The Association's emphasis on originating 1-4 family permanent mortgage loans has generally supported favorable credit quality measures, although the Association has experienced an increase in the level of loans more than 90 days delinquent, primarily within the construction loan portfolio. As of December 31, 1996, First Federal's portfolio of non-performing assets ("NPAs") totaled $4.5 million, or 1.20 percent of total assets, which included $2.9 million of

RP FINANCIAL, LC.
PAGE 1.3


accruing construction loans which were 90 days or more past due. As will be explained more fully herein, the Association's construction loans have been to local builders. The market characteristics have attracted a number of national builders, whose activity and success have adversely impacted the smaller local builders First Federal typically has as borrowers. Such competition appears to have increased the supply of new homes and led to a slowdown in new home sales and increased construction loan delinquencies.

         First Federal's emphasis on fixed rate lending funded primarily by short-term deposits has resulted in a balance sheet that is highly liability sensitive, as highlighted by the Association's negative 22.5 percent change in net portfolio value ("NPV") pursuant to a 200 basis point instantaneous and permanent increase in rates. The Association's philosophy is that over time earnings can be more fully maximized by incurring some interest rate risk, while First Federal's strong capital position and resultant favorable interest-earning assets/interest-bearing liabilities ratio ("IEA/IBL") ratio will sustain earnings at lower but profitable levels during periods of rising and higher interest rates. Accordingly, First Federal's yield-cost spread and net interest margin increased dramatically during the declining and low interest rate environment that generally prevailed during fiscal years 1992 through 1994; the margin has been lower more currently.

         In addition to maintaining a strong IEA/IBL ratio, strategies pursued by First Federal to support management of interest rate risk include diversifying into interest-sensitive types of lending, primarily construction and home equity loans, and increasing core deposit accounts. At the same time, however, such diversification along with additional office expansion with Spartanburg County has increased operating expenses. As a result, the Association's earnings power has declined in recent years.

         Retail deposits have consistently served as the primary funding source for the Association, as borrowed funds have only been used to a limited extent in the past and not at all over the last three fiscal years. First Federal's funding costs have been relatively high, despite the lack of borrowings, as the Association faces significant competition for deposits and relies primarily on rate and other inducements to attract and retain deposits. A relatively low level of transaction and savings accounts has also contributed to First Federal's higher deposit costs.

RP FINANCIAL, LC.
PAGE 1.4

         The Association's return on assets ("ROA") and return on equity ("ROE") measures have diminished relative to the strong levels reported from fiscal 1992 through fiscal 1995, due to the following: (1) growth of the loan portfolio coupled with higher levels of problem assets including weakness observed in the construction loan portfolio has required the establishment of additional loan loss provisions; (2) targeted asset growth has resulted in increased operating expenses without a commensurate increase in revenue; and (3) funding costs have increased as a result of management's efforts to fund asset growth through retail deposits in a highly competitive market. Based on the foregoing, it is apparent that interest rate risk and credit risk represent potential sources of earnings volatility for the Association in the future.

         To enhance the competitive posture of the Association, facilitate expansion and enhance profitability, the Board of Directors has elected to convert to the stock form of ownership. The additional capital realized from conversion proceeds will increase liquidity to support funding of future loan growth, reduce credit risk by strengthening the Association's equity position and reduce interest rate risk by enhancing the Association's IEA/IBL ratio, which will, in turn, reduce the repricing mismatch between the Association's interest-sensitive assets and interest-sensitive liabilities. The additional funds realized from the stock offering will serve as an alternative funding source to deposits in meeting the Association's future funding needs, and, thereby, support more competitive pricing. Additionally, First Federal's higher equity-to-assets ratio will also better position the Association to take advantage of favorable expansion opportunities as they arise. Such expansion will include the establishment of two additional branch offices in Duncan and Inman, South Carolina in the second to third calendar quarters of 1997 The Association's projected internal uses of proceeds are highlighted below.

                o Holding Company. The Holding Company will retain
                  approximately 50 percent of the net conversion proceeds, or $32.8 million at the midpoint. The Holding Company funds, net of the loan to the ESOP, are expected to be invested initially into short- and intermediate-term investment securities with maturities up to three years. Over time, the Holding Company funds may be utilized for various corporate purposes, including payment of dividends and possible repurchases of common stock consistent with OTS limitations.

                o First Federal. Approximately 50 percent of the net proceeds of the conversion will be infused into the Association in exchange for all of the Association's newly-

RP FINANCIAL, LC.
PAGE 1.5

                  issued stock.
                  Proceeds infused into the Association will initially be invested into short-term investments. Over time the proceeds are expected to be primarily redeployed into the Association's loan growth.


         Overall, it is the Association's objective to pursue growth that will serve to increase returns, while, at the same time, growth will not be pursued that increases the overall risk associated with First Federal's operations. The Association has acknowledged that it intends to operate with excess capital in the near term, operating with a below market return on equity, until such time as the new capital can be leveraged in a safe and sound manner over an extended period of time.


Balance Sheet Trends

         From June 30, 1992 through December 31, 1996, First Federal exhibited annual asset growth of approximately 6.5 percent (see Table 1.1), although nearly 60 percent of such growth took place in the last 18 months. Asset growth was funded primarily by expansion of the deposit base as well as growth of equity. The most recent growth reflected a more aggressive posture in pricing products and services as well as a stepped-up marketing campaign. The growth in the balance sheet took place in all major asset categories, including primarily residential loans which have consistently comprised the largest segment of interest-earning assets. Overall, notwithstanding the balance sheet growth realized by the Association, asset composition has remained relatively consistent with loans receivable, including loans held for sale, typically approximating 85 to 90 percent of total assets. The balance of First Federal's interest-earning assets were primarily comprised of cash and investment securities with maturities generally ranging up to 5 years (the average is much less). A summary of First Federal's key operating ratios for the past five fiscal years are presented in Exhibit I-3.

         While the balance of loans receivable has increased at a compounded annual rate of 6.7 percent over the period, the balance dropped in 1993 as the level of mortgage loans held for sale sharply increased. As lending remained strong and a portion of the held for sale portfolio were designated as held for investment, the balance of loans receivable steadily rose as a percent of assets. The loan composition has steadily increased in terms of the proportion of higher risk

RP Financial, LC.
Page 1.6


                                    Table 1.1
                   First Federal Savings and Loan Association
                            Historical Balance Sheets
                         (Amount and Percent of Assets)




                                                                  For the Fiscal Year Ended June 30,
                                            ------------------------------------------------------------------------
                                                  1992              1993               1994                1995
                                            ---------------   ----------------   ---------------- -----------------
                                              Amount   Pct      Amount   Pct      Amount   Pct      Amount    Pct
                                              ($000)   (%)      ($000)   (%)      ($000)   (%)      ($000)    (%)
Total Amount of:
Assets                                        $283,332 100.0%   $302,516 100.0%   $309,879 100.0%  $322,735  100.0%
Loans Receivable (net)                         247,551  87.4%    231,168  76.4%    247,571  79.9%   267,393   82.9%
Mortgage Loans Held For Sale                       565   0.2%     23,837   7.9%     16,516   5.3%    15,324    4.7%
Investment Securities Held to Maturity          12,152   4.3%     20,327   6.7%     22,854   7.4%     5,502    1.7%
Investment Securities Available for Sale             0   0.0%          0   0.0%          0   0.0%     8,228    2.5%
Mortgage-Backed Securities                       1,444   0.5%        930   0.3%        470   0.2%       383    0.1%
Cash, Federal Funds Sold and
    Interest-Bearing Deposits                   12,912   4.6%     17,236   5.7%     11,728   3.8%    15,967    4.9%
Deposits                                       253,616  89.5%    267,461  88.4%    270,182  87.2%   275,915   85.5%
Total Equity                                    26,689   9.4%     32,088  10.6%     36,455  11.8%    40,660   12.6%




                                                 For the Fiscal Year
                                                    Ended June 30,
                                                  ----------------       As of
                                                          1996       December 31, 1996
                                                  ----------------  ------------------
                                                   Amount    Pct     Amount    Pct
                                                   ($000)    (%)     ($000)    (%)
Total Amount of:
Assets                                            $356,966  100.0%  $375,526  100.0%
Loans Receivable (net)                             314,936   88.2%   331,654   88.3%
Mortgage Loans Held For Sale                         1,911    0.5%     1,444    0.4%
Investment Securities Held to Maturity                   0    0.0%         0    0.0%
Investment Securities Available for Sale            18,155    5.1%    13,492    3.6%
Mortgage-Backed Securities                             195    0.1%       128    0.0%
Cash, Federal Funds Sold and
    Interest-Bearing Deposits                       10,784    3.0%    17,104    4.6%
Deposits                                           305,831   85.7%   323,951   86.3%
Total Equity                                        44,154   12.4%    44,832   11.9%

----------------------------
(1)   Ratios are as a percent of ending assets.

Source: First Federal's prospectus and audited financial reports. RP Financial calculations.

RP FINANCIAL, LC.
PAGE 1.7



weight loans, as permanent 1-4 family loans declined from 83 to 77 percent. The Association has nearly doubled its portfolio of construction loans up to $31.9 million (9.2 percent of gross loans as of December 31, 1996) and more than doubled home equity loans up to $32.5 million (9.4 percent of gross loans as of December 31, 1996). To further illustrate the emphasis of such lending over the last three and one-half years, construction loans and consumer loans have represented approximately one-half of all loan originations.

         A number of factors have contributed to the relatively strong loan growth achieved by First Federal. First, the Association has been willing to accept the interest rate risk associated with originating 15 and 30 year fixed rate loans for portfolio. Second, the Association has recently sought to capitalize on its position as the largest independent institution headquartered in Spartanburg through aggressive marketing, pricing and service. Third, First Federal has implemented a niche strategy of financing both speculative construction loans to local builders ("spec loans"), as well as construction/permanent loans to homeowners.

         First Federal's investment securities equaled $13.5 million, or 3.6 percent of total assets, as of December 31, 1996, while cash and cash equivalents totaled $17.1 million, or 4.6 percent of assets. As of December 31, 1996, the cash and investments portfolio consisted of cash, interest-earning deposits in other financial institutions, U.S. Treasury and agency obligations, an investment in an adjustable rate mortgage-backed securities mutual fund and a nominal amount of mortgage-backed securities ("MBS"). The Association's philosophy with respect to the management of cash and investments has been to maintain the portfolio at relatively modest levels in short- to intermediate-term high quality securities. No major changes to the composition and practices with respect to the management of the investment portfolio are anticipated over the near term and, accordingly, the level of cash and investments is expected to remain at low to moderate levels. The level of cash and investments is expected to increase initially following conversion although it is management's expectation that such funds will gradually be redeployed into whole loans receivable and other specified uses. Additionally, management anticipates that up to $1.5 million of the funds received in the conversion will be utilized to construct two de novo offices and expand one existing office.

RP FINANCIAL, LC.
PAGE 1.8

         Over the past five fiscal years, First Federal's funding needs have been substantially met through retail deposits, internal cash flows and retained earnings. From fiscal year end 1992 through 1996, the Association's deposits increased at a compounded annual rate of 5.6 percent, although, like the asset growth trends, nearly 70 percent of the growth has occurred in the last 18 months. First Federal's use of borrowings has typically been limited, being principally for the purpose of supplementing the Association's liquidity during periods of strong loan demand or deposit outflows. Certificates of deposit ("CDs") comprised the largest component of the Association's deposit base, equaling 69.1 percent of total deposits as of December 31, 1996, slightly higher than the level three and one-half years previously. The majority of deposits are taken in by the Association's five full service retail offices from depositors who reside in First Federal's primary market area (consisting principally of Spartanburg County).

         Positive earnings since June 30, 1992 translates into compounded annual capital growth of 12.2 percent, outpacing asset growth, thus equity-to-assets increased from 9.4 percent of assets at June 30, 1992 to 11.9 percent as of December 31, 1996. At the same time, despite recent growth, the declining profitability (explored in the following section) has led to a diminishing return on equity (i.e., capital growth has slowed). All of the Association's capital is tangible capital, and First Federal maintains capital surpluses relative to all of its minimum regulatory requirements. The addition of the net proceeds of the stock offering will serve to strengthen the Association's financial condition, support planned expansion including additional capital investment in new office facilities and potential acquisition opportunities which may arise.


Income and Expense Trends

         The Association has reported positive earnings over the past five and one-half fiscal years, ranging from a low of 0.61 percent of average assets for the twelve months ended December 31, 1996, to a high of 1.83 percent of average assets for the fiscal year ended June 30, 1993. In addition, fiscal 1993 earnings (in dollar terms) were also at a peak, and earnings have steadily declined since despite the recent growth. Consistent with First Federal's traditional thrift operating mode, net interest income and operating expenses have been the dominant earnings factors. Non-interest operating income has been a comparatively modest contributor to the

RP FINANCIAL, LC.
PAGE 1.9


Association's earnings, and,
similarly, gains and losses from the sale of assets typically have not been a significant earnings factor, excluding the September 30, 1996 special SAIF assessment. Credit quality related losses recorded by the Association have recently been subject to increase in conjunction with growth of the loan portfolio and the higher level of delinquent loans reported, particularly in the construction loan portfolio.

         Net interest income before provisions for loan losses peaked at 4.26 percent of average assets in fiscal 1993 and trended lower in the subsequent three fiscal years to 3.44 percent for fiscal 1996. The Association's net interest margin increased marginally for the twelve months ended December 31, 1996, to 3.54 percent of average assets. The increases recorded in First Federal's net interest income ratio from fiscal 1992 to 1993 was primarily attributable to the Association's negative short-term gap position in a declining interest rate environment. First Federal's improving capital position and resulting stronger IEA/IBL ratio further supported the upward trend in the Association's net interest margin. First Federal's net interest margin subsequently declined due primarily to a higher cost of funds resulting, in part, from the faster growth strategy. The infusion of stock proceeds will serve to further strengthen First Federal's capital position and IEA/IBL ratio, which, in turn, should enhance the net interest margin.

         The notable impact of interest rates on First Federal's net interest margin is further revealed through examination of the Association's historical net interest rate spreads and yields and costs, as set forth in Exhibit I-5. As indicated by the general downward trend in First Federal's yield-cost spread from fiscal 1994 through fiscal 1996, the Association's higher concentration of short-term interest-sensitive liabilities relative to short-term interest-sensitive assets served to reduce the Association's spreads and net interest margin. Other factors contributing to First Federal's higher funding costs for the period from 1994 through 1996 are attributable to the relatively strong loan demand experienced by the Association, which necessitated more aggressive marketing and pricing of deposits. Specifically, the Association's growth mode was effected through the implementation of a number of strategies as set forth below, some of which resulted in an increase in the Association's funding costs: (1) increased the advertising budget in the range of $150,000 to $300,000 annually; (2) special higher rate CD programs including 7-11 month CDs and a 13 month CD; (3) utilization of various premium

RP FINANCIAL, LC.
PAGE 1.10

programs; (4) raised the rate paid on passbook accounts; and (5) implementation of a VIP checking program with an initial 5 percent annual rate.

         Overall, First Federal's funding costs increased by 111 basis points between fiscal 1994 and 1996 to equal 5.07 percent for the year ended June 30, 1996. Asset yields over the corresponding time frame remained relatively consistent ranging between 7.80 percent and 8.15 percent. As a result, the Association's spread declined from 3.94 percent in fiscal 1994 to 3.02 percent in fiscal 1996. During the last six months, First Federal's cost of funds diminished modestly and its net interest spread improved to 4.83 percent and
3.21 percent, respectively.

         Consistent with the Association's adherence to a traditional thrift operating philosophy and resultant limited diversification, sources of non-interest operating income have been a relatively moderate albeit consistent contributor to the Association's earnings. Throughout the period shown in Table 1.2, sources of non-interest operating income ranged from 0.48 percent to 0.39 percent of average assets. For the twelve months ended December 31, 1996, non-interest operating income amounted to $1.4 million, or 0.39 percent of average assets. Fees and service charges earned from originating loans and retail banking activities have accounted for most of the Association's non-interest operating income, with the balance of non-interest operating income consisting of miscellaneous sources of income. In the future, First Federal will be seeking to increase the level of non-interest income primarily by increasing the sales of alternative investment products such as annuities and mutual funds. Additionally, the Association will be seeking to increase the sale of other non-traditional products such as credit life insurance.

         While the Association's non-interest income has remained relatively consistent as a percent of average assets, First Federal's growth strategy has resulted in an increase in operating expenses, both in dollar terms and as a percent of average assets. Specifically, First Federal's operating expenses have increased significantly since 1993, when operating expense levels equaled $5.1 million, or 1.72 percent of average assets, through the twelve months ended December 31, 1996, when operating expenses equaled $7.6 million, or 2.13 percent of average assets. Growth of the Association's operating expense over the last several fiscal years is attributable to several factors. First, the Association's growth strategy has resulted in higher expenses in a number of areas including the promotional and advertising areas and postage and mailing. Additionally, growth in

RP Financial, LC.
Page 1.11

                                    Table 1.2
                   First Federal Savings and Loan Association
                           Historical Income Statement
                     (Amount and Percent of Average Assets)




                                                                           For the Fiscal Year Ended June 30,
                                                -----------------------------------------------------------------------------------
                                                         1992                  1993                  1994                   1995
                                                -----------------    -----------------      ----------------     ------------------
                                                Amount        Pct       Amount     Pct       Amount      Pct       Amount      Pct
                                                ($000)        (%)       ($000)     (%)       ($000)      (%)       ($000)      (%)
 Interest Income                                  $24,825    9.03%     $24,167    8.20%     $23,153     7.51%     $23,835     7.60%
 Interest Expense                                 (14,817)  -5.39%     (11,623)  -3.94%     (10,387)   -3.37%     (11,302)   -3.60%
 Net Interest Income                              $10,009    3.64%     $12,544    4.26%     $12,766     4.14%     $12,533     4.00%
 Provision for Loan Losses                           (503)  -0.18%        (208)  -0.07%           0     0.00%          (9)   -0.00%
  Net Interest Income after Provisions             $9,506    3.46%     $12,336    4.19%     $12,766     4.14%     $12,524     3.99%

 Other Non-Interest Income                          1,318    0.48%       1,239    0.42%       1,087     0.35%       1,140     0.36%
 Operating Expense                                 (5,345)  -1.94%      (5,061)  -1.72%      (5,671)   -1.84%      (6,222)   -1.98%
  Net Operating Income                             $5,479    1.99%      $8,514    2.89%      $8,182     2.65%      $7,442     2.37%

Gain on Sale of MBS and Investments                  $313    0.11%          $0    0.00%       ($109)   -0.04%       ($396)   -0.13%
Gain on Sale of Mortgage Loans                        268    0.10%         326    0.11%        (226)   -0.07%      (1,078)   -0.34%
Unrealized Gain/(Loss) on Loans Held for Sale           0    0.00%           0    0.00%        (668)   -0.22%         668     0.21%
Special SAIF Assessment                                 0    0.00%           0    0.00%           0     0.00%           0     0.00%
   Gains and Net Non-Operating Income                $581    0.21%        $326    0.11%     ($1,003)   -0.33%       ($806)   -0.26%

 Net Income Before Tax                             $6,060    2.20%      $8,840    3.00%      $7,179     2.33%      $6,636     2.12%
 Income Taxes                                      (1,962)  -0.71%      (3,446)  -1.17%      (2,707)   -0.88%      (2,495)   -0.80%
 Net Income (Loss)                                 $4,097    1.49%      $5,394    1.83%      $4,472     1.45%      $4,141     1.32%

Estimated Core Net Income Calculations
 Net Income (Loss) Bef. Extra. Items               $4,097    1.49%      $5,394    1.83%      $4,472     1.45%      $4,141     1.32%
Adjust. for Net Non-Oper. Income                     (581)  -0.21%        (326)  -0.11%       1,003     0.33%         806     0.26%
Taxes on Adjustments(2)                               221    0.08%         124    0.04%        (381)   -0.12%        (306)   -0.10%
Estimated Core Net Income                          $3,737    1.36%      $5,192    1.76%      $5,094     1.65%      $4,641     1.48%




                                                                 For the Fiscal Year
                                                                    Ended June 30,
                                                                 -------------------     Twelve Months End.
                                                                           1996          December 31, 1996
                                                                  ------------------   ----------------------
                                                                    Amount      Pct       Amount      Pct
                                                                    ($000)      (%)       ($000)      (%)
 Interest Income                                                   $26,481     7.71%      $27,601    7.70%
 Interest Expense                                                  (14,669)   -4.27%      (14,905)  -4.16%
 Net Interest Income                                               $11,812     3.44%      $12,696    3.54%
 Provision for Loan Losses                                            (419)   -0.12%       (1,090)  -0.30%
  Net Interest Income after Provisions                             $11,393     3.32%      $11,606    3.24%

 Other Non-Interest Income                                           1,325     0.39%        1,407    0.39%
 Operating Expense                                                  (7,070)   -2.06%       (7,618)  -2.13%
  Net Operating Income                                              $5,648     1.64%       $5,395    1.51%

Gain on Sale of MBS and Investments                                     $0     0.00%            0    0.00%
Gain on Sale of Mortgage Loans                                           0     0.00%           21    0.01%
Unrealized Gain/(Loss) on Loans Held for Sale                            0     0.00%            0    0.00%
Special SAIF Assessment                                                  0     0.00%       (1,770)  -0.49%
   Gains and Net Non-Operating Income                                   $0     0.00%      ($1,749)  -0.49%

 Net Income Before Tax                                              $5,648     1.64%       $3,646    1.02%
 Income Taxes                                                       (2,111)   -0.61%       (1,462)  -0.41%
 Net Income (Loss)                                                  $3,537     1.03%       $2,184    0.61%

Estimated Core Net Income Calculations
 Net Income (Loss) Bef. Extra. Items                                $3,537     1.03%       $2,184    0.61%
Adjust. for Net Non-Oper. Income                                         0     0.00%        1,749    0.49%
Taxes on Adjustments(2)                                                  0     0.00%         (665)  -0.19%
Estimated Core Net Income                                           $3,537     1.03%       $3,268    0.91%

(1)   Ratios are as a percent of average assets.
(2)   Assumes tax rate of 38 percent throughout periods shown.

Source: First Federal's prospectus and audited financial reports. RP Financial calculations.

RP FINANCIAL, LC.
PAGE 1.12



         NOW accounts has required the Association to employ additional personnel to service the increased number of NOW accounts. Finally, loan diversification has also increased the personnel needs.

         The Association's operating expenses are subject to upward pressure in the future due to several factors. First, the Association is planning to significantly expand its Westgate office which will increase depreciation expense but business volume is not expected to increase substantially relative to current levels. The expansion is required as the capacity of the office is insufficient to handle current customer demand. In addition, the Association plans to open to additional offices in Duncan (on Highway 290) and Inman, South Carolina. Both offices represent new markets within Spartanburg County and are believed to be growth areas with both deposit and lending potential. Both offices are targeted to be opened late in the second quarter or early in the third quarter of 1997. Other branches may likely be opened by the Association in the future within its targeted market but no sites have been identified nor have the costs been quantified.

         Total capital expenditures for the renovation of the Westgate office and opening of the two de novo offices are anticipated to be in the range of $1.5 million, and the new fixed assets will be depreciated over a period ranging from 20 to 30 years. At present, the Association anticipates incurring additional operating expenses of approximately $640,000 annually as a result of the opening of these two new offices, including the required staffing. No revenue is expected from these branches initially and, thus, management anticipates that the new offices will impair earnings until such time as they grow to a profitable size over the next few years.

         Loan loss provisions reported by First Federal have increased over the last several fiscal years to equal $1.1 million, or 0.30 percent of average assets, for the twelve months ended December 31, 1996. The upward trend in the loan loss provisions is the result of several factors including loan growth, increased credit risk profile and increased classified and non-performing loans. As of December 31, 1996, the Association maintained valuation allowances of $1.65 million, equal to 0.48 percent of net loans receivable and 31.48 percent of non-performing assets. A later section will more fully discuss the increase in classified and non-performing assets. Exhibit I-6 sets forth the Association's loan loss allowance activity since fiscal 1992.

RP FINANCIAL, LC.
PAGE 1.13


         Non-operating items have impacted First Federal's earnings to varying degrees and have primarily consisted of gains and losses on the sale of mortgage loans, MBS and investments as well as gains and losses on loans held for sale. During fiscal 1996, First Federal did not report any non-operating gains or losses while the Association reported a net non-operating loss of $1.749 million, or 0.49 percent of assets for the twelve months ended December 31, 1996. The most recent non-operating loss was primarily attributable to the $1.770 million special SAIF assessment; only partially offsetting the loss were gains on the sale of mortgage loans equal to $21,000. One advantage of the recent BIF/SAIF legislation is the resulting reduction in First Federal's deposit insurance premium to the lowest rate.


Interest Rate Risk Management

         First Federal's December 31, 1996 NPV analysis shows that the Association's NPV would decline by approximately $12.9 million, or 22.5 percent, relative to base case levels (i.e., no change in market interest rates) pursuant to a 200 basis point instantaneous and permanent increase in interest rates, while the NPV would increase by $7.7 million, or 13.5 percent assuming a 200 basis point decrease in rates. Assuming a 400 basis point instantaneous and sustained increase in interest rates, the Association's NPV is estimated to diminish by $28.2 million or 49.2 percent relative to base case levels.

         The foregoing NPV values indicates a liability sensitive position which has resulted from an emphasis on fixed rate lending funded primarily by short-term deposits. As of December 31, 1996, fixed rate loans comprised 70.0 percent of loans with maturities of one year or more carrying fixed rates (see
Exhibit I-11). ARM loans secured by 1-4 family properties equaled $75.8 million or 24.3 percent of total loans with maturities of one year or more as of December 31, 1996. First Federal manages interest rate risk primarily from the asset side of the balance sheet, with the intent of maintaining a certain degree of interest rate risk that will provide for enhanced profitability during periods of low and declining interest rates. Strategies implemented by the Association to support control of interest rate risk include limiting the maturities of the investment portfolio to five years or less, diversifying into loans with relatively short-terms, such

RP FINANCIAL, LC.
PAGE 1.14

as consumer and construction loans, and maintaining a strong capital position which provides for a favorable level of interest-earning assets relative to interest-bearing liabilities.

         The short-term repricing mismatch between the Association's interest-sensitive assets and liabilities indicates that net interest income will be highly inconsistent in various interest rate environments, with declining and low interest rate environments being very beneficial to First Federal's net interest margin. This is highlighted by the recent extreme narrowing of the First Federal's yield-cost spread, reflecting in part, higher short term funding costs for the Association. As noted previously, the Association's yield-cost spread has narrowed from 3.94 percent during fiscal 1994 to 3.02 percent as of June 30, 1996, while subsequently increasing modestly to 3.21 percent for the six months ended December 31, 1996. However, given the Association's current IEA/IBL ratio of 112.4 percent, which will become stronger following the infusion of conversion proceeds, First Federal has the capacity to take on a certain degree of interest rate risk and sustain positive, although lower, core earnings during periods of moderately rising interest rates.


Lending Activities and Strategy

         The Association's lending activities have traditionally concentrated on the origination and retention of 1-4 family mortgage loans (see Exhibits I-9 and I-10, which reflect loan composition and lending activity, respectively). As of December 31, 1996, 77.3 percent of First Federal's total loan portfolio was comprised of permanent mortgage loans secured by residential properties. The Association's two most prominent areas of lending diversification consist of construction loans, which accounted for 9.2 percent of gross loans outstanding, and home equity loans, which equaled 9.4 percent of gross loans outstanding as of December 31, 1996. The balance of the loan portfolio was comprised of consumer, commercial real estate, land and commercial business loans. Exhibit I-11 provides the contractual maturity of the Association's loan portfolio by loan type, as of December 31, 1996.

         First Federal originates both fixed rate and adjustable rate 1-4 family loans, with substantially all originations currently being retained for portfolio. In the past, the Association has sold fixed rate loans to support control of interest rate risk, although the Association has elected to retain most loans in the current interest rate environment (the Association has sold some 30

RP FINANCIAL, LC.
PAGE 1.15

year fixed rate loans). Fixed rate loans offered by the Association currently have terms ranging from 10 to 30 years and are generally underwritten to conform to agency secondary market standards, including Federal Home Loan Mortgage Corporation ("FHLMC") and Federal National Mortgage Association ("FNMA"). Jumbo loans are typically underwritten to FHLMC/FNMA standards with the exception of the size of the loan.

         Historically, First Federal has not been very aggressive in originating one-year ARM loans, due, in part, to limited customer demand and the significant rate discounts (i.e., teaser rates) which must be offered in order to induce customers to accept a one-year adjustable rate loan. To shorten asset duration without significantly diluting interest income, First Federal also offers 5 and 10 year adjustable loans, which appeals to many of the professionals relocating to the Spartanburg area who believe they will subsequently be relocated. First Federal also offers a convertible ARM loans indexed to the one-year U.S. Treasury bill rate with a current repricing margin of 2.875 percent, a 1 percent annual rate cap and a 4 percent lifetime cap.

         The Association originates 1-4 family loans up to a loan-to-value ("LTV") ratio of 95.0 percent, with private mortgage insurance ("PMI") being required for loans in excess of a 80.0 percent LTV ratio. The substantial portion of 1-4 family mortgage loans originated by First Federal are secured by residences in the defined normal lending territory.

         Construction lending is also an important aspect of First Federal's 1-4 family lending activities, as construction loans constituted the second largest component of the loan portfolio at December 31, 1996. Construction loans are almost exclusively originated for the purpose of constructing detached single family houses. First Federal has two principal types of loans in its construction loan portfolio. Construction/permanent loans are made to owners and are converted to permanent loans at the end of the construction phase. Speculative loans ("spec loans") to builders are also made by the Association and totaled $20.9 million, or approximately 66 percent of construction loans outstanding, as of December 31, 1996. Construction/permanent loans require payment of interest only during the construction period (up to 1 year) and convert to permanent status for terms up to 30 years. Speculative construction loans have terms of either 9 or 12 months. The Association originates owner-occupied construction/permanent loans up to a

RP FINANCIAL, LC.
PAGE 1.16

LTV ratio of 95.0 percent (with PMI). The rate offered on spec loans typically exceeds the Association's 1-4 family loan rate. The number of spec loans extended to a builder at one time is dependent upon the financial strength and credit history of the builder. As of December 31, 1996, the largest amount outstanding to one builder was $1.5 million. The origination of construction loans is expected to remain an active lending area for the Association, in view of projected population increases, with all of the Association's construction lending activities continuing to be conducted within the primary market area. At the same time, the Association will monitor local market conditions in view of the recent influx of national homebuilders.

         On a more limited basis, the Association originates land loans. Land loans extended by First Federal are primarily to developers who will be developing residential building lots. Land loans amounted to $2.4 million, or
0.7 percent of gross loans receivable, as of December 31, 1996. Terms of land loans offered by the Association generally require a LTV ratio of 75 percent or less of the appraised value and require payment of interest only until the lots are sold. Land lending is expected to increase modestly in the future although it will remain a small part of overall loan volumes.

         The balance of the mortgage loan portfolio consists of commercial real estate/multi-family loans, which are collateralized by properties in the Association's normal lending territory. Commercial real estate/multi-family loans are generally extended up to a 75.0 percent LTV ratio and require a debt-coverage ratio of at least 1.2 times. To date, commercial and multi-family mortgage loans have typically been made only to customers with strong credit histories and balance sheets. Although the level of commercial real estate lending has been limited in the past, the Association is currently seeking to employ an experienced commercial lender with significant experience in the Spartanburg market to expand such lending. The commercial lender, who would have substantial experience with a commercial bank, would first establish the loan underwriting policies and procedures as well as the processing and servicing functions prior to the origination of any loans.

         Diversification into non-mortgage lending consists primarily of consumer loans, with home equity loans constituting the major area of the Association's consumer lending activities. Home

RP FINANCIAL, LC.
PAGE 1.17

equity loans serve as a complement to the Association's 1-4 family mortgage lending activities, which include both lines of credit and amortizing loans. Home equity lines of credit account for most of the Association's home equity loans, which have maximum terms of 15 years and are floating rate loans tied to the Prime rate. Home equity lines of credit and home improvement loans are subject to a LTV ratio of below 90 percent for the sum of all debt outstanding on the property. Credit cards are a relatively new product offered by First Federal, with VISA cards offered primarily to existing customers. Interest charged on over due credit balances is at a premium to the Prime rate. The balance of the consumer loan portfolio consists of loans secured by deposits and other miscellaneous consumer loans.

         Exhibit I-10, which shows the Association's loan originations, purchases, sales and repayments over the past three fiscal years, highlights First Federal's lending emphasis on construction and home equity loans. Refinancing activity supported higher originations of 1-4 family loans during fiscal 1994, which was substantially offset by repayments and loan sales. Comparatively, notwithstanding a significant decline in 1-4 family loan originations during fiscal 1995 and 1996, the Association's loan portfolio balance exhibited growth as loan principal repayments also slowed.

         The sharp drop-off in the Association's fiscal 1995 residential loan volume ($147.4 million of originations in fiscal 1994 versus $91.5 million of originations in fiscal 1995) was attributable to the decline in refinancing activity, as well as First Federal's decision to forego aggressively competing for ARM loans which were in higher demand in the rising interest rate environment that prevailed in fiscal 1995. The origination of construction loans has consistently accounted for a notable portion of First Federal's loan volume and construction loan volume equaled $42.2 million in fiscal 1996 as compared to $59.3 million of 1-4 family residential loans. The other significant component of First Federal's loan originations consisted of consumer loans, including primarily home equity loans as originations totaled $28.0 million in fiscal 1996 and $15.1 million for the six months ended December 31, 1996.

         First Federal's lending strategy going forward is expected to remain consistent with recent historical trends, and, thus, originations of 1-4 family permanent mortgage loans, construction

RP FINANCIAL, LC.
PAGE 1.18

loans and home equity loans are expected to account for the major portion of the Association's lending activities. Loan purchases may increase in the future as First Federal, who recently purchased a one-third interest in a start-up mortgage company in Greenville, South Carolina, anticipates purchasing a portion of the mortgage company's adjustable rate and construction loan originations.


Asset Quality

         As shown in Exhibit I-12, the Association's credit quality was very strong through the end of fiscal 1994, as the level of non-performing assets to total assets remained well below one percent. Subsequently, the level of non-performing assets has increased to a level equal to $5.3 million or 1.58 percent of assets as of December 31, 1996. In addition, restructured loans amounted to $1.0 million as of December 31, 1996.

         The increase in NPAs is primarily attributable to several factors related to the construction loan portfolio. In the past, for certain borrowers, the Association has not enforced its requirement that interest on construction loans be paid monthly. Instead, First Federal has permitted unpaid interest to accrue and be paid in one lump sum at the end of the construction phase of the house or when the house was sold. As a result, construction loans contractually delinquent but still accruing interest is at relatively high levels ($3.7 million or 0.99 percent of total assets). In the future, the Association intends to enforce this contractual provision and expects that the level of non-performing assets will decline as a result. Additionally, the management of First Federal has observed that the favorable market conditions which supported the construction loan market over the last decade have weakened, as the marketing period for newly constructed homes has lengthened in some cases. Additionally, local builders are facing significant competition from a number of nationally-based home builders which have begun to develop large residential tracts in Spartanburg.

         The Association has established allowances for loan losses in the normal course of operations to account for the inherent risk in its loan portfolio. As of December 31, 1996, First Federal maintained allowances for loan losses equal to $1.6 million, which represents 0.48 percent

RP FINANCIAL, LC.
PAGE 1.19

of gross loans receivable and 31.48 percent of the non-performing asset balance. Relative to standards for publicly-traded institutions, these reserve levels are comparatively lower.


Funding Composition and Strategy

         Deposits have consistently been the Association's primary source of funds (see Exhibits I-13 and I-14), and consisted of the sole source of interest-bearing liabilities as of December 31, 1996. The Association's deposit composition has consistently been concentrated in CDs, consisting mostly of short-term CDs. As of December 31, 1996, the CD portfolio totaled $224.1 million, or 69.2 percent of total deposits, with 78.2 percent of those CDs having maturities of one year or less. Jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $21.6 million, or 9.7 percent of total CDs. The high level of CDs, coupled with the Association's growth objectives and highly competitive market, have all contributed to a comparatively high degree of rate sensitivity, which is evidenced by First Federal's high cost of deposits. In fact, the Association's deposit costs increased dramatically from fiscal 1994 to fiscal 1996, as First Federal pursued CD growth by paying attractive market rates on certain CDs.

         Lower costing savings and transaction accounts comprise the remainder of First Federal's deposits, amounting to $99.8 million, or 30.8 percent of total deposits, at December 31, 1996. Importantly, while passbook and NOW checking accounts have increased modestly as a percent of total deposits over the last several years, such growth has not been without costs to the Association. Specifically, in order to achieve growth in savings and transaction accounts, First Federal has increased its advertising budget, utilized various premium programs, and offered interest rates well above the market average to attract such deposits including a 5 percent rate on its VIP checking account.

         As of December 31, 1996, the Association was not utilizing any borrowed funds and had not utilized any borrowed funds for the prior three fiscal years. The Association will utilize borrowings however, if necessary, primarily for the purpose of generating additional liquidity. However, First Federal does not currently have any plans to utilize borrowed funds.

RP FINANCIAL, LC.
PAGE 1.20


Subsidiary

         First Federal maintains one wholly-owned subsidiary, First Spartan Service Corporation ("First Spartan"), with an equity investment of $369,000 as of December 31, 1996. First Spartan sells alternative investment products such as mutual funds, deferred annuities, and insurance products. In addition, in August 1996, First Spartan purchased a one-third equity interest in First Trust Mortgage Corporation ("First Trust"), a start-up mortgage company. First Trust operates in Greenville, South Carolina, and it is the Association's intention to purchase a portion of First Trust's mortgage loan volume including primarily residential ARM loans and construction loans.


Legal Proceedings

         The Association is not involved in litigation which management expects to have a material impact on the Association's financial condition or operations.

RP FINANCIAL, LC.
PAGE 2.1
                                 II. MARKET AREA




Introduction

         First Federal, based in Spartanburg, South Carolina, serves Spartanburg and surrounding towns and cities in Spartanburg County through five full service retail offices. Additionally, First Federal maintains a loan production office ("LPO") in Greenville, South Carolina. Established in 1935, First Federal has been operated as a community-oriented financial institution.

         The Spartanburg County market is part of the larger Greenville-Spartanburg-Anderson metropolitan statistical area ("MSA") which possessed a population of approximately 830,563 in 1990; Spartanburg County's population represents approximately one-third of the MSA population. The MSA and Spartanburg County is a mix of small- to medium-sized cities and towns located on the Interstate 85 corridor between Charlotte and Atlanta. Spartanburg is situated approximately 70 miles southwest of Charlotte and 170 miles northeast of Atlanta.

         Spartanburg serves as the focal point of the market area's economy, and the manufacturing sector accounts for over one-third of the total employment. The local economy is influenced by agriculture (particularly peaches), textiles, machinery, and wood and metal products, among other manufacturing industries. Spartanburg County's location in the I-85 corridor between Atlanta and Charlotte, coupled with a "business friendly" government and low cost of living and labor, has resulted in significant growth in the local economy over the last several decades. These characteristics coupled with aggressive marketing by the local and state government have also resulted in an influx of industrial investment including such prominent companies as BMW Manufacturing Corp and Hoechst Celanese Corporation. These favorable economic conditions have led to considerable market entry or local expansion by larger regional financial institutions. As a result, competition faced by the Association is intense, particularly with respect to the North Carolina-based banking companies (i.e., Wachovia, NationsBank and First Union) as well as other regional and locally-based financial institutions. Many of the Association's competitors are much larger in terms of deposits, loans, scope of operations, number of branches and geographic presence and offer more products and services.

RP FINANCIAL, LC.
PAGE 2.2

         Future growth opportunities for First Federal depends in part upon growth in the market area, which has been measured by indicators such as demographic growth trends, the health and stability of the regional and local economy, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined to help determine the growth potential that exists for the Association.


Market Area Demographics

         Demographic growth in Spartanburg County has been measured by changes in population, number of households and median household income, with trends in those areas summarized by the data presented in Exhibit II-1. Spartanburg County's 1996 estimated population totaled 242,930, which reflected a 1.2 percent annual growth rate since the beginning of the decade. Population growth in Spartanburg County modestly exceeded the comparative South Carolina and U.S. growth rates during the first half of the 1990s, and that trend is expected to continue for the balance of the decade. Household growth trends paralleled the population growth trends, and household growth in Spartanburg County modestly exceeded the South Carolina and U.S. growth rates over the same period.

         Income levels in Spartanburg County are generally above the comparative South Carolina measures but at or below the level registered for the U.S. as a whole. Specifically, per capita income equaled $15,186 in 1996 for Spartanburg County, which was above the South Carolina average of $14,527 but below the national average of $16,738. Likewise, Spartanburg's median household income figure of $32,946 as of 1996 fell between the state and national average. Spartanburg County's higher income levels relative to the state average have been realized through growth of relatively high paying manufacturing jobs in the Association's market.

         Overall, the characteristics of the Association's primary market area are considered to be favorable in terms of supporting real estate values and the Association's growth in-market objectives. At the same time, the influx of national builders, coupled with a large supply of newly-constructed homes, has adversely affected some local builders and, in some cases, has slowed sales and increased construction loan delinquencies. At this point, there is inadequate data to

RP FINANCIAL, LC.
PAGE 2.3

determine the longer run ramifications of the increased competition from national builders on the Spartanburg housing market.


National Economy

         U.S. economic growth was steady throughout most of calendar 1996. The year began with a major slowdown in economic activity when January snowstorms shutdown the economy throughout the Northeast, MidAtlantic and Midwest for several weeks. The economy rebounded sharply in February and March when pent-up demand for goods and services sparked a surge in consumer spending, and strong employment growth brought unemployment down to 5.5 percent. GDP was measured at
2.2 percent in the first quarter. The economy continued to pick up steam in the second quarter, as low interest rates led to a surge in housing activity, a boom in durable goods orders supported strong job growth and consumer spending continued to rise. As a result, second quarter GDP growth was very high at 4.7 percent, the strongest quarterly growth rate in several years. GDP growth rate began to ebb in the middle of the third quarter due to a combination of the rise in long-term interest rates due to inflationary concerns, which forced a decline in the housing markets, and a rise in consumer debt, which reduced orders for durable goods and resulted in lower retail sales. Third quarter GDP growth was measured at a more sustainable level of 2.2 percent. Economic growth surged to a level of 4.7 percent in the fourth quarter as retailers posted strong holiday sales and exports increased. Overall, GDP growth in calendar 1996 reached 3.4 percent, well above the level of 1.3 percent recorded in calendar 1995. Most economists do not predict that this growth is sustainable, however, and are predicting lower GDP growth in the range of 2 to 3 percent for calendar 1997.

         The interest rate environment remained favorable to financial institutions during 1996. After several rate hikes during 1995, the Fed cut the discount rate at the end of January 1996 in response to sluggish economic conditions. As unemployment dropped and manufacturing activity increased throughout the spring months and into the summer, concerns of inflation led to rising long term interest rates and the 30 year T-Bond rate peaked at 7.19 percent on June 12. The rise in long-term rates during the first six months of calendar 1996 had the effect of stifling the housing markets by the middle of the third quarter, which contributed to the slowdown in

RP FINANCIAL, LC.
PAGE 2.4


economic activity in the third quarter, precluding any action by the Fed. Inflation fears triggered a sell-off in bonds and a concurrent rise in long term rates in mid-July and late September, although long term rates have trended downward since June 1996 due to Fed inaction and a continuation of unusually low inflation. However, rates have remained above levels of one year ago, and there is widespread speculation of an increase in rates by the Fed as well as a rise in the Prime rate in coming months. As of February 21, 1997, the rate on 30-year T-Bonds was equal to 6.64 percent, 27 basis points above the level of one year ago.

         While a small rise in interest rates is not expected to significantly adversely impact home sales, a larger increase could be expected to slow housing demand, which is a concern in view of the Association's construction lending program and higher recent construction loan delinquencies.


Local Economy

         As noted above, First Federal's market area economy is concentrated in the manufacturing sector, which provides employment for approximately one-third of the civilian labor force. Beyond manufacturing, wholesale and retail trade, services and government are other major components of the local economy. Overall, the economy is fairly diversified, which, along with economic expansion occurring in the market area, has provided for a relatively stable economic environment. Table 2.1 provides a list of the largest employers in the Spartanburg metropolitan area, underscoring the prevalence of textiles and metal industries. Projected growth in the market area is anticipated to provide a favorable climate for the primary industries comprising Spartanburg County's economy.

RP FINANCIAL, LC.
PAGE 2.5



                                    Table 2.1
                   First Federal Savings and Loan Association
                     Largest Employers in Spartanburg County
                             (500 employees or more)

 Amoco Fabrics & Fibers Co.       MEMC Electronic Materials
 Arrow Automotive Ind.            Phillips Fibers
 BMG Music                        R.R. Donnelley & Sons
 BMW Manufacturing Corp.          Reeves Brothers
 Beverage-Air                     S&S Manufacturing Co.
 City of Spartanburg              S.C. School for the Deaf & Blind
 Cryovac (Div. W.R. Grace)        Spartan Mills
 Flagstar Corporation             Spartanburg Co. School Districts
 Helima Helvetion International   Spartanburg Herald-Journal
 Hoechst Celanese Corporation     Spartanburg Regional Medical Center
 Inman Mills                      Spartanburg Steel Products, Inc.
 Kohler Company                   Springs Industries
 Leigh Fibers, Inc.               Stedor Enterprises, Inc.
 Mary Black Memorial Hospital     Thomas & Betts Corp.
 Mayfair Mills                    Tietex Corporation
 Metromont Materials              Toledo Scale Corporation
 Michelin Tire Corporation        Union Camp Corporation
 Milliken & Company               University of S.C. at Spartanburg


         Source:  The Spartanburg Chamber of Commerce


         Growth in the local market area has provided for a relatively low level of unemployment at the present time. Spartanburg County's December 1996 unemployment rate of 4.0 percent fell below the South Carolina and U.S. rates of
5.3 percent and 5.0 percent, respectively, as indicated in Table 2.2. In contrast to the unemployment trend in the U.S., unemployment in South Carolina and Spartanburg County was slightly higher compared to the one year earlier period but remains low by historical standards.

RP FINANCIAL, LC.
PAGE 2.6




                   Table 2.2
  First Federal Savings and Loan Association
            Unemployment Trends(1)

                                     Dec. 1995                  Dec. 1996
 Region                           Unemployment               Unemployment

 United States                          5.2%                         5.0%
 South Carolina                         5.0                          5.3
 Spartanburg County                     3.5                          4.0

 (1)  Data is not seasonally adjusted.

 Source:  U.S. Bureau of Labor Statistics.



Market Area Deposit Characteristics

         Competition for deposits in the Association's primary market area is intense, which is supported by the size and attractiveness of Spartanburg County and the greater metropolitan area. Led by NationsBank and Wachovia, commercial banks maintain a dominant market share of the deposits in Spartanburg County. The historical deposit data in Table 2.3 indicates that thrifts lost deposit market share in South Carolina between 1994 and 1996 while savings institutions maintained their deposit market share in Spartanburg County. Overall, the total deposit market increased in the South Carolina and Spartanburg markets by approximately 4 percent.

         First Federal's deposit base increased at a 6.4 percent annual rate from June 30, 1994 to June 30, 1996, which exceeded competitive averages, leading to an improved market share. In this regard, the Association's locally-owned status coupled with its strong capital position and niche strategy has supported the Association's ability to grow. The Association maintains a relatively strong deposit market share of 15.6 percent in Spartanburg County and expects to continue to focus its marketing efforts in-market. The two new branches planned, coupled with the planned expansion of the Westgate office, are expected to facilitate the Association's efforts to achieve targeted growth rates.

         Given the significant competition faced by First Federal, which can be expected to intensify in light of the attractive demographic characteristics of Spartanburg County, the

            --------------------------------------------------------
                                    Table 2.3
                           First FS&LA of Spartanburg
                                 Deposit Summary
            --------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------


                                                                          As of June 30,
                                        -----------------------------------------------------------------------------
                                                        1994                                    1996
                                        -------------------------------------    ------------------------------------     Deposit
                                                              Market  Number of                        Market  No. of    Growth Rate
                                            Deposits          Share   Branches        Deposits         Share  Branches    1994-1996
                                                                         (Dollars In Thousands)                             (%)
A. Deposit Summary
   State of South Carolina                  $31,251,639       100.0%   1,344        $33,757,074        100.0%  1,228        3.9%
       Commercial Banks                      22,295,702        71.3%   1,015         25,207,082         74.7%    920        6.3%
       Credit Unions                          2,807,358         9.0%     116          2,897,213          8.6%    109        1.6%
       Savings Institutions                   6,148,579        19.7%     213          5,652,779         16.7%    199       -4.1%

    Spartanburg County                       $1,810,141       100.0%      83         $1,961,997        100.0%     73        4.1%
       Commercial Banks                       1,275,571        70.5%      63          1,371,664         69.9%     51        3.7%
       Credit Unions                             35,621         2.0%       7             39,711          2.0%      7        5.6%
       Savings Institutions                     498,949        27.6%      13            550,622         28.1%     15        5.1%
       First FS&LA of Spartanburg               270,001        14.9%       4            305,415         15.6%      5        6.4%

-----------------------------------------------------------------------------------------------------------------------------------

Sources: FDIC; OTS; Thompson Credit Union Directory.

RP FINANCIAL, LC.
PAGE 2.8





         Association anticipates continued growth in deposit market share may also periodically require competitive deposit pricing.

         Despite the high number of lenders in the Spartanburg market area, many of whom are substantially larger than First Federal, the Association in recent years has consistently ranked at the top residential mortgage lender in terms of loans closed in Spartanburg County with a market share approximating 20 percent. First Federal is also a significant competitor with respect to the residential construction loan market, although there is concern that strong competition from national builders entering the market coupled with current weakness observed in certain credits in the construction loan portfolio could adversely impact this lending niche.

RP FINANCIAL, LC.
PAGE 3.1

                            III. PEER GROUP ANALYSIS



         This chapter presents an analysis of First Federal's operations versus a group of comparable public companies (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The basis of the fair market valuation of First Federal is provided by these public companies. Factors affecting the Association's value such as financial condition, credit risk, interest rate risk, and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between First Federal and the Peer Group, will then be used as a basis for the pro forma valuation of First Federal's to-be-issued common stock.


Selection of Peer Group

         The Peer Group selection process utilized herein is consistent with procedures set forth in the regulatory valuation guidelines. Accordingly, the Peer Group is comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for such companies tends to be more regular than non-listed companies. Non-listed institutions are considered inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and, thus, may not be a reliable indicator of market value. We have excluded from the Peer Group all publicly-traded subsidiary institutions of mutual holding companies, because their pricing ratios are distorted by the minority issuance of their shares. We have also excluded from the Peer Group those companies under acquisition and/or companies whose market prices appear to be distorted by speculative factors or unusual operating conditions. The universe of publicly-traded institutions is included as Exhibit III-1. Pricing characteristics of the universe of thrift institutions are included as Exhibit IV-2 (institutions excluded from the calculation of averages are denoted with a footnote (8)).

         Under ideal circumstances, the Peer Group would be comprised of a minimum of ten South Carolina institutions with capital, earnings, credit quality and interest rate risk features

RP FINANCIAL, LC.
PAGE 3.2

comparable to First Federal. However, of the six publicly-traded institutions based in South Carolina, none were considered to be comparable to First Federal based on the following factors:

       o American Federal Bank. Is subject to a recently announced acquisition offer from CCB Bancorp and, accordingly, its pricing ratios incorporate the acquisition premium;

       o Coastal Financial Corp. Excluded from the Peer Group primarily based on its comparatively higher return on equity ("ROE") relative to First Federal on a pro forma basis and unusual pricing characteristics;

       o First Financial Holdings, Inc. First Financial operates with a substantially higher ROE than the Association's pro forma ROE and its asset size ($1.6 billion) is significantly larger than that of the Association;

       o First Southeast Financial Corp. This company is highly unusual in that it paid a one-time special dividend to shareholders of $10.00 per share in the quarter ended June 30, 1996. The pro forma impact of the large special dividend has not been fully reflected in trailing twelve month earnings;

       o Palfed, Inc. Excluded based on the actions of a large activist shareholder which is believed to unduly influence Palfed's pricing ratios; and

       o South Carolina Community Bancshares. With total assets of only $43 million, we believe the comparability to First Federal is limited given the Association's greater management depth, scope of operations and more extensive branch network than South Carolina Community Bancshares.


         Exhibit III-2 provides summary financial data of all the publicly-traded South Carolina institutions. Given the absence of comparable South Carolina institutions, we expanded our search beyond South Carolina and applied a "screen" to the universe of all public companies in selecting First Federal's Peer Group, as denoted below.

         Screen #1. Southeast institutions with total assets exceeding $150 million. A total of 32 institutions met the selection criteria and ten were selected for the Peer Group (see Exhibit III-3). The 22 institutions not included in the Peer Group were excluded based on a number of factors including their status as a recent conversion, comparatively high ROE, or a significantly different balance sheet structure or operating strategy (such as a mortgage banking operating strategy).


         Table 3.1 on the following page shows the general characteristics of each of the Peer Group companies and Exhibit III-4 provides summary demographic data for the primary market areas served by each of the Peer Group companies. While the Peer Group is not exactly

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700



                                    Table 3.1
                      Peer Group of Publicly-Traded Thrifts
                                March 25, 1997(1)



                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------
                                                                                                               ($)    ($Mil)



 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,420       20   12-31   10/94  19.75    194
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     902        8   06-30   12/95  21.75    374
 ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     686 S     16   12-31   04/95  23.87    168
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     642 S     10   03-31   04/86  16.75     76
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     534       11   12-31   10/94  24.75    116
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     380 S      8   09-30   04/95  15.87     55
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     266        5   06-30   01/94  19.25     71
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     176 S      3   09-30   04/96  17.50     75
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     166 S      5   09-30   07/95  17.00     31
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     161 S      3   03-31   03/88  22.00     28


 NOTES: (1) Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)
        (2) Operating strategies are: Thrift=Traditional Thrift,
            M.B.=Mortgage Banker, R.E.=Real Estate Developer,
            Div.=Diversified, and Ret.=Retail Banking.
        (3) FDIC savings bank institution.

 Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

 Date of Last Update: 03/25/97

RP FINANCIAL, LC.
PAGE 3.4



comparable to First Federal, we believe that it provides a good representation of publicly-traded thrifts with operations comparable to those of the Association and thus forms a good basis for valuation. The following sections present a comparison of First Federal's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

         A summary description of the key characteristics of each of the Peer Group companies, which we determined warranted their inclusion as a comparable institution to First Federal is detailed below.

       o Life Bancorp of Norfolk, VA. Selected based on its strong capital position, moderate return on equity and emphasis on investment in residential mortgages, although Life Bancorp maintains a more significant investment in MBS, larger asset size and more extensive branch network than First Federal.

       o HFNC Financial Corp. of NC. Included in the Peer Group based on its location approximately 70 miles from the Association's primary market, strong capital ratio in excess of 20 percent of assets, and similarity of operations, including a construction lending emphasis.

       o ISB Financial Corp. of LA. Warrants inclusion in the Peer Group based on its strong capital position, relatively comparable asset size and moderate return on equity. ISB Financial is also primarily a residential lender, but has diversified its portfolio into non-mortgage business loans to a greater extent than First Federal.

       o Eagle Bancshares of Tucker GA. Included in the Peer Group notwithstanding its comparatively lower equity ratio based on its moderate ROE. Eagle Bancshares maintains a much larger construction portfolio.

       o FFVA Financial Corp. of VA. Selected due to comparable asset size, strong capital position and residential mortgage lending orientation.

       o Teche Holding Company of LA. Selected based on its highly comparable asset size, strong capital level and moderate ROE. Teche Holding Company also maintains a high level of loans to assets and the portfolio primarily consists of 1-4 family residential mortgage loans as well as construction loans.

       o First Savings Bank, SSB, of NC. Warrants inclusion in the Peer Group based on First Savings' comparable asset size, residential lending emphasis and location in central North

RP FINANCIAL, LC.
PAGE 3.5

         Carolina. Additionally, First
         Savings' operates with a very strong capital ratio in excess of 20 percent of assets and a moderate ROE.

       o Green Street Financial Corp. of NC. Included in the Peer Group based on its strong capital ratio and moderate ROE. Additionally, Green Street Financial is also primarily a residential lender.

       o Texarkana First Financial Corp. of AR. Texarkana First maintains a traditional thrift orientation investing primarily in residential mortgages, and maintains a similar proportion of its loan portfolio in construction loans. Other similarities to First Federal include its strong capital position and moderate ROE.

       o Community Financial Corp. of Virginia. Selected based region and concentration of loan portfolio maintained in 1-4 family loans.


         In aggregate, the Peer Group companies are better capitalized than the industry average (18.17 percent of assets versus 12.89 percent for the all SAIF average), generate higher earnings (1.00 percent return on assets ("ROA") versus
0.61 percent for the all SAIF average), and generate a comparable ROE (5.83 percent versus 5.26 percent for the all SAIF average). Overall, the Peer Group's average price-to-book ("P/B") ratio and core price-to-earnings ("P/E") multiple was relatively comparable to the SAIF average (see below).

         Ideally, the Peer Group companies would be comparable to First Federal in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for 10 such companies. However, in general, the companies selected for the Peer Group were quite comparable to First Federal, as will be highlighted in the following comparative analysis.


                                            As of February 21, 1997
                                            Peer                All SAIF
                                            Group               Insured

Capital-to-Assets                           18.17%               12.89%
ROA                                          1.00%                0.61%
ROE                                          5.83%                5.26%

P/B ratio                                  129.13%              126.24%
P/E multiple                                19.45x               19.70x
Price-to-Assets ratio                       23.33%               15.40%


Source:  Table 4.3 - Chapter IV Valuation Analysis.

RP FINANCIAL, LC.
PAGE 3.6

Financial Condition

         Table 3.2 shows comparative balance sheet measures for First Federal and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Association's ratios reflect balances as of December 31, 1996, while the Peer Group's ratios reflect balances as of either September 30, 1996 or December 31, 1996. First Federal's pre-conversion net worth base of 11.9 percent of assets was below the Peer Group's average net worth ratio of 18.2 percent; however, with the addition of stock proceeds, the Association's pro forma capital position (consolidated with the holding company) can be expected to be higher than the Peer Group's ratio. Both First Federal's and the Peer Group's capital ratios reflect considerable capital surpluses with respect to the regulatory capital requirements. All of First Federal's capital was tangible capital, while the Peer Group's capital included a minor amount of goodwill. First Federal's stronger pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs. At the same time, First Federal's higher pro forma capital position will depress the Association's ROE below the level for the Peer Group.

         The asset composition of the Association's and the Peer Group's balance sheets were similar in broad terms, with loans constituting the majority of interest-earning assets ("IEA") for both First Federal and the Peer Group. First Federal's ratio of loans to assets was higher than the Peer Group's ratio (88.7 percent of assets versus 69.3 percent for the Peer Group), and the Association's cash and investments to assets ratio was correspondingly lower than the comparable Peer Group ratio (8.2 percent for First Federal versus 17.4 percent for the Peer Group). Additionally, MBS comprised 9.5 percent of the Peer Group's assets while the Association's investment in MBS was nominal. The Association's higher level of loans as a percent of assets is primarily the result of management's overall philosophy of seeking to enhance asset yields. Overall, First Federal's IEA totaled 96.9 percent, which was slightly higher than the Peer Group's ratio of 96.2 percent. On a pro forma basis, the ratio of IEA can be expected to improve with the planned use of proceeds.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700



                                    Table 3.2
                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                             As of December 31, 1996





                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
First FS&LA of Spartanburg
--------------------------
  December 31, 1996                        8.2   88.7    0.0     86.3      0.0     0.0     11.9      0.0    11.9       0.0


SAIF-Insured Thrifts                      18.0   65.7   12.1     71.2     14.3     0.1     12.5      0.2    12.3       0.0
State of SC                               14.2   77.2    5.2     74.3     11.9     0.0     12.2      0.1    12.1       0.0
Comparable Group Average                  17.4   69.3    9.5     66.8     13.6     0.0     18.2      0.1    18.1       0.0
  South-East Companies                    17.4   69.3    9.5     66.8     13.6     0.0     18.2      0.1    18.1       0.0


Comparable Group
----------------

South-East Companies
--------------------
CFFC  Community Fin. Corp. of VA(1)        7.8   88.9    0.0     68.6     16.2     0.0     13.9      0.0    13.9       0.0
EBSI  Eagle Bancshares of Tucker GA(1)    14.4   57.9   11.2     64.2     22.8     0.0      8.9      0.0     8.9       0.0
FFFC  FFVA Financial Corp. of VA          19.3   60.2   18.0     74.5     11.2     0.0     14.0      0.3    13.7       0.0
SOPN  First SB, SSB, Moore Co. of NC      28.5   69.4    0.6     74.0      0.1     0.0     25.0      0.0    25.0       0.0
GSFC  Green Street Fin. Corp. of NC(1)    29.3   69.8    0.0     63.2      0.0     0.0     35.3      0.0    35.3       0.0
HFNC  HFNC Financial Corp. of NC          17.3   65.9   13.8     49.2     21.8     0.0     27.9      0.0    27.9       0.0
ISBF  ISB Financial Corp. of LA(1)        20.5   71.6    4.2     75.4      7.0     0.0     16.4      0.5    15.9       0.0
LIFB  Life Bancorp of Norfolk VA          15.9   43.8   37.7     51.6     37.0     0.0     10.6      0.3    10.3       0.0
TSH   Teche Holding Company of LA(1)       6.3   83.3    8.5     67.1     17.6     0.0     13.8      0.0    13.8       0.0
FTF   Texarkana Fst. Fin. Corp of AR(1)   15.0   81.8    0.9     80.3      1.7     0.0     15.9      0.0    15.9       0.0


          Balance Sheet Annual Growth Rates                          Regulatory Capital
  ------------------------------------------------------------    -------------------------
         Cash and   Loans           Borrows.   Net    Tng Net
 Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
 ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------



   10.40    11.45    10.21     11.85     0.00    3.07    3.07        11.94  11.94    20.78


   10.93     5.53    12.25      5.59    18.39   -1.55   -1.70        10.52  10.59    22.45
    5.97   -27.43    10.06      4.51    40.83    2.58    2.79        11.14  11.14    21.84
   11.55     1.16    16.86      7.42     9.39   -6.19   -6.91        14.74  15.60    30.37
   11.55     1.16    16.86      7.42     9.39   -6.19   -6.91        14.74  15.60    30.37







    3.18    18.73     2.23      0.79     4.00    9.43    9.43        11.67  11.67    17.78
   21.57    19.65     5.02     25.87     6.62      NM      NM         7.60   7.60    13.30
    7.35     0.27     9.36      5.15       NM  -15.42  -15.59        13.47  13.47    27.11
    3.09    -5.85     7.25      6.04   -86.99   -1.05   -1.05           NM  25.58    58.24
   16.69    60.38     4.96    -12.63       NM      NM      NM        28.13  28.13    51.16
   -2.66   -65.85    59.33     -5.50       NM    3.24    3.24        20.83  20.83    40.25
   16.44     3.21    18.87     18.44    57.49   -4.59   -7.44           NM  12.43    23.27
   29.42    28.60    29.51     20.62    65.83   -6.22   -8.94         8.40   8.40    22.18
   17.21   -22.70    21.79      8.95       NM  -15.55  -15.55        11.30  11.30    21.90
    3.17   -24.86    10.24      6.50       NM  -19.34  -19.34        16.55  16.55    28.54


(1) Financial information is for the quarter ending September 30, 1996.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
PAGE 3.8


         First Federal's funding liabilities reflected a funding strategy similar to that of the Peer Group's funding composition, with deposits constituting the major portion of the Association's and the Peer Group's interest-bearing liabilities. The Association's deposits equaled 86.3 percent of assets, which was higher than the Peer Group average of 66.8 percent. The disparity is primarily the result of the Peer Group's utilization of borrowed funds (13.6 percent of assets) while the Association did not employ borrowed funds as of December 31, 1996. Total interest-bearing liabilities maintained by the Association and the Peer Group, as a percent of assets, equaled 86.3 percent and 80.4 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position. On a pro forma basis, First Federal's IBL ratio can be expected to be more similar to the Peer Group average.

         A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Association's IEA/IBL ratio is lower than the Peer Group's, based on respective ratios of 112.3 percent and 119.7 percent. Both the Association's and the Peer Group's IEA/IBL ratios are considered to be favorable and provide the basis for strong net interest margins. The additional capital realized from stock proceeds should address the lower IEA/IBL ratio currently maintained by the Association, as the interest-free capital realized in the First Federal's stock offering will be deployed into interest-earning assets.

         The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. First Federal's growth rates reflect annualized results for the six months ended December 31, 1996, while the Peer Group's figures reflect annual growth for the most recent twelve month period for which data is publicly available. Asset growth rates of 10.4 percent and 11.6 percent were posted by the Association and the Peer Group, respectively. Growth in the Association's balance sheet was broad based as expansion of the cash and investments portfolio, equal to 11.5 percent, was nearly equaled by the 10.2 percent annualized growth in the loan portfolio. The Peer Group companies generally reported strong positive growth in their loan and MBS portfolios (16.9 percent on average), while the balance of cash and investments did not change significantly on average.

RP FINANCIAL, LC.
PAGE 3.9
         Deposit growth and the retention of earnings were largely sufficient to fund First Federal's asset growth. Increases to deposits and borrowed funds were nearly equal for the Peer Group (7.42 percent and 9.39 percent, respectively). The retention of earnings provided First Federal with a 3.07 capital growth rate on an annualized basis for the six months ended December 31, 1996, which reflected the special SAIF assessment. Comparatively, despite recording a higher return on assets than the Association, the Peer Group exhibited a reduction in capital of 6.19 percent on average. The reduction in the Peer Group's capital was primarily attributable to factors such as dividend payments and stock repurchases which are not employed by First Federal as a mutual institution, as well as the special SAIF assessment.


Income and Expense Components

         For the most recent twelve months, First Federal reported earnings equal to 0.61 percent of average assets in comparison to 1.01 percent for the Peer Group (see Table 3.3 for details). The Peer Group's earnings were superior, outperforming First Federal in all key areas of operations (i.e., the Peer Group reported higher net interest and non-interest income and modestly lower operating expenses). Additionally, loan loss provisions were higher for First Federal owing, in part, to its comparatively higher non-performing assets while net non-operating losses were also a slightly more significant factor in First Federal's operating results.

         The Association's net interest margin equaled 3.54 percent of average assets, which was only slightly below the 3.61 percent average of the Peer Group. First Federal's higher interest income to average assets ratio was more than offset by its greater ratio of interest expense to average assets. The Association's higher interest income, and higher asset yields, reflected a higher concentration of loans/assets as well as fixed rate mortgage loans. The Association's higher expense reflected a lower capital ratio despite a lower cost of funds.

         First Federal reported modestly higher operating expenses than the Peer Group, partially explained by its less favorable staff leverage ratio. Specifically, assets per full time equivalent employee equaled $3.3 million for the Association, versus a comparative measure of $5.0 million for the Peer Group. The Association's and the Peer Group's operating expense ratios were lower than the average operating expense ratio for all publicly-traded SAIF insured institutions (2.23

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                  For the Twelve Months Ended December 31, 1996





                                                        Net Interest Income                   Other Income
                                                    ----------------------------           -------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ ------- ------ ------- -------   ----  -----   ------  ------

First FS&LA of Spartanburg
--------------------------
  December 31, 1996                          0.61    7.70    4.16   3.54   0.30    3.24    0.00   0.00    0.39     0.39





SAIF-Insured Thrifts                         0.56    7.36    4.13   3.23   0.14    3.10    0.12  -0.01    0.31     0.42
State of SC                                  0.56    7.72    4.20   3.52   0.13    3.39    0.10   0.00    0.51     0.60
Comparable Group Average                     1.01    7.61    4.00   3.61   0.07    3.54    0.18   0.03    0.24     0.45
  South-East Companies                       1.01    7.61    4.00   3.61   0.07    3.54    0.18   0.03    0.24     0.45


Comparable Group
----------------

South-East Companies
--------------------
CFFC  Community Fin. Corp. of VA(1)          1.02    7.95    4.14   3.82   0.22    3.60    0.06   0.00    0.24     0.30
EBSI  Eagle Bancshares of Tucker GA(1)       0.65    8.13    4.53   3.60   0.40    3.20    1.33   0.21    0.43     1.97
FFFC  FFVA Financial Corp. of VA             1.05    7.88    4.07   3.81   0.01    3.80    0.09   0.00    0.12     0.21
SOPN  First SB, SSB, Moore Co. of NC         1.33    7.30    3.55   3.75   0.00    3.75    0.00   0.00    0.15     0.15
GSFC  Green Street Fin. Corp. of NC(1)       1.19    7.23    3.58   3.65   0.01    3.64    0.01   0.01    0.06     0.07
HFNC  HFNC Financial Corp. of NC             1.14    7.26    3.53   3.72   0.03    3.69    0.00  -0.02    0.13     0.12
ISBF  ISB Financial Corp. of LA(1)           0.81    7.50    3.84   3.66   0.01    3.65    0.08  -0.01    0.42     0.50
LIFB  Life Bancorp of Norfolk VA             0.68    7.47    4.79   2.69  -0.02    2.71    0.03   0.01    0.18     0.22
TSH   Teche Holding Company of LA(1)         0.72    7.60    4.00   3.60   0.09    3.51    0.00   0.05    0.48     0.53
FTF   Texarkana Fst. Fin. Corp of AR(1)      1.47    7.81    3.97   3.84   0.00    3.84    0.21   0.03    0.23     0.46


                                               G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                             ----------------   --------------     -------------------------
                                                                                                                   MEMO:     MEMO:
                                                G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                              Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                              ------- -------   ------- -------     --------- -------- ------ ----------  --------
First FS&LA of Spartanburg
--------------------------
  December 31, 1996                             2.13    0.00      -0.49   0.00        8.02      4.86     3.16     3,323      40.10





SAIF-Insured Thrifts                            2.23    0.02      -0.39   0.00        7.52      4.74     2.78     4,239      34.99
State of SC                                     2.55    0.01      -0.53   0.00        8.09      4.89     3.20     2,160      37.04
Comparable Group Average                        2.01    0.01      -0.42   0.00        7.84      5.01     2.84     4,890      34.82
  South-East Companies                          2.01    0.01      -0.42   0.00        7.84      5.01     2.84     4,890      34.82


Comparable Group
----------------

South-East Companies
--------------------
CFFC  Community Fin. Corp. of VA(1)             1.85    0.00      -0.42   0.00        8.22      4.84     3.38     4,346      37.26
EBSI  Eagle Bancshares of Tucker GA(1)          3.97    0.00      -0.32   0.00        8.83      5.21     3.62        NM      25.49
FFFC  FFVA Financial Corp. of VA                1.96    0.02      -0.38   0.00        8.08      4.86     3.23     3,733      35.75
SOPN  First SB, SSB, Moore Co. of NC            1.42    0.00      -0.45   0.00        7.40      4.84     2.57     6,818      34.56
GSFC  Green Street Fin. Corp. of NC(1)          1.44    0.00      -0.46   0.00        7.29      4.66     2.63     5,874      34.68
HFNC  HFNC Financial Corp. of NC                1.67    0.00      -0.37   0.00        7.45      5.48     1.97     7,156      35.75
ISBF  ISB Financial Corp. of LA(1)              2.44    0.02      -0.43   0.00        7.73      4.76     2.97     2,788      36.57
LIFB  Life Bancorp of Norfolk VA                1.40    0.07      -0.34   0.00        7.68      5.50     2.17     5,867      39.83
TSH   Teche Holding Company of LA(1)            2.46    0.00      -0.50   0.00        7.76      4.87     2.88     2,692      33.50
FTF   Texarkana Fst. Fin. Corp of AR(1)         1.53    0.00      -0.51   0.00        7.99      5.04     2.95     4,736      34.81

(1) Financial information is for the quarter ending September 30, 1996.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
PAGE 3.11





percent), which was consistent with the comparatively limited diversification exhibited by First Federal and most of the Peer Group companies. The Peer Group's operating expenses included a nominal amount of goodwill amortization (0.01 percent of assets), while First Federal's earnings were not affected by goodwill amortization.

         As discussed in Section I, the management of First Federal anticipates that the Association's overhead costs will be subject to upward pressures over the next several years owing to: (1) the planned opening of two new branch offices and significant expansion of an existing office, all scheduled for completion by the second or third calendar quarter of 1997, resulting in an increase in occupancy and personnel costs; (2) the incremental expense of operating as a stock institution; and (3) the costs of the stock based benefit plans. While expected asset growth may diminish growth in the operating expense ratio, we expect that First Federal's operating expenses ratio may continue to increase over the near term.

         Sources of non-interest operating income made a larger contribution to the Peer Group's earnings, amounting to 0.39 percent and 0.45 percent of the Association's and the Peer Group's average assets, respectively. Both the Association's and the Peer Group's non-interest operating income ratios are indicative of a traditional thrift operating strategy, which provides for relatively limited diversification into lines of business that generate non-interest operating income. At the same time, the traditional thrift operating strategy pursued by First Federal and most of the Peer Group companies has supported control of operating expenses.

         When viewed together, net interest income, operating expense and non-interest income levels provide considerable insight into a thrift's earnings strength, since those sources of income and expense are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their respective efficiency coverage ratios (operating expenses divided by net interest and non-interest income), First Federal and the Peer Group both have favorable recurring earnings potential. For the twelve months ended December 31, 1996, First Federal's efficiency ratio of
54.2 percent was less favorable than the Peer Group's ratio of 49.5

RP FINANCIAL, LC.
PAGE 3.12

percent. Both the Peer Group and First Federal have efficiency ratios which are indicative of strong core earnings and the Association's ratio stands to improve following the conversion.

         Loan loss provisions reported by First Federal equaled 0.30 percent of assets for the twelve months ended December 31, 1996, which was above the 0.07 percent of assets level reported by the Peer Group. The additional provisions were required to increase reserve levels based on management's estimates for future losses in the portfolio after considering among other factors, recent growth of the portfolio and trends with respect to classified assets. Future loan loss provisions could be expected to be higher than the Peer Group going forward, given the Association's higher risk-weighted assets ratio, higher proportion of loans as a percent of assets, and higher level of NPAs.

         Non-operating expenses impacted the Association's and Peer Group's operations to approximately the same degree, and primarily consisted of charges related to the special SAIF assessment. Specifically, non-operating expenses equaled 0.49 percent of average assets for the Association and 0.42 percent of average assets for the Peer Group on average. Given the non-recurring nature of such expenses, they will be discounted in evaluating the relative strengths and weaknesses of First Federal's and the Peer Group's earnings.

         Extraordinary items were not a factor in either the Association's or the Peer Group's earnings. Both the Association and the Peer Group exhibited relatively normal effective tax rates, with First Federal recording a higher effective tax rate than the Peer Group (40.10 percent versus 34.82 percent for the Peer Group). Accordingly, overall, the Association's and the Peer Group's reported earnings adjusted for net non-operating items on a tax effected basis, were fairly reflective of their core earnings.


Loan Composition

         Table 3.4 presents data related to the loan composition of First Federal and the Peer Group. An emphasis on residential lending was apparent in both the Association's and the Peer Group's loan compositions, with 1-4 family permanent mortgage loans and mortgage-backed securities accounting for 86.6 percent and 67.5 percent of First Federal's and the Peer Group's loan and mortgage-backed securities portfolios, respectively. The Peer Group's lower ratio was

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                   Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                             As of December 31, 1996






                                            Portfolio Composition as a Percent of MBS and Loans
                                         ---------------------------------------------------------
                                                     1-4     Constr.   5+Unit    Commerc.             RWA/     Serviced    Servicing
Institution                                MBS     Family    & Land    Comm RE   Business  Consumer  Assets    For Others    Assets
-----------                              ------    ------    ------    ------    ------    --------  ------    ----------   --------
                                           (%)       (%)       (%)       (%)       (%)        (%)      (%)         ($000)   ($000)
First FS&LA of Spartanburg                  0.04     86.64      9.92      1.32      0.00      2.08     59.57       58,757        0




SAIF-Insured Thrifts                       15.81     61.56      5.22     11.63      6.30      1.61     50.59      366,441    2,607
State of SC                                 5.97     69.47      8.58     11.07      5.95      2.31     60.30       68,082       69
Comparable Group Average                   10.66     67.45      8.14     10.94      4.38      1.89     51.62       24,191        3


Comparable Group
----------------


CFFC  Community Fin. Corp. of VA(1)         0.00     63.69      3.98     26.61      4.62      2.11     68.19       10,983        6
EBSI  Eagle Bancshares of Tucker GA(1)     14.54     50.58     37.60      4.25      1.18      6.55     59.95            0        0
FFFC  FFVA Financial Corp. of VA           22.99     56.27      3.51     12.05      3.67      2.82     51.50        6,008       23
SOPN  First SB, SSB, Moore Co. of NC        1.64     88.47      1.12      7.80      0.97      0.00     43.36          764        0
GSFC  Green Street Fin. Corp. of NC(1)      0.00     82.75      1.51     17.41      0.13      0.00     49.32            0        0
HFNC  HFNC Financial Corp. of NC            9.43     71.24     13.98      8.07      4.04      0.38     45.41       34,534        0
ISBF  ISB Financial Corp. of LA(1)          5.98     67.54      3.39      4.44     13.95      4.72     53.54        4,523        0
LIFB  Life Bancorp of Norfolk VA           40.42     41.42      5.02     12.03      3.56      0.03     38.93      161,265        0
TSH   Teche Holding Company of LA(1)       10.04     81.66      4.07      2.94      4.61      0.00     54.36            0        0
FTF   Texarkana Fst. Fin. Corp of AR(1)     1.54     70.88      7.27     13.83      7.11      2.34        NA       23,836        0


(1) Financial information is for the quarter ending September 30, 1996.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
PAGE 3.14





partially attributable to a larger average investment in MBS, but primarily reflected greater loan diversification than First Federal. First Federal maintained a higher balance of loans serviced for others than the Peer Group, although, unlike several of the Peer Group members, the Association has not been as active in selling loans recently. Servicing intangibles were not a significant factor in the Association's balance sheet due to reduced loan sales, and only one Peer Group company (FFVA Financial) maintained a small amount of loan servicing intangibles.

         The Peer Group's portfolio reflected a modestly greater degree of diversification into high risk weight assets with construction loans and multi-family/commercial mortgage loans equaling 8.1 percent and 10.9 percent of gross loans and MBS, respectively. First Federal's portfolio exhibited a slightly heavier weighting in construction and land loans (9.9 percent of loans and MBS) while other loan portfolio diversification was comparatively small. Consumer loans (excludes home equity loans) and commercial non-mortgage loans were at relatively low levels for both First Federal and the Peer Group. Coupled with First Federal's higher ratio of loans to assets, First Federal maintains a higher risk-weighted assets ratio relative to the Peer Group.


Credit Risk

         Overall, First Federal's credit risk exposure appears to be greater than the Peer Group's, as indicated by the higher level of non-performing assets maintained by the Association. As shown in Table 3.5, First Federal's ratio of non-performing assets (REO, non-accruing loans, and accruing loans more than 90 days past due) to assets was significantly higher than the Peer Group average, based on comparative ratios of 1.20 percent and 0.43 percent, respectively. Similarly, First Federal's non-performing loans to loans ratio was substantially higher than the Peer Group's (1.32 percent versus 0.55 percent for the Peer Group). Loss reserve ratios further indicated less significant credit risk exposure for the Peer Group, as the Peer Group maintained a higher level of loss reserves as a percent of non-performing assets (223.92 percent versus 37.28 percent for the Association). Similarly, loss reserves as a percent of non-performing loans equaled 31.25 percent for the Association versus 227.66 percent for the Peer Group on average. To date, net loan charge-offs have not been material for either the Association or the Peer Group.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700



                                    Table 3.5
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
              As of December 31, 1996 or Most Recent Date Available


                                                       NPAs &                                   Rsrves/
                                              REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
-----------                                  ------    ------    ------    ------    ------    --------  ---------    ----------
                                              (%)       (%)       (%)        (%)      (%)        (%)      ($000)          (%)
First FS&LA of Spartanburg                      0.03      1.20      1.32      0.49     31.25     37.28           40        0.01

SAIF-Insured Thrifts                            0.27      0.86      0.94      0.85    183.44    127.80          258        0.10
State of SC                                     0.67      1.03      0.89      0.99    370.85    328.03          149        0.12
Comparable Group Average                        0.30      0.43      0.55      0.91    227.66    223.92          120        0.02

Comparable Group
----------------

CFFC  Community Fin. Corp. of VA(1)             0.04      0.20      0.19      0.72    388.10    317.33            7        0.02
EBSI  Eagle Bancshares of Tucker GA(1)          2.46      1.06      1.23      0.84     67.98     53.91          966        0.91
FFFC  FFVA Financial Corp. of VA                0.01      0.44      0.71      1.04    146.30    143.89            7        0.01
SOPN  First SB, SSB, Moore Co. of NC            0.00      0.10      0.15      0.33    224.72    224.72            0        0.00
GSFC  Green Street Fin. Corp. of NC(1)          0.02      0.20      0.25      0.19     75.81     68.31            0        0.00
HFNC  HFNC Financial Corp. of NC                0.15      1.15      1.51      1.39     92.56     80.19           45        0.03
ISBF  ISB Financial Corp. of LA(1)              0.14        NA        NA      1.03        NA        NA          165        0.14
LIFB  Life Bancorp of Norfolk VA                0.09      0.38      0.69      1.76    256.58    197.80            2       -0.94
TSH   Teche Holding Company of LA(1)            0.01      0.16      0.18      1.00    569.23    525.95            0        0.00
FTF   Texarkana Fst. Fin. Corp of AR(1)         0.04      0.17      0.05      0.84        NA    403.17            4        0.01

     (1) Financial information is for the quarter ending September 30, 1996.

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
PAGE 3.16




Interest Rate Risk

         Table 3.6 reflects the relative interest rate risk exposure of First Federal and the Peer Group companies. First Federal's lower capital has been the a key factor in the lower average IEA/IBL ratio maintained by the Association relative to the Peer Group's ratio (112.3 percent versus 121.2 percent for the Peer Group), thus historical increase in funding costs seemed to be more detrimental to First Federal's net interest margin than the Peer Group's. However, the Association's capital ratio and IEA/IBL ratio will increase on a post-conversion basis based on the expected use of proceeds. The level of non-interest earning assets was 3.1 percent of assets for the Association versus
3.8 percent for the Peer Group.

         To analyze the interest rate risk in the absence of comparative NPV and/or gap data for the Peer Group, we have analyzed the quarterly changes in net interest income as a percent of average assets for the Association and the Peer Group (Table 3.6). This data shows that the Association's quarterly change in net interest income as a percent of average assets have generally been more volatile than the Peer Group average. Factors which may tend to contribute to the Association's interest rate risk exposure include its significant investment in fixed rate residential loans and competitive conditions prevailing in its primary market which necessitate the offering of relatively high rates in order to increase market share.


Summary

         Based on the above analysis and the criteria employed by RP Financial in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of First Federal. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures and loan composition all tend to support the reasonability of the Peer Group from a financial standpoint, incorporating appropriate valuation adjustments.

     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                    Table 3.6
         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
              As of December 31, 1996 or Most Recent Date Available





                                         Balance Sheet Measures
                                        --------------------------             Quarterly Change in Net Interest Income
                                                           Non-Earn.  ----------------------------------------------------------
                                        Equity/     IEA/   Assets/
 Institution                            Assets      IBL     Assets   12/31/96  09/30/96  06/30/96  03/31/96  12/31/95  09/30/95
 -----------                            ------    ------    ------   --------  --------  --------  --------  --------  --------
                                          (%)       (%)       (%)    (change in net interest income is annualized in basis points)

 First FS&LA of Spartanburg               11.9     112.3       3.1        18        16        10       -14         1       -72


 SAIF-Insured Thrifts                     12.3     112.6       4.1        -2        -2         8         4         4         3
 State of SC                              12.1     113.0       3.5         2        -7        11         8         3        -3
 Comparable Group Average                 18.1     121.2       3.8        -8        -2        20        -0        -8         1


 Market Interest Rates
 ---------------------

 1 Year Treasury Bill                       --        --        --       -20         1        20        24       -54         5
 30 Year Treasury Bond                      --        --        --       -28         5        20        71       -45        12


 Comparable Group
 ----------------

 CFFC  Community Fin. Corp. of VA(1)      13.9     114.1       3.2        NA         9        -2         3         1         7
 EBSI  Eagle Bancshares of Tucker GA(1)    8.9      96.1      16.4        NA       -12        46        -8       -15         1
 FFFC  FFVA Financial Corp. of VA         13.7     113.9       2.4        -5         4         3         1         0        -7
 SOPN  First SB, SSB, Moore Co. of NC     25.0     132.8       1.5        -5         6         9         7         2        -1
 GSFC  Green Street Fin. Corp. of NC(1)   35.3     156.8       0.9        NA        41        98       -34        15       -15
 HFNC  HFNC Financial Corp. of NC         27.9     136.3       3.1       -18       -28        57        NA       -34       -48
 ISBF  ISB Financial Corp. of LA(1)       15.9     116.9       3.7        NA         1        15        -7        -9       -16
 LIFB  Life Bancorp of Norfolk VA         10.3     110.0       2.5        -2       -22        -8        20        -3         8
 TSH   Teche Holding Company of LA(1)     13.8     115.8       1.9        NA       -13       -22        14       -24        -2
 FTF   Texarkana Fst. Fin. Corp of AR(1)  15.9     119.2       2.3        NA        -3         1         2        -9        82


 (1) Financial information is for the quarter ending September 30, 1996. NA=Change is greater than 100 basis points during the quarter.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

 Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
PAGE 4.1

                             IV. VALUATION ANALYSIS


Introduction

         This chapter presents the valuation analysis, prepared pursuant to the valuation methodology promulgated by the OTS, as set forth in their 1994 guidelines, and valuation factors used to determine the estimated pro forma market value of the common stock of the Holding Company. The common stock will be issued in conjunction with the conversion of First Federal from the mutual-to-stock form of ownership.


Appraisal Guidelines

         The OTS appraisal guidelines, originally released in October 1983 and amended October 1994, specify the methodology for estimating the pro forma market value of an institution. The methodology provides for: (1) selection of a peer group of comparable publicly-traded institutions, subsequent guidance from the OTS limited eligibility to only seasoned public companies in the peer group;
(2) a financial and operational comparison of the subject company to the peer group; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation. The current valuation guidelines limit the amount of a new issue discount which may be incorporated into the valuation, thereby curtailing the potential price appreciation in the after-market.


RP Financial Approach to the Valuation

         RP Financial's valuation analysis complies with the appraisal guidelines as revised and issued as of October 21, 1994. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions, including closing pricing and aftermarket trading of such conversions. It should be noted that such analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

RP FINANCIAL, LC.
PAGE 4.2
         The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Association's operations and financial condition; (2) monitor the Association's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

         The appraised value determined herein is based on the current market and operating environment for the Association and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including First Federal, or First Federal's value alone. To the extent a change in factors impacting the Association's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into our analysis.


Valuation Analysis

         A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Association and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Association relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also

RP FINANCIAL, LC.
PAGE 4.3

considered the market for thrift stocks, and in particular new issues, to assess the impact on value of First Federal coming to market at this time.

1.       Financial Condition

         The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Association's and the Peer Group's financial conditions are noted as follows:

         o Overall A/L Composition. Residential assets, including 1-4 family permanent mortgage loans, funded by retail deposits were the primary components of both First Federal's and the Peer Group's balance sheets. The Association's interest-earning asset composition exhibited a higher proportion of loans and modestly higher level of construction loans, relative to the comparative Peer Group measures. Conversely, the Peer Group possessed a higher level of commercial real estate loans and non-mortgage loans on average. Overall, First Federal maintained a higher risk-weighted asset ratio than the Peer Group. Accordingly, in comparison to the Peer Group, First Federal's interest-earning asset composition would tend to indicate higher credit risk exposure and greater yield potential. First Federal's and the Peer Group's funding compositions were broadly similar, as retail deposits comprised the major portion of their respective funding liabilities. The Peer Group supplemented their utilization of deposit funds with borrowings, however. As a result of the Association's lower capital currently, the Peer Group has an earnings power advantage in terms of its IEA/IBL ratio; on a post-conversion basis, however, the Association's disadvantage will diminish.

         o Credit Quality. The Peer Group recorded more favorable credit quality measures than the Association, as indicated by the Peer Group's lower non-performing assets to assets ratio and maintenance of a higher level of loss reserves as a percent of non-performing assets. First Federal's higher risk weighted assets to assets ratio further indicated potentially higher credit risk exposure for the Association.

         o Balance Sheet Liquidity. The Association maintains a comparatively lower level of cash and investment securities and a nominal balance of MBS. Following the infusion of the stock proceeds, First Federal's level of liquid assets will initially increase pending a longer term use of proceeds. First Federal appears to have greater current borrowings capacity than the Peer Group, as the Association has not utilized its ability to borrow over the last several fiscal years. At the same time, the Association does not appear to have interest in funding through borrowings except on a short-term basis.

RP FINANCIAL, LC.
PAGE 4.4
         o Capital. The Association operates with a lower pre-conversion capital ratio than the Peer Group, 11.9 percent of assets versus 18.2 percent, respectively. This disadvantage will be addressed as a result of the stock offering, as the Association's pro forma capital position should exceed the Peer Group's equity-to-assets ratio. However, the increase in capital will also serve to depress the Association's return on equity until the proceeds can be effectively leveraged.


         On balance, we believe the Association, on a pro forma basis, has less favorable financial condition characteristics than the Peer Group. Therefore, we concluded that a moderate downward valuation adjustment was warranted for the Association's financial strength.

2.       Profitability, Growth and Viability of Earnings

         Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple the investment community will pay for earnings. The major factors considered in the valuation are described below.

         o Reported Earnings. The Association reported lower profitability than the Peer Group, with both reflecting the special SAIF assessment. The Association compared less favorably than the Peer Group in every major component of the earnings statement.

         o Core Earnings. The Association also maintains a less favorable core earnings posture relative to the Peer Group, even net of the special SAIF assessment. While redeployment of conversion proceeds into interest-earning assets should enhance First Federal's net interest income, operating expenses for the Association are expected to increase as well. Additionally, given First Federal's higher risk weighted asset ratio, higher NPAs and lower reserve coverage ratios, the Association's earnings are subject to greater fluctuation relative to the Peer Group due to credit related factors as well. On a pro forma basis, First Federal's core profitability is expected to remain below that of the Peer Group.

         o Interest Rate Risk. First Federal is believed to have greater interest rate risk exposure in comparison to the Peer Group, primarily as a result of its strategy of retaining 15 and 30 year fixed rate residential loans for portfolio and also as a result of its growth strategy which has required the Association to price its deposits relatively aggressively. The Association's interest rate risk posture should be moderated by the redeployment of stock proceeds into interest-earning assets; however, in light of the Association's emphasis on funding longer terms fixed rate loans and investments with short-term deposits, First Federal's earnings can be expected to remain more liability sensitive than the Peer Group's.

RP FINANCIAL, LC.
PAGE 4.5
         o Credit Risk. Loss provisions had a greater impact on First Federal's earnings in comparison to the Peer Group. In terms of future exposure to credit quality related losses, the Association maintained a higher level of non-performing assets and lower loss reserves as a percent of non-performing assets. The Association's greater earnings exposure to credit risk was also indicated by its higher risk weighted assets to total assets ratio.

         o Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. First, the Association maintained lower levels of cash and investments relative to the Peer Group, indicating a relatively lower capacity to fund loan growth with liquidity. Second, opportunities for lending growth in the Association's market area were considered to be more favorable than in the primary areas served by the Peer Group companies, although this has created a highly competitive environment for financial institutions. Third, it is anticipated that over time, the Association will gradually reinvest a major portion of the stock proceeds into higher yielding assets through its normal lending activities. Lastly, the Association will have greater capacity to leverage than the Peer Group, based on a pro forma capital position that will be above the Peer Group's equity-to-asset ratio. Moreover, the Association has demonstrated its capacity to realize asset and earnings growth based on its actual performance since the beginning of fiscal 1992.

                  As discussed previously, a portion of the net conversion proceeds will be utilized to fund additional investments in a total of two new de novo branches and significant expansion of one branch office scheduled for completion in 1997 (a total investment of $1.5 million). Additionally, the Association may likely seek to expand its product line in the future through the employment of a loan officer with commercial real estate lending expertise. Such activities provide the Association with long-term earnings growth potential, if First Federal is able to meet the volume and cost targets established by management, but are initially anticipated to impair earnings due to the required fixed asset investments, depreciation, and one-time start-up costs. Furthermore, there is risk that such activities may never be as profitable as anticipated by management, which could diminish the long term profitability.


                  Overall, a moderate downward valuation adjustment was warranted for profitability, growth and viability of the Association's earnings relative to the Peer Group's.

3.       Asset Growth

         First Federal's ability to grow will be enhanced on a post-conversion basis following the infusion of stock proceeds and the Association 's higher pro forma equity-to-assets ratio will facilitate greater growth. At the same time, the Association's history does not indicate that it will

RP FINANCIAL, LC.
PAGE 4.6

grow any faster than the Peer Group. First Federal is planning to increase the number of branches over the next several years which may facilitate its efforts to achieve targeted expansion of its asset base. At the same time, competition has become increasingly strong, particularly through market entry and consolidation through acquisition of community financial institutions by large superregional banks. Overall, we have applied a slight upward adjustment for this factor.

4.       Primary Market Area

         The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. First Federal's primary market area of Spartanburg County has been experiencing relatively strong demographic growth, which has been supported by the vibrant Spartanburg economy to date. In terms of credit risk exposure, the Association's primary market area has favorable characteristics, as the expanding economy has been beneficial for real estate values and the unemployment rate in Spartanburg County is well below the national unemployment rate. Somewhat mitigating the favorable characteristics of the Spartanburg County market area is the significant competition faced by the Association, as Spartanburg is situated only approximately 70 miles from Charlotte and NationsBank, First Union and Wachovia are major competitors of First Federal. Accordingly, the Association has been required to price its products at highly competitive rates to promote its growth objectives, a factor supporting its appreciable loan and deposit market share.

         Summary demographic and deposit market share data for the Association and the Peer Group companies is provided in Exhibit III-4. In general, the Peer Group companies also operate in markets where there is significant competition from larger and more diversified financial institutions, as indicated by the comparable deposit market share. Population growth and per capita income in the markets served by the Peer Group companies were not as favorable as the comparative Spartanburg County measures, indicating less growth potential for the financial institutions serving those markets. Unemployment rates in the primary market areas served by the Peer Group companies were generally lower than the unemployment rate in Spartanburg County.

RP FINANCIAL, LC.
PAGE 4.7

On balance, we concluded a slight upward adjustment was appropriate for the Association's market area.

5.       Dividends

         The Holding Company has indicated its intention to pay an annual cash dividend of $0.60 per share payable quarterly, reflecting a 3 percent dividend yield based on the initial offering price. Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and fully invest the conversion proceeds before establishing a dividend policy. However, during the late-1980s and early-1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering as (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early-1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

         As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. All ten institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.29 percent to 3.58 percent. The average dividend yield on the stocks of the Peer Group institutions was 2.43 percent as of February 21, 1997, representing an average earnings payout ratio of 43.00 percent. As of February 21, 1997, approximately 80 percent of all publicly-traded SAIF-insured thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.18 percent and an average payout ratio of 42.59 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts.

RP FINANCIAL, LC.
PAGE 4.8
         Given the Holding Company's comparable dividend yield and pro forma dividend payout ratio, and considering other factors such as the higher pro forma capital and lower pro forma earnings and return on equity relative to the Peer Group, we have applied no adjustment for this factor.

6.       Liquidity of the Shares

         The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $28.0 million to $373.9 million as of February 21, 1997, with an average market value of $118.9 million. The shares outstanding of the Peer Group members ranged from 1.6 million to 9.5 million, with average shares outstanding of approximately 4.5 million. The Association's pro forma market value and shares outstanding will fall short of the comparative Peer Group averages, but not to a significant degree in terms of providing for lesser liquidity in First Federal's stock. Additionally, First Federal's pro forma market capitalization closely approximates the median value for the Peer Group. Accordingly, in general, we anticipate the market for the Association's stock will share similarities to the stock liquidity exhibited by the Peer Group companies, on average. Thus, no adjustment was required for this factor.

7.       Marketing of the Issue

         Three separate markets exist for thrift stocks: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; and (3) the thrift acquisition market. All three of these markets were considered in the valuation of the Association's to-be-issued stock.

RP FINANCIAL, LC.
PAGE 4.9

         A.       The Public Market

                  The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. In terms of assessing general stock market conditions, the stock market has trended sharply higher over the past year.

                  The stock market began 1996 on a down note, reflecting concern over the budget stalemate in Washington. A sell-off in technology stocks sustained the decline. Favorable inflation data and strong fourth quarter earnings by some blue chip issues abbreviated the decline in the market, and the DJIA posted several new highs in the second half of January. Stock prices were also boosted by increasing expectations of another rate cut by the Federal Reserve, which occurred at the end of January. The stock market moved sharply higher in early-February, led by the cut in short-term interest rates and a surge in demand for technology stocks. Low inflation and modest economic growth translated into renewed interest for cyclical stocks as well, and the DJIA posted five consecutive all-time highs during the week ended February 9. The stock market fluctuated throughout the remainder of February due to Congressional testimony by the Federal Reserve Chairman, which clouded investor predictions of future rate cuts. March began with a sharp one day sell-off in the stock market on an unexpectedly large drop in the February unemployment rate. However, the market recovered the following week, alleviated by additional economic data which indicated a more modest pace of economic growth than was suggested by the unemployment data. After trading in a narrow range through the end of March, merger activity and a jump in IBM's stock price propelled the DJIA to a new record in early-April. The upturn was brief, as bond and stock prices slumped following the stronger than expected March employment report which rekindled inflation fears.

                  Mid-April 1996 saw day-to-day fluctuations in the market, reflecting changing investor sentiment regarding the strength of first quarter earnings and future earnings expectations. Favorable fourth quarter earnings among technology issues pushed the NASDAQ Composite Index to new highs in late-April and early-May, while blue chips lagged the overall

RP FINANCIAL, LC.
PAGE 4.10

market. Stronger than expected first quarter GDP growth triggered major sell-offs in stocks and bonds in early May, and the 30-year bond edged above 7.0 percent. Inflation concerns receded somewhat in mid-May on benign inflation news and reduced expectations of an interest rate hike. The market rose sharply and then fell again through the rest of May based on the Fed's decision to leave rates unchanged and signs of economic acceleration.

                  Stronger than expected job growth in May depressed bond prices in early-June, and the stock market stalled as well. The yield on long bonds dropped below 7.0 percent in late-June on dwindling expectations that the Federal Reserve would tighten interest rates at its July 1996 meeting. The positive interest rate outlook also served to buoyed the stock market into early-July.

                  The rally was cut short by a larger than expected drop in June unemployment; the DJIA fell 115 points and bond yields shot up to 7.18 percent. Stock market volatility continued throughout July on second quarter earnings reports, particularly in the technology driven NASDAQ Composite Index. However, the long bond yield dropped below 7.0 percent following statements by the Federal Reserve Chairman which indicated he expected the economy to slow down in the second half of 1996.

                  Stocks and bonds rallied in late-July and early-August on news of a healthy but moderating economy, but expectations of a September rate hike deflated the rally by late-August. The stock market heated up again in early September on August inflation data. Oil stocks drove this market as renewed tension between the U.S. and Iraq pushed crude oil prices to their highest level in five years. Both bond and stock prices pushed higher throughout the remainder of September on news of continued economic growth with no inflation.

                  The upward momentum in the stock market continued into the fourth quarter. Investors were cheered by the "status quo" election results, and stocks rallied strongly immediately following the election with the DJIA posting 13 new record highs through the end of the month. Supporting the market's surge was more low inflation data, no increase in rates at the November FOMC meeting, and a surge in blue chip stocks on third quarter earnings. On

RP FINANCIAL, LC.
PAGE 4.11

November 15, 1996, the DJIA closed at 6348.03, translating into an increase of
24.1 percent from year end 1995.

                  During the first half of December the market took a downturn as investors interpreted Greenspan's comments on the "irrational exuberance" of the market to mean that a rate hike was coming. Contributing to the market decline was profit-taking by Japanese investors. However, the market surged in the middle of December after the Fed left rates unchanged and jobless claims were reported at a five month high in November. The upward momentum carried the market through the end of 1996.

                  The market rally continued into 1997 on a combination of demand for cyclicals, more low inflation data, and the anticipation of strong earnings. The year began with the most heaviest traded week in history. The DJIA posted ten new record high between the beginning of the year and January 21. The last two weeks of January experienced a fluctuating market, with a brief correction of 228 points partially erased by a rise of 177 points through February 4. After a sell-off in technology stocks the market took off once again on cherry picking in the same sector. On February 21, 1997, the DJIA closed at 6931.6, a level 25.66 percent above the close one year ago.

                  Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Thrift stocks followed the stock market generally lower in early-1996, reflecting concern that the absence of a budget agreement would lead to higher interest rates. The downturn in thrift stocks was brief, as thrift prices trended higher in the second half of January 1996. Favorably low inflation data and a cut in short-term interest rates boosted thrift prices at the end of January 1996. Mixed indications on the future direction of interest rates translated into a relatively narrow trading range for thrift stocks throughout February 1996.

                  Thrift prices were negatively affected by news of the February 1996 unemployment rate, as prospects for further near-term rate cuts by the Federal Reserve were substantially eliminated by the explosive job growth. However, thrift prices rebounded in late-March and early-April as interest rates stabilized. Thrift prices declined again following the release of the March employment report, as interest sensitive stocks were pulled lower by the unfavorable

RP FINANCIAL, LC.
PAGE 4.12

interest rate outlook, but the downturn was abbreviated and by mid-April thrift prices rose on strong first quarter earnings among bank and thrift issues. Thrift prices dropped sharply in early-May following the rise in interest rates, but rebounded in mid-May when interest rates declined slightly on tame inflation news. The market was flat through the end of May and into mid-June due to uncertainty over future interest rate trends.

                  The Supreme Court's favorable goodwill ruling boosted thrift prices in early July, but the upturn was abbreviated by a sharp increase in interest rates in early-July. Favorable second quarter earnings and lower interest rates supported a modest recovery in thrift prices in mid-July, although concerns about future interest rate trends moderated the impact of the healthy second quarter earnings. Lower interest rates and the announced acquisitions of two large California thrifts, American Savings with $20 billion in assets and CalFed Bancorp with $14 billion in assets, pushed the SNL Index higher in late-July, and the rise continued through mid-August. Thrift stocks settled into a narrow trading range in late-August and early-September, as higher interest rates dampened interest in the thrift sector. Higher thrift prices were recorded in mid-September with a decline in long term rates, but the rally faltered in late-September due to renewed fears about higher interest rates and rising consumer debt on credit cards.

                  Thrift prices trended upward during October and November 1996 supported by lower interest rates. Investors also reacted positively to the SAIF rescue legislation, which resolved the disparity in deposit insurance premiums paid by SAIF-insured thrifts following the one-time special assessment. The exuberance of the thrift market continued through the end of November and into early December as rates stayed low with the rise of the dollar.

                  The thrift market dropped sharply during the second week of December due to the expectations of an interest rate increase after the "irrational exuberance" comment. However, after the Fed's decision to leave rates where they were, the market for financial institution stocks surged with the rest of the market. The thrift market trended upward through the rest of 1996.

                  Thrift prices moved up throughout most of January in the beginnings of market speculation regarding acquisition activity among large California thrifts. February 1997 has seen a new record high in the SNL index on all but one trading day due to a combination of a decline in

RP FINANCIAL, LC.
PAGE 4.13

interest rates and the takeover bid by H.F. Ahmanson for Great Western Financial. On February 21, 1997, the SNL index was measured at 571.8, a level
51.99 percent higher than one year ago.

         B.       The New Issue Market

                  In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank's pro forma market value. Demand for converting issues was strong in the first quarter of 1996, with most offerings being oversubscribed and posting healthy increases in near term aftermarket trading. Comparatively, offerings completed in the second quarter reflected a cooling interest in thrift IPOs, as indicated by fewer oversubscriptions and generally weak aftermarket trading performance. There was resurgent interest in the new issue market following the SAIF legislation enacted in November, and investor interest in new issues has remained very strong. As shown in Table 4.1, the median one week change in price for offerings completed during the latest three months equaled positive 32.1 percent.

                  In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.2), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of 103.84 percent reflects a discount of 17.7 percent from the average P/B ratio of all publicly-traded SAIF-insured thrifts (equal to 126.24 percent), and the average core P/E ratio of 21.30 times reflects a premium of
21.92 percent from the all SAIF-insured public average core P/E ratio of 17.32 times. The pricing ratios of the better capitalized but lower earning (based on return on equity measures) recently converted thrifts suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

                  In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as thrift stocks are currently exhibiting pricing ratios that are approaching historically high levels. Investor interest in the new issue market has been favorable,

 ----------------------------------------------------------------------------

                                     Table 4
                     Recent Conversions (Last Three Months)
           Conversion Pricing Characteristics: Sorted Chronologically
 -----------------------------------------------------------------------------



     Institutional Information                            Pre-Conversion Data                      Offering
                                                        Financial Info.  Asset Quality            Information

                                         Conversion                 Equity/   NPAs/   Res.   Gross     % of    Exp./
Institution                        State   Date   Ticker    Assets  Assets   Assets   Cov.   Proc.    Mid.     Proc.
                                                            ($Mil)      (%)   (%)(2)   (%)   ($Mil)    (%)      (%)
---------------------------------------------------------------------------------------------------------------------------


Empire Federal Bancorp            MT     01/27/97  EFBC       $87     18.36%    0.00%   NA     $25.9    132%     2.4%
FirstFed America Bancorp          MA     01/15/97   FAB      $874      5.37%    0.42%  199%    $87.1    132%     2.6%
Roslyn Bancorp(1)                 NY     01/13/97  RSLN     1,973     11.55%    0.82%  137%    436.4    132%     2.1%
Advance Fin. Bancorp              WV     01/02/97  AFBC        93      6.49%    0.41%   86%     10.8    132%     4.5%
Home City Fin. Corp.              OH     12/31/96  HCFC        58      9.01%    0.43%  146%      9.5    132%     4.2%
IFB Holdings                      MO     12/30/96 P.Sheet      54      5.91%    0.19%  277%      5.9    132%     6.4%
Century Bancorp(1)                NC     12/23/96  CENB        82     13.75%    0.60%  109%     20.4    132%     4.5%
Southern Comm. Bancshares         AL     12/23/96  SCBS        63      8.97%    0.24%  227%     11.4    132%     5.0%
Big Foot Fin. Corp.               IL     12/20/96  BFFC       195      6.98%    0.06%  254%     25.1    132%     4.4%
River Valley Bancorp              IN     12/20/96  RIVR        84      7.74%    0.27%  187%     11.9    132%     6.2%
PS Financial                      IL     11/27/96  PSFI        55     22.48%    1.06%   32%     21.8    132%     2.7%
Carolina Fincorp(1)               NC     11/25/96  CFNC        94      9.18%    0.06%  659%     18.5    132%     4.8%
Delphos Citizens Bancorp          OH     11/21/96  DCBI        92     12.65%    1.04%   10%     20.4    132%     2.7%

                                             Averages:       $293     10.65%    0.43%  194%    $54.3    132%     4.0%
                                              Medians:         87      9.01%    0.41%  166%     20.4    132%     4.4%


-----------------------------------------------------------------------------------------------------------------------------------
                                        Pro Forma Data                            Post-IPO Pricing Trends
                            --------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                              Pricing Ratios(4)     Fin. Characteristics                Closing Price:
---------------------------------------------------------------------------      --------------------------------------------------
                                                                                  First            After             After
                                                                          IPO     Trading     %    First       %     First      %
                            P/TB   P/E    P/A    ROA    TE/A       ROE   Price     Day      Chg.   Week(5)    Chg.  Month(6)  Chg.
                            (%)    (x)     (%)  (%)     (%)         (%)   ($)      ($)       (%)    ($)       (%)    ($)      (%)
-----------------------------------------------------------------------------------------------------------------------------------


Empire Federal Bancorp      67.8%   28.8   23.6%  0.8%    34.9%    2.4%  $10.00   $13.25   32.5%   $13.38     33.8%   $14.25   42.5%
FirstFed America Bancorp    74.4%   20.1    9.2%  0.5%    12.4%    3.7%   10.00    13.63   36.3%    14.13     41.3%    14.88   48.8%
Roslyn Bancorp(1)           73.8%   13.9   18.6%  1.3%    25.2%    5.3%   10.00    15.00   50.0%    15.88     58.8%    16.00   60.0%
Advance Fin. Bancorp        71.8%   31.1   10.6%  0.3%    14.8%    2.3%   10.00    12.88   28.8%    12.88     28.8%    14.13   41.3%
Home City Fin. Corp.        71.9%   16.9   14.4%  0.8%    19.9%    4.2%   10.00    11.88   18.8%    12.25     22.5%    13.50   35.0%
IFB Holdings                73.6%   22.0   10.0%  0.5%    13.6%    3.3%   10.00    12.25   22.5%    12.50     25.0%    12.56   25.6%
Century Bancorp(1)          72.0%   22.2   20.5%  0.9%    28.5%    3.2%   50.00    62.63   25.3%    66.00     32.0%    64.00   28.0%
Southern Comm. Bancshares   75.2%   25.2   15.6%  0.6%    20.8%    3.0%   10.00    13.00   30.0%    13.75     37.5%    13.50   35.0%
Big Foot Fin. Corp.         72.7%   32.9   11.7%  0.4%    16.0%    2.2%   10.00    12.31   23.1%    12.50     25.0%    14.00   40.0%
River Valley Bancorp        73.3%   15.2   12.7%  0.8%    17.3%    4.8%   10.00    13.69   36.9%    13.88     38.8%    15.25   52.5%
PS Financial                70.5%   14.2   29.7%  2.1%    42.1%    5.0%   10.00    11.64   16.4%    11.88     18.8%    12.50   25.0%
Carolina Fincorp(1)         77.0%   19.3   16.9%  0.9%    22.0%    4.0%   10.00    13.00   30.0%    13.00     30.0%    13.75   37.5%
Delphos Citizens Bancorp    70.2%   13.6   18.6%  1.4%    26.5%    5.2%   10.00    12.13   21.3%    12.50     25.0%    11.75   17.5%

              Averages:     72.6%   21.2   16.3%  0.9%    22.6%    3.7%  $13.08   $16.71   28.6%   $17.27     32.1%   $17.70   37.6%
               Medians:     72.7%   20.1   15.6%  0.8%    20.8%    3.7%   10.00    13.00   28.8%    13.00     30.0%    14.00   37.5%





Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not
      Applicable, Not Available.
(1) Non-OTS regulated thrifts.
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Latest price if offering less than one week old.
(6) Latest price if offering more than one week but less than one month old.
(7) Second-step conversions.
----------------------------------------------------------------------------

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                   Table 4.2
                           Market Pricing Comparatives
                         Prices As of February 21, 1997







                                            Market       Per Share Data
                                        Capitalization  ---------------             Pricing Ratios(3)
                                        ---------------  Core    Book     ---------------------------------------
                                        Price/   Market  12-Mth  Value/

                                       Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
                                        ------- ------- ------- ------- ------- ------- ------- ------- -------- -
Financial Institution
---------------------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     20.27   143.25   1.17   15.96   19.70  126.24   15.40  128.35   17.47
State of SC                              20.49    69.52   1.10   13.00   24.03  143.11   17.57  144.54   19.59
Comparable Group Average                 19.85   118.91   1.14   15.41   19.45  129.13   23.33  130.36   17.56
  South-East Companies                   19.85   118.91   1.14   15.41   19.45  129.13   23.33  130.36   17.56


Comparable Group
----------------

South-East Companies
--------------------
CFFC  Community Fin. Corp. of VA         22.00    27.98   1.62   17.59   17.19  125.07   17.40  125.07   13.58
EBSI  Eagle Bancshares of Tucker GA      16.75    76.25   1.13   12.62   19.71  132.73   11.87  132.73   14.82
FFFC  FFVA Financial Corp. of VA         24.75   116.15   1.44   15.87   21.34  155.95   21.76  159.37   17.19
SOPN  First SB, SSB, Moore Co. of NC     19.25    71.01   1.15   18.03   20.48  106.77   26.71  106.77   16.74
GSFC  Green Street Fin. Corp. of NC      17.50    75.22   0.60   14.47      NM  120.94   42.68  120.94   29.17
HFNC  HFNC Financial Corp. of NC         21.75   373.93   0.67   14.62      NM  148.77   41.48  148.77      NM
ISBF  ISB Financial Corp. of LA          23.87   168.31   0.99   15.93      NM  149.84   24.54  154.50   24.11
LIFB  Life Bancorp of Norfolk VA         19.75   194.48   1.16   15.33   22.70  128.83   13.70  133.09   17.03
TSH   Teche Holding Company of LA        15.87    54.55   1.07   15.21   21.74  104.34   14.37  104.34   14.83
FTF   Texarkana Fst. Fin. Corp of AR     17.00    31.20   1.61   14.40   12.98  118.06   18.82  118.06   10.56




                                                  Dividends(4)                Financial Characteristics(6)
                                             ----------------------- -------------------------------------------------------
                                             Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                                                           ---------------- ---------------
                                             Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                             ------ ------ ------- ------  ------- ------- ------- ------- ------- -------
Financial Institution
---------------------
                                              ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                          0.36   1.81   28.92   1,166   12.89    0.86    0.61    5.26    0.83    7.36
State of SC                                   0.35   1.70   24.10     547   12.16    1.03    0.56    6.07    0.90    9.18
Comparable Group Average                      0.47   2.43   43.00     533   18.17    0.43    1.00    5.83    1.28    7.50
  South-East Companies                        0.47   2.43   43.00     533   18.17    0.43    1.00    5.83    1.28    7.50


Comparable Group
----------------

South-East Companies
--------------------
CFFC  Community Fin. Corp. of VA              0.56   2.55   34.57     161   13.92    0.20    1.03    7.49    1.30    9.48
EBSI  Eagle Bancshares of Tucker GA           0.60   3.58   53.10     642    8.95    1.06    0.65    7.91    0.87   10.51
FFFC  FFVA Financial Corp. of VA              0.40   1.62   27.78     534   13.95    0.44    1.05    6.69    1.30    8.30
SOPN  First SB, SSB, Moore Co. of NC          0.68   3.53   59.13     266   25.01    0.10    1.33    5.18    1.63    6.34
GSFC  Green Street Fin. Corp. of NC           0.40   2.29   66.67     176   35.29    0.20    1.18    5.35    1.48    6.68
HFNC  HFNC Financial Corp. of NC              0.28   1.29   41.79     902   27.88    1.15    1.13    3.83    1.38    4.67
ISBF  ISB Financial Corp. of LA               0.34   1.42   34.34     686   16.38      NA    0.81    4.38    1.09    5.94
LIFB  Life Bancorp of Norfolk VA              0.44   2.23   37.93   1,420   10.63    0.38    0.67    5.64    0.90    7.52
TSH   Teche Holding Company of LA             0.50   3.15   46.73     380   13.77    0.16    0.72    4.29    1.05    6.29
FTF   Texarkana Fst. Fin. Corp of AR          0.45   2.65   27.95     166   15.94    0.17    1.47    7.54    1.81    9.27







(1) Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4) Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
PAGE 4.16


as most of the recently completed offerings have been oversubscribed and have recorded healthy price increases in initial post-conversion trading activity.

         C.       The Acquisition Market

                  Also considered in the valuation was the potential impact on First Federal's stock price of recently completed and pending acquisitions of other thrifts operating in First Federal's market area. As shown in Exhibit IV-4, there was one publicly-traded South Carolina thrift acquired since 1995, and one acquisition is currently pending. First Federal's relatively high pro forma capital position may tend to lessen acquisition speculation in the Association's stock, based on expectations that an acquiror would be reluctant to pay an acquisition premium for First Federal's excess capital. However, at the same time, the fairly active acquisition market for South Carolina thrifts may imply a certain degree of acquisition speculation for the Association's stock. To the extent that acquisition speculation may impact the Association's offering, we have largely taken this into account in selecting companies, which operate in markets that have experienced comparable or in some cases a greater degree of thrift acquisition activity than the market served by First Federal.

                  Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall, and recent trends in the acquisition market, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.       Management

         First Federal's management team has experience and expertise in all of the key areas of the Association's operations. Exhibit IV-5 provides summary resumes of First Federal's Board of Directors and executive management. Healthy core profitability, a strong capital position, and recent balance sheet growth trends indicate that the Association is being effectively managed. First Federal has no apparent senior management vacancies and there appears to be a well-defined organizational structure.

RP FINANCIAL, LC.
PAGE 4.17

         Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing conservative and competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.       Effect of Government Regulation and Regulatory Reform

         The Association and most of the Peer Group companies were similarly impacted by the recently enacted SAIF rescue legislation, as the affected institutions are SAIF-insured and subject to the same one time assessment and their deposits will be assessed at the same rate going forward. In summary, as a fully-converted SAIF-insured savings association, First Federal will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. On balance, RP Financial concluded that no adjustment to the Association's value was warranted for this factor.


Summary of Adjustments

         Overall, we believe the Association's pro forma market value should be discounted relative to the Peer Group as follows:


Key Valuation Parameters:                                                 Valuation Adjustment

Financial Condition                                                       Moderate Downward
Profitability, Growth and Viability of Earnings                           Moderate Downward
Asset Growth                                                              Slight Upward
Primary Market Area                                                       Slight Upward
Dividends                                                                 No Adjustment
Liquidity of the Shares                                                   No Adjustment
Marketing of the Issue                                                    No Adjustment
Management                                                                No Adjustment
Effect of Government Regulations and Regulatory Reform                    No Adjustment

RP FINANCIAL, LC.
PAGE 4.18


Valuation Approaches

         In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing First Federal's to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in First Federal's prospectus for offering expenses, the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). A reinvestment rate of 6.44 percent was utilized, equal to the arithmetic average of the Association's average yield on interest-earnings assets and cost of deposits for the twelve months ended December 31, 1996 (the reinvestment rate calculation specified by OTS conversion guidelines). The 6.44 percent reinvestment rate is reasonably similar (1) to the blended rate reflecting the Association's business plan as converted, incorporating the impact of deposit withdrawals to fund a portion of the stock issued in conversion, and (2) the current market rate on the short-term securities the proceeds would initially be reinvested. Consistent with the prospectus, we have reflected $1.5 million of the net conversion proceeds invested in non-interest earning fixed assets (which incorporates the estimated additional cost of the two branch offices and the expansion of an existing office). With regard to the employee stock ownership plan and stock reward plans, we have performed the valuation assuming the ESOP purchases 8 percent of the shares at the initial offering prices and the MRP acquires 4 percent of the shares in the open market at the $20.00 per share issue price (we also considered the impact of issuance of MRP shares out of authorized but unissued shares). In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

         RP Financial's valuation placed an emphasis on the following:

         o P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Given the traditional thrift operating strategies employed by the Association and the Peer Group provided a certain degree of comparability between the Association's and the Peer Group's earnings and overall financial condition, the P/E approach was carefully considered in this valuation.

RP FINANCIAL, LC.
PAGE 4.19

         o P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. RP Financial considered the P/B approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions which often exhibit P/E multiples that are well above industry averages and since the P/E multiples do not reflect the actual impact of reinvestment, leveraging and capital management strategies. We have modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or "P/TB"). Since the Association and the Peer Group maintained only nominal balances of intangibles, the resulting differences in the P/B and P/TB ratios did not lead to different valuation results.

         o P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors do not place significant weight on the size of total assets as a determinant of market value. Furthermore, this approach does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the P/A ratio. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, the high P/A ratio limits the investment community's willingness to pay market multiples for other pricing ratios when ROE is low.


         Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/E and P/B approaches, RP Financial concluded that the pro forma market value of the Association's conversion stock is $67,000,000 at the midpoint at this time.

         1. Price-to-Book ("P/B"). The application of the P/B valuation method requires calculating the Association's pro forma market value by applying a valuation P/B ratio to First Federal's pro forma book value. In applying the P/B approach, we considered both reported book value and tangible book value. Based on the $67.0 million midpoint valuation, First Federal's pro forma P/B and P/TB ratios were 65.43 percent (First Federal has no goodwill). In comparison to the average P/B and P/TB ratios for the Peer Group of 129.13 percent and 130.36 percent, respectively, First Federal's valuation reflected 49.33 and 49.81 percent discounts relative to the Peer Group. RP Financial considered the discount under the P/B approach to be reasonable, in light of the previously referred valuation adjustments. Additionally, the discounted P/B and P/TB

RP FINANCIAL, LC.
PAGE 4.20

ratios are also warranted by First Federal's significantly lower pro forma ROE (4.41 percent, based on core earnings, versus 7.50 percent for the Peer Group) and resulting P/E multiple.

                  As indicated at the beginning of this chapter, RP Financial's analysis of recent conversion pricing characteristics has been limited to a technical analysis and, thus, the pricing characteristics of recent conversions is not the primary determinate of valuation. Given the emphasis in the revised appraisal guidelines on limiting the new issue discount, RP Financial also considered the pro forma P/B ratios of recent conversions in its valuation analysis, both at the time of conversion and in the aftermarket. At the midpoint and supermaximum values, First Federal's pro forma P/B ratio of 65.4 and 73.0 percent, respectively, reflected small to no discount from the average of the recently completed stock conversions of 72.6 percent at conversion (see Tables
4.1 and 4.2). We consider this discount to be appropriate since First Federal's investment characteristics are not as favorable as most of the recent conversions, most notably with respect to the Association's higher level of non-performing assets. There is a discount at both values from the current trading level of recent conversions.

         2. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Association's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Association's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. First Federal's reported earnings were $2.184 million for the twelve months ended December 31, 1996. In deriving First Federal's core earnings, two adjustments were made to reported earnings to account for the one time expense of the special SAIF assessment and the incremental operating expenses related to the cost of operating the two new branch offices (in Duncan and Inman) and the incremental depreciation cost related to the expansion of the Westgate office. The special SAIF assessment recorded by the Association amounted to $1,770,000. On a tax effected basis, assuming an effective tax rate of 38.0 percent, the elimination of the SAIF assessment resulted in a $1,097,000 increase to the Association's reported earnings. The incremental branch expenses (for which there will be no offsetting revenue initially)

RP FINANCIAL, LC.
PAGE 4.21

is estimated to approximate $639,000, or $396,000 after taxes. As shown below, after factoring in the two adjustments, First Federal's core earnings were determined to equal $2,885,000 for the twelve months ended December 31, 1996. (Note: see Exhibit IV-9 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings).

                                                               Amount
                                                               ($000)

         Net income                                            $2,184
         Adjustment for SAIF assessment(1)                      1,097
         Adjustment for additional branch exp. (1)               (396)
                                                                 ----
           Core earnings estimate                              $2,885

         (1)   Tax effected at 38.0 percent.


                  Based on First Federal's estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Association's pro forma core P/E multiple at the $67,000,000 midpoint value was
14.84 times, which provided for a discount of 11.4 percent relative to the Peer Group median of 16.74 times core earnings. The discounted core P/E multiple was consistent with the valuation adjustments applied to the Association's value.

         3. Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Association's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, First Federal's value equaled 15.47 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 23.33 percent, which implies a 33.69 percent discount being applied to the Association's pro forma P/A ratio. While generally emphasized less than the P/E and P/B approaches, the P/A ratio is an indicator of franchise value and, thus, was a factor in the resulting discounts applied to the Association's value under the P/B and P/E approaches.

RP FINANCIAL, LC.
PAGE 4.22

Valuation Conclusion

         Based on the foregoing, it is our opinion that, as of February 21, 1997, the aggregate pro forma market value of the shares to be issued was $67,000,000 at the midpoint, equal to 3,350,000 shares offered at a per share value of $20.00. Pursuant to OTS conversion guidelines, the 15 percent offering range indicates a minimum value of $56,950,000 and a maximum value of $77,050,000. Based on the $20.00 per share offering price, this valuation range equates to an offering of 2,847,500 shares at the minimum to 3,852,500 shares at the maximum. In the event that the Association's appraised value is subject to an increase, up to 4,430,375 shares may be sold at an issue price of $20.00 per share, for an aggregate market value of $88,607,500, without a resolicitation. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.3, and the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
                            (703) 528-1700 Table 4.3
                              Public Market Pricing
                 First FS&LA of Spartanburg and the Comparables
                             As of February 21, 199

                                         Market     Per Share Data
                                     Capitalization   ------------      Pricing Ratios(3)                      Dividends(4)
                                      --------------   Core   Book   -----------------------------------   ------------------------
                                     Price/    Market 120Mth  Value/                                       Amount           Payout
                                     Share(1)  Value  EPS(2)  Share   P/E     P/B    P/A    P/TB   P/CORE  Share    Yield  Ratio(5)
                                     ------   -----   ----   -----   -----   ----   ----   ----   ------  -----    ------  --------

                                      ($)     (X)     (%)     (%)     (%)     (X)     ($)     (%)      (%
 First FS&LA of Spartanburg
 __________________________
  Superrange                            20.00    88.61  1.15   27.40   20.25   72.98   19.60   72.98   17.45    0.60    3.00  52.36
  Range Maximum                         20.00    77.05  1.24   28.87   18.91   69.27   17.43   69.27   16.13    0.60    3.00  48.40
  Range Midpoint                        20.00    67.00  1.35   30.56   17.57   65.43   15.47   65.43   14.84    0.60    3.00  44.53
  Range Minimum                         20.00    56.95  1.50   32.90   16.01   60.80   13.42   60.80   13.38    0.60    3.00  40.13


SAIF-Insured Thrifts(7)
_______________________
  Averages                              20.27   143.25  1.17   15.96   19.70  126.24   15.40  128.35  17.47    0.36    1.81  28.92
  Medians                                 ---     ---    ---     ---   19.72  118.80   14.02  120.23  16.65     ---     ---   ----

All Non-MHC State of SC(7)
__________________________
  Averages                              19.39    79.76  1.05   11.73   22.37  145.27   17.36  147.05  19.66    0.42    2.04  30.13
  Medians                                 ---     ---    ---     ---   22.37  146.63   14.80  153.79  20.29     ---     ---    ----


Comparable Group Averages
_________________________
  Averages                              19.85   118.91  1.14   15.41   19.45  129.13   23.33  130.36  17.56    0.47    2.43  43.00
  Medians                                 ---     ---    ---     ---   20.48  126.95   20.29  128.90  16.74     ---     ---    ---

State of SC
___________

 AMFB  American Federal Bank of SC(7)   28.75   314.96  1.61    9.88   22.29     NM    22.58     NM   17.86    0.48    1.67   29.81
 CFCP  Coastal Fin. Corp. of SC         24.12    83.26  1.16    8.02   22.33     NM    18.11     NM   20.79    0.44    1.82   37.93
 FFCH  First Fin. Holdings Inc. of SC   28.00   176.43  1.96   15.28   22.40  183.25   11.15  183.25  14.29    0.72    2.57   36.73
 FSFC  First So.east Fin. Corp. of SC   11.00    48.27  0.68    7.69     NM   143.04   14.80  143.04  16.18    0.20    1.82   29.41
 PALM  Palfed, Inc. of Aiken SC         14.81    77.43  0.73   10.10     NM   146.63   11.73  153.79  20.29    0.12    0.81   16.44
 SCCB  S. Carolina Comm. Bnshrs of SC   19.00    13.40  0.71   17.57     NM   108.14   30.98  108.14  26.76    0.60    3.16     NM


Comparable Group
________________

 CFFC  Community Fin. Corp. of VA       22.00    27.98  1.62   17.59   17.19  125.07   17.40  125.07  13.58    0.56    2.55   34.57
 EBSI  Eagle Bancshares of Tucker GA    16.75    76.25  1.13   12.62   19.71  132.73   11.87  132.73  14.82    0.60    3.58   53.10
 FFFC  FFVA Financial Corp. of VA       24.75   116.15  1.44   15.87   21.34  155.95   21.76  159.37  17.19    0.40    1.62   27.78
 SOPN  First SB, SSB, Moore Co. of NC   19.25    71.01  1.15   18.03   20.48  106.77   26.71  106.77  16.74    0.68    3.53   59.13
 GSFC  Green Street Fin. Corp. of NC    17.50    75.22  0.60   14.47     NM   120.94   42.68  120.94  29.17    0.40    2.29   66.67
 HFNC  HFNC Financial Corp. of NC       21.75   373.93  0.67   14.62     NM   148.77   41.48  148.77    NM     0.28    1.29   41.79
 ISBF  ISB Financial Corp. of LA        23.87   168.31  0.99   15.93     NM   149.84   24.54  154.50  24.11    0.34    1.42   34.34
 LIFB  Life Bancorp of Norfolk VA       19.75   194.48  1.16   15.33   22.70  128.83   13.70  133.09  17.03    0.44    2.23   37.93
 TSH   Teche Holding Company of LA      15.87    54.55  1.07   15.21   21.74  104.34   14.37  104.34  14.83    0.50    3.15   46.73
 FTF   Texarkana Fst. Fin. Corp of AR   17.00    31.20  1.61   14.40   12.98  118.06   18.82  118.06  10.56    0.45    2.65   27.95


                                                Financial Characteristic (6)
                                           ------------------------------------------------------
                                                                         Reported        Core
                                            Total   Equity/ NPAs/    ------------ ----------------
                                            Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                            _______ _______ _______ _______ _______ _______ ______
                                            ($Mil)  (%)     (%)     (%)     (%)     (%)     (%)
  First FS&LA of Spartanburg
  __________________________
      Superrange                              452   26.85    0.99    0.97    3.60    1.12    4.18
      Range Maximum                           442   25.17    1.02    0.92    3.66    1.08    4.29
      Range Midpoint                          433   23.64    1.04    0.88    3.72    1.04    4.41
      Range Minimum                           424   22.07    1.06    0.84    3.80    1.00    4.54


SAIF-Insured Thrifts(7
_______________________

       Averages                             1,166   12.89    0.86    0.61    5.26    0.83    7.36
       Medians                                ---     ---     ---     ---     ---     ---     ---


All Non-MHC State of SC(7
__________________________
      Averages                                614   11.82    1.24    0.52    5.92    0.87    9.07
      Medians                                 ---     ---     ---     ---     ---     ---     ---


Comparable Group Averages
_________________________
      Averages                                533   18.17    0.43    1.00    5.83    1.28    7.50
      Medians                                 ---     ---     ---     ---     ---     ---     ---


State of SC
___________

AMFB  American Federal Bank of SC(7)        1,395    7.76    0.51    1.04   13.07    1.30   16.31
CFCP  Coastal Fin. Corp. of SC                460    6.02    0.17    0.85   14.01    0.92   15.05
FFCH  First Fin. Holdings Inc. of SC        1,582    6.08    1.28    0.52    8.22    0.82   12.89
FSFC  First So.east Fin. Corp. of SC          326   10.35    0.07   -0.01   -0.09    0.88    6.18
PALM  Palfed, Inc. of Aiken SC                660    8.00    3.44    0.37    4.51    0.59    7.31
SCCB  S. Carolina Comm. Bnshrs of SC           43   28.65     NA     0.85    2.93    1.14    3.92


Comparable Group
________________

CFFC  Community Fin. Corp. of VA              161   13.92    0.20    1.03    7.49    1.30    9.48
EBSI  Eagle Bancshares of Tucker GA           642    8.95    1.06    0.65    7.91    0.87   10.51
FFFC  FFVA Financial Corp. of VA              534   13.95    0.44    1.05    6.69    1.30    8.30
SOPN  First SB, SSB, Moore Co. of NC          266   25.01    0.10    1.33    5.18    1.63    6.34
GSFC  Green Street Fin. Corp. of NC           176   35.29    0.20    1.18    5.35    1.48    6.68
HFNC  HFNC Financial Corp. of NC              902   27.88    1.15    1.13    3.83    1.38    4.67
ISBF  ISB Financial Corp. of LA               686   16.38     NA     0.81    4.38    1.09    5.94
LIFB  Life Bancorp of Norfolk VA            1,420   10.63    0.38    0.67    5.64    0.90    7.52
TSH   Teche Holding Company of LA             380   13.77    0.16    0.72    4.29    1.05    6.29
FTF   Texarkana Fst. Fin. Corp of AR          166   15.94    0.17    1.47    7.54    1.81    9.27

(1) Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

     Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

                                    EXHIBITS

RP FINANCIAL, LC.

                                LIST OF EXHIBITS

 Exhibit
Number                               Description


     I-1                   Map of Office Locations

     I-2                   First Federal's Audited Financial Statements

     I-3                   Key Operating Ratios

     I-4                   Investment Portfolio Composition

     I-5                   Yields and Costs

     I-6                   Loan Loss Allowance Activity

     I-7                   NPV Analysis

     I-8                   Fixed Rate and Adjustable Rate Loans

     I-9                   Loan Portfolio Composition

    I-10                   Loan Originations, Purchases, and Sales

    I-11                   Contractual Maturity By Loan Type

    I-12                   Non-Performing Assets

    I-13                   Deposit Composition

    I-14                   Time Deposit Rate/Maturity




    II-1                   List of Branch Offices

    II-2                   Historical Interest Rates

    II-3                   Sources of Personal Income/Employment Sectors

RP Financial, LC.

                                LIST OF EXHIBITS
                                   (CONTINUED)

 Exhibit
Number                               Description


    III-1                General Characteristics of Publicly-Traded Institutions

    III-2                Financial Analysis of South Carolina Institutions

    III-3                Financial Analysis of Peer Group Candidates

    III-4                Peer Group Market Area Comparative Analysis




    IV-1                 Stock Prices:  February 21, 1997

    IV-2                 Historical Stock Price Indices

    IV-3                 Historical Thrift Stock Indices

    IV-4                 Market Area Acquisition Activity

    IV-5                 Directors and Senior Management Summary Resumes

    IV-6                 Pro Forma Regulatory Capital Ratios

    IV-7                 Pro Forma Analysis Sheet

    IV-8                 Pro Forma Effect of Conversion Proceeds

    IV-9                 Peer Group Core Earnings Analysis




     V-1                 Firm Qualifications Statement

                                   EXHIBIT I-1

                   First Federal Savings and Loan Association
                             Map of Office Locations

                           First FS&LA of Spartanburg
                                  Market Area

(A map appears on this page showing the counties of Spartanburg, Cherokee, Union and Greenville and major market cities are indicated by a square.)

                                   EXHIBIT I-2

                   First Federal Savings and Loan Association
                          Audited Financial Statements


                           [Incorporated by Reference]

                                   EXHIBIT I-3

                   First Federal Savings and Loan Association
                              Key Operating Ratios

                                               At or For Six
                                               Months Ended                              At or For
                                               December 31,                         Year Ended June 30,
                                             -----------------       ----------------------------------------------
                                             1996         1995          1996      1995     1994     1993     1992
                                             ----         ----          ----      ----     ----     ----     ----
                                                                        (Dollars in thousands)
SELECTED FINANCIAL RATIOS(1):

Performance Ratios:

Return on average assets(2) ...........      0.33%        1.10%         1.03%     1.32%    1.45%    1.83%    1.49%
Return on average equity(3)............      2.68         8.86          8.23     10.74    12.88    18.17    16.73
Interest rate spread(4)................      3.21         3.08          3.01      3.71     3.94     4.14     3.42
Net interest margin(5).................      3.75         3.66          3.55      4.15     4.30     4.46     3.81
Average interest-earning assets
 to average interest-bearing liabilities     1.12         1.13          1.12      1.12     1.10     1.08     1.07
Noninterest expense as a
 percent of average total assets.......      3.08         1.96          2.05      1.98     1.84     1.71     1.94
Efficiency ratio(6)....................      0.53         0.53          0.54      0.48     0.44     0.36     0.45

Asset Quality Ratios:

Nonperforming loans as a percent
 of loans receivable, net(7)...........      1.32         0.66          1.87      1.79     0.96     0.93     1.22
Nonperforming assets as a
 percent of total assets(8)............      1.20         0.54          1.66      1.50     0.77     0.84     1.19
Allowance for losses as a percent
 of gross loans receivable.............      0.48         0.20          0.30      0.21     0.23     0.25     0.17
Allowance for losses as a
 percent of nonperforming loans........     37.55        31.70         17.02     12.52    25.20    27.91    14.42
Net charge-offs to average
 outstanding loans.....................      0.01           --          0.01        --       --       --     0.21

Capital Ratios:

Total equity to total assets...........     11.94        12.22         12.37     12.60    11.76    10.61     9.40
Average equity to average assets.......     12.37        12.38         12.47     12.28    11.24    10.04     8.91

----------
(1) Annualized, where appropriate, for the six months ended December 31, 1996 and 1995.
(2)  Net income divided by average total assets.
(3)  Net income divided by average total equity.
(4) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
(5)  Net interest income as a percentage of average interest-earning assets.
(6) Other expenses (excluding the one-time SAIF assessment with respect to the six months ended December 31, 1996) divided by the sum of net interest income and other income.
(7) Nonperforming loans consist of loans accounted for on a nonaccrual basis and accruing loans contractually past due 90 days or more.
(8) Nonperforming assets consist of nonperforming loans and real estate acquired in settlement of loans, but excludes restructured loans. See "BUSINESS OF THE ASSOCIATION -- Lending Activities -- Nonperforming Assets and Delinquencies."

                                      (x)

                                   EXHIBIT I-4

                   First Federal Savings and Loan Association
                        Investment Portfolio Composition



                                                                           At June 30,
                                                           ----------------------------------------------------------------
                                At December 31, 1996              1996                  1995                    1994
                                --------------------       -----------------      ----------------       ------------------
                                 Amortized     Fair        Amortized    Fair      Amortized   Fair       Amortized    Fair
                                   Cost       Value          Cost      Value        Cost     Value         Cost      Value
                                 ----------   -----        ----------  -----      ---------- -----       ----------  -----
                                                                                   (In thousands)
Held to Maturity:
 Debt securities:
  U.S. Treasury obligations      $    --     $   --        $     --   $   --      $  2,001   $1,999      $  3,004   $ 2,949
  U.S. Government
   agency obligations......           --         --              --       --         3,501    3,450         9,992     9,592
                                  ------    -------       ---------  -------      --------  ------      ---------  --------
    Total..................           --         --              --       --         5,502    5,449        12,996    12,541
 Mortgage-backed securities          128        142             195      209           383      397           470       489
 Marketable equity securities(1)      --         --              --       --            --       --        10,027     9,857
                                  ------    -------       ---------  -------      --------  -------     ---------  --------
   Total held to maturity .          128        142             195      209         5,885    5,846        23,493    22,887
                                  ------    -------       ---------  -------      --------  -------     ---------  --------

Available for Sale:
 Debt securities:
  U.S. Treasury obligations        1,989      1,985           1,986    1,975           500      493            --        --
  U.S. Government
    agency obligations.....        6,493      6,483           6,486    6,400         2,499    2,463            --        --
                                 -------    -------        --------   ------      --------  -------     ---------  --------
    Total..................        8,482      8,468           8,472    8,375         2,999    2,956            --        --

 Marketable equity securities(1)   5,028      5,024           9,819    9,780         5,295    5,272            --        --
                                 -------    -------        --------   ------      --------  -------     ---------  --------

   Total available for sale       13,510     13,492          18,291   18,155         8,294    8,228            --        --
                                 -------    -------        --------   ------      --------  -------     ---------  --------

Total......................      $13,638    $13,634         $18,486  $18,364       $14,179  $14,074       $23,493    $22,887
                                 =======    =======         =======  =======       =======  =======       =======    =======

----------
(1) Marketable equity securities at December 31, 1996 and June 30, 1996, 1995 and 1994 consist of a mutual fund that invests in adjustable rate mortgage-backed securities. At December 31, 1996, the mutual fund yielded 6.38%.

                                   EXHIBIT I-5

                   First Federal Savings and Loan Association
                                Yields and Costs



                                                                  Six Months Ended December 31,            Years Ended June 30,
                                              -------------------------------------------------------   --------------------------
                                                         1996                         1995                         1996
                                              --------------------------   --------------------------   --------------------------
                                                       Interest                     Interest                     Interest
                                              Average  and        Yield/   Average  and        Yield/   Average     and     Yield/
                                              Balance  Dividends  Cost     Balance  Dividends  Cost     Balance  Dividends  Cost
                                              -------  ---------  ----     -------  ---------  ----     -------  ---------  ----
                                                                              (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net (1)..........         $325,969    $13,323   8.17%  $290,257    $12,223   8.42%  $298,865   $24,421    8.17%
 Mortgage-backed securities.........              148          5   6.76        366         16   8.74        333        29    8.71
 Investment securities..............           15,235        504   6.62     16,158        451   5.58     17,035       997    5.85
 FHLB stock.........................            2,807        102   7.27      2,649         97   7.32      2,693       196    7.28
 Federal funds sold and overnight
  interest-bearing deposits.........            8,287        240   5.79     17,385        527   6.06     12,517       802    6.41
                                             --------    -------          --------    -------          --------   -------
   Total interest-earning assets....          352,446     14,174   8.04    326,815     13,314   8.15    331,443    26,445    7.98
                                              -------     ------           -------    -------           -------   -------

Non-interest-earning assets.........           13,777                       11,846                       12,947
                                             --------                     --------                     --------
   Total assets.....................         $366,223                     $338,661                     $344,390
                                             ========                     ========                     ========

Interest-bearing liabilities(2):
 Passbook accounts..................          $54,310      1,043   3.84    $36,072        636   3.53    $39,289     1,364    3.47
 Money market accounts..............           14,521        235   3.24     17,583        327   3.72     17,196       626    3.64
 NOW accounts.......................           28,346        233   1.64     25,894        261   2.02     27,351       542    1.98
 Certificate accounts...............          216,528      6,060   5.60    210,261      6,116   5.82    211,179    12,137    5.75
                                             --------     ------          --------     ------          --------   -------
   Total interest-bearing liabilities         313,705      7,571   4.83    289,810      7,340   5.07    295,015    14,669    4.97
                                             --------     ------  -----   --------     ------          --------   -------

Non-interest-bearing liabilities....            7,209                        6,908                        6,422
                                             --------                     --------                     --------

   Total liabilities................          320,914                      296,718                      301,437
                                             --------                     --------                     --------

Retained earnings...................           45,309                       41,943                       42,953
                                             --------                     --------                     --------
   Total liabilities and retained
     earnings                                $366,223                     $338,661                     $344,390
                                             ========                     ========                     ========

Net interest income.................                      $6,603                       $5,974                     $11,776
                                                          ======                       ======                     =======

Interest rate spread................                               3.21%                        3.08%                        3.01%

Net interest margin.................                               3.75%                        3.66%                        3.55%

Ratio of average interest-earning
 assets to average interest-
 bearing liabilities................                               1.12%                        1.13%                        1.12%



                                                                           Years Ended June 30,
                                                -------------------------------------------------------------------------
                                                              1995                                   1994
                                                ---------------------------------     -----------------------------------
                                                            Interest                               Interest
                                                Average       and          Yield/     Average         and         Yield/
                                                Balance     Dividends      Cost       Balance      Dividends      Cost
                                                -------     ---------      ----       -------      ---------      ----
                                                                          (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net (1)..........           $273,778       $22,086       8.07%    $260,135        $21,414       8.23%
 Mortgage-backed securities.........                416            35       8.41          710             59       8.31
 Investment securities..............             17,357           994       5.73       22,866          1,101       4.82
 FHLB stock.........................              2,649           185       6.98        2,625            140       5.33
 Federal funds sold and overnight
  interest-bearing deposits.........              8,020           535       6.67       10,322            439       4.25
                                               --------       -------                --------        -------
   Total interest-earning assets....            302,220        23,835       7.89      296,658         23,153       7.80
                                                -------       -------                 -------        -------

Non-interest-earning assets.........             11,734                                12,250
                                               --------                              --------
   Total assets.....................           $313,954                              $308,908
                                               ========                              ========

Interest-bearing liabilities(2):
 Passbook accounts..................            $33,306           979       2.94      $34,469         1,003        2.91
 Money market accounts..............             22,376           718       3.21       22,998           765        3.33
 NOW accounts.......................             26,244           545       2.08       27,454           517        1.88
 Certificate accounts...............            188,140         9,060       4.82      184,393         8,102        4.39
                                               --------       -------                --------        ------
   Total interest-bearing liabilities           270,066        11,302       4.18      269,314        10,387        3.86
                                               --------       -------                                ------

Non-interest-bearing liabilities....              5,341                                 4,884
                                               --------                              --------

   Total liabilities................            275,407                               274,198
                                               --------                              --------

Retained earnings...................             38,547                                34,710
                                               --------                              --------
   Total liabilities and retained
     earnings                                  $313,954                              $308,908
                                               ========                              ========

Net interest income.................                          $12,533                               $12,766
                                                              =======                               =======

Interest rate spread................                                        3.71%                                  3.94%

Net interest margin.................                                        4.15%                                  4.30%

Ratio of average interest-earning
 assets to average interest-
 bearing liabilities................                                        1.12%                                  1.10%

----------
(1) Includes loans held-for-sale. Does not include interest on non-accrual loans.
(2)  Does not include escrow balances.

                                   EXHIBIT I-6

                   First Federal Savings and Loan Association
                          Loan Loss Allowance Activity

                                                        Six Months Ended
                                                           December 31,                        Year Ended June 30,
                                                      -------------------    -----------------------------------------------------
                                                        1996       1995        1996       1995        1994       1993       1992
                                                        ----       ----        ----       ----        ----       ----       ----
                                                                                 (Dollars in thousands)
Total loans outstanding at end of period..........    $346,291   $294,289    $332,803   $281,836    $263,614   $243,110   $236,115
                                                      ========   ========    ========   ========    ========   ========   ========

Average loans outstanding during period...........    $325,969   $290,257    $298,865   $273,778    $260,135   $251,453   $237,877
                                                      ========   ========    ========   ========    ========   ========   ========

Allowance balance at beginning of period..........    $  1,000   $    600    $    600   $    600    $    600   $    400   $    400
 Provision for loan losses........................         675          4         419          9          --        208        503
 Charge-offs (recoveries), net....................          25          4          19          9          --          8        503
                                                      --------   --------    --------   --------    --------   --------   --------
Balance at end of period..........................    $  1,650   $    600    $  1,000   $    600    $    600   $    600   $    400
                                                      ========   ========    ========   ========    ========   ========   ========

Allowance for loan losses as a percent of total loans
 receivable at end of period......................        0.48%      0.20%       0.30%      0.21%       0.23%     0.25%       0.17%
                                                      ========   ========    ========   ========    ========   =======    ========
 Net charge-offs as a percentage of average loans
  outstanding during the period...................        0.01%        --%       0.01%        --%         --%       --%       0.21%
                                                     =========  =========    ========   ========    ========   =======    ========
Ratio of allowance for loan losses to total
 nonperforming loans at end of period.............       37.55%     31.70%      17.02%     12.52%      25.20%    27.91%      14.42%
                                                     =========  =========    ========   ========    ========   =======    ========

                                   EXHIBIT I-7

                   First Federal Savings and Loan Association
                                  NPV Analysis

                                   EXHIBIT I-7

                   First Federal Savings and Loan Association
                                  NPV Analysis



         Basis Point ("bp")              Estimated Change in
          Change in Rates                Net Portfolio Value
         ------------------           -------------------------
                                        (Dollars in Thousands)

                +400                  $(28,191)         (49.2)%
                +300                   (20,537)         (35.8)
                +200                   (12,882)         (22.5)
                +100                    (6,441)         (11.2)
                   0                         0              0
                -100                     3,862            6.7
                -200                     7,724           13.5
                -300                     8,514           14.9
                -400                     9,304           16.2

                                   EXHIBIT I-8

                   First Federal Savings and Loan Association
                      Fixed Rate and Adjustable Rate Loans

                                   EXHIBIT I-8

                   First Federal Savings and Loan Association
                      Fixed Rate and Adjustable Rate Loans



                                Fixed-         Floating- or
                                Rates        Adjustable-Rates        Total
                               --------      ----------------      --------
                                              (In Thousands)

Mortgage loans:
  One- to- four family.........$191,743           $75,764          $267,507
  Construction.................   1,800                --             1,800
  Land.........................   1,914                --             1,914
  Commercial and other.........   3,877               694             4,571
Consumer and other loans.......  17,495            18,369            35,864
                               --------          --------          --------
    Total......................$216,829           $94,827          $311,656
                               ========           =======          ========

                                   EXHIBIT I-9

                   First Federal Savings and Loan Association
                           Loan Portfolio Composition

                                   EXHIBIT I-9

                   First Federal Savings and Loan Association
                           Loan Portfolio Composition


                                                                                At June 30,
                                                           --------------------------------------------------------
                                    At December 31, 1996              1996                         1995
                                   ---------------------   ------------------------    ----------------------------
                                   Amount        Percent    Amount         Percent      Amount             Percent
                                   ------        -------    ------         -------      ------             -------
                                                                          (Dollars in thousands)
Mortgage Loans:
 One- to- four family..........   $267,593        77.3%    $258,302         77.6%      $217,702             77.3%
 Construction..................     31,949         9.2       32,954          9.9         30,483             10.8
 Land..........................      2,409         0.7        3,285          1.0          1,762              0.6
 Commercial and other..........      4,571         1.3        3,546          1.1          6,203              2.2
                                  --------        ----     --------         ----       --------             ----
  Total mortgage loans.........   $306,522        88.5      298,087         89.6        256,150             90.9
                                  --------        ----     --------         ----       --------             ----

Consumer and Other Loans:
 Home equity...................     32,555         9.4       28,430          8.5         20,859              7.4
 Loans secured by
  deposit accounts.............      1,979         0.6        1,605          0.5          1,345              0.5
 Other.........................      5,235         1.5        4,681          1.4          3,482              1.2
                                  --------        ----     --------         ----       --------             ----
  Total consumer and other loans    39,769        11.5       34,716         10.4         25,686              9.1
                                  --------        ----     --------         ----       --------             ----

  Total loans receivable.......    346,291      100.00%     332,803       100.00%       281,836           100.00%
                                                ======                    ======                          ======

Less:
 Undisbursed portion of loans
  in process...................     12,008                   15,839                      12,761
 Net deferred loan fees........        979                    1,028                       1,082
 Allowance for loan losses.....      1,650                    1,000                         600
                                  --------                   ------                    --------

  Total loans receivable, net..   $331,654                 $314,936                    $267,393
                                  ========                 ========                    ========










                                                                       At June 30,
                                 ----------------------------------------------------------------------------------------
                                           1994                           1993                           1992
                                 -------------------------     --------------------------    ----------------------------
                                  Amount          Percent       Amount           Percent      Amount             Percent
                                  ------          -------       ------           -------      ------             -------
                                                                 (Dollars in thousands)
Mortgage Loans:
 One- to- four family..........  $210,613          79.9%      $202,348            83.2%      $196,168             83.1%
 Construction..................    27,469          10.4         19,746             8.1         18,084              7.6
 Land..........................     1,484           0.6             --              --             --               --
 Commercial and other..........     5,648           2.1          3,989             1.7          4,916              2.1
                                 --------          ----       --------           -----       --------             ----
  Total mortgage loans.........   245,214          93.0        226,083            93.0        219,168             92.8
                                  -------          ----        -------           -----       --------             ----

Consumer and Other Loans:
 Home equity...................    15,104           5.7         14,048             5.8         13,944              5.9
 Loans secured by
  deposit accounts.............     1,030           0.4          1,286             0.5          1,352              0.6
 Other.........................     2,266           0.9          1,693             0.7          1,651              0.7
                                 --------          ----       --------           -----       --------            -----
  Total consumer and other loans   18,400           7.0         17,027             7.0         16,947              7.2
                                 --------

  Total loans receivable.......   263,614        100.00%       243,110          100.00%       236,115           100.00%
                                                 ======                         ======                          ======

Less:
 Undisbursed portion of loans
  in process...................    14,587                       10,311                          7,227
 Net deferred loan fees........     1,232                        1,031                            766
 Allowance for loan losses.....       600                          600                            400
                                 --------                     --------                       --------

  Total loans receivable, net..  $247,195                     $231,168                       $227,722
                                 ========                     ========                       ========

                                  EXHIBIT I-10

                   First Federal Savings and Loan Association
                     Loan Originations, Purchases, and Sales

                                  EXHIBIT I-10

                   First Federal Savings and Loan Association
                     Loan Originations, Purchases, and Sales


                                        Six Months Ended
                                          December 31,                        Year Ended June 30,
                                       -----------------        --------------------------------------------
                                       1996         1995          1996             1995              1994
                                       ----         ----          ----             ----              ----
                                                               (Dollars in thousands)
Loans originated:
 Mortgage loans:
  One- to- four family..............  $25,109     $24,544        $59,296         $32,820            $91,205
  Construction......................   16,333      17,737         42,212          37,334             42,735
  Land..............................      118       1,190          2,950             100                 --
  Commercial and other..............    1,025         316            316             237              1,191
 Consumer and other.................   15,070      13,121         28,045          21,050             12,248
                                      -------     -------       --------         -------           --------
   Total loans originated...........   57,655      56,908        132,819          91,541            147,379

Loans purchased:
 One- to- four family...............    3,204          --             --              --                 --

Whole loans sold....................   (6,498)     (2,863)        (7,704)        (17,966)           (27,840)

Mortgage loan principal repayments..  (41,238)    (40,204)       (87,446)        (57,514)          (105,182)

Net increase (decrease)
 in other items.....................    3,128       3,733         (3,539)          2,569             (5,276)
                                     --------    --------        --------       --------           --------

Net increase (decrease)
 in loans receivable, net...........  $16,251     $17,574        $34,130         $18,630             $9,081
                                      =======     =======        =======         =======             ======

                                  EXHIBIT I-11

                   First Federal Savings and Loan Association
                        Contractual Maturity By Loan Type

                                  EXHIBIT I-11

                   First Federal Savings and Loan Association
                        Contractual Maturity By Loan Type

                                           After        After       After
                                          One Year     3 Years     5 Years
                               Within     Through      Through     Through      Beyond
                              One Year    3 Years      5 Years     10 Years    10 Years     Total
                              --------    -------      -------     --------    --------     -----
                                                          (In Thousands)
Mortgage loans:
  One- to- four family........ $    86      $ 978     $ 4,156      $27,290     $235,083    $267,593
  Construction................  30,149         --         750           --        1,050      31,949
  Land........................     495      1,622         292           --           --       2,409
  Commercial and other........      --        170       1,392        1,066        1,943       4,571
Consumer and other loans......   3,905      2,996       5,868        7,658       19,342      39,769
                              --------    -------     -------      -------     --------    --------
    Total..................... $34,635     $5,766     $12,458      $36,014     $257,418    $346,291
                               =======     ======     =======      =======     ========    ========

                                  EXHIBIT I-12

                   First Federal Savings and Loan Association
                              Non-Performing Assets

                                  EXHIBIT I-12

                   First Federal Savings and Loan Association
                              Non-Performing Assets



                                                                                                At June 30,
                                               At December 31,     --------------------------------------------------------------
                                                    1996           1996           1995         1994            1993          1992
                                             -------------------   ----           ----         ----            ----          ----
                                                                                      (Dollars in thousands)
Loans accounted for on
 a nonaccrual basis:
 Mortgage loans:
  One- to- four family.....................        $  623         $  719        $  348       $  754          $1,035        $  936
  Construction.............................           847          1,130           471          457             256           409
  Land.....................................            --             --            --           --              --            --
  Commercial and other.....................            --             --            48           --              --            --
 Consumer and other loans..................            42             60            20           53             154           163
 Other loans...............................            --             --            --           --              --            --
                                                 --------       --------      --------     --------        --------      --------
      Total nonaccrual loans...............         1,512          1,909           887        1,264           1,445         1,508

Accruing loans contractually past due 90 days or more:
 Mortgage loans:
  One- to- four family.....................            --             --            --           --              --            --
  Construction.............................         2,882          3,965         3,906        1,117             705         1,265
  Land.....................................            --             --            --           --              --            --
  Commercial and other.....................            --             --            --           --              --            --
 Consumer and other loans..................            --             --            --           --              --            --
                                                       --             --            --           --              --            --
       Total loans 90 days past due........         2,882          3,965         3,906        1,117             705         1,265
                                                 --------       --------      --------     --------        --------       -------

Total of nonaccrual loans and
 loans 90 days past due....................         4,394          5,874         4,793        2,381           2,150         2,773

Real estate acquired in settlement of loans           102             58            34           18             391           612
                                                  -------       --------      --------     --------        --------       -------
       Total nonperforming assets............      $4,496         $5,932        $4,827       $2,399          $2,541        $3,385
                                                   ======         ======        ======       ======          ======        ======

Restructured loans.........................        $1,033         $1,247        $1,049       $1,029          $1,097        $  994
                                                   ======         ======        ======       ======          ======        ======

Nonaccrual loans and loans 90 days or more
 past due as a percentage of loans receivable, net   1.32%          1.87%         1.79%        0.96%           0.93%         1.22%

Nonaccrual loans and 90 loans days or more
 past due as a percentage of total assets..          1.17           1.65          1.49         0.77            0.71          0.98

Nonperforming assets as a percentage
 of total assets...........................          1.20           1.66          1.50         0.77            0.84          1.19

                                  EXHIBIT I-13

                   First Federal Savings and Loan Association
                               Deposit Composition

                                  EXHIBIT I-13

                   First Federal Savings and Loan Association
                               Deposit Composition



Weighted                                                                                                Percentage
Average                                                                Minimum                          of Total
Interest Rate    Term               Checking and Savings Deposits      Amount          Balance          Deposits
-------------    ----               -----------------------------     --------         -------          ----------
                                                                                   (In Thousands)
1.83%            None               NOW accounts                      $  100          $ 30,009             9.3%
3.17             None               Money market accounts              2,500            13,967             4.3
3.72             None               Passbook savings accounts            100            55,869            17.2

                                    Certificate Accounts
                                    --------------------
5.38             Within 6 months    Fixed term, fixed rate          25 - 500           110,590            34.1
5.75             7 - 12 months      Fixed term, fixed rate          25 - 500            62,644            19.3
5.71             13 - 36 months     Fixed term, fixed rate          25 - 500            28,862             8.9
6.13             37 - 60 months     Fixed term, fixed rate          25 - 500            19,007             5.9
6.20             61 - 120 months    Fixed term, fixed rate          25 - 500               376             0.1
5.36             7 - 12 months      Fixed term, adjustable rate           25             2,096             0.7
5.36             13 - 36 months     Fixed term, adjustable rate           25               531             0.2
                                                                                      --------           -----
                                                                                      $323,951           100.0%
                                                                                      ========           =====

                                               Certificate
               Maturity Period                   Accounts
                                              (In Thousands)

Three months or less...............             $ 9,285
Over three through six months......               5,598
Over six through 12 months.........               5,767
Over 12 months.....................               1,542
                                               --------
     Total.........................             $22,192
                                                =======

                                  EXHIBIT I-14

                   First Federal Savings and Loan Association
                           Time Deposit Rate/Maturity

                                  EXHIBIT I-14

                   First Federal Savings and Loan Association
                           Time Deposit Rate/Maturity



                                     At                                    At June 30,
                                 December 31,            -----------------------------------------------
                                    1996                  1996                1995               1994
                               ----------------           ----                ----               ----
                                                                     (Dollars in thousands)
Less than 3.00%.....          $      758                $  3,329           $    549             $    480
3.01% - 5.00%.......               5,755                   7,656             44,027              149,669
5.01% - 7.00%.......             217,186                 204,734            153,350               29,648
7.01% - 9.00%.......                 407                     429                906                1,604
                              ----------              ----------         ----------           ----------
Total...............            $224,106                $216,148           $198,832             $181,401
                                ========                ========           ========             ========


                                                            Amount Due
                           ------------------------------------------------------------------------------
                           Less Than        1-2         2-3             3-4           After
                           One Year        Years       Years           Years         4 Years        Total
                           --------        -----       -----           -----         -------        -----
                                                       (Dollars in thousands)
Less than 3.00%....    $      758       $      --      $     --    $      --      $     --     $      758
3.01% - 5.00%......         3,479           1,717           559           --            --          5,755
5.01% - 7.00%......       170,851          20,688         6,356       15,514         3,777        217,186
7.01% - 9.00%......           242              64            10           60            31            407
                       ----------       ---------      --------    ---------      --------     ----------
Total..............      $175,330         $22,469        $6,925      $15,574        $3,808       $224,106
                         ========         =======        ======      =======        ======       ========

                                  EXHIBIT II-1

                   First Federal Savings and Loan Association
                             List of Branch Offices

                                  EXHIBIT II-1

                   First Federal Savings and Loan Association
                             List of Branch Offices


                                                                 Approximate
Location                                  Year Opened           Square Footage           Deposits
--------                                  -----------           --------------           --------
                                                                                      (in thousands)
Main Office:

380 E. Main Street                            1974                    32,820                $204,512
Spartanburg, South Carolina

Branch Offices:

280 N. Church Street                          1986                     1,080                  32,903
Spartanburg, South Carolina

1488 W.O. Ezzell Boulevard                    1980                     2,453                  48,110
Spartanburg, South Carolina

1585 E. Main Street                           1991                     2,166                  19,868
Spartanburg, South Carolina

2701 Boiling Springs Road                     1994                     3,300                  18,558
Boiling Springs, South Carolina

Loan Production Office:

Merovan Center                                1995                       180                     N/A
120 Woodruff Road
Building 3-A
Greenville, South Carolina

                                  EXHIBIT II-2

                            Historical Interest Rates

                          Historical Interest Rates(1)



                                                        Prime          90 Day          One Year          30 Year
                 Year/Qtr. Ended                         Rate           T-Bill           T-Bill           T-Bond
                 1991:  Quarter 1                        8.75%           5.92%             6.24%            8.26%
                        Quarter 2                        8.50%           5.72%             6.35%            8.43%
                        Quarter 3                        8.00%           5.22%             5.38%            7.80%
                        Quarter 4                        6.50%           3.95%             4.10%            7.47%

                 1992:  Quarter 1                        6.50%           4.15%             4.53%            7.97%
                        Quarter 2                        6.50%           3.65%             4.06%            7.79%
                        Quarter 3                        6.00%           2.75%             3.06%            7.38%
                        Quarter 4                        6.00%           3.15%             3.59%            7.40%

                 1993:  Quarter 1                        6.00%           2.95%             3.18%            6.93%
                        Quarter 2                        6.00%           3.09%             3.45%            6.67%
                        Quarter 3                        6.00%           2.97%             3.36%            6.03%
                        Quarter 4                        6.00%           3.06%             3.59%            6.34%

                 1994:  Quarter 1                        6.25%           3.56%             4.44%            7.09%
                        Quarter 2                        7.25%           4.22%             5.49%            7.61%
                        Quarter 3                        7.75%           4.79%             5.94%            7.82%
                        Quarter 4                        8.50%           5.71%             7.21%            7.88%

                 1995:  Quarter 1                        9.00%           5.86%             6.47%            7.43%
                        Quarter 2                        9.00%           5.57%             5.63%            6.63%
                        Quarter 3                        8.75%           5.42%             5.68%            6.51%
                        Quarter 4                        8.50%           5.09%             5.14%            5.96%

                 1996:  Quarter 1                        8.25%           5.14%             5.38%            6.67%
                        Quarter 2                        8.25%           5.16%             5.68%            6.87%
                        Quarter 3                        8.25%           5.03%             5.69%            6.92%
                        Quarter 4                        8.25%           5.18%             5.49%            6.64%

                 February 21, 1997                       8.25%           5.08%             5.45%            6.64%


                 (1)   End of period data.

                 Source:   SNL Securities.

                                EXHIBIT II-3

                Sources of Personal Income/Employment Sectors

                                                                 March 04, 1997
             PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                        For Counties and Metropolitan Areas
                               (thousands of dollars)
(45-000)  SOUTH CAROLINA
-------------------------------------------------------------------------------------------------------------------------
      Item                                             1989        1990        1991        1992        1993        1994
-------------------------------------------------------------------------------------------------------------------------
           Income by place of residence
     Total personal income ($000)                  47,995,224  52,854,509  55,073,570  58,241,058  61,264,381  64,888,886
      Nonfarm personal income                      47,623,446  52,572,925  54,675,453  57,873,902  60,904,543  64,408,397
      Farm income 2/                                  371,778     281,584     398,117     367,156     359,838     480,489

     Population (thousands) 3/                        3,456.8     3,498.9     3,557.3     3,595.5     3,630.0     3,663.9
     Per capita personal income (dollars)              13,884      15,106      15,482      16,198      16,877      17,710

     Derivation of total personal income
      Earnings by place of work                    36,218,914  38,830,766  40,084,739  42,366,669  44,538,681  47,094,404
      Less: Personal cont. for social insur. 4/     2,237,841   2,502,751   2,601,939   2,810,613   2,983,946   3,223,296
      Plus: Adjustment for residence 5/               491,187     507,831     504,236     542,414     559,825     621,947
      Equals: Net earn. by place of residence      34,472,260  36,835,846  37,987,036  40,098,470  42,114,560  44,493,055
      Plus: Dividends, interest, and rent 6/        6,062,947   7,630,842   7,642,737   7,639,044   7,910,851   8,368,816
      Plus: Transfer payments                       7,460,017   8,387,821   9,443,797  10,503,544  11,238,970  12,027,015

           Earnings by place of work

     Components of Earnings:
      Wages and salaries                           30,182,222  32,422,525  33,155,523  34,868,011  36,403,686  38,225,244
      Other labor income                            2,893,033   3,194,509   3,449,628   3,842,178   4,213,593   4,538,000
      Proprietors' income 7/                        3,143,659   3,213,732   3,479,588   3,656,480   3,921,402   4,331,160
       Farm proprietors' income                       285,080     183,724     305,691     278,227     259,889     384,475
       Nonfarm proprietors' income                  2,858,579   3,030,008   3,173,897   3,378 253   3,661,513   3,946,685

     Earnings by Industry:
      Farm earnings                                   371,778     281,584     398,117     367,156     359,838     480,489
      Nonfarm earnings                             35,847,136  38,549,182  39,686,622  41,999,513  44,178,843  46,613,915
       Private earnings                            28,439,659  30,628,239  31,229,214  33,213,619  35,199,776  37,567,356

        Ag. serv., for., fish., and other 8/          182,450     207,671     219,366     234,098     250,775     268,172
        Mining                                         57,757      61,636      60,283      61,505      65,981      68,743
        Construction                                2,596,042   3,059,406   2,745,167   2,606,177   2,784,421   2,964,612
        Manufacturing                              10,038,403  10,362,988  10,609,317  11,423,413  11,925,898  12,514,748
         Nondurable goods                           6,399,600   6,551,981   6,745,774   7,208,517   7,454,690   7,672,070
         Durable goods                              3,638,803   3,811,007   3,863,543   4,214,896   4,471,208   4,842,678
        Transportation and public utilities         2,125,403   2,195,441   2,233,548   2,311,301   2,444,077   2,636,998
        Wholesale trade                             1,652,026   1,792,672   1,799,066   1,852,083   1,931,745   2,083,337
        Retail trade                                3,875,586   4,223,836   4,362,234   4,668,746   4,991,068   5,378,036
        Finance, insurance, and real estate         1,679,947   1,742,514   1,821,294   1,910,579   2,018,991   2,126,761
        Services                                    6,232,045   6,982,075   7,378,939   8,145,717   8,786,820   9,525,949
       Government and government enterprises        7,407,477   7,920,943   8,457,408   8,785,894   8,979,067   9,046,559
        Federal, civilian                           1,244,384   1,261,404   1,316,728   1,303,489   1,337,808   1,290,071
        Military                                    1,396,728   1,473,800   1,566,080   1,599,773   1,440,792   1,338,887
        State and local                             4,766,365   5,185,739   5,574,600   5,882,632   6,200,467   6,417,601

See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                 June 1996       BUREAU OF ECONOMIC ANALYSIS

                                                                 March 04, 1997
             PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                       For Counties and Metropolitan Areas
                               (thousands of dollars)
(45-083) SPARTANBURG               SOUTH CAROLINA
-------------------------------------------------------------------------------------------------------------------------
      Item                                            1989        1990        1991        1992        1993        1994
-------------------------------------------------------------------------------------------------------------------------
          Income by place of residence
     Total personal income ($000)                  3,282,408   3,514,295   3,662,981   3,877,502   4,105,444   4,364,510
      Nonfarm personal income                      3,273,856   3,510,590   3,653,657   3,865,378   4,092,557   4,351,434
      Farm income 2/                                   8,552       3,705       9,324      12,124      12,887      13,076

     Population (thousands) 3/                         224.9       227.5       230.4       232.8       234.7       237.6
     Per capita personal income (dollars)             14,597      15,447      15,896      16,659      17,489      18,372

     Derivation of total personal income
      Earnings by place of work                    2,630,930   2,769,731   2,850,478   3,073,183   3,264,239   3,499,149
      Less: Personal cont. for social insur. 4/      166,830     183,825     191,421     211,086     225,766     247,138
      Plus: Adjustment for residence 5/              -51,897     -39,825     -47,231     -91,578     -95,469    -120,055

      Equals: Net earn. by place of residence      2,412,203   2,546,081   2,611,826   2,770,519   2,943,004   3,131,956
      Plus: Dividends, interest, and rent 6/         414,615     460,185     479,744     473,556     489,603     518,508
      Plus: Transfer payments                        455,590     508,029     571,411     633,427     672,837     714,046

          Earnings by place of work

     Components of Earnings:
      Wages and salaries                           2,188,938   2,321,360   2,370,505   2,557,773   2,694,051   2,881,686
      Other labor income                             224,596     242,790     261,972     296,002     327,898     360,262
      Proprietors' income 7/                         217,396     205,581     218,001     219,408     242,290     257,201
       Farm proprietors' income                        5,660         440       6,240       9,157       9,551       9,871
       Nonfarm proprietors' income                   211,736     205,141     211,761     210,251     232,739     247,330

     Earnings by Industry:
      Farm earnings                                    8,552       3,705       9,324      12,124      12,887      13,076
      Nonfarm earnings                             2,622,378   2,766,026   2,841,154   3,061,059   3,251,352   3,486,073
       Private earnings                            2,328,324   2,439,777   2,495,208   2,705,345   2,881,213   3,099,033

        Ag. serv., for., fish., and other 8/           7,132       8,625       9,728      10,234      11,473      12,338
        Mining                                         2,662       3,043       3,367       6,979       8,531      10,237
        Construction                                 175,385     192,600     168,601     169,423     177,854     189,402
        Manufacturing                              1,082,580   1,090,759   1,115,258   1,211,013   1,278,983   1,364,333
         Nondurable goods                            773,653     771,312     773,626     823,906     846,934     877,314
         Durable goods                               308,927     319,447     341,632     387,107     432,049     487,019
        Transportation and public utilities          136,286     134,855     138,082     150,193     165,259     183,593
        Wholesale trade                              156,853     181,265     188,193     197,759     205,275     223,477
        Retail trade                                 288,256     293,074     310,624     354,838     382,422     412,853
        Finance, insurance, and real estate           64,982      70,930      73,090      77,332      81,991      87,000
        Services                                     414,188     464,626     488,265     527,574     569,425     615,800
       Government and government enterprises         294,054     326,249     345,946     355,714     370,139     387,040
        Federal, civilian                             15,350      17,476      16,800      17,848      18,367      18,675
        Military                                      10,662      10,885      10,868      11,692      12,000      12,747
        State and local                              268,042     297,888     318,278     326,174     339,772     355,618

See footnotes at end of table.            REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                 June 1996      BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA05

1/  1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-94 based on
    1987 SIC.

2/ Farm income consists of proprietors' net farm income, the wages of hired farm labor. the pay-in-kind of hired farm labor, and the salaries of officers of corporate farms.

3/ Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

4/ Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

5/ U.S. adjustment for residence consists of adjustments for border workers: income of U.S. residents commuting outside U.S. borders to work less income of foreign residents commuting inside U.S. borders to work plus certain Caribbean seasonal workers.

6/  Includes the capital consumption adjustment for rental income of persons.

7/  Includes the inventory valuation and capital consumption adjustments.

8/ "Other" consists of wages and salaries of U.S. residents employed by international organizations and foreign embassies and consulates in the U.S.

13/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

14/ Cibola. NM was separated from Valencia in June 1981, but in these estimates, Valencia includes Cibola through the end of 1981.

15/ La Paz county, AZ was separated from Yuma county on January 1, 1983.

E   The estimate shown here constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information.

(L) Less than $50,000. Estimates are included in totals.

(N) Data not available for this year.

                                          REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05           June 1996            BUREAU OF ECONOMIC ANALYSIS

                                                                March 04, 1997
                 FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                          For Counties and Metropolitan Areas
                                     (number of jobs)
(45-000) SOUTH CAROLINA
-------------------------------------------------------------------------------------------------------------------------
      Item                                            1989        1990        1991        1992        1993        1994
-------------------------------------------------------------------------------------------------------------------------
     Employment by Place of Work
      Total full- & part-time employment           1,856,795   1,910,374   1,887,123   1,902,675   1,936,625   1,982,660

     By Type:
       Wage and salary employment                  1,644,941   1,687,746   1,656,075   1,668,010   1,699,134   1,741,357
       Proprietors' employment                       211,854     222,628     231,048     234,665     237,491     241,303
        Farm proprietors' employment                  26,332      25,749      25,040      25,205      24,827      24,525
        Nonfarm proprietors' employment 2/           185,522     196,879     206,008     209,460     212,664     216,778

     By Industry:

        Farm employment                               37,389      36,917      35,096      34,943      34,681      33,675
        Nonfarm employment                         1,819,406   1,873,457   1,852,027   1,867,732   1,901,944   1,948,985
         Private employment                        1,466,692   1,513,504   1,489,467   1,500,274   1,538,348   1,588,068
          Ag.serv.,for.,fish., and other 3/           14,270      15,291      15,937      15,858      17,314      18,073
          Mining                                       2,574       2,581       2,487       2,281       2,347       2,343
          Construction                               121,049     131,731     119,516     113,212     115,835     118,800
          Manufacturing                              395,087     389,408     376,452     378,253     381,528     385,540
          Transportation and public utilities         70,766      74,187      73,569      72,512      74,708      78,016
          Wholesale trade                             65,251      66,172      64,428      63,024      62,957      65,777
          Retail trade                               319,363     331,837     328,519     335,095     343,764     358,551
          Finance, insurance, and real estate        109,071     107,212     106,874     104,329     105,564     107,078
          Services                                   369,261     395,085     401,685     415,710     434,331     453,890
         Government and government enterprises       352,714     359,953     362,560     367,458     363,596     360,917
          Federal, civilian                           39,356      40,636      38,077      36,175      34,383      32,725
          Military                                    84,865      82,862      81,228      81,017      73,244      68,083
          State and local                            228,493     236,455     243,255     250,266     255,969     260,109

See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                 June 1996       BUREAU OF ECONOMIC ANALYSIS

                                                                 March 04, 1997
                 FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                          For Counties and Metropolitan Areas
                                     (number of jobs)
(45-083)  SPARTANBURG                   SOUTH CAROLINA
-------------------------------------------------------------------------------------------------------------------------
      Item                                            1989        1990        1991        1992        1993        1994
-------------------------------------------------------------------------------------------------------------------------
     Employment by Place of Work
      Total full- & part-time employment             127,293     129,144     126,477     128,087     131,307     136,529

     By Type:
       Wage and salary employment                    114,055     115,178     112,119     114,396     117,444     122,406
       Proprietors' employment                        13,238      13,966      14,358      13,691      13,863      14,123
        Farm proprietors' employment                   1,273       1,247       1,213       1,220       1,202       1,187
        Nonfarm proprietors' employment 2/            11,965      12,719      13,145      12,471      12,661      12,936

     By Industry:

        Farm employment                                1,633       1,610       1,540       1,537       1,522       1,485
        Nonfarm employment                           125,660     127,534     124,937     126,550     129,785     135,044
         Private employment                          111,009     112,151     109,391     111,168     114,429     119,332
          Ag.serv.,for.,fish and other 3/                668         736         809         799         888         951
          Mining                                         155         175         149         241         254         298
          Construction                                 7,698       8,133       7,301       7,034       7,210       7,506
          Manufacturing                               40,296      39,054      38,422      38,449      38,705      39,651
          Transportation and public utilities          4,719       4,834       4,789       4,932       5,344       5,850
          Wholesale trade                              5,534       6,377       6,430       6,268       6,304       6,690
          Retail trade                                22,261      22,049      21,246      22,175      22,864      23,976
          Finance, insurance, and real estate          4,623       4,720       4,609       4,428       4,444       4,547
          Services                                    25,055      26,073      25,636      26,842      28,416      29,863
         Government and government enterprises        14,651      15,383      15,546      15,382      15,356      15,712
          Federal, civilian                              495         571         464         459         462         477
          Military                                     1,701       1,649       1,630       1,674       1,598       1,577
          State and local                             12,455      13,163      13,452      13,249      13,296      13,658

See footnotes at end of table.            REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                 June 1996      BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25

1/  1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-94 based on
    1987 SIC.

2/  Excludes limited partners.

3/ "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

4/ Cibola, NM was separated from Valencia in June 1981. but in these estimates Valencia includes Cibola through the end of 1981.

5/  La Paz county. Al was separated from Yuma county on January 1. 1983.

6/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Bor.
    and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

E   Estimate shown constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information.

(L) Less than 10 jobs. Estimates are included in totals.

(N) Data not available for this year.

                                          REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25           June 1996            BUREAU OF ECONOMIC ANALYSIS

                                                                 March 04, 1997
                          REGIONAL ECONOMIC PROFILE
                     For Counties and Metropolitan Areas

(45-000) SOUTH CAROLINA
-------------------------------------------------------------------------------------------------------------------------
      Item                                             1989        1990        1991        1992        1993        1994
-------------------------------------------------------------------------------------------------------------------------
          Place of Residence Profile

      Total personal income ($000)                 47,995,224  52,854,509  55,073,570  58,241,058  61,264,381  64,888,886
        Nonfarm personal income                    47,623,446  52,572,925  54,675,453  57,873,902  60,904,543  64,408,397
        Farm income                                   371,778     281,584     398,117     367,156     359,838     480,489

     Derivation of Total Personal Income
       Net earnings 1/                             34,472,260  36,835,846  37,987,036  40,098,470  42,114,560  44,493,055
       Transfer payments                            7,460,017   8,387,821   9,443,797  10,503,544  11,238,970  12 027,015
         Income maintenance 2/                        654,527     655,153     785,899     980,759   1,037,609   1 068,746
         Unemployment insurance                       110,632     153,452     253,922     335,747     288,597     206,035
         Retirement and other                       6,694,858   7,579,216   8,403,976   9,187,038   9,912,764  10,752,234
       Dividends, interest, and rent                6,062,947   7,630,842   7,642,737   7,639,044   7,910,851   8,368,816

       Population (thousands) 3/                      3,456.8     3,498.9     3,557.3     3,595.5     3,630.0     3,663.9

     Per Capita Incomes ($) 4/
       Per capita personal income                      13,884      15,106      15,482      16,198      16,877      17,710
       Per capita net earnings                          9,972      10,528      10,679      11,153      11,602      12,144
       Per capita transfer payments                     2,158       2,397       2,655       2,921       3,096       3,283
        Per capita income maintenance                     189         187         221         273         286         292
        Per capita unemployment insurance                  32          44          71          93          80          56
        Per capita retirement & other                   1,937       2,166       2,362       2,555       2 731       2,935
       Per capita dividends, interest, & rent           1,754       2,181       2,148       2,125       2 179       2,284

         Place of Work Profile

       Total earnings (place of work, $000)        36,218,914  38,830,766  40,084,739  42,366,669  44,538,681  47,094,404
         Wages and salaries                        30,182,222  32,422,525  33,155,523  34,868,011  36,403,686  38,225,244
         Other labor income                         2,893,033   3,194,509   3,449,628   3,842,178   4,213,593   4,538,000
         Proprietors' income                        3,143,659   3,213,732   3,479,588   3,656,480   3,921,402   4,331,160
           Nonfarm proprietors' income              2,858,579   3,030,008   3,173,897   3,378,253   3,661,513   3,946,685
           Farm proprietors' income                   285,080     183,724     305,691     278,227     259,889     384,475

       Total employment (full & part-time)          1,856,795   1,910,374   1,887,123   1,902,675   1,936,625   1 982,660
        Wage and salary jobs                        1,644,941   1,687,746   1,656,075   1,668,010   1,699,134   1 741,357
        Number of proprietors                         211,854     222,628     231,048     234,665     237,491     241,303
          Number of nonfarm proprietors /5            185,522     196,879     206,008     209,460     212,664     216,778
          Number of farm proprietors                   26,332      25,749      25,040      25,205      24,827      24,525

      Average earnings per job ($)                     19,506      20,326      21,241      22,267      22,998      23,753
       Wage & salary earnings per job ($)              18,349      19,211      20,021      20,904      21,425      21,951
       Average earnings per nonfarm proprietor ($)     15,408      15,390      15,407      16,128      17,217      18,206

See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                 June 1996       BUREAU OF ECONOMIC ANALYSIS

                                                                 March 04, 1997
                           REGIONAL ECONOMIC PROFILE
                      For Counties and Metropolitan Areas

(45-083) SPARTANBURG             SOUTH CAROLINA
-------------------------------------------------------------------------------------------------------------------------
      Item                                             1989        1990        1991        1992        1993        1994
-------------------------------------------------------------------------------------------------------------------------
          Place of Residence Profile

     Total personal income ($000)                   3,282,408   3,514,295   3,662,981   3,877,502   4,105,444   4,364,510
       Nonfarm personal income                      3,273,856   3,510,590   3,653,657   3,865,378   4,092,557   4,351,434
       Farm income                                      8,552       3,705       9,324      12,124      12,887      13,076

    Derivation of Total Personal Income
      Net earnings 1/                               2,412,203   2,546,081   2,611,826   2,770,519   2,943,004   3,131,956
      Transfer payments                               455,590     508,029     571,411     633,427     672,837     714,046
        Income maintenance 2/                          30,511      32,222      39,841      50,749      53,579      53,951
        Unemployment insurance                          7,735      11,919      18,414      21,266      17,430      11,423
        Retirement and other                          417,344     463,888     513,156     561,412     601,828     648,672
      Dividends, interest, and rent                   414,615     460,185     479,744     473,556     489,603     518,508

      Population (thousands) 3/                         224.9       227.5       230.4       232.8       234.7       237.6

    Per Capita Incomes ($) 4/
      Per capita personal income                       14,597      15,447      15,896      16,659      17,489      18,372
      Per capita net earnings                          10,727      11,191      11,334      11,903      12,537      13,183
      Per capita transfer payments                      2,026       2,233       2,480       2,721       2,866       3,006
       Per capita income maintenance                      136         142         173         218         228         227
       Per capita unemployment insurance                   34          52          80          91          74          48
       Per capita retirement & other                    1,856       2,039       2,227       2,412       2,564       2,730
      Per capita dividends, interest, & rent            1,844       2,023       2,082       2,035       2,086       2,183

        Place of Work Profile

      Total earnings (place of work, $000)          2,630,930   2,769,731   2,850,478   3,073,183   3,264,239   3,499,149
        Wages and salaries                          2,188,938   2,321,360   2,370,505   2,557,773   2,694,051   2,881,686
        Other labor income                            224,596     242,790     261,972     296,002     327,898     360,262
        Proprietors' income                           217,396     205,581     218,001     219,408     242,290     257,201
          Nonfarm proprietors' income                 211,736     205,141     211,761     210,251     232,739     247,330
          Farm proprietors' income                      5,660         440       6,240       9,157       9,551       9,871

      Total employment (full & part-time)             127,293     129,144     126,477     128,087     131,307     136,529
       Wage and salary jobs                           114,055     115,178     112,119     114,396     117,444     122,406
       Number of proprietors                           13,238      13,966      14,358      13,691      13,863      14,123
         Number of nonfarm proprietors /5              11,965      12,719      13,145      12,471      12,661      12,936
         Number of farm proprietors                     1,273       1,247       1,213       1,220       1,202       1,187

     Average earnings per job ($)                      20,668      21,477      22,538      23,993      24,860      25,629
      Wage & salary earnings per job ($)               19,192      20,155      21,143      22,359      22,939      23,542
      Average earnings per nonfarm proprietor ($)      17,696      16,129      16,110      16,859      18,382      19,120

See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                June 1996        BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA30

1/ Total earnings less personal contributions for social insurance adjusted to place of residence.

2/ Includes supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

3/ Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

4/ Type of income divided by population yields a per capita for that type of income.

5/  Excludes limited partners.

6/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

7/  La Pay county, AZ was separated from Yuma county on January 1, 1983.

8/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area Into Aleutians East Bor. and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

(L) Less than $50,000 or less than 10 jobs as appropriate. Estimates are included in totals.

(N) Data not available for this year.

                                  EXHIBIT III-1

             General Characteristics of Publicly-Traded Institutions

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 25, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)



 California Companies
 --------------------
 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    49,902      345   12-31   10/72  41.12  4,201
 GWF    Great Western Fin. Corp. of CA      NYSE   CA,FL              Div.    43,548 S    416   12-31     /    46.37  6,393
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    37,730      232   12-31   05/59  71.75  4,114
 GLN    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    15,128      150   06-30   10/83  27.75  1,382
 CSA    Coast Savings Financial of CA       NYSE   California         R.E.     8,549 S     89   12-31   12/85  47.62    885
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   4,954 S     52   12-31   01/71  22.75    579
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,144       25   12-31   12/83  27.00    284
 BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,323 S     33   12-31     /    13.25    242
 BVFS   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,300       27   12-31   05/86  56.75    379
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,181 S     25   12-31   05/86  19.62    510
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,525       22   03-31   03/96  15.63    310
 AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,209       36   12-31     /    34.50    207
 CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,185       18   12-31   10/91  34.38    177
 FRC    First Republic Bancorp of CA (3)    NYSE   CA,NV              M.B.     2,157       11   12-31     /    23.37    179
 CFHC   California Fin. Hld. Co. of CA      OTC    Central CA         Thrift   1,337       22   12-31   04/83  28.81    137
 REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     866 S     14   12-31   04/94  15.44    109
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     828 S      9   12-31     /    11.75     31
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift     827 J     12   06-30   06/95  13.87     87
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       764        8   06-30   12/93  18.75     71
 ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       736 S     11   12-31     /    16.00    125
 PROV   Provident Fin. Holdings of CA       OTC                       M.B.       580 S      0   06-30   06/96  17.00     87
 HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       490       11   12-31     /    23.50     54
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     370        6   06-30   06/95  12.87     32
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     327 S      6   12-31   02/95  18.00     59
 PCCI   Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.       265 S      4   12-31     /    13.00     38
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     117 S      3   12-31   01/96  10.25      9
 FSSB   First FS&LA of San Bern. CA         OTC    San Bernard. CA    Thrift     100 S      4   06-30   12/92  10.50      3


 Florida Companies
 -----------------

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 25, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Florida Companies (continued)
 -----------------------------
 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,170 S     43   12-31   11/83  15.50    228
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,490 S     31   09-30   09/93  27.00    136
 HARB   Harbor FSB, MHC of FL (46.0)        OTC    Eastern FL         Thrift   1,060       22   09-30   01/94  35.50    175
 FFFL   Fidelity FSB, MHC of FL (47.4)      OTC    Southeast FL       Thrift     876       20   12-31   01/94  18.25    123
 BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift     824 S      7   09-30   12/85  10.12     58
 CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     655       17   09-30   10/94  19.00     93
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     346        8   12-31   01/94  23.50     57
 FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.       311 S     11   12-31   10/88   3.75     32


 Mid-Atlantic Companies
 ----------------------

 DME    Dime Savings Bank, FSB of NY (3)    NYSE   NY,NJ,FL           M.B.    18,870       87   12-31   08/86  17.50  1,833
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,326       82   06-30   01/94  62.75  2,979
 SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.     9,433      120   12-31   08/86  15.00    746
 ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift   7,273       46   12-31   11/93  40.50    870
 LISB   Long Island Bancorp of NY           OTC    Long Island NY     M.B.     5,364 S     36   09-30   04/94  38.37    938
 COFD   Collective Bancorp Inc. of NJ       OTC    Southern NJ        Thrift   5,253 S     79   06-30   02/84  37.00    754
 RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.     4,049 J     34   11-30   04/86  33.87    519
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    NY,MA              Thrift   3,506       63   06-30   04/92  35.75    462
 ROSE   TR Financial Corp. of NY            OTC    New York, NY       Thrift   3,140 S     15   12-31   06/93  35.12    309
 NYB    New York Bancorp, Inc. of NY        AMEX   Southeastern NY    Thrift   3,122       29   09-30   01/88  30.00    497
 GRTR   Greater New York SB of NY (3)       OTC    New York NY        Div.     2,567 S     14   12-31   06/87  14.87    201
 BKCO   Bankers Corp. of NJ (3)             OTC    Central NJ         Thrift   2,460       15   12-31   03/90  24.62    305
 RSLN   Roslyn Bancorp of NY (3)            OTC    Long Island NY     M.B.     2,348 P      6   12-31   01/97  15.87    693
 CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,085 S     39   06-30   06/96  15.37    276
 NWSB   Northwest SB, MHC of PA (29.9)      OTC    Pennsylvania       Thrift   1,912       53   06-30   11/94  15.63    365
 RELY   Reliance Bancorp of NY              OTC    NYC NY             Thrift   1,878       28   06-30   03/94  21.37    189
 MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     1,875       18   03-31   08/94  17.37    203
 HARS   Harris SB, MHC of PA (24.2)         OTC    Southeast PA       Thrift   1,724 S     31   12-31   01/94  21.88    245
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,565 S      9   12-31   09/93  30.62    132
 JSBF   JSB Financial, Inc. of NY           OTC    New York City      R.E.     1,519 S     13   12-31   06/90  40.00    391
 QCSB   Queens County SB of NY (3)          OTC    New York City NY   R.E.     1,359        9   12-31   11/93  54.12    413

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 25, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------
 WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,307 S     14   12-31   11/86  11.87    153
 DIME   Dime Community Bancorp of NY        OTC                       Thrift   1,232        0   06-30   06/96  18.25    265
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,214       17   06-30   07/94  23.12    111
 OCFC   Ocean Fin. Corp. of NJ              OTC                       Thrift   1,190 S      0   12-31   07/96  29.87    271
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,160       22   06-30   02/84  18.50    126
 MFSL   Maryland Fed. Bancorp of MD         OTC     MD                Thrift   1,128 J     25   02-28   06/87  38.25    120
 FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift     975 S     17   12-31   06/92  21.25    152
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift     945       28   06-30   07/87  25.75    104
 PSBK   Progressive Bank, Inc. of NY (3)    OTC    Eastern NY         Thrift     886 S     17   12-31   08/84  23.25     89
 PKPS   Poughkeepsie SB of NY               OTC    Poughkeepsie NY    R.E.       861 S      9   12-31   11/85   5.75     72
 MBB    MSB Bancorp of Middletown NY (3)    OTC    Southeastern NY    Thrift     848 S     17   09-30   08/92  18.75     53
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York, NY       Thrift     775        7   12-31   11/95  19.75    163
 IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     742 S      8   09-30   10/94  17.87    178
 PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     701 S      9   12-31   06/90  13.50     53
 PSAB   Prime Bancorp, Inc. of PA           OTC    Southeastern PA    Thrift     677 S     18   12-31   11/88  20.25    107
 FCIT   First Cit. Fin. Corp of MD          OTC    DC Metro Area      Thrift     668 S     14   12-31   12/86  21.75     64
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     662 S     16   03-31   10/95  15.87     79
 FSNJ   First SB of NJ, MHC (45.9)          OTC    Northern NJ        Thrift     651 J      4   05-31   01/95  23.75     73
 BFSI   BFS Bankorp, Inc. of NY             OTC    New York NY        R.E.       651        5   09-30   05/88  50.75     84
 THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     648       11   06-30   07/94  18.62     80
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     634       10   12-31   03/96  16.37    138
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     577 S      7   12-31   06/95  15.63    121
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     542       16   12-31   12/88  20.50     49
 TSBS   Trenton SB, FSB MHC of NJ(35.0      OTC    Central NJ         Thrift     524 S     10   12-31   08/95  16.25    147
 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     510        4   09-30   09/86  18.50     56
 AHCI   Ambanc Holding Co. of NY (3)        OTC    East-Central NY    Thrift     496 S      9   12-31   12/95  13.19     64
 PBIX   Patriot Bank Corp. of PA            OTC    Southeast PA       Thrift     490 S      7   12-31   12/95  15.25     68
 FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     487 S     10   12-31   04/87  17.00     46
 ANBK   American Nat'l Bancorp of MD        OTC    Baltimore MD       R.E.       487 S      9   07-31   11/95  12.75     46
 LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     473 S      8   07-31   12/93  30.25     75
 CNSK   Covenant Bank for Svgs. of NJ (3)   OTC    Southern NJ        Thrift     387 S     12   12-31     /    14.50     40
 SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     384 S      4   12-31   04/93  25.00     52
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       384        9   12-31   07/83   8.87     33

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 25, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------
 CARV   Carver FSB of New York, NY          OTC    New York, NY       Thrift     365 S      8   03-31   10/94   9.87     23
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     363        8   12-31   10/89  20.00     63
 FFWM   First Fin. Corp of Western MD       OTC    Western MD         Thrift     361        9   06-30   01/92  33.00     72
 RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     354 S      5   12-31   03/87  23.50     36
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     342        9   12-31   01/95  17.75     44
 HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     324        4   09-30   08/87  20.00     33
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     318 S      8   09-30   06/88  22.75     31
 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     311        5   09-30   01/95  21.62     28
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     290        6   06-30   03/87  20.75     34
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     287        4   09-30   09/93  31.50     19
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     284 S      3   09-30   04/96  15.37     80
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     281 S      7   12-31   01/96  14.00     40
 WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     276        5   06-30   11/93  25.75     45
 LFED   Leeds FSB, MHC of MD (36.2)         OTC    Baltimore MD       Thrift     275 S      1   06-30   03/94  19.00     66
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     262        4   09-30   04/96  13.50     43
 FIBC   Financial Bancorp of NY             OTC    New York, NY       Thrift     259        5   09-30   08/94  18.12     32
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     255 S      3   07-31     /     5.50     23
 FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     250 S      2   09-30   04/96  14.62     44
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       248 S      2   12-31   06/85   9.00     12
 CTBK   Center Banks, Inc. of NY (3)        OTC    Central NY         Thrift     242        7   12-31   05/86  19.12     18
 WYNE   Wayne Bancorp of NJ                 OTC                       Thrift     240 S      0   12-31   06/96  16.87     38
 GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift     236        7   12-31   03/95  11.00     36
 ESBK   Elmira SB of Elmira NY (3)          OTC    NY,PA              Ret.       221 S      6   12-31   03/85  18.50     13
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     219        6   03-31   08/94  17.37     30
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     202        6   06-30   02/87  19.50     30
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     197 S      4   04-30   11/94  14.00     25
 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     195 S      6   09-30   04/96  14.62     30
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     186 S      3   06-30   12/95  15.00     51
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     166 S      3   12-31   06/95  16.50     21
 TPNZ   Tappan Zee Fin. Corp. of NY         OTC    Southeast NY       Thrift     120 S      1   03-31   10/95  15.00     23
 PRBC   Prestige Bancorp of PA              OTC                       Thrift     115        0   12-31   06/96  14.62     14
 AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     102 P      2   06-30   01/97  14.00     15
 THBC   Troy Hill Bancorp of PA             OTC    Pittsburgh PA      Thrift      99 S      2   06-30   06/94  20.00     21

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                   Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 25, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift      98 J      5   09-30   04/96  13.87     22
 WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift      94 S      2   03-31   06/96  18.00     12
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      60 S      2   09-30   07/93  16.56      4
 BRFC   Bridgeville SB, FSB of PA           OTC    Western PA         Thrift      55        1   12-31   10/94  15.25     17
 PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      46 S      3   12-31   07/96  14.37      9


 Mid-West Companies
 ------------------

 SFB    Standard Fed. Bancorp of MI         NYSE   MI,IN,OH           M.B.    15,651      166   12-31   01/87  57.50  1,839
 COFI   Charter One Financial of OH         OTC    OH,MI              Div.    13,905      155   12-31   01/88  48.25  2,241
 RFED   Roosevelt Fin. Grp. Inc. of MO      OTC    MO,IL,KS           Div.     7,797       79   12-31   01/87  22.50    994
 TCB    TCF Financial Corp. of MN           NYSE   MN,IL,MI,WI,OH     Div.     7,091      184   12-31   06/86  46.37  1,612
 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK        M.B.     6,868       98   06-30   12/84  36.75    790
 FFHC   First Financial Corp. of WI         OTC    WI,IL              Div.     5,700      129   12-31   12/80  28.13  1,035
 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,357       52   12-31   05/87  26.12    595
 SECP   Security Capital Corp. of WI        OTC    Wisconsin          Div.     3,658       42   06-30   01/94  84.75    780
 MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   3,230       13   06-30   01/90  39.75    417
 CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     2,918       33   03-31   01/92  36.12    310
 GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     2,897       41   12-31   03/94  34.25    484
 STND   Standard Fin. of Chicago IL         OTC    Chicago IL         Thrift   2,340 S     13   12-31   08/94  20.50    332
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,869       33   03-31   07/92  43.25    200
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,496       28   12-31   08/83  30.00    249
 DNFC   D&N Financial Corp. of MI           OTC    MI,WI              Ret.     1,473       35   12-31   02/85  18.00    150
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,469 S     44   12-31   11/89  28.75    177
 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,409       13   09-30   06/93  27.25    146
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,128 S     21   12-31   04/93  30.00    125
 FFSW   First Fed Fin. Serv. of OH          OTC    Northeastern OH    Thrift   1,111 S     18   12-31   04/87  37.50    135
 AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift   1,032       15   09-30   03/92  35.75    117
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     830       18   12-31   06/90  20.50     96
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     827 S     26   12-31   08/94  18.87     98
 IFSL   Indiana Federal Corp. of IN         OTC    Northwestern IN    Thrift     809 S     15   12-31   02/87  26.25    124
 FFEC   First Fed. Bancshares of WI         OTC    Northwest WI       Thrift     729 S     20   12-31   10/94  18.50    127

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 25, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 NASB   North American SB of MO             OTC    KS,MO              M.B.       711 S      8   09-30   09/85  39.25     89
 ABCL   Allied Bancorp of IL                OTC    Chicago IL         M.B.       668       10   09-30   07/92  30.50     82
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       665       22   12-31   07/92   6.75     29
 GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Div.       658 S     25   06-30   12/89  17.00    148
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     633 S     15   06-30   01/88  27.50     92
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       624       13   03-31   01/88  17.75     88
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     615       20   12-31   12/83  17.50     77
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       613 S      6   03-31   04/95  18.25     64
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     582       10   06-30   06/93  25.12    108
 SSBK   Strongsville SB of OH               OTC    Cleveland OH       Thrift     568       13   12-31     /    24.00     61
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     555        7   12-31   06/94  23.50    104
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     553       19   06-30   04/92  18.00     54
 FFDP   FirstFed Bancshares of IL           OTC    Chicago IL         Thrift     541        3   12-31   07/92  17.50     54
 FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     524 S      9   06-30   10/95  13.00    129
 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     510        5   06-30   02/92  35.25     84
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     510 S      8   12-31   05/96  19.50    101
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     476 S      5   09-30   12/93  19.00     53
 FFSX   First FS&LA. MHC of IA (46.0)       OTC    Western IA         Thrift     457       12   06-30   06/92  30.25     57
 PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     413       11   03-31   04/94  22.00     46
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     404       12   12-31   02/92  22.25     28
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     400 S      8   12-31   02/87  16.00     53
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     397        3   06-30   01/94  18.12     26
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     389        4   12-31   03/94  19.25     37
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     388 S      6   09-30   12/95  15.87     67
 CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       388 S      9   09-30   09/93  16.62     48
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     382        5   12-31   06/92  19.75     52
 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       378 S      7   12-31     /    15.87     33
 PFSL   Pocahnts Fed, MHC of AR (46.4)      OTC    Northeast AR       Thrift     373        5   09-30   04/94  18.50     30
 HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     371 S      5   12-31   09/96  15.00    105
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     367        7   06-30   07/87  21.00     88
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     362       11   09-30   10/94  16.50     53
 MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       356        7   09-30   06/94  26.56     54
 KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     351       10   03-31   12/92  27.00     38

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 25, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       348        9   06-30   12/92  16.37     38
 HVFD   Haverfield Corp. of OH              OTC    Cleveland OH       Thrift     347       10   12-31   03/85  18.75     36
 HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     340 S      9   12-31   06/90  21.25     24
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     333 J      6   12-31   07/94  21.50     47
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     327       10   12-31   08/95  12.75     70
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     323 S      8   09-30   03/95  19.62     52
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     316 S      7   12-31   07/95  15.50     58
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     308 S      1   12-31   06/92  21.37     55
 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     298        7   12-31   06/94  28.25     41
 WFCO   Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       292 S      4   09-30   08/88  12.30     24
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     280        6   09-30   07/87  20.00     46
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     279 J      6   06-30   11/90  20.00     24
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     269 S      6   03-31   09/93  22.25     55
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     266 S      6   12-31   05/96  15.37     43
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       260        1   06-30   04/87  28.75     20
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     260        4   06-30   08/87   8.75     22
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     256 S      4   12-31   03/96  12.75     52
 WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift     251 S      6   03-31   06/93  26.75     40
 OSBF   OSB Fin. Corp. of Oshkosh WI        OTC    Eastern WI         Thrift     250 S      7   12-31   06/92  32.00     37
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     236        7   06-30   12/93  14.50     27
 DFIN   Damen Fin. Corp. of Chicago IL      OTC    Chicago IL         Thrift     235        3   11-30   10/95  14.37     54
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     235 S      5   09-30   10/94  15.25     31
 CBIN   Community Bank Shares of IN         OTC    Southeast IN       Thrift     235 S      7   12-31   04/95  14.00     28
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     224        4   09-30   03/94  18.75     33
 LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     222        5   09-30   03/94  18.75     34
 SBCN   Suburban Bancorp. of OH             OTC    Cincinnati OH      Thrift     219        8   06-30   09/93  16.25     24
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     218 S      7   12-31   01/88  16.00     19
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     218 S      4   12-31   02/93  21.75     27
 BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     216 P      3   07-31   12/96  14.00     35
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     209        2   06-30   06/93  20.25     27
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     201 S      7   12-31   04/95  15.63     32
 CBCO   CB Bancorp of Michigan City IN      OTC    Northwest IN       Thrift     200 S      3   03-31   12/92  28.62     33
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     198 S      4   12-31   03/96  15.63     54

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 25, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     195 S      9   12-31   07/92  18.00     29
 GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC    Southwest MO       Thrift     191        4   06-30   04/95  12.00     38
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     189        6   09-30   06/92  17.00     27
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     186 S      3   09-30   04/95  16.37     47
 PULB   Pulaski SB, MHC of MO (29.0)        OTC    St. Louis MO       Thrift     179 S      5   09-30   05/94  16.75     35
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     178 S      3   12-31   02/95  20.00     18
 PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     177 S      3   12-31   08/96  15.31     41
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     176        2   06-30   03/93  21.00     39
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     176        2   09-30   10/94  14.37     32
 EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     173        1   12-31   07/96  15.87     21
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     160 S      3   12-31   06/95  14.25     28
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     160 J      8   06-30   04/94  16.25     27
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     160        6   06-30   08/93  15.75     24
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     158        3   06-30   03/93  25.00     18
 FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     157        5   06-30   12/93  20.50     24
 SJSB   SJS Bancorp of St. Joseph MI        OTC    Southwest MI       Thrift     152 S      4   06-30   02/95  24.87     23
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     148 S      2   06-30   04/95  18.50     26
 JXSB   Jcksnville SB,MHC of IL (44.6)      OTC    Central IL         Thrift     144 S      4   12-31   04/95  16.25     21
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     140 S      2   06-30   03/95  11.37     21
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     136        4   12-31   11/92  26.75      9
 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift     136 S      1   03-31   12/95  13.62     18
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     129 S      3   06-30   07/95  10.25     35
 PTRS   The Potters S&L Co. of OH           OTC    Northeast OH       Thrift     125 S      4   12-31   12/93  19.62     10
 MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     124 S      3   09-30   03/94  14.87     21
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     120        2   12-31   09/96  13.75     39
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     120 J      3   09-30   06/95  15.94     31
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     117        2   06-30   12/93  17.50     19
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     116 S      6   09-30   10/92   8.50     14
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     112        1   06-30   04/95  12.00     21
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     110        5   09-30   04/95  18.50     13
 DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     110 P      1   09-30   11/96  14.12     29
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109 S      2   09-30   10/95  17.25     35
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     109        1   09-30   10/93  11.25     12

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                   Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 25, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift     100 S      2   04-30   10/96  16.37     28
 CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      99 S      5   12-31   06/96  15.50     26
 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        97 S      2   12-31   10/93  16.50      7
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift      97        3   03-31   09/95  13.75     13
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      96 S      3   03-31   10/94  13.62     13
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      95 S      3   06-30   02/95  17.37     11
 WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      95 S      1   12-31   08/94  13.75     29
 RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift      94 P      7   12-31   12/96  15.25     18
 CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift      92        2   06-30   09/96  17.00     17
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      91        2   09-30   06/95  13.00     20
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        91 S      3   06-30   12/94  16.75     15
 PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      89 S      2   09-30   09/96  14.87     22
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      88        2   06-30   08/95  11.87     16
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      88        1   06-30   01/94  21.50     11
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      87 S      4   06-30   08/95  14.37     12
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      85 S      1   06-30   04/96  13.87     20
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      84 S      4   12-31   04/96  13.75     15
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      81 S      1   09-30   02/95  17.25     15
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      81 S      2   06-30   01/94  18.00     14
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      79        3   06-30   03/95  14.00     12
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      79 S      3   09-30   10/94  10.12      9
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      78        1   12-31   06/95  13.00     16
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      77 S      3   06-30   06/94  17.75      8
 PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      73 P      1   12-31   11/96  13.69     30
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      72 S      3   06-30   03/95  11.87      6
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      71 S      1   09-30   03/95  14.62     13
 GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      69 S      2   06-30   01/95  14.75     16
 MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      67        2   06-30   02/95  20.75     13
 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      62 S      2   09-30   06/95  16.00     12
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      62 S      1   09-30   06/96  14.25     18
 HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      61 P      1   06-30   12/96  14.00     12
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      60        1   12-31   01/95  18.00     17
 CSBF   CSB Financial Group Inc of IL (3)   OTC    Centralia IL       Thrift      50 S      1   09-30   10/95  10.12     10

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 25, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      48 S      1   June    04/96   7.12     18
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      45        2   09-30   02/95  21.00      7
 HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      39 S      0   06-30   07/96  14.00      7
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      37        1   09-30   04/96  15.25      8
 FLKY   First Lancaster Bncshrs of KY       OTC                       Thrift      37        0   06-30   07/96  15.50     15
 JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      36 S      1   03-31   12/95  14.00     11


 New England Companies
 ---------------------

 PBCT   Peoples Bank, MHC of CT (37.4) (3)  OTC    Southwestern CT    Div.     7,645       84   12-31   07/88  35.81  1,452
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH              Div.     4,456 S     82   12-31   12/86  31.75    896
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   3,918       64   12-31   12/86  39.50    313
 CFX    Cheshire Fin. Corp. of NH (3)       AMEX   S.W. NH,MA         M.B.     1,521 S     23   12-31   02/87  17.62    229
 EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   1,403 S     19   09-30   02/87  29.25    133
 SISB   SIS Bank of Springfield MA (3)      OTC    Central MA         Div.     1,349       21   12-31   02/95  26.75    153
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    Northeastern MA    M.B.     1,205       11   12-31   05/86  29.25    150
 FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,067       10   12-31   08/87  16.00    119
 MDBK   Medford Savings Bank of MA (3)      OTC    Eastern MA         Thrift   1,039       16   12-31   03/86  28.75    130
 AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,005 S     10   12-31     /    25.87    133
 FAB    FirstFed America Bancorp of MA      AMEX   Southeast MA       M.B.       949 P     14   12-31   01/97  14.87    130
 FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     943 S     12   12-31   06/87  25.87     68
 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     888       14   12-31   05/86  41.37    111
 EBCP   Eastern Bancorp of NH               OTC    VT, NH             M.B.       866       25   09-30   11/83  25.50     94
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       797 S      8   12-31   10/95  15.87     99
 MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     710 S      0   12-31   06/96  17.12     91
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     692 S     10   12-31   07/86  20.75    106
 NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     683       18   12-31   11/86  20.37    110
 NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     637 S      8   12-31   06/94  25.37     61
 GROV   GroveBank for Savings of MA (3)     OTC    Eastern MA         Thrift     599 S      7   12-31   08/86  50.50     78
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     558       15   12-31   12/81  28.13     65
 CBNH   Community Bankshares Inc of NH (3)  OTC    Southcentral NH    M.B.       549 S      9   06-30   05/86  26.25     64
 MWBX   Metro West of MA (3)                OTC    Eastern MA         Thrift     523        9   12-31   10/86   5.06     70

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                   Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 25, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 New England Companies (continued)
 ---------------------------------
 PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     513 S     14   12-31   10/86  13.00     44
 SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       511 S      5   12-31   07/86   2.53     42
 ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       487        7   12-31   06/86  22.50     43
 PBNB   Peoples Sav. Fin. Corp. of CT (3)   OTC    Central CT         Thrift     482        8   12-31   08/86  30.19     58
 SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     465       11   04-30   07/86  32.25     61
 PETE   Primary Bank of NH (3)              OTC    Southern NH        Ret.       427        8   12-31   10/93  17.37     36
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     419        3   12-31   07/86  22.75     58
 EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       410        7   12-31   09/86  19.25     43
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       359        6   12-31   07/86  16.00     59
 MIDC   Midconn Bank of Kensington CT (3)   OTC    Central CT         Thrift     358 S     10   09-30   09/86  24.00     47
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     338        6   12-31   05/86   9.87     42
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     326 S     11   04-30   10/86  18.00     35
 NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     312       12   06-30   02/86   9.75     39
 POBS   Portsmouth Bank Shrs Inc of NH (3)  OTC    Southeastern NH    Thrift     269 S      3   12-31   02/88  16.06     92
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     264 S     10   12-31   05/86  11.75     20
 NEBC   Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     230 S      8   06-30   08/87  14.00     17
 TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     228 S      7   12-31   12/86  14.75     17
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     202        4   12-31   12/88  19.00     25
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     189 S      2   12-31   08/88  18.25     34
 BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       184        5   12-31   11/86   4.12     27
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     159        4   12-31   05/93  16.00     19
 AFED   AFSALA Bancorp of NY                OTC    Central NY         Thrift     149 P      4   09-30   10/96  13.50     20
 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       133 J      8   12-31   06/93  34.00     14
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     116 S      4   04-30   12/87  17.00     15
 NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.        94 S      3   12-31     /     7.00      5
 FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      89        1   09-30   03/96  15.00     22
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      56 S      2   03-31   11/89  19.00      4
 GLBK   Glendale Co-op. Bank of MA (3)      OTC    Boston MA          Thrift      37 J      1   04-30   01/94  23.00      6


 North-West Companies
 --------------------

 WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    22,414 S    290   12-31   03/83  56.75  7,159

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                   Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 25, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 North-West Companies (continued)
 --------------------------------
 WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,869       89   09-30   11/82  26.87  1,275
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     1,703       31   12-31     /    36.25    290
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,531 S     41   06-30     /    16.50     91
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift     947 S     16   03-31   11/95  21.00    222
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     673        7   09-30   10/95  15.56    156
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     500 S     12   03-31   08/86  15.50     99
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       401 S      6   12-31   12/85  20.50     50
 CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     348        6   06-30   08/92  17.00     35
 RVSB   Rvrview SB,FSB MHC of WA(41.7)      OTC    Southwest WA       M.B.       224        9   03-31   10/93  18.25     40
 EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     110 P      3   06-30   01/97  14.19     37


 South-East Companies
 --------------------

 FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,582       32   09-30   11/83  28.00    176
 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,420       20   12-31   10/94  19.75    194
 AMFB   American Federal Bank of SC         OTC    Northwest SC       Thrift   1,395 S     41   12/31   01/89  28.75    315
 MGNL   Magna Bancorp of MS                 OTC    MS,AL              M.B.     1,342       62   06-30   03/91  19.75    271
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.       991 J     29    9-30   12/83  22.00    134
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     902        8   06-30   12/95  21.75    374
 VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       781 S     23   06-30   01/78  15.37     89
 ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     686 S     16   12-31   04/95  23.87    168
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     660 S     19   12-31   12/85  14.81     77
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     656 J     15   12-31   08/92  45.00     73
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     642 S     10   03-31   04/86  16.75     76
 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       604 S     12   12-31   11/80  11.12     55
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     534       11   12-31   10/94  24.75    116
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     460 S      9   09-30   09/90  24.12     83
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     380 S      8   09-30   04/95  15.87     55
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     341       17   03-31   08/91  20.75     31
 FFRV   Fid. Fin. Bkshrs. Corp. of VA       OTC    Southern VA        Thrift     329 S      7   12-31   05/86  27.87     64
 FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     326       11   06-30   10/93  11.00     48
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     266        5   06-30   01/94  19.25     71

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                   Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 25, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 South-East Companies (continued)
 --------------------------------
 ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     265 S      4   12-31   07/96  17.50     48
 UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       264 S      9   12-31   07/80   8.13     25
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     231 S      8   12-31     /    35.50     27
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       229 S      4   12-31   12/86  12.37     25
 PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     210 S      5   09-30   10/96  26.00     39
 SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     208 P      2   09-30   10/96  15.63     70
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     206        1   09-30   03/96  19.87     85
 PLE    Pinnacle Bank of AL                 AMEX   Central AL         Thrift     192 S      5   06-30   12/86  22.50     20
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     176 S      3   09-30   04/96  17.50     75
 ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       172 S     12   12-31     /     1.50      2
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     166 S      5   09-30   07/95  17.00     31
 FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       162 J      8   03-31   03/86  21.25     34
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     161 S      3   03-31   03/88  22.00     28
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     144 J      7   09-30   02/87   9.75     20
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     127 S      3   09-30   08/94  19.00     22
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     126 S      3   06-30   06/93  22.00     34
 PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     125        2   06-30   12/95  10.50     29
 GSLC   Guaranty Svgs & Loan FA of VA       OTC    Charltsvl VA       M.B.       115 S      3   06-30     /     9.62      9
 CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     109 P      4   06-30   11/96  14.37     27
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     108 S      4   06-30   10/95  13.62     17
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107 S      3   12-31   01/95  18.12     16
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     106 S      2   12-31   04/96  26.37     48
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     101        3   12-31   12/93  19.75     13
 CENB   Century Bancshares of NC (3)        OTC    Charlotte NC       Thrift      99 P      1   06-30   12/96  65.25     27
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      90 S      2   09-30   02/95  13.75     11
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift      80 S      3   09-30   07/95  16.25     15
 CZF    Citisave Fin. Corp. of LA           AMEX   Baton Rouge LA     Thrift      76 S      5   12-31   07/95  13.87     13
 SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      73 P      3   09-30   12/96  13.75     16
 SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      69 S      2   09-30   04/96  15.37     28
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      43 S      1   06-30   07/94  19.00     13
 MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      35 S      1   12-31   07/96  15.00     15

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                   Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 25, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,859 S     40   12-31     /    25.87    128
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       279        5   03-31   06/93  23.56     19
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     218 S      6   09-30   04/96  15.00     40
 LOAN   Horizon Bancorp, Inc of TX (3)      OTC    Austin TX          R.E.       149 S      8   04-30     /    24.00     33
 LBFI   L&B Financial of S. Springs TX      OTC    Northeast TX       Thrift     142        6   06-30   09/94  17.00     27
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     114 S      2   09-30   01/95  18.25     20
 AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     109 S      3   12-31   08/86   5.25      4
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift      80 S      1   06-30   06/95  16.00     14


 Western Companies (Excl CA)
 ---------------------------

 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,501 J     26   12-31   01/96  17.00    309
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     564       20   06-30   01/94  20.75     91
 GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       412 S     13   06-30   03/84  24.00     81
 SFBM   Security Bancorp of MT              OTC    Southcentral MT    Thrift     382 S     16   06-30   11/86  31.00     46
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     108 S      4   12-31   09/86  19.75     24
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      86        2   12-31   09/93  18.75     11
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      53        1   09-30   03/96  13.50     14


 Other Areas
 -----------



 NOTES: (1) Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)
        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
        (3) FDIC savings bank.

 Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

 Date of Last Update: 03/25/97

                                  EXHIBIT III-2

                  Financial Analysis of South Carolina Thrifts

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700



                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                             As of December 31, 1996





                                                                 Balance Sheet as a Percent of Assets
                                     ----------------------------------------------------------------------------------------
                                      Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                     Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                     ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
 SAIF-Insured Thrifts                      18.0   65.7   12.1     71.2     14.3     0.1     12.5      0.2    12.3       0.0
 State of SC                               14.2   77.2    5.2     74.3     11.9     0.0     12.2      0.1    12.1       0.0


 Comparable Group
 ----------------


 State of SC
 -----------
 AMFB  American Federal Bank of SC(1)(2)    5.9   60.7   30.5     70.4     20.3     0.0      7.8      0.6     7.2       0.0
 CFCP  Coastal Fin. Corp. of SC(1)          9.5   80.6    5.9     68.2     23.9     0.0      6.0      0.0     6.0       0.0
 FFCH  First Fin. Holdings Inc. of SC       8.1   83.2    6.3     67.0     25.4     0.0      6.1      0.0     6.1       0.0
 FSFC  First So.east Fin. Corp. of SC      14.4   78.1    4.9     85.3      3.6     0.0     10.4      0.0    10.4       0.0
 PALM  Palfed, Inc. of Aiken SC(1)          7.9   77.1   10.1     79.0     11.2     0.0      8.0      0.4     7.6       0.0
 PERT  Perpetual of SC, MHC (46.8)(1)      24.9   67.1    3.8     76.1      7.6     0.0     13.9      0.0    13.9       0.0
 SCCB  S. Carolina Comm. Bnshrs of SC(1)   20.1   77.1    0.1     70.1      0.0     0.0     28.7      0.0    28.7       0.0



                                                  Balance Sheet Annual Growth Rates                          Regulatory Capital
                                          ------------------------------------------------------------    -------------------------
                                                 Cash and   Loans           Borrows.   Net    Tng Net
                                         Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                         ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------
SAIF-Insured Thrifts                       10.93     5.53    12.25      5.59    18.39   -1.55   -1.70        10.52  10.59    22.45
State of SC                                 5.97   -27.43    10.06      4.51    40.83    2.58    2.79        11.14  11.14    21.84


Comparable Group
----------------


State of SC
-----------
AMFB  American Federal Bank of SC(1)(2)     6.34    41.40     4.92      1.13    29.69    2.52   -5.24         7.20   7.20    13.72
CFCP  Coastal Fin. Corp. of SC(1)          14.58       NM     6.83     14.77    14.47   11.53   11.53         5.93   5.93    10.41
FFCH  First Fin. Holdings Inc. of SC       11.69   -13.84    14.98      0.26    65.85    1.77    1.77         6.49   6.49    10.76
FSFC  First So.east Fin. Corp. of SC       -7.96   -56.47    13.71     -0.52       NM      NM      NM        10.10  10.10    21.79
PALM  Palfed, Inc. of Aiken SC(1)           2.65   -21.06     5.43      6.11   -17.00    5.41    6.27         6.50   6.50    10.50
PERT  Perpetual of SC, MHC (46.8)(1)       17.65       NM    17.77      7.31   100.00      NM      NM        13.20  13.20    24.50
SCCB  S. Carolina Comm. Bnshrs of SC(1)    -2.77   -18.34     1.64     -0.84       NM   -8.39   -8.39        24.60  24.60    53.10


 (1) Financial information is for the quarter ending September 30, 1996.
 (2) Excluded from averages due to announced or pending acquisition.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

 Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700



        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                  For the Twelve Months Ended December 31, 1996





                                                     Net Interest Income                   Other Income               G&A/Other Exp.
                                                 ----------------------------           -------------------          ---------------
                                                                       Loss     NII                           Total
                                          Net                         Provis.  After    Loan   R.E.  Other    Other    G&A  Goodwill
                                        Income  Income Expense   NII  on IEA   Provis.  Fees   Oper. Income  Income  Expense  Amort.
                                        ------  ------ ------- ------ ------- -------   ----  -----  ------  ------  ------- -------
SAIF-Insured Thrifts                      0.56    7.36    4.13   3.23   0.14    3.10    0.12  -0.01   0.31     0.42    2.23    0.02
State of SC                               0.56    7.72    4.20   3.52   0.13    3.39    0.10   0.00   0.51     0.60    2.55    0.01


Comparable Group
----------------


State of SC
-----------
AMFB  American Federal Bank of SC(1)(2)   1.04    7.67    3.76   3.91   0.31    3.60    0.13   0.02   0.95     1.10    2.65    0.05
CFCP  Coastal Fin. Corp. of SC(1)         0.85    7.95    4.37   3.58   0.18    3.40    0.32   0.08   0.39     0.79    2.74    0.00
FFCH  First Fin. Holdings Inc. of SC      0.53    7.60    4.50   3.10   0.14    2.97    0.08  -0.02   0.63     0.69    2.37    0.00
FSFC  First So.east Fin. Corp. of SC     -0.01    7.44    4.22   3.22   0.05    3.17    0.09   0.03   0.21     0.33    2.00    0.00
PALM  Palfed, Inc. of Aiken SC(1)         0.36    7.81    4.49   3.31   0.21    3.11    0.07  -0.10   0.64     0.61    2.75    0.04
PERT  Perpetual of SC, MHC (46.8)(1)      0.75    7.82    3.89   3.93   0.21    3.72    0.03   0.01   1.07     1.11    3.20    0.00
SCCB  S. Carolina Comm. Bnshrs of SC(1)   0.85    7.69    3.70   4.00   0.00    4.00    0.00   0.00   0.10     0.10    2.23    0.00


                                             Non-Op. Items     Yields, Costs, and Spreads
                                            --------------     -------------------------
                                                                                               MEMO:     MEMO:
                                               Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                              Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                            ------- -------     --------- -------- ------ ----------  --------
SAIF-Insured Thrifts                          -0.39   0.00        7.52      4.74     2.78     4,239      34.99
State of SC                                   -0.53   0.00        8.09      4.89     3.20     2,160      37.04


Comparable Group
----------------


State of SC
-----------
AMFB  American Federal Bank of SC(1)(2)       -0.39   0.00        7.92      4.16     3.76     2,156      34.71
CFCP  Coastal Fin. Corp. of SC(1)             -0.10   0.00        8.20      4.74     3.46     2,769      36.75
FFCH  First Fin. Holdings Inc. of SC          -0.45   0.00        7.80      4.90     2.90     2,930      37.23
FSFC  First So.east Fin. Corp. of SC          -1.35   0.00        7.63      4.98     2.65     2,651         NM
PALM  Palfed, Inc. of Aiken SC(1)             -0.35   0.00        8.21      4.96     3.25        NM      36.50
PERT  Perpetual of SC, MHC (46.8)(1)          -0.49   0.00        8.84      4.46     4.37     2,141      34.66
SCCB  S. Carolina Comm. Bnshrs of SC(1)       -0.44   0.00        7.87      5.29     2.58       311      40.03

(1) Financial information is for the quarter ending September 30, 1996.
(2) Excluded from averages due to announced or pending acquisition.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

!R! RES; FTMD 15; FONT 36; EXIT;
     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700



     Loan Portfolio Composition and Related Information
              Comparable Institution Analysis
                   As of December 31, 1996





                                                      Portfolio Composition as a Percent of MBS and Loans
                                                 ---------------------------------------------------------
                                                       1-4     Constr.   5+Unit   Commerc.             RWA/     Service   Servicing
 Institution                                    MBS  Family   & Land    Comm RE   Business  Consumer  Assets    For Others  Assets
 -----------                                  ------ ------   ------    ------    ------    --------  ------    ----------  ------
                                                (%)    (%)      (%)       (%)       (%)        (%)      (%)         ($000)  ($000)






 SAIF-Insured Thrifts                           15.81  61.56     5.22     11.63      6.30      1.61     50.59      366,441   2,607
 State of SC                                     5.97  69.47     8.58     11.07      5.95      2.31     60.30       68,082      69


 Comparable Group
 ----------------


 State of SC
 -----------
 AMFB  American Federal Bank of SC(1)(2)        34.05  30.07     3.84      9.64     16.25      7.60     57.44      172,222     577
 CFCP  Coastal Fin. Corp. of SC(1)               7.80  60.35    14.16     11.70      5.23      5.61     64.31      115,100       0
 FFCH  First Fin. Holdings Inc. of SC            7.36  60.68     5.89     17.35      8.58      2.09     63.68      216,128       0
 FSFC  First So.east Fin. Corp. of SC            6.90  82.10     5.48      0.56      7.86      1.36     48.53        3,551       0
 PALM  Palfed, Inc. of Aiken SC(1)               7.61  51.51    13.49     21.33      7.23      2.48     68.10          411     411
 PERT  Perpetual of SC, MHC (46.8)(1)              NA     NA       NA        NA        NA        NA     56.88       73,303       0
 SCCB  S. Carolina Comm. Bnshrs of SC(1)         0.19  92.71     3.88      4.39      0.83      0.00        NA            0       0



 (1) Financial information is for the quarter ending September 30, 1996.


 Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable,but we cannot guarantee the accuracy or completeness of such information.

 Copyright (c) 1997 by RP Financial, LC.

!R! RES; FTMD 15; FONT 36; EXIT;
     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700



     Credit Risk Measures and Related Information
           Comparable Institution Analysis
 As of December 31, 1996 or Most Recent Date Available



                                                            NPAs &                                  Rsrves/
                                                  REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
     Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
     -----------                                  ------    ------    ------    ------    ------    --------  ---------   ----------
                                                    (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)






     SAIF-Insured Thrifts                            0.27      0.86      0.94      0.85    183.44    127.80          258        0.10
     State of SC                                     0.67      1.03      0.89      0.99    370.85    328.03          149        0.12


     Comparable Group
     ----------------


     State of SC
     -----------
     AMFB  American Federal Bank of SC(1)(2)         0.03      0.51      0.78      1.25    159.95    150.52        1,444        0.68
     CFCP  Coastal Fin. Corp. of SC(1)               0.07      0.17      0.12      1.09    937.53    543.23           15        0.02
     FFCH  First Fin. Holdings Inc. of SC            0.15      1.28      1.25      0.87     69.24     56.63          348        0.11
     FSFC  First So.east Fin. Corp. of SC            0.23      0.07      0.08      0.50    639.69    577.21           36        0.06
     PALM  Palfed, Inc. of Aiken SC(1)               2.32      3.44      2.68      1.51     56.34     34.31          429        0.34
     PERT  Perpetual of SC, MHC (46.8)(1)            0.67      0.17      0.25      1.08    432.39    428.77           66        0.19
     SCCB  S. Carolina Comm. Bnshrs of SC(1)         0.58        NA      0.97      0.87     89.88        NA            0        0.00


 (1) Financial information is for the quarter ending September 30, 1996.
 (2) Excluded from averages due to announced or pending acquisition.


         Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

 Copyright (c) 1997 by RP Financial, LC.

!R! RES; FTMD 15; FONT 36; EXIT;
     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


       Interest Rate Risk Measures and Net Interest Income Volatility
                           Comparable Institution Analysis
                 As of December 31, 1996 or Most Recent Date Available




                                               Balance Sheet Measures
                                             --------------------------
                                                               Non-Earn

                                             Equity/     IEA/   Assets/
Institution                                  Assets      IBL     Assets
-----------                                  ------    ------    ------
                                               (%)       (%)       (%)






SAIF-Insured Thrifts                           12.3     112.6       4.1
State of SC                                    12.1     113.0       3.5


Comparable Group
----------------

State of SC
-----------
AMFB  American Federal Bank of SC(1)(2)         7.2     107.1       2.9
CFCP  Coastal Fin. Corp. of SC(1)               6.0     104.2       4.1
FFCH  First Fin. Holdings Inc. of SC            6.1     105.6       2.4
FSFC  First So.east Fin. Corp. of SC           10.4     109.7       2.5
PALM  Palfed, Inc. of Aiken SC(1)               7.6     105.5       4.8
PERT  Perpetual of SC, MHC (46.8)(1)           13.9     114.4       4.2
SCCB  S. Carolina Comm. Bnshrs of SC(1)        28.7     138.8       2.7


                                                                                 Quarterly Change in Net Interest Income

                                                                      ----------------------------------------------------------

                                                                      12/31/96  09/30/96  06/30/96  03/31/96  12/31/95  09/30/95
                                                                      --------  --------  --------  --------  --------  --------







SAIF-Insured Thrifts                                                     -2        -2         8         4         4         3
State of SC                                                               2        -7        11         8         3        -3


Comparable Group
----------------

State of SC
-----------
AMFB  American Federal Bank of SC(1)(2)                                 NA         5        10         5        12        -6
CFCP  Coastal Fin. Corp. of SC(1)                                       NA       -15         8         6        23        16
FFCH  First Fin. Holdings Inc. of SC                                     4        -4        -5         9         1        12
FSFC  First So.east Fin. Corp. of SC                                     1       -31        21         5         1       -20
PALM  Palfed, Inc. of Aiken SC(1)                                       NA        11        24         3         0        15
PERT  Perpetual of SC, MHC (46.8)(1)                                    NA        -8        -5        40        NA        NA
SCCB  S. Carolina Comm. Bnshrs of SC(1)                                 NA         4        20       -16        -9       -36




(1) Financial information is for the quarter ending September 30, 1996.
(2) Excluded from averages due to announced or pending acquisition NA=Change is greater than 100 basis points during the quarter.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

!R! RES; FTMD 15; FONT 36; EXIT;
     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700



     Market Pricing Comparatives
   Prices As of February 21, 1997







                                                         Per Share Data
                                            Market      _______________
                                        Capitalization   Core    Book              Pricing Ratios(3)
                                        ---------------                 ---------------------------------------
                                        Price/   Market  12-Mth  Value/

                                       Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
                                        ------- ------- ------- ------- ------- ------- ------- ------- -------
Financial Institution
---------------------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)





SAIF-Insured Thrifts                     20.27   143.25   1.17   15.96   19.70  126.24   15.40  128.35   17.47
State of SC                              20.49    69.52   1.10   13.00   24.03  143.11   17.57  144.54   19.59


Comparable Group
----------------


State of SC
-----------
AMFB  American Federal Bank of SC(7)     28.75   314.96   1.61    9.88   22.29      NM   22.58      NM   17.86
CFCP  Coastal Fin. Corp. of SC           24.12    83.26   1.16    8.02   22.33      NM   18.11      NM   20.79
FFCH  First Fin. Holdings Inc. of SC     28.00   176.43   1.96   15.28   22.40  183.25   11.15  183.25   14.29
FSFC  First So.east Fin. Corp. of SC     11.00    48.27   0.68    7.69      NM  143.04   14.80  143.04   16.18
PALM  Palfed, Inc. of Aiken SC           14.81    77.43   0.73   10.10      NM  146.63   11.73  153.79   20.29
PERT  Perpetual of SC, MHC (46.8)        26.00    18.33   1.35   19.33   27.37  134.51   18.65  134.51   19.26
SCCB  S. Carolina Comm. Bnshrs of SC     19.00    13.40   0.71   17.57      NM  108.14   30.98  108.14   26.76






                                                Dividends(4)                Financial Characteristics(6)
                                          ----------------------- -------------------------------------------------------
                                          Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                                                          ---------------- ---------------
Financial Institution                     Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                    - ------- ------ ------- ------  ------- ------- ------- ------- ------- -------


                                             ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)



SAIF-Insured Thrifts
State of SC
                                             0.36   1.81   28.92   1,166   12.89    0.86    0.61    5.26    0.83    7.36
                                             0.35   1.70   24.10     547   12.16    1.03    0.56    6.07    0.90    9.18
Comparable Group
----------------


State of SC
-----------
AMFB  American Federal Bank of SC(7)
CFCP  Coastal Fin. Corp. of SC
FFCH  First Fin. Holdings Inc. of SC         0.48   1.67   29.81   1,395    7.76    0.51    1.04   13.07    1.30   16.31
FSFC  First So.east Fin. Corp. of SC         0.44   1.82   37.93     460    6.02    0.17    0.85   14.01    0.92   15.05
PALM  Palfed, Inc. of Aiken SC               0.72   2.57   36.73   1,582    6.08    1.28    0.52    8.22    0.82   12.89
PERT  Perpetual of SC, MHC (46.8)            0.20   1.82   29.41     326   10.35    0.07   -0.01   -0.09    0.88    6.18
SCCB  S. Carolina Comm. Bnshrs of SC         0.12   0.81   16.44     660    8.00    3.44    0.37    4.51    0.59    7.31
                                             0.00   0.00    0.00     210   13.86    0.17    0.75    6.82    1.06    9.69
                                             0.60   3.16      NM      43   28.65      NA    0.85    2.93    1.14    3.92






(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT III-3

                   Financial Analysis of Peer Group Candidates

                (MSP 164-178 TO COME ON DISK 4/3/97-INSERT HERE)

                                 EXHIBIT III-4

                  Peer Group Market Area Comparative Analysis

                                  Exhibit III-4
          Peer Group Primary Market Area Demographic/Competition Trends


                                                                                      Proj.
                                                              Population              Pop.         1990-96         1996-2001
Institution                         County                 1990        1996           2001        % Change         % Change
                                                           (000)       (000)
Eagle Bancshares of Tucker, GA      DeKalb                    546         588         622            7.8%             5.7%
Community Fin. Corp. of VA          Staunton                   24          25          25            2.1%             1.6%
FFVA Financial Corp of VA           Lynchburg                  66          66.9        68            1.3%             1.0%
First SB, SSB, Moore Co. of NC      Moore                      59          69          77           16.8%            11.5%
Green Street Fin. Corp of NC        Cumberland                275         289         300            5.1%             3.8%
HFNC Financial Corp of NC           Mecklenburg               511         594         661           16.2%            11.2%
ISB Financial Corp. of LA           Iberia                     68          72          75            5.2%             4.0%
Life Bancorp of Norfolk, VA         Norfolk                   261         233         223          -11.0%            -4.1%
Teche Holding Company of LA         St. Mary                   58          57          57           -1.0%            -0.8%
Texarkana First Corp. of AR         Miller                     38          39          40            1.9%             1.5%

                                        Averages:             190.7438    203.3114    214.6805       4.4%             3.5%
                                         Medians:              67          70          76            3.6%             2.7%

First FS&LA of Spartanburg, SC      Spartanburg               227         243         256            7.1%             5.3%



                                  Exhibit III-4
          Peer Group Primary Market Area Demographic/Competition Trends



                                                                       Per Capita Income            Deposit      Unempl.
                                                                                      % State       Market        Rate
Institution                         County          Median Age      Amount            Average       Share(1)      12/96
Eagle Bancshares of Tucker, GA      DeKalb              33.9        20,067              120.1%       5.1%          4.3%
Community Fin. Corp. of VA          Staunton            38.4        13,649               77.6%      18.0%          3.4%
FFVA Financial Corp of VA           Lynchburg           33.9        13,573               77.2%      11.1%          3.2%
First SB, SSB, Moore Co. of NC      Moore               40.0        16,524              109.1%      21.3%          3.6%
Green Street Fin. Corp of NC        Cumberland          28.5        13,875               91.6%       5.8%          4.2%
HFNC Financial Corp of NC           Mecklenburg         33.8        19,764              130.5%       3.4%          2.6%
ISB Financial Corp. of LA           Iberia              31.0        10,096               81.8%      38.4%          4.7%
Life Bancorp of Norfolk, VA         Norfolk             28.3        13,663               77.7%      15.6%          5.9%
Teche Holding Company of LA         St. Mary            31.1         9,461               76.6%      19.2%          6.9%
Texarkana First Corp. of AR         Miller              34.0        12,290               93.9%      16.1%          6.6%

                                        Averages:       33.3        14,296               93.6%      15.4%          4.5%
                                         Medians:       33.9        13,656               86.7%      15.9%          4.3%

First FS&LA of Spartanburg, SC      Spartanburg         35.7        15,186              104.5%      15.6%          4.0%




(1) Total institution deposits in headquarters county as percent of total county deposits.

Sources: CACI, Inc; FDIC; OTS, Bureau of Labor Statistics

                                  EXHIBIT IV-1

                                  Stock Prices:
                             As of February 21, 1997

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209

                           (703) 528-1700 Exhibit IV-1
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 21, 1997

                                                  Market Capitalization                      Price Change Data
                                                          Shares  Market          52 Week (1)              % Change From
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     Market Averages. SAIF-Insured Thrifts(no MHC)
     ---------------------------------------------

     SAIF-Insured Thrifts(321)                     20.27   5,544   149.3        21.03   14.72   19.86    1.95  174.42     9.56
     NYSE Traded Companies(11)                     37.86  38,458 1,595.2        39.29   23.98   36.46    5.58  278.35    15.49
     AMEX Traded Companies(18)                     16.65   3,791    71.7        17.63   12.11   16.22    2.14  266.62     9.81
     NASDAQ Listed OTC Companies(292)              19.92   4,578   107.0        20.64   14.58   19.55    1.82  162.12     9.35
     California Companies(24)                      25.64  17,272   627.9        26.32   16.00   24.29    6.65  115.25    18.62
     Florida Companies(5)                          15.97   7,267   102.2        16.02   11.40   15.10    3.41   76.53    10.40
     Mid-Atlantic Companies(65)                    20.74   6,204   143.9        21.33   14.64   20.54    0.92  158.01    11.35
     Mid-West Companies(153)                       19.95   3,980   107.4        20.75   14.95   19.64    1.36  183.97     7.79
     New England Companies(11)                     20.25   3,931    92.5        20.97   15.19   20.16   -0.12  247.56     4.83
     North-West Companies(6)                       21.06  12,606   314.0        21.41   14.75   20.45    3.24  115.25     9.01
     South-East Companies(43)                      18.84   3,528    67.9        19.90   13.90   18.26    3.22  222.06    11.00
     South-West Companies(7)                       17.32   1,856    37.6        18.29   12.58   17.04    1.35  -22.22     2.64
     Western Companies (Excl CA)(7)                18.96   4,808    88.5        19.33   14.75   18.50    2.64  300.05     5.15
     Thrift Strategy(249)                          18.85   3,496    75.0        19.61   14.01   18.54    1.69  134.77     9.08
     Mortgage Banker Strategy(40)                  24.15  11,797   401.2        25.01   16.66   23.66    2.29  268.55    12.26
     Real Estate Strategy(14)                      22.60   7,668   179.6        23.34   15.42   21.77    2.74  160.13    11.50
     Diversified Strategy(14)                      34.10  23,261   773.3        34.68   22.39   32.56    5.13  248.17     9.45
     Retail Banking Strategy(4)                    15.50   3,519    60.4        15.81   10.94   15.31    1.06  227.86     7.41
     Companies Issuing Dividends(258)              20.80   5,754   162.2        21.65   15.19   20.41    1.78  189.72     8.78
     Companies Without Dividends(63)               18.19   4,712    98.6        18.59   12.84   17.69    2.64  106.99    12.81
     Equity/Assets <6%(28)                         22.27  14,950   434.1        23.05   14.27   21.60    3.03  167.89    12.46
     Equity/Assets 6-12%(153)                      22.47   6,285   183.3        23.19   16.05   22.00    2.13  182.23    10.14
     Equity/Assets >12%(140)                       17.53   2,907    57.2        18.31   13.37   17.23    1.55  133.96     8.34
     Converted Last 3 Mths (no MHC)(8)             14.22   2,536    36.6        14.38   12.69   14.08    1.09    0.00     8.91
     Actively Traded Companies(49)                 29.07  15,666   548.9        29.70   19.67   28.23    3.30  204.46    12.81
     Market Value Below $20 Million(70)            15.60     884    13.1        16.31   12.53   15.52    0.57  116.13     6.83
     Holding Company Structure(281)                20.61   5,447   152.0        21.35   15.02   20.18    2.03  162.02     9.40
     Assets Over $1 Billion(65)                    31.11  17,234   565.5        31.72   20.51   30.13    3.47  216.31    12.70
     Assets $500 Million-$1 Billion(54)            20.12   5,292    96.0        20.58   14.35   19.47    3.73  213.90    11.66
     Assets $250-$500 Million(69)                  18.37   2,718    45.3        19.31   13.73   18.12    1.40  121.41     8.86
     Assets less than $250 Million(133)            16.06   1,421    22.3        16.91   12.57   15.94    0.77  109.38     7.53
     Goodwill Companies(130)                       23.57   9,156   256.0        24.28   16.23   22.96    2.62  210.93    10.82
     Non-Goodwill Companies(191)                   18.13   3,194    80.0        18.92   13.74   17.85    1.52  109.89     8.73
     Acquirors of FSLIC Cases(13)                  31.19  34,866 1,330.7        32.07   20.29   30.50    2.39  269.08    13.97




                                                      Current Per Share Financials
                                                                           Tangible
                                                  Trailing  12 Mo.   Book    Book
                                                   12 Mo.   Core    Value/  Value/  Assets
                                                   EPS(3)   EPS(3)  Share  Share(4) Share
                                                  -------- ------- ------- ------- -------
                                                      ($)     ($)     ($)     ($)     ($)

     SAIF-Insured Thrifts(321)                     0.86    1.18   16.11   15.67   159.42
     NYSE Traded Companies(11)                     1.75    2.54   19.90   19.03   349.37
     AMEX Traded Companies(18)                     0.59    0.86   14.10   13.95   106.53
     NASDAQ Listed OTC Companies(292)              0.85    1.15   16.11   15.67   156.48
     California Companies(24)                      0.72    1.11   17.68   16.72   272.75
     Florida Companies(5)                          0.52    0.65   12.50   12.17   153.31
     Mid-Atlantic Companies(65)                    1.02    1.38   16.25   15.58   171.72
     Mid-West Companies(153)                       0.85    1.15   16.54   16.26   143.93
     New England Companies(11)                     1.21    1.39   16.95   15.78   222.69
     North-West Companies(6)                       0.91    1.17   13.27   12.65   148.69
     South-East Companies(43)                      0.72    1.03   14.07   13.90   119.69
     South-West Companies(7)                       0.46    1.00   16.02   15.21   223.53
     Western Companies (Excl CA)(7)                0.93    1.13   16.56   16.53   101.98
     Thrift Strategy(249)                          0.75    1.04   16.08   15.69   142.25
     Mortgage Banker Strategy(40)                  1.22    1.54   15.83   15.04   230.94
     Real Estate Strategy(14)                      0.85    1.43   15.73   15.52   203.68
     Diversified Strategy(14)                      1.85    2.45   18.70   18.31   221.43
     Retail Banking Strategy(4)                    0.54    0.74   13.03   12.56   160.59
     Companies Issuing Dividends(258)              0.96    1.28   16.31   15.85   158.54
     Companies Without Dividends(63)               0.46    0.76   15.32   14.97   162.88
     Equity/Assets <6%(28)                         0.71    1.16   13.64   12.66   282.52
     Equity/Assets 6-12%(153)                      1.10    1.48   16.48   15.81   199.88
     Equity/Assets >12%(140)                       0.63    0.86   16.19   16.11    91.84
     Converted Last 3 Mths (no MHC)(8)             0.48    0.66   13.87   13.87    72.19
     Actively Traded Companies(49)                 1.71    2.19   18.00   17.31   244.69
     Market Value Below $20 Million(70)            0.47    0.78   15.60   15.47   130.22
     Holding Company Structure(281)                0.87    1.19   16.50   16.05   157.37
     Assets Over $1 Billion(65)                    1.52    2.00   19.36   18.09   264.69
     Assets $500 Million-$1 Billion(54)            1.01    1.26   15.28   14.71   162.27
     Assets $250-$500 Million(69)                  0.73    1.09   15.37   15.10   158.69
     Assets less than $250 Million(133)            0.54    0.79   15.25   15.18   107.66
     Goodwill Companies(130)                       1.10    1.47   16.47   15.47   207.62
     Non-Goodwill Companies(191)                   0.70    0.99   15.87   15.80   128.07
     Acquirors of FSLIC Cases(13)                  1.46    2.27   17.01   16.07   276.00



     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
     (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

     * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209

                     (703) 528-1700 Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 21, 1997


                                                  Market Capitalization                      Price Change Data
                                                          Shares  Market          52 Week (1)              % Change From
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------

     BIF-Insured Thrifts(73)                       21.64   9,396   288.8        22.09   14.61   21.11    2.78  160.39    11.52
     NYSE Traded Companies(3)                      34.54  53,300 1,663.9        35.25   16.33   32.79    5.84  246.64    30.09
     AMEX Traded Companies(5)                      18.60   4,123    76.0        19.15   13.49   18.27    2.19   67.18    13.81
     NASDAQ Listed OTC Companies(65)               21.22   7,515   234.1        21.65   14.62   20.74    2.67  163.54    10.29
     California Companies(3)                       17.46   6,142   114.2        18.12   10.79   16.17    7.75  419.33    19.74
     Mid-Atlantic Companies(19)                    23.16  15,473   411.2        23.63   15.30   22.72    1.59   86.39    10.13
     Mid-West Companies(2)                         10.12     942     9.5        10.62    8.87   10.12    0.00    0.00     0.00
     New England Companies(39)                     20.12   4,467    91.3        20.51   13.54   19.61    3.27  179.72    11.34
     North-West Companies(4)                       28.44  36,394 1,882.5        29.56   15.66   27.92    1.23  128.56    19.33
     South-East Companies(5)                       25.55   2,093    37.2        25.70   21.80   24.95    2.69    0.00     8.49
     Thrift Strategy(47)                           21.06   4,271   126.9        21.49   14.89   20.59    2.50  145.58     9.19
     Mortgage Banker Strategy(10)                  23.03  24,301   464.7        23.53   14.98   22.40    2.65  236.16    21.14
     Real Estate Strategy(8)                       20.42   5,135   117.4        20.75   12.54   19.62    5.11  207.25    11.23
     Diversified Strategy(6)                       26.33  32,326 1,446.8        26.98   14.81   25.73    2.72  120.65    18.17
     Retail Banking Strategy(2)                    17.94   1,396    24.6        18.38   12.97   17.50    2.48   28.74     7.67
     Companies Issuing Dividends(56)               22.50   8,141   308.5        22.98   14.74   22.01    2.56  157.47    11.13
     Companies Without Dividends(17)               18.83  13,495   224.2        19.19   14.20   18.16    3.52  185.98    12.88
     Equity/Assets <6%(6)                          16.65  26,418   459.5        17.01   10.60   15.77    5.14  167.97    18.30
     Equity/Assets 6-12%(48)                       22.17   8,743   337.5        22.68   14.41   21.70    2.53  163.76    11.28
     Equity/Assets >12%(19)                        21.81   6,001   118.3        22.13   16.29   21.23    2.72   15.41    10.02
     Converted Last 3 Mths (no MHC)(3)             31.83  15,300   248.6        32.21   30.00   31.25    1.79    0.00     3.93
     Actively Traded Companies(26)                 23.75  15,260   518.9        24.31   15.21   23.20    2.76  205.77    14.82
     Market Value Below $20 Million(12)            16.19     890    13.8        16.35   11.29   15.35    4.97   93.03    10.01
     Holding Company Structure(46)                 22.47   9,347   311.7        22.96   15.52   21.99    2.43  169.50    11.55
     Assets Over $1 Billion(16)                    29.41  29,541 1,053.8        29.99   17.05   28.61    2.77  163.87    19.27
     Assets $500 Million-$1 Billion(17)            20.78   5,509    98.2        21.39   14.97   20.46    1.66  149.26     9.17
     Assets $250-$500 Million(20)                  18.75   2,870    49.0        19.20   12.69   18.41    2.49  195.58     9.76
     Assets less than $250 Million(20)             18.44   1,577    21.7        18.64   14.06   17.76    4.06  125.54     8.96
     Goodwill Companies(36)                        23.73  14,033   510.9        24.37   15.28   23.18    2.43  164.75    12.93
     Non-Goodwill Companies(37)                    19.80   5,304    92.8        20.08   14.02   19.28    3.09  152.61    10.23


                                                  Current Per Share Financials
                                            ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
                                             EPS(3)   EPS(3)  Share  Share(4) Share
                                            -------- ------- ------- ------- -------
                                               ($)     ($)     ($)     ($)     ($)

BIF-Insured Thrifts(73)                       1.32    1.31   15.62   14.86   157.75
NYSE Traded Companies(3)                      1.81    1.82   18.99   14.58   247.25
AMEX Traded Companies(5)                      0.94    0.87   15.04   14.61   143.14
NASDAQ Listed OTC Companies(65)               1.33    1.32   15.50   14.90   154.26
California Companies(3)                       1.30    1.20   11.90   11.90   155.17
Mid-Atlantic Companies(19)                    1.29    1.32   16.71   15.05   178.02
Mid-West Companies(2)                         0.25    0.38   13.57   12.80    53.10
New England Companies(39)                     1.48    1.41   14.35   13.87   163.12
North-West Companies(4)                       1.27    1.25   12.15   11.58   127.16
South-East Companies(5)                       0.63    0.84   25.53   25.53    96.32
Thrift Strategy(47)                           1.24    1.24   16.91   15.90   151.92
Mortgage Banker Strategy(10)                  1.49    1.48   14.18   14.00   189.77
Real Estate Strategy(8)                       1.36    1.33   11.92   11.92   112.32
Diversified Strategy(6)                       1.74    1.61   11.86   11.18   167.64
Retail Banking Strategy(2)                    1.11    1.09   16.71   16.26   258.75
Companies Issuing Dividends(56)               1.43    1.40   15.49   14.51   165.89
Companies Without Dividends(17)               0.96    1.00   16.06   15.99   131.16
Equity/Assets <6%(6)                          1.09    0.95   10.72   10.61   188.63
Equity/Assets 6-12%(48)                       1.56    1.51   14.68   13.57   179.12
Equity/Assets >12%(19)                        0.81    0.91   19.41   19.29    95.86
Converted Last 3 Mths (no MHC)(3)             1.17    1.35   32.03   32.03   118.80
Actively Traded Companies(26)                 1.70    1.67   15.08   14.41   183.69
Market Value Below $20 Million(12)            0.86    0.87   15.13   14.65   153.05
Holding Company Structure(46)                 1.34    1.36   16.28   15.56   149.06
Assets Over $1 Billion(16)                    1.79    1.75   15.78   14.43   188.30
Assets $500 Million-$1 Billion(17)            1.41    1.31   15.54   14.28   169.04
Assets $250-$500 Million(20)                  1.21    1.23   14.13   13.83   147.64
Assets less than $250 Million(20)             0.94    0.98   17.06   16.78   130.94
Goodwill Companies(36)                        1.51    1.47   15.73   14.10   197.83
Non-Goodwill Companies(37)                    1.16    1.16   15.53   15.53   122.38



     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics. (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

     * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209

                     (703) 528-1700 Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 21, 1997




                                                  Market Capitalization                      Price Change Data
                                                          Shares  Market          52 Week (1)              % Change From
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     Market Averages. MHC Institutions
     ---------------------------------
     SAIF-Insured Thrifts(19)                      20.18   4,758    35.0        21.05   14.67   20.15    0.36  157.50     7.91
     BIF-Insured Thrifts(2)                        23.41  21,913   274.9        24.13   14.47   23.63   -2.09  355.02    15.06
     NASDAQ Listed OTC Companies(21)               20.52   6,564    60.2        21.37   14.65   20.51    0.10  223.34     8.66
     Florida Companies(3)                          24.25   5,531    61.2        25.42   16.67   24.50   -1.32    0.00    -1.73
     Mid-Atlantic Companies(8)                     17.13   8,378    46.7        18.27   12.28   17.13    0.03  112.50    13.05
     Mid-West Companies(7)                         19.18   1,943    14.8        19.86   14.34   19.39   -0.76  202.50     8.00
     New England Companies(1)                      35.81  40,553   542.7        36.50   19.69   35.75    0.17  355.02    24.04
     North-West Companies(1)                       18.25   2,196    16.7        18.75   14.37   17.25    5.80    0.00     4.29
     South-East Companies(1)                       26.00   1,505    18.3        26.00   20.25   24.75    5.05    0.00     7.22
     Thrift Strategy(19)                           19.75   4,822    34.4        20.64   14.37   19.81   -0.23  157.50     8.02
     Mortgage Banker Strategy(1)                   18.25   2,196    16.7        18.75   14.37   17.25    5.80    0.00     4.29
     Diversified Strategy(1)                       35.81  40,553   542.7        36.50   19.69   35.75    0.17  355.02    24.04
     Companies Issuing Dividends(20)               20.21   6,845    62.6        21.12   14.34   20.28   -0.17  223.34     8.74
     Companies Without Dividends(1)                26.00   1,505    18.3        26.00   20.25   24.75    5.05    0.00     7.22
     Equity/Assets 6-12%(15)                       21.59   8,031    76.3        22.72   15.06   21.71   -0.47  223.34     8.83
     Equity/Assets >12%(6)                         17.50   2,456    15.4        17.60   13.50   17.15    1.70    0.00     8.20
     Actively Traded Companies(1)                  21.25   7,164    72.3        23.50   13.18   22.00   -3.41  112.50    14.86
     Holding Company Structure(1)                  21.25   7,164    72.3        23.50   13.18   22.00   -3.41  112.50    14.86
     Assets Over $1 Billion(4)                     27.21  20,021   198.0        27.72   17.24   27.00    1.24  355.02    15.03
     Assets $500 Million-$1 Billion(5)             19.50   6,273    58.5        21.25   13.14   20.00   -2.45  112.50     3.45
     Assets $250-$500 Million(4)                   23.63   2,116    20.8        24.44   16.90   24.00   -1.52  202.50     9.27
     Assets less than $250 Million(8)              16.00   2,169    11.8        16.72   12.80   15.72    1.31    0.00     7.13
     Goodwill Companies(10)                        23.67  11,038   108.3        24.62   15.71   23.78   -0.06  223.34    12.02
     Non-Goodwill Companies(11)                    17.68   2,537    17.0        18.45   13.70   17.58    0.25    0.00     5.65
     MHC Institutions(21)                          20.52   6,564    60.2        21.37   14.65   20.51    0.10  223.34     8.66





                                             Current Per Share Financials
                                         ----------------------------------------
                                                                  Tangible
                                         Trailing  12 Mo.   Book    Book
                                          12 Mo.   Core    Value/  Value/  Assets/
                                          EPS(3)   EPS(3)  Share  Share(4) Share
                                         -------- ------- ------- ------- -------
                                             ($)     ($)     ($)     ($)     ($)
     SAIF-Insured Thrifts(19)                0.61    1.00   13.27   12.91   130.90
     BIF-Insured Thrifts(2)                  0.95    0.85   11.87   11.86   130.37
     NASDAQ Listed OTC Companies(21)         0.65    0.99   13.12   12.80   130.84
     Florida Companies(3)                    1.06    1.48   15.12   14.85   159.33
     Mid-Atlantic Companies(8)               0.20    0.61   11.07   10.41   105.65
     Mid-West Companies(7)                   0.59    0.94   13.12   13.09   134.85
     New England Companies(1)                1.96    1.53   15.24   15.22   188.52
     North-West Companies(1)                 0.95    1.13   11.11   10.01   102.22
     South-East Companies(1)                 0.95    1.35   19.33   19.33   139.42
     Thrift Strategy(19)                     0.55    0.94   13.11   12.82   129.13
     Mortgage Banker Strategy(1)             0.95    1.13   11.11   10.01   102.22
     Diversified Strategy(1)                 1.96    1.53   15.24   15.22   188.52
     Companies Issuing Dividends(20)         0.63    0.97   12.78   12.43   130.36
     Companies Without Dividends(1)          0.95    1.35   19.33   19.33   139.42
     Equity/Assets 6-12%(15)                 0.68    1.07   13.40   12.96   148.26
     Equity/Assets >12%(6)                   0.56    0.76   12.34   12.34    82.08
     Actively Traded Companies(1)            0.63    1.14   12.59   11.04   136.07
     Holding Company Structure(1)            0.63    1.14   12.59   11.04   136.07
     Assets Over $1 Billion(4)               1.10    1.35   13.58   12.79   159.67
     Assets $500 Million-$1 Billion(5)       0.66    1.05   13.40   12.85   133.13
     Assets $250-$500 Million(4)             0.80    1.34   15.51   15.46   179.75
     Assets less than $250 Million(8)        0.34    0.61   11.59   11.45    91.11
     Goodwill Companies(10)                  0.85    1.18   13.67   12.98   151.41
     Non-Goodwill Companies(11)              0.47    0.81   12.63   12.63   112.33
     MHC Institutions(21)                    0.65    0.99   13.12   12.80   130.84



     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
     (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 21, 1997




                                                  Market Capitalization                      Price Change Data
                                                          Shares  Market          52 Week (1)              % Change From
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA             41.12 102,153 4,200.5        44.87   22.62   40.50    1.53  119.31    26.52
     CSA   Coast Savings Financial of CA           47.62  18,585   885.0        47.62   28.25   43.62    9.17  311.94    30.04
     CFB   Commercial Federal Corp. of NE          36.75  21,490   789.8        37.75   24.00   37.25   -1.34  895.93    14.84
     DME   Dime Savings Bank, FSB of NY*           17.50 104,744 1,833.0        17.87   11.00   17.37    0.75   73.96    18.64
     DSL   Downey Financial Corp. of CA            22.75  25,459   579.2        23.37   13.50   21.50    5.81   99.04    15.95
     FRC   First Republic Bancorp of CA*           23.37   7,676   179.4        24.62   12.25   20.75   12.63  419.33    39.52
     FED   FirstFed Fin. Corp. of CA               27.00  10,530   284.3        27.00   14.00   24.12   11.94   67.18    22.73
     GLN   Glendale Fed. Bk, FSB of CA             27.75  49,809 1,382.2        27.75   15.63   25.62    8.31   70.77    19.35
     GDW   Golden West Fin. Corp. of CA            71.75  57,342 4,114.3        74.25   49.50   72.00   -0.35  173.96    13.67
     GWF   Great Western Fin. Corp. of CA(8)       46.37 137,876 6,393.3        46.37   21.12   34.25   35.39  166.95    59.90
     GPT   GreenPoint Fin. Corp. of NY*            62.75  47,481 2,979.4        63.25   25.75   60.25    4.15    N.A.    32.11
     SFB   Standard Fed. Bancorp of MI(8)          57.50  31,990 1,839.4        58.00   37.75   57.37    0.23  517.62     1.11
     TCB   TCF Financial Corp. of MN               46.37  34,757 1,611.7        47.12   32.12   46.50   -0.28  599.40     6.60
     WES   Westcorp Inc. of Orange CA              19.62  25,997   510.1        23.87   16.19   17.00   15.41  167.67   -10.33


     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*              17.50   2,731    47.8        17.50   11.69   17.00    2.94    N.A.    17.69
     BKC   American Bank of Waterbury CT*          28.13   2,293    64.5        29.87   24.12   28.00    0.46   50.03     0.46
     BFD   BostonFed Bancorp of MA                 15.87   6,260    99.3        15.87   11.62   15.87    0.00    N.A.     7.59
     CFX   Cheshire Fin. Corp. of NH*              17.62  12,981   228.7        18.50   11.90   17.75   -0.73   48.07    13.68
     CZF   Citisave Fin. Corp. of LA               13.87     962    13.3        16.50   13.00   13.75    0.87    N.A.    -0.93
     CBK   Citizens First Fin.Corp. of IL          15.37   2,817    43.3        15.37    9.50   15.12    1.65    N.A.     6.96
     ESX   Essex Bancorp of VA(8)                   1.50   1,053     1.6         3.56    1.00    1.37    9.49  -91.04   -31.51
     FCB   Falmouth Co-Op Bank of MA*              15.00   1,455    21.8        15.12   10.25   15.00    0.00    N.A.    14.33
     FAB   FirstFed America Bancorp of MA          14.87   8,713   129.6        15.12   13.62   14.87    0.00    N.A.     N.A.
     GAF   GA Financial Corp. of PA                16.37   8,455   138.4        17.25   10.25   17.25   -5.10    N.A.     8.27
     KNK   Kankakee Bancorp of IL                  27.00   1,415    38.2        27.00   18.50   26.12    3.37  170.00     9.09
     KYF   Kentucky First Bancorp of KY            11.87   1,389    16.5        15.25   10.75   11.87    0.00    N.A.     9.20
     NYB   New York Bancorp, Inc. of NY            30.00  16,570   497.1        30.00   14.50   29.12    3.02  323.13    16.14
     PDB   Piedmont Bancorp of NC                  10.50   2,751    28.9        19.12    9.25   10.37    1.25    N.A.     0.00
     PLE   Pinnacle Bank of AL                     22.50     890    20.0        22.50   15.50   20.87    7.81  233.33    29.53
     SSB   Scotland Bancorp of NC                  15.37   1,840    28.3        15.37   11.62   15.00    2.47    N.A.     8.85
     SZB   SouthFirst Bancshares of AL             13.75     824    11.3        13.75   11.37   13.12    4.80    N.A.     3.77
     SRN   Southern Banc Company of AL             13.62   1,230    16.8        13.87   11.37   13.50    0.89    N.A.     3.81
     SSM   Stone Street Bancorp of NC              26.37   1,825    48.1        26.37   16.25   23.50   12.21    N.A.    28.63
     TSH   Teche Holding Company of LA             15.87   3,437    54.5        16.12   12.00   15.75    0.76    N.A.    10.44
     FTF   Texarkana Fst. Fin. Corp of AR          17.00   1,835    31.2        17.00   13.62   16.62    2.29    N.A.     8.77
     THR   Three Rivers Fin. Corp. of MI           14.37     851    12.2        14.50   12.37   14.37    0.00    N.A.     2.64
     TBK   Tolland Bank of CT*                     14.75   1,157    17.1        14.75    9.50   13.62    8.30  103.45    22.92
     WSB   Washington SB, FSB of MD                 5.50   4,220    23.2         5.69    4.38    5.37    2.42  340.00    12.94


     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN             28.75     697    20.0        30.50   24.76   29.00   -0.86    N.A.     0.88
     AFED  AFSALA Bancorp of NY                    13.50   1,455    19.6        13.50   11.31   13.25    1.89    N.A.    12.50
     ALBK  ALBANK Fin. Corp. of Albany NY          35.75  12,911   461.6        36.50   22.92   34.50    3.62   53.76    13.96
     AMFC  AMB Financial Corp. of IN               13.75   1,124    15.5        13.75    9.75   13.28    3.54    N.A.     3.77
     ASBP  ASB Financial Corp. of OH               12.00   1,721    20.7        18.25   12.00   12.37   -2.99    N.A.    -7.69
     ABBK  Abington Savings Bank of MA(8)*         22.50   1,893    42.6        22.50   14.50   22.12    1.72  239.88    15.38
     AABC  Access Anytime Bancorp of NM             5.25     732     3.8         7.00    5.25    5.25    0.00  -22.22    -4.55
     AFBC  Advance Fin. Bancorp of WV              14.00   1,084    15.2        14.50   12.75   14.50   -3.45    N.A.     N.A.
     AADV  Advantage Bancorp of WI                 35.75   3,275   117.1        35.75   30.75   33.25    7.52  288.59    10.85



                                                     Current Per Share Financials
                                                 ----------------------------------------
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
                                                  EPS(3)   EPS(3)  Share  Share(4) Share
                                                 -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)


     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA             0.97    2.40   19.09   16.08   488.50
     CSA   Coast Savings Financial of CA           0.54    2.12   22.24   21.89   460.00
     CFB   Commercial Federal Corp. of NE          2.00    2.85   18.37   16.15   319.60
     DME   Dime Savings Bank, FSB of NY*           1.00    1.30    9.76    9.67   180.15
     DSL   Downey Financial Corp. of CA            0.80    1.28   15.07   14.82   194.60
     FRC   First Republic Bancorp of CA*           1.63    1.51   16.47   16.45   280.95
     FED   FirstFed Fin. Corp. of CA               0.78    1.71   18.48   18.22   393.53
     GLN   Glendale Fed. Bk, FSB of CA             0.58    1.34   16.98   15.84   303.72
     GDW   Golden West Fin. Corp. of CA            6.34    7.76   40.99   40.99   657.99
     GWF   Great Western Fin. Corp. of CA(8)       1.52    2.18   17.78   15.64   315.85
     GPT   GreenPoint Fin. Corp. of NY*            2.79    2.64   30.74   17.61   280.65
     SFB   Standard Fed. Bancorp of MI(8)          2.98    3.94   29.91   24.84   489.24
     TCB   TCF Financial Corp. of MN               2.46    2.87   15.81   15.21   204.01
     WES   Westcorp Inc. of Orange CA              1.30    0.52   12.09   12.05   122.37


     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*             -0.43   -0.40   17.03   17.03    97.06
     BKC   American Bank of Waterbury CT*          2.89    2.34   20.57   19.65   243.54
     BFD   BostonFed Bancorp of MA                 0.36    0.58   14.19   14.19   127.30
     CFX   Cheshire Fin. Corp. of NH*              0.58    0.77    9.96    9.24   117.15
     CZF   Citisave Fin. Corp. of LA               0.63    0.84   12.58   12.57    78.62
     CBK   Citizens First Fin.Corp. of IL          0.21    0.44   14.32   14.32    94.57
     ESX   Essex Bancorp of VA(8)                 -7.61   -4.57    0.54   -0.23   162.87
     FCB   Falmouth Co-Op Bank of MA*              0.46    0.45   15.20   15.20    60.84
     FAB   FirstFed America Bancorp of MA          0.50    0.96   13.45   13.45   108.87
     GAF   GA Financial Corp. of PA                0.66    0.86   14.48   14.48    74.99
     KNK   Kankakee Bancorp of IL                  1.26    1.69   25.79   24.10   247.80
     KYF   Kentucky First Bancorp of KY            0.53    0.69   10.85   10.85    63.26
     NYB   New York Bancorp, Inc. of NY            2.08    2.28    9.60    9.60   188.41
     PDB   Piedmont Bancorp of NC                 -0.10    0.06    7.14    7.14    45.47
     PLE   Pinnacle Bank of AL                     1.08    1.70   16.65   16.07   215.35
     SSB   Scotland Bancorp of NC                  0.41    0.53   13.47   13.47    37.29
     SZB   SouthFirst Bancshares of AL            -0.02    0.54   15.64   15.64   109.57
     SRN   Southern Banc Company of AL             0.20    0.51   15.98   15.81    87.70
     SSM   Stone Street Bancorp of NC              0.67    0.83   20.48   20.48    58.29
     TSH   Teche Holding Company of LA             0.73    1.07   15.21   15.21   110.44
     FTF   Texarkana Fst. Fin. Corp of AR          1.31    1.61   14.40   14.40    90.33
     THR   Three Rivers Fin. Corp. of MI           0.52    0.78   14.87   14.80   102.67
     TBK   Tolland Bank of CT*                     1.19    1.18   12.43   11.94   197.11
     WSB   Washington SB, FSB of MD                0.29    0.25    4.98    4.98    60.44


     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN             0.63   -0.09   30.67   30.67   373.33
     AFED  AFSALA Bancorp of NY                    0.61    0.61   14.05   14.05   102.70
     ALBK  ALBANK Fin. Corp. of Albany NY          2.03    2.56   24.72   21.35   271.56
     AMFC  AMB Financial Corp. of IN               0.33    0.52   14.40   14.40    74.33
     ASBP  ASB Financial Corp. of OH               0.39    0.56   10.21   10.21    64.98
     ABBK  Abington Savings Bank of MA(8)*         1.87    1.58   17.72   15.83   257.24
     AABC  Access Anytime Bancorp of NM           -0.90   -0.34    6.82    6.82   148.79
     AFBC  Advance Fin. Bancorp of WV              0.32    0.64   13.93   13.93    94.27
     AADV  Advantage Bancorp of WI                 0.98    2.54   27.53   25.50   314.98


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 21, 1997




                                                  Market Capitalization                      Price Change Data
                                                          Shares  Market          52 Week (1)              % Change From
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     AFCB  Affiliated Comm BC, Inc of MA           25.87   5,149   133.2        25.87   16.37   24.87    4.02    N.A.    21.06
     ALBC  Albion Banc Corp. of Albion NY          16.56     250     4.1        18.00   16.50   17.12   -3.27   27.38    -1.13
     ABCL  Allied Bancorp of IL                    30.50   2,695    82.2        31.25   21.00   28.75    6.09  205.00    22.00
     ATSB  AmTrust Capital Corp. of IN             11.87     531     6.3        11.87    8.50   11.87    0.00    N.A.    18.70
     AHCI  Ambanc Holding Co. of NY*               13.19   4,880    64.4        13.50    9.38   12.87    2.49    N.A.    17.24
     ASBI  Ameriana Bancorp of IN                  16.00   3,291    52.7        16.37   12.87   16.00    0.00   73.35     0.00
     AFFFZ America First Fin. Fund of CA           34.50   6,011   207.4        34.50   25.87   32.50    6.15   84.00    14.05
     AMFB  American Federal Bank of SC(8)          28.75  10,955   315.0        28.75   14.75   21.50   33.72  505.26    52.36
     ANBK  American Nat'l Bancorp of MD            12.75   3,604    46.0        13.25    9.50   12.81   -0.47    N.A.     5.20
     ABCW  Anchor Bancorp Wisconsin of WI          43.25   4,621   199.9        43.25   30.25   41.00    5.49   47.26    20.98
     ANDB  Andover Bancorp, Inc. of MA*            29.25   5,134   150.2        29.50   17.81   28.62    2.20  172.09    14.17
     ASFC  Astoria Financial Corp. of NY           40.50  21,473   869.7        40.94   23.31   39.62    2.22   54.29     9.85
     AVND  Avondale Fin. Corp. of IL               18.25   3,525    64.3        18.37   12.50   17.75    2.82    N.A.     6.60
     BFSI  BFS Bankorp, Inc. of NY                 50.75   1,658    84.1        55.00   36.00   50.75    0.00  460.15     3.05
     BKCT  Bancorp Connecticut of CT*              22.75   2,571    58.5        23.75   16.46   22.75    0.00  160.00     1.11
     BPLS  Bank Plus Corp. of CA                   13.25  18,245   241.7        13.75    8.62   12.12    9.32    N.A.    15.22
     BWFC  Bank West Fin. Corp. of MI              11.37   1,819    20.7        12.25    8.94   11.62   -2.15    N.A.     7.06
     BANC  BankAtlantic Bancorp of FL              15.50  14,720   228.2        15.50   10.20   14.87    4.24  198.08    15.93
     BKUNA BankUnited SA of FL                     10.12   5,706    57.7        10.12    7.12    9.75    3.79   86.37     1.20
     BKCO  Bankers Corp. of NJ(8)*                 24.62  12,378   304.7        24.62   16.87   24.44    0.74  293.92    22.37
     BVFS  Bay View Capital Corp. of CA            56.75   6,675   378.8        57.12   30.50   55.75    1.79  187.34    33.94
     BFSB  Bedford Bancshares of VA                19.00   1,144    21.7        19.25   16.00   18.87    0.69   80.95     7.83
     BFFC  Big Foot Fin. Corp. of IL               14.00   2,513    35.2        14.25   12.31   13.75    1.82    N.A.     7.69
     BSBC  Branford SB of CT*                       4.12   6,559    27.0         4.25    2.75    3.87    6.46   94.34     6.46
     BRFC  Bridgeville SB, FSB of PA(8)            15.25   1,124    17.1        16.00   13.00   15.25    0.00    7.02    -4.69
     BYFC  Broadway Fin. Corp. of CA               10.25     893     9.2        11.00    9.00   10.25    0.00    N.A.    10.81
     CBCO  CB Bancorp of Michigan City IN          28.62   1,162    33.3        29.37   16.25   28.62    0.00  160.18    20.51
     CBES  CBES Bancorp of MO                      17.00   1,025    17.4        17.00   12.62   16.00    6.25    N.A.    19.30
     CCFH  CCF Holding Company of GA               16.25     916    14.9        16.25   11.31   16.00    1.56    N.A.    10.17
     CENF  CENFED Financial Corp. of CA            34.38   5,155   177.2        34.50   20.75   31.87    7.88  119.26    17.54
     CFSB  CFSB Bancorp of Lansing MI              20.50   4,706    96.5        21.14   17.73   20.12    1.89  127.78     5.13
     CKFB  CKF Bancorp of Danville KY              18.00     927    16.7        20.75   17.50   18.00    0.00    N.A.   -11.11
     CNSB  CNS Bancorp of MO                       15.50   1,653    25.6        16.25   11.00   15.50    0.00    N.A.     2.51
     CSBF  CSB Financial Group Inc of IL*          10.12     942     9.5        10.62    8.87   10.12    0.00    N.A.     0.00
     CFHC  California Fin. Hld. Co. of CA(8)       28.81   4,741   136.6        29.06   19.75   28.75    0.21  174.38    -0.21
     CBCI  Calumet Bancorp of Chicago IL           35.25   2,377    83.8        35.87   27.50   35.00    0.71   74.07     6.02
     CAFI  Camco Fin. Corp. of OH                  15.87   2,076    32.9        19.29   14.75   16.00   -0.81    N.A.     0.00
     CMRN  Cameron Fin. Corp. of MO                16.37   2,849    46.6        16.50   13.50   16.00    2.31    N.A.     2.31
     CAPS  Capital Savings Bancorp of MO           14.50   1,892    27.4        14.75    8.87   14.25    1.75    9.43    11.54
     CFNC  Carolina Fincorp of NC*                 14.37   1,851    26.6        14.37   13.00   14.00    2.64    N.A.     7.48
     CARV  Carver FSB of New York, NY               9.87   2,314    22.8        10.37    7.37   10.12   -2.47   57.92    19.64
     CASB  Cascade SB of Everett WA                17.00   2,053    34.9        17.50   12.40   16.75    1.49   32.81     5.46
     CATB  Catskill Fin. Corp. of NY*              15.37   5,183    79.7        15.37    9.87   15.25    0.79    N.A.     9.79
     CNIT  Cenit Bancorp of Norfolk VA             45.00   1,633    73.5        45.75   31.75   45.75   -1.64  183.38     8.43
     CTBK  Center Banks, Inc. of NY*               19.12     948    18.1        19.12   13.12   18.75    1.97   73.82    17.66
     CEBK  Central Co-Op. Bank of MA*              18.00   1,965    35.4        18.50   14.75   17.50    2.86  242.86     2.86
     CENB  Century Bancshares of NC*               65.25     407    26.6        66.00   62.00   64.00    1.95    N.A.     0.38
     CBSB  Charter Financial Inc. of IL            15.87   4,253    67.5        16.00   10.87   15.75    0.76    N.A.    26.96
     COFI  Charter One Financial of OH             48.25  46,443 2,240.9        48.25   29.34   47.87    0.79  175.71    14.88
     CVAL  Chester Valley Bancorp of PA            20.75   1,634    33.9        20.75   17.26   20.00    3.75   83.14    12.16
     CTZN  CitFed Bancorp of Dayton OH             36.12   8,584   310.1        36.50   22.50   35.75    1.03  301.33     9.45
     CLAS  Classic Bancshares of KY                13.62   1,322    18.0        13.62   10.37   13.62    0.00    N.A.    17.21
     CMSB  Cmnwealth Bancorp of PA                 15.37  17,954   276.0        15.37    9.75   15.00    2.47    N.A.     2.47
     CBSA  Coastal Bancorp of Houston TX           25.87   4,967   128.5        26.25   16.50   25.00    3.48    N.A.    13.12
     CFCP  Coastal Fin. Corp. of SC                24.12   3,452    83.3        24.12   15.00   21.62   11.56  141.20    14.86



                                                    Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
                                                 EPS(3)   EPS(3)  Share  Share(4) Share
                                                -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     AFCB  Affiliated Comm BC, Inc of MA          1.16    1.67   19.04   18.91   195.26
     ALBC  Albion Banc Corp. of Albion NY        -0.24    0.47   23.07   23.07   239.44
     ABCL  Allied Bancorp of IL                   1.16    1.74   21.01   20.43   247.85
     ATSB  AmTrust Capital Corp. of IN            0.34    0.15   13.46   13.31   135.80
     AHCI  Ambanc Holding Co. of NY*              0.23    0.22   14.42   14.42   101.74
     ASBI  Ameriana Bancorp of IN                 0.70    1.06   13.22   13.20   121.46
     AFFFZ America First Fin. Fund of CA          5.23    6.41   29.52   29.05   367.50
     AMFB  American Federal Bank of SC(8)         1.29    1.61    9.88    9.13   127.33
     ANBK  American Nat'l Bancorp of MD           0.19    0.68   12.36   12.36   135.03
     ABCW  Anchor Bancorp Wisconsin of WI         2.82    3.75   24.94   24.33   404.50
     ANDB  Andover Bancorp, Inc. of MA*           2.43    2.50   18.67   18.67   234.67
     ASFC  Astoria Financial Corp. of NY          1.72    2.54   27.42   22.75   338.69
     AVND  Avondale Fin. Corp. of IL              0.65    0.68   16.67   16.67   173.86
     BFSI  BFS Bankorp, Inc. of NY                5.37    6.35   31.49   31.49   392.35
     BKCT  Bancorp Connecticut of CT*             1.95    1.86   16.62   16.62   163.13
     BPLS  Bank Plus Corp. of CA                 -3.63   -3.08    8.66    8.64   182.14
     BWFC  Bank West Fin. Corp. of MI             0.50    0.32   13.30   13.30    76.70
     BANC  BankAtlantic Bancorp of FL             1.05    0.96    9.49    8.82   147.45
     BKUNA BankUnited SA of FL                    0.45    0.38    7.85    7.42   144.47
     BKCO  Bankers Corp. of NJ(8)*                1.97    2.12   15.58   15.31   198.72
     BVFS  Bay View Capital Corp. of CA           1.64    3.03   29.97   28.44   494.42
     BFSB  Bedford Bancshares of VA               1.14    1.46   15.93   15.93   111.33
     BFFC  Big Foot Fin. Corp. of IL              0.30    0.35   13.76   13.76    85.81
     BSBC  Branford SB of CT*                     0.28    0.28    2.51    2.51    27.98
     BRFC  Bridgeville SB, FSB of PA(8)           0.46    0.59   14.22   14.22    49.27
     BYFC  Broadway Fin. Corp. of CA             -0.21    0.27   14.11   14.11   131.30
     CBCO  CB Bancorp of Michigan City IN         1.88    2.22   16.68   16.68   172.12
     CBES  CBES Bancorp of MO                     0.81    1.09   16.89   16.89    89.44
     CCFH  CCF Holding Company of GA              0.52    0.77   15.76   15.76    87.65
     CENF  CENFED Financial Corp. of CA           2.20    2.71   22.12   22.08   423.83
     CFSB  CFSB Bancorp of Lansing MI             1.16    1.60   13.27   13.27   176.33
     CKFB  CKF Bancorp of Danville KY             0.82    0.81   16.29   16.29    64.77
     CNSB  CNS Bancorp of MO                      0.20    0.35   14.60   14.60    59.83
     CSBF  CSB Financial Group Inc of IL*         0.25    0.38   13.57   12.80    53.10
     CFHC  California Fin. Hld. Co. of CA(8)      1.46    2.11   18.96   18.87   282.09
     CBCI  Calumet Bancorp of Chicago IL          2.27    2.96   34.40   34.40   214.65
     CAFI  Camco Fin. Corp. of OH                 1.32    1.50   13.81   13.81   182.12
     CMRN  Cameron Fin. Corp. of MO               0.74    0.91   16.43   16.43    65.41
     CAPS  Capital Savings Bancorp of MO          0.72    1.05   10.54   10.54   124.57
     CFNC  Carolina Fincorp of NC*                0.52    0.52   12.99   12.99    59.15
     CARV  Carver FSB of New York, NY            -0.05    0.38   14.96   14.28   157.76
     CASB  Cascade SB of Everett WA               0.82    0.86   10.34   10.34   169.53
     CATB  Catskill Fin. Corp. of NY*             0.64    0.64   15.89   15.89    54.75
     CNIT  Cenit Bancorp of Norfolk VA            1.91    2.13   29.22   28.18   401.57
     CTBK  Center Banks, Inc. of NY*              1.58    1.50   17.12   16.74   255.47
     CEBK  Central Co-Op. Bank of MA*             0.85    0.92   16.30   14.36   165.86
     CENB  Century Bancshares of NC*              2.26    2.87   69.47   69.47   243.46
     CBSB  Charter Financial Inc. of IL           0.72    0.95   13.26   12.24    91.33
     COFI  Charter One Financial of OH            2.75    3.52   20.00   18.54   299.39
     CVAL  Chester Valley Bancorp of PA           1.04    1.54   15.72   15.72   177.58
     CTZN  CitFed Bancorp of Dayton OH            1.58    2.32   21.55   19.09   339.95
     CLAS  Classic Bancshares of KY               0.23    0.39   14.22   11.89   103.04
     CMSB  Cmnwealth Bancorp of PA                0.43    0.62   12.67    9.72   116.13
     CBSA  Coastal Bancorp of Houston TX          1.32    2.23   18.25   15.03   575.69
     CFCP  Coastal Fin. Corp. of SC               1.08    1.16    8.02    8.02   133.17


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 21, 1997



                                                  Market Capitalization                      Price Change Data
                                                          Shares  Market          52 Week (1)              % Change From
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     COFD  Collective Bancorp Inc. of NJ           37.00  20,391   754.5        37.00   23.00   35.12    5.35  385.56     5.35
     CMSV  Commty. Svgs, MHC of FL (48.5)          19.00   4,910    45.0        20.50   14.25   19.00    0.00    N.A.    -7.32
     CBIN  Community Bank Shares of IN             14.00   1,984    27.8        14.75   12.00   14.50   -3.45    N.A.     7.69
     CBNH  Community Bankshares Inc of NH*         26.25   2,449    64.3        26.25   17.12   26.12    0.50  600.00    28.05
     CFTP  Community Fed. Bancorp of MS            19.87   4,282    85.1        19.87   12.25   19.37    2.58    N.A.    16.88
     CFFC  Community Fin. Corp. of VA              22.00   1,272    28.0        22.50   18.00   22.00    0.00  214.29     6.02
     CIBI  Community Inv. Bancorp of OH            17.37     633    11.0        18.25   14.25   17.37    0.00    N.A.     2.18
     COOP  Cooperative Bk.for Svgs. of NC          20.75   1,492    31.0        20.87   16.50   20.00    3.75  107.50     2.47
     CNSK  Covenant Bank for Svgs. of NJ*          14.50   2,742    39.8        14.50   10.88   14.50    0.00    N.A.     1.75
     CRZY  Crazy Woman Creek Bncorp of WY          13.50   1,058    14.3        13.50   10.00   13.50    0.00    N.A.    12.50
     DNFC  D&N Financial Corp. of MI               18.00   8,348   150.3        18.12   12.00   17.75    1.41  105.71     7.46
     DFIN  Damen Fin. Corp. of Chicago IL          14.37   3,771    54.2        14.75   11.00   14.00    2.64    N.A.    11.66
     DCBI  Delphos Citizens Bancorp of OH          14.12   2,039    28.8        14.12   11.75   14.00    0.86    N.A.    17.67
     DIME  Dime Community Bancorp of NY            18.25  14,547   265.5        18.37   11.69   18.25    0.00    N.A.    23.73
     DIBK  Dime Financial Corp. of CT*             20.75   5,129   106.4        21.25   12.75   20.25    2.47   97.62    20.29
     EGLB  Eagle BancGroup of IL                   15.87   1,303    20.7        16.25   10.50   16.25   -2.34    N.A.     6.72
     EBSI  Eagle Bancshares of Tucker GA           16.75   4,552    76.2        17.00   13.62   16.00    4.69  131.03     8.06
     EGFC  Eagle Financial Corp. of CT             29.25   4,543   132.9        30.75   22.25   29.00    0.86  234.29    -4.10
     ETFS  East Texas Fin. Serv. of TX             18.25   1,079    19.7        18.75   14.25   18.25    0.00    N.A.    11.48
     EBCP  Eastern Bancorp of NH(8)                25.50   3,671    93.6        25.62   15.17   25.50    0.00  103.19     8.51
     ESBK  Elmira SB of Elmira NY*                 18.50     706    13.1        19.00   14.75   18.00    2.78   28.74     1.37
     EIRE  Emerald Island Bancorp, MA*             19.25   2,211    42.6        20.00   11.20   17.87    7.72  152.62    20.31
     EFBC  Empire Federal Bancorp of MT            14.19   2,592    36.8        14.44   13.00   14.06    0.92    N.A.     N.A.
     EFBI  Enterprise Fed. Bancorp of OH           15.25   2,026    30.9        16.00   12.75   14.75    3.39    N.A.     5.17
     EQSB  Equitable FSB of Wheaton MD             31.50     600    18.9        32.50   21.00   31.50    0.00    N.A.    11.50
     FFFG  F.F.O. Financial Group of FL             3.75   8,430    31.6         4.00    2.50    4.00   -6.25  -54.87    11.28
     FCBF  FCB Fin. Corp. of Neenah WI             22.25   2,460    54.7        23.50   17.00   23.50   -5.32    N.A.    20.27
     FFBS  FFBS Bancorp of Columbus MS             22.00   1,566    34.5        24.25   17.00   22.00    0.00    N.A.    -4.35
     FFDF  FFD Financial Corp. of OH               13.87   1,455    20.2        14.00   10.00   14.00   -0.93    N.A.     4.68
     FFLC  FFLC Bancorp of Leesburg FL             23.50   2,438    57.3        23.50   17.25   23.00    2.17    N.A.     9.30
     FFFC  FFVA Financial Corp. of VA              24.75   4,693   116.2        24.75   14.62   23.00    7.61    N.A.    20.73
     FFWC  FFW Corporation of Wabash IN            25.00     702    17.6        25.00   16.50   24.62    1.54    N.A.    14.26
     FFYF  FFY Financial Corp. of OH               25.12   4,319   108.5        25.87   21.88   25.25   -0.51    N.A.    -0.75
     FMCO  FMS Financial Corp. of NJ               20.50   2,393    49.1        20.50   14.75   20.25    1.23  127.78    12.33
     FFHH  FSF Financial Corp. of MN               16.50   3,230    53.3        16.50   11.37   16.00    3.13    N.A.     9.13
     FOBC  Fed One Bancorp of Wheeling WV          17.75   2,459    43.6        17.75   13.25   17.75    0.00   77.50    12.70
     FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)        27.87   2,299    64.1        28.50   12.00   28.50   -2.21  218.51    12.06
     FBCI  Fidelity Bancorp of Chicago IL          19.00   2,787    53.0        19.37   15.00   18.00    5.56    N.A.    11.76
     FSBI  Fidelity Bancorp, Inc. of PA            22.75   1,381    31.4        23.00   15.46   21.50    5.81  194.31    13.75
     FFFL  Fidelity FSB, MHC of FL (47.4)          18.25   6,745    58.2        19.75   12.00   19.00   -3.95    N.A.     2.82
     FFED  Fidelity Fed. Bancorp of IN              8.75   2,489    21.8        13.25    8.75    9.12   -4.06   24.11   -10.26
     FFOH  Fidelity Financial of OH                12.75   4,077    52.0        13.00    9.62   12.37    3.07    N.A.    10.87
     FIBC  Financial Bancorp of NY                 18.12   1,748    31.7        18.25   12.37   17.87    1.40    N.A.    20.80
     FBSI  First Bancshares of MO                  20.50   1,195    24.5        20.75   15.00   20.25    1.23   60.78    23.35
     FBBC  First Bell Bancorp of PA                15.63   7,758   121.3        17.37   13.12   13.62   14.76    N.A.    17.96
     FBER  First Bergen Bancorp of NJ              14.62   3,015    44.1        14.62    9.00   14.12    3.54    N.A.    27.13
     FCIT  First Cit. Fin. Corp of MD              21.75   2,927    63.7        22.50   16.00   21.75    0.00  150.29    19.18
     FSTC  First Citizens Corp of GA               21.25   1,588    33.7        26.75   16.00   22.62   -6.06   70.00   -15.84
     FFBA  First Colorado Bancorp of Co            17.00  18,184   309.1        17.75   11.50   17.00    0.00  415.15     0.00
     FDEF  First Defiance Fin.Corp. of OH          13.00   9,912   128.9        13.00    9.87   12.50    4.00    N.A.     5.09
     FESX  First Essex Bancorp of MA*              16.00   7,421   118.7        16.75   10.00   14.87    7.60  166.67    21.95
     FFES  First FS&LA of E. Hartford CT           25.87   2,626    67.9        26.00   16.50   25.12    2.99  298.00    12.48
     FSSB  First FS&LA of San Bern. CA             10.50     328     3.4        11.50    9.00   10.50    0.00    5.00    16.67
     FFSX  First FS&LA. MHC of IA (46.0)           30.25   1,883    26.2        31.50   21.36   31.50   -3.97  202.50     3.42
     FFSW  First Fed Fin. Serv. of OH              37.50   3,612   135.5        39.75   21.82   37.62   -0.32  120.59    -3.52


                                                     Current Per Share Financials
                                                                        Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
                                               EPS(3)   EPS(3)  Share  Share(4) Share
                                              -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     COFD  Collective Bancorp Inc. of NJ          2.24    2.76   17.85   16.71   257.59
     CMSV  Commty. Svgs, MHC of FL (48.5)         0.82    1.23   15.50   15.50   133.44
     CBIN  Community Bank Shares of IN            0.66    1.01   12.83   12.81   118.25
     CBNH  Community Bankshares Inc of NH*        1.71    1.39   16.05   16.05   224.06
     CFTP  Community Fed. Bancorp of MS           0.60    0.73   16.09   16.09    48.11
     CFFC  Community Fin. Corp. of VA             1.28    1.62   17.59   17.59   126.41
     CIBI  Community Inv. Bancorp of OH           0.95    1.37   17.88   17.88   149.76
     COOP  Cooperative Bk.for Svgs. of NC        -2.18    0.07   17.07   17.07   228.75
     CNSK  Covenant Bank for Svgs. of NJ*         0.52    0.64    7.55    7.55   141.20
     CRZY  Crazy Woman Creek Bncorp of WY         0.39    0.51   14.79   14.79    49.71
     DNFC  D&N Financial Corp. of MI              1.08    1.41   10.32   10.20   176.46
     DFIN  Damen Fin. Corp. of Chicago IL         0.45    0.59   14.27   14.27    62.39
     DCBI  Delphos Citizens Bancorp of OH         0.73    0.73   14.26   14.26    53.80
     DIME  Dime Community Bancorp of NY           0.68    0.78   15.23   13.33    84.69
     DIBK  Dime Financial Corp. of CT*            2.29    2.47   11.58   11.10   134.89
     EGLB  Eagle BancGroup of IL                 -0.38    0.03   16.99   16.99   132.51
     EBSI  Eagle Bancshares of Tucker GA          0.85    1.13   12.62   12.62   141.07
     EGFC  Eagle Financial Corp. of CT            3.05    1.88   22.26   16.32   308.78
     ETFS  East Texas Fin. Serv. of TX            0.42    0.75   19.40   19.40   106.00
     EBCP  Eastern Bancorp of NH(8)               0.88    1.24   17.65   16.71   235.91
     ESBK  Elmira SB of Elmira NY*                0.58    0.54   19.93   19.06   312.61
     EIRE  Emerald Island Bancorp, MA*            1.08    1.09   12.64   12.64   185.27
     EFBC  Empire Federal Bancorp of MT           0.35    0.46   14.76   14.76    42.30
     EFBI  Enterprise Fed. Bancorp of OH          0.71    0.67   16.32   16.29   116.09
     EQSB  Equitable FSB of Wheaton MD            1.87    3.19   23.88   23.88   477.73
     FFFG  F.F.O. Financial Group of FL           0.07    0.22    2.23    2.23    36.90
     FCBF  FCB Fin. Corp. of Neenah WI            0.95    1.17   18.92   18.92   109.47
     FFBS  FFBS Bancorp of Columbus MS            0.85    1.11   15.73   15.73    80.29
     FFDF  FFD Financial Corp. of OH              0.34    0.47   14.72   14.72    58.72
     FFLC  FFLC Bancorp of Leesburg FL            0.90    1.34   22.00   22.00   142.10
     FFFC  FFVA Financial Corp. of VA             1.16    1.44   15.87   15.53   113.75
     FFWC  FFW Corporation of Wabash IN           1.89    2.35   22.96   22.96   225.36
     FFYF  FFY Financial Corp. of OH              1.13    1.71   19.30   19.30   134.83
     FMCO  FMS Financial Corp. of NJ              1.26    2.00   14.14   13.80   226.37
     FFHH  FSF Financial Corp. of MN              0.61    0.81   13.91   13.91   112.19
     FOBC  Fed One Bancorp of Wheeling WV         0.95    1.35   16.26   15.45   139.04
     FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)       0.92    1.34   12.07   12.06   143.21
     FBCI  Fidelity Bancorp of Chicago IL         0.77    1.15   17.52   17.46   170.74
     FSBI  Fidelity Bancorp, Inc. of PA           0.95    1.67   15.77   15.74   230.18
     FFFL  Fidelity FSB, MHC of FL (47.4)         0.53    0.77   12.12   12.00   129.87
     FFED  Fidelity Fed. Bancorp of IN            0.18    0.33    5.06    5.06   104.53
     FFOH  Fidelity Financial of OH               0.36    0.54   12.46   12.46    62.76
     FIBC  Financial Bancorp of NY                0.72    1.27   14.74   14.66   148.23
     FBSI  First Bancshares of MO                 1.01    1.26   19.38   19.35   131.39
     FBBC  First Bell Bancorp of PA               0.99    1.14   13.71   13.71    74.37
     FBER  First Bergen Bancorp of NJ             0.09    0.47   14.12   14.12    82.91
     FCIT  First Cit. Fin. Corp of MD             0.99    1.41   13.51   13.51   228.38
     FSTC  First Citizens Corp of GA              2.35    2.05   13.07   13.00   102.14
     FFBA  First Colorado Bancorp of Co           0.87    0.87   13.48   13.32    82.56
     FDEF  First Defiance Fin.Corp. of OH         0.49    0.64   12.17   12.17    52.89
     FESX  First Essex Bancorp of MA*             1.23    1.06   11.20    9.61   143.80
     FFES  First FS&LA of E. Hartford CT          1.53    2.31   21.96   21.91   358.97
     FSSB  First FS&LA of San Bern. CA           -3.34   -3.89   14.36   13.71   305.90
     FFSX  First FS&LA. MHC of IA (46.0)          0.96    1.69   19.86   19.68   242.86
     FFSW  First Fed Fin. Serv. of OH             2.52    2.27   16.50   13.48   307.51


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 21, 1997




                                                  Market Capitalization                      Price Change Data
                                                          Shares  Market          52 Week (1)              % Change From
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     BDJI  First Fed. Bancorp. of MN               18.50     701    13.0        18.75   12.25   18.50    0.00    N.A.     0.00
     FFBH  First Fed. Bancshares of AR             19.50   5,154   100.5        19.50   10.00   18.69    4.33    N.A.    22.87
     FFEC  First Fed. Bancshares of WI(8)          18.50   6,855   126.8        18.56   13.75   18.50    0.00    N.A.     1.37
     FTFC  First Fed. Capital Corp. of WI          28.75   6,169   177.4        29.25   19.50   27.75    3.60  155.56    22.34
     FFKY  First Fed. Fin. Corp. of KY             21.00   4,182    87.8        22.00   16.12   19.25    9.09   33.33     3.70
     FFBZ  First Federal Bancorp of OH             17.00   1,572    26.7        17.50   11.00   16.50    3.03   70.00     6.25
     FFWM  First Fin. Corp of Western MD(8)        33.00   2,168    71.5        33.25   17.75   32.37    1.95  230.00     3.13
     FFCH  First Fin. Holdings Inc. of SC          28.00   6,301   176.4        28.00   17.50   24.50   14.29  128.57    24.44
     FFBI  First Financial Bancorp of IL           16.50     452     7.5        16.50   15.50   15.50    6.45    N.A.     3.97
     FFHC  First Financial Corp. of WI             28.13  36,802 1,035.2        28.13   16.00   25.87    8.74   78.60    14.82
     FFHS  First Franklin Corp. of OH              16.00   1,158    18.5        17.25   13.50   16.44   -2.68   21.95    -3.03
     FGHC  First Georgia Hold. Corp of GA           9.75   2,035    19.8        10.50    6.00   10.00   -2.50  154.57    14.71
     FSPG  First Home Bancorp of NJ                17.00   2,708    46.0        17.50   13.12   15.34   10.82  183.33    22.57
     FFSL  First Independence Corp. of KS          11.25   1,058    11.9        11.25    8.81   11.00    2.27    N.A.     8.49
     FISB  First Indiana Corp. of IN               30.00   8,303   249.1        30.37   21.00   30.00    0.00  122.22    12.15
     FKFS  First Keystone Fin. Corp of PA          21.62   1,292    27.9        21.62   16.75   20.75    4.19    N.A.    12.31
     FLKY  First Lancaster Bncshrs of KY           15.50     959    14.9        16.25   13.12   15.50    0.00    N.A.     6.02
     FLFC  First Liberty Fin. Corp. of GA          22.00   6,070   133.5        22.00   13.50   19.25   14.29  333.07    19.76
     CASH  First Midwest Fin. Corp. of IA          16.62   2,897    48.1        17.50   14.50   16.50    0.73    N.A.     8.41
     FMBD  First Mutual Bancorp of IL              15.50   3,769    58.4        15.75   11.62   15.00    3.33    N.A.     3.33
     FMSB  First Mutual SB of Bellevue WA*         20.50   2,453    50.3        20.50   12.25   20.25    1.23  164.52    17.14
     FNGB  First Northern Cap. Corp of WI          17.50   4,387    76.8        18.62   15.25   17.50    0.00   20.19     7.69
     FFPB  First Palm Beach Bancorp of FL          27.00   5,040   136.1        27.00   19.94   23.87   13.11    N.A.    14.31
     FSLA  First SB SLA MHC of NJ (47.5)           21.25   7,164    72.3        23.50   13.18   22.00   -3.41  112.50    14.86
     FSNJ  First SB of NJ, MHC (45.9)(8)           23.75   3,062    33.4        24.00   13.75   23.62    0.55    N.A.     3.26
     SOPN  First SB, SSB, Moore Co. of NC          19.25   3,689    71.0        19.87   16.75   19.50   -1.28    N.A.     2.67
     FWWB  First Savings Bancorp of WA*            21.00  10,569   221.9        22.12   12.37   20.50    2.44    N.A.    14.32
     SHEN  First Shenango Bancorp of PA            25.00   2,060    51.5        25.75   20.00   25.25   -0.99    N.A.    11.11
     FSFC  First So.east Fin. Corp. of SC          11.00   4,388    48.3        20.12    9.12    9.87   11.45    N.A.    17.27
     FFDP  FirstFed Bancshares of IL               17.50   3,063    53.6        18.25   14.08   17.87   -2.07  162.76     1.45
     FLAG  Flag Financial Corp of GA               12.37   2,037    25.2        13.50    9.75   12.62   -1.98   26.22    15.07
     FFIC  Flushing Fin. Corp. of NY*              19.75   8,250   162.9        19.94   14.50   18.87    4.66    N.A.     9.00
     FBHC  Fort Bend Holding Corp. of TX           23.56     820    19.3        25.75   16.87   23.25    1.33    N.A.    -7.61
     FTSB  Fort Thomas Fin. Corp. of KY            13.00   1,574    20.5        17.75   12.50   13.00    0.00    N.A.   -11.08
     FKKY  Frankfort First Bancorp of KY           10.25   3,440    35.3        15.87   10.00   10.12    1.28    N.A.    -9.85
     FTNB  Fulton Bancorp of MO                    16.37   1,719    28.1        16.75   12.50   16.12    1.55    N.A.     6.51
     GFSB  GFS Bancorp of Grinnell IA              21.50     500    10.8        21.50   20.00   20.50    4.88    N.A.     1.18
     GUPB  GFSB Bancorp of Gallup NM               16.00     901    14.4        16.25   13.25   15.75    1.59    N.A.     0.82
     GWBC  Gateway Bancorp of KY                   14.75   1,076    15.9        15.25   13.00   14.75    0.00    N.A.     3.51
     GBCI  Glacier Bancorp of MT                   24.00   3,374    81.0        25.25   18.64   24.50   -2.04  396.89    -2.04
     GLBK  Glendale Co-op. Bank of MA*             23.00     247     5.7        23.00   16.50   19.00   21.05    N.A.    15.00
     GFCO  Glenway Financial Corp. of OH           20.00   1,187    23.7        22.75   18.09   20.00    0.00    N.A.    -2.44
     GTPS  Great American Bancorp of IL            15.94   1,950    31.1        16.00   13.19   16.00   -0.38    N.A.     7.63
     GTFN  Great Financial Corp. of KY             34.25  14,117   483.5        34.75   23.19   33.62    1.87    N.A.    17.62
     GSBC  Great Southern Bancorp of MO            17.00   8,730   148.4        18.00   11.75   17.00    0.00  482.19    -4.55
     GDVS  Greater DV SB,MHC of PA (19.9)*         11.00   3,272     7.2        11.75    9.25   11.50   -4.35    N.A.     6.08
     GRTR  Greater New York SB of NY*              14.87  13,534   201.3        15.06   10.12   13.87    7.21   59.72     9.18
     GSFC  Green Street Fin. Corp. of NC           17.50   4,298    75.2        17.62   12.12   16.62    5.29    N.A.    12.90
     GROV  GroveBank for Savings of MA(8)*         50.50   1,542    77.9        50.50   24.50   50.50    0.00  469.33     1.51
     GSLC  Guaranty Svgs & Loan FA of VA            9.62     924     8.9         9.87    7.25    9.75   -1.33    N.A.     9.94
     GFED  Guarnty FS&LA,MHC of MO (31.0)          12.00   3,125    11.6        12.50    9.75   11.75    2.13    N.A.    -0.50
     HEMT  HF Bancorp of Hemet CA                  13.87   6,282    87.1        13.87    9.25   12.75    8.78    N.A.    24.73
     HFFC  HF Financial Corp. of SD                18.00   2,992    53.9        18.50   13.44   18.00    0.00  260.00     3.99
     HFNC  HFNC Financial Corp. of NC              21.75  17,192   373.9        21.75   13.12   19.25   12.99    N.A.    21.71
     HMNF  HMN Financial, Inc. of MN               23.50   4,434   104.2        23.75   14.50   21.50    9.30    N.A.    29.69


                                                    Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
                                                 EPS(3)   EPS(3)  Share  Share(4) Share
                                                -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     BDJI  First Fed. Bancorp. of MN             0.48    1.01   17.78   17.78   156.53
     FFBH  First Fed. Bancshares of AR           0.58    0.88   16.17   16.17    98.88
     FFEC  First Fed. Bancshares of WI(8)        0.67    0.88   14.27   13.73   106.32
     FTFC  First Fed. Capital Corp. of WI        1.56    1.72   15.10   14.24   238.19
     FFKY  First Fed. Fin. Corp. of KY           1.04    1.22   11.95   11.20    87.77
     FFBZ  First Federal Bancorp of OH           0.89    1.20    9.12    9.11   120.27
     FFWM  First Fin. Corp of Western MD(8)      1.48    1.99   19.44   19.44   166.44
     FFCH  First Fin. Holdings Inc. of SC        1.25    1.96   15.28   15.28   251.11
     FFBI  First Financial Bancorp of IL         0.22    0.70   16.62   16.62   214.92
     FFHC  First Financial Corp. of WI           1.35    1.90   11.15   10.81   154.89
     FFHS  First Franklin Corp. of OH            0.52    1.15   17.07   16.92   188.54
     FGHC  First Georgia Hold. Corp of GA        0.60    0.60    5.87    5.23    70.77
     FSPG  First Home Bancorp of NJ              1.57    2.08   11.62   11.36   179.91
     FFSL  First Independence Corp. of KS        0.58    0.85   11.32   11.32   102.94
     FISB  First Indiana Corp. of IN             1.65    1.83   16.70   16.48   180.23
     FKFS  First Keystone Fin. Corp of PA        1.05    1.65   18.03   18.03   240.48
     FLKY  First Lancaster Bncshrs of KY         0.38    0.49   14.27   14.27    38.43
     FLFC  First Liberty Fin. Corp. of GA        1.52    1.26   11.27    9.54   163.30
     CASH  First Midwest Fin. Corp. of IA        0.83    1.10   14.92   13.16   133.93
     FMBD  First Mutual Bancorp of IL            0.35    0.55   16.73   16.73    83.94
     FMSB  First Mutual SB of Bellevue WA*       1.55    1.49   10.79   10.79   163.31
     FNGB  First Northern Cap. Corp of WI        0.75    1.14   16.01   16.01   140.30
     FFPB  First Palm Beach Bancorp of FL        0.11    0.33   20.92   20.36   295.64
     FSLA  First SB SLA MHC of NJ (47.5)         0.63    1.14   12.59   11.04   136.07
     FSNJ  First SB of NJ, MHC (45.9)(8)         0.38    0.85   16.01   16.01   212.49
     SOPN  First SB, SSB, Moore Co. of NC        0.94    1.15   18.03   18.03    72.08
     FWWB  First Savings Bancorp of WA*          0.68    0.68   14.13   12.97    89.60
     SHEN  First Shenango Bancorp of PA          1.29    1.75   22.39   22.39   186.45
     FSFC  First So.east Fin. Corp. of SC       -0.01    0.68    7.69    7.69    74.30
     FFDP  FirstFed Bancshares of IL             0.52    0.63   16.31   15.53   176.68
     FLAG  Flag Financial Corp of GA            -0.08    0.12    9.89    9.89   112.38
     FFIC  Flushing Fin. Corp. of NY*            0.81    0.82   16.16   16.16    93.98
     FBHC  Fort Bend Holding Corp. of TX         0.75    1.75   21.84   20.20   339.67
     FTSB  Fort Thomas Fin. Corp. of KY          0.29    0.44    9.97    9.97    57.88
     FKKY  Frankfort First Bancorp of KY         0.32    0.43    9.84    9.84    37.42
     FTNB  Fulton Bancorp of MO                  0.30    0.47   14.24   14.24    58.38
     GFSB  GFS Bancorp of Grinnell IA            1.60    2.06   20.10   20.10   175.25
     GUPB  GFSB Bancorp of Gallup NM             0.62    0.79   16.37   16.37    88.47
     GWBC  Gateway Bancorp of KY                 0.56    0.77   16.19   16.19    64.59
     GBCI  Glacier Bancorp of MT                 1.61    1.81   11.54   11.53   122.12
     GLBK  Glendale Co-op. Bank of MA*           1.16    0.97   23.71   23.71   149.55
     GFCO  Glenway Financial Corp. of OH         1.30    1.32   22.56   22.08   234.89
     GTPS  Great American Bancorp of IL          0.42    0.41   17.09   17.09    61.37
     GTFN  Great Financial Corp. of KY           1.38    1.35   19.87   19.07   205.23
     GSBC  Great Southern Bancorp of MO          1.02    1.16    7.62    7.62    75.33
     GDVS  Greater DV SB,MHC of PA (19.9)*      -0.06    0.16    8.49    8.49    72.21
     GRTR  Greater New York SB of NY*            1.34    0.70   11.32   11.32   189.64
     GSFC  Green Street Fin. Corp. of NC         0.48    0.60   14.47   14.47    41.00
     GROV  GroveBank for Savings of MA(8)*       3.37    3.16   25.21   25.20   388.14
     GSLC  Guaranty Svgs & Loan FA of VA         0.49    0.58    6.86    6.86   124.71
     GFED  Guarnty FS&LA,MHC of MO (31.0)        0.45    0.38    8.53    8.53    61.09
     HEMT  HF Bancorp of Hemet CA               -0.36   -2.62   12.91    0.00   131.63
     HFFC  HF Financial Corp. of SD              1.14    1.47   17.11   17.06   184.74
     HFNC  HFNC Financial Corp. of NC            0.55    0.67   14.62   14.62    52.44
     HMNF  HMN Financial, Inc. of MN             0.96    1.15   18.52   18.52   125.11


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 21, 1997



                                                  Market Capitalization                      Price Change Data
                                                          Shares  Market          52 Week (1)              % Change From
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HALL  Hallmark Capital Corp. of WI            18.12   1,443    26.1        18.12   14.50   18.00    0.67    N.A.     2.08
     HARB  Harbor FSB, MHC of FL (46.0)            35.50   4,939    80.6        36.00   23.75   35.50    0.00    N.A.    -0.70
     HRBF  Harbor Federal Bancorp of MD            17.37   1,754    30.5        18.25   12.37   18.12   -4.14   73.70    10.29
     HFSA  Hardin Bancorp of Hardin MO             13.75     955    13.1        14.12   11.00   13.75    0.00    N.A.    10.00
     HARL  Harleysville SA of PA                   20.00   1,629    32.6        21.60   13.60   20.80   -3.85   12.68    26.58
     HARS  Harris SB, MHC of PA (24.2)             21.88  11,216    59.4        22.62   14.75   21.75    0.60    N.A.    19.89
     HFFB  Harrodsburg 1st Fin Bcrp of KY          17.25   2,030    35.0        19.00   13.25   17.25    0.00    N.A.    -8.59
     HHFC  Harvest Home Fin. Corp. of OH           10.12     935     9.5        13.75    9.25   10.00    1.20    N.A.     3.79
     HAVN  Haven Bancorp of Woodhaven NY           30.62   4,325   132.4        31.25   22.50   30.44    0.59    N.A.     6.99
     HVFD  Haverfield Corp. of OH                  18.75   1,906    35.7        19.75   13.75   18.50    1.35   20.97    -1.94
     HTHR  Hawthorne Fin. Corp. of CA              11.75   2,599    30.5        11.75    4.38   10.25   14.63  -57.27    44.53
     HBNK  Highland Federal Bank of CA             23.50   2,296    54.0        24.00   14.25   22.37    5.05    N.A.    38.24
     HIFS  Hingham Inst. for Sav. of MA*           19.00   1,297    24.6        19.25   13.75   18.50    2.70  316.67     1.33
     HBEI  Home Bancorp of Elgin IL                15.00   7,009   105.1        15.25   11.81   15.00    0.00    N.A.    11.11
     HBFW  Home Bancorp of Fort Wayne IN           19.62   2,653    52.1        19.75   13.75   19.50    0.62    N.A.     3.26
     HBBI  Home Building Bancorp of IN             21.00     312     6.6        21.25   16.25   19.50    7.69    N.A.     6.33
     HCFC  Home City Fin. Corp. of OH              14.00     876    12.3        14.00   12.00   13.44    4.17    N.A.     5.66
     HOMF  Home Fed Bancorp of Seymour IN          27.50   3,352    92.2        27.75   16.33   26.87    2.34  173.63     6.80
     HWEN  Home Financial Bancorp of IN            14.00     506     7.1        14.87    9.87   14.87   -5.85    N.A.     9.80
     HPBC  Home Port Bancorp, Inc. of MA*          18.25   1,842    33.6        18.75   12.25   18.00    1.39  128.13    10.61
     HMCI  Homecorp, Inc. of Rockford IL           21.25   1,129    24.0        21.25   17.00   21.25    0.00  112.50    11.14
     LOAN  Horizon Bancorp, Inc of TX(8)*          24.00   1,387    33.3        24.00    8.25   22.50    6.67    N.A.    11.63
     HZFS  Horizon Fin'l. Services of IA           17.75     426     7.6        17.75   14.00   17.75    0.00    N.A.    17.39
     HRZB  Horizon Financial Corp. of WA*          15.50   6,412    99.4        16.75   11.75   15.75   -1.59   15.41    14.81
     IBSF  IBS Financial Corp. of NJ               17.87   9,936   177.6        17.87   12.50   16.37    9.16    N.A.    14.33
     ISBF  ISB Financial Corp. of LA               23.87   7,051   168.3        24.00   13.62   22.00    8.50    N.A.    32.61
     ITLA  Imperial Thrift & Loan of CA*           16.00   7,820   125.1        16.62   12.62   16.00    0.00    N.A.     6.67
     IFSB  Independence FSB of DC                   9.00   1,280    11.5         9.75    6.75    9.00    0.00  350.00    12.50
     INCB  Indiana Comm. Bank, SB of IN            16.75     922    15.4        17.00   12.50   16.75    0.00    N.A.     3.08
     IFSL  Indiana Federal Corp. of IN(8)          26.25   4,737   124.3        27.25   16.25   26.75   -1.87  248.14    17.34
     INBI  Industrial Bancorp of OH                12.75   5,504    70.2        16.00    9.87   13.00   -1.92    N.A.     0.00
     IWBK  Interwest SB of Oak Harbor WA           36.25   8,001   290.0        36.25   19.87   35.50    2.11  262.50    12.40
     IPSW  Ipswich SB of Ipswich MA*               16.00   1,188    19.0        16.00    7.75   14.75    8.47    N.A.    33.33
     JSBF  JSB Financial, Inc. of NY               40.00   9,764   390.6        40.00   31.87   37.87    5.62  247.83     5.26
     JXVL  Jacksonville Bancorp of TX              15.00   2,638    39.6        15.75    9.38   14.75    1.69    N.A.     2.60
     JXSB  Jcksnville SB,MHC of IL (44.6)          16.25   1,272     9.2        17.25   11.50   16.25    0.00    N.A.    22.64
     JSBA  Jefferson Svgs Bancorp of MO            30.00   4,182   125.5        30.75   22.25   28.25    6.19    N.A.    15.38
     JOAC  Joachim Bancorp of MO                   14.00     760    10.6        15.25   11.50   14.00    0.00    N.A.    -3.45
     KSAV  KS Bancorp of Kenly NC                  19.75     663    13.1        21.00   17.12   19.75    0.00    N.A.    -0.60
     KSBK  KSB Bancorp of Kingfield ME(8)*         34.00     411    14.0        34.00   17.27   26.30   29.28    N.A.    47.83
     KFBI  Klamath First Bancorp of OR             15.56  10,002   155.6        16.25   12.56   15.25    2.03    N.A.    -1.21
     LBFI  L&B Financial of S. Springs TX(8)       17.00   1,584    26.9        18.00   13.87   17.75   -4.23    N.A.     0.00
     LSBI  LSB Fin. Corp. of Lafayette IN          20.00     918    18.4        20.00   14.50   19.75    1.27    N.A.     2.56
     LVSB  Lakeview SB of Paterson NJ              30.25   2,487    75.2        32.50   16.14   30.50   -0.82    N.A.    21.63
     LARK  Landmark Bancshares of KS               18.75   1,836    34.4        19.00   14.50   18.75    0.00    N.A.     4.17
     LARL  Laurel Capital Group of PA              19.50   1,515    29.5        19.50   14.50   19.25    1.30   52.34    18.18
     LSBX  Lawrence Savings Bank of MA*             9.87   4,250    41.9        10.25    5.12    9.80    0.71  186.92    21.40
     LFED  Leeds FSB, MHC of MD (36.2)             19.00   3,455    23.7        19.00   13.00   18.75    1.33    N.A.    18.75
     LXMO  Lexington B&L Fin. Corp. of MO          14.25   1,265    18.0        14.25    9.50   13.62    4.63    N.A.     5.56
     LIFB  Life Bancorp of Norfolk VA              19.75   9,847   194.5        21.00   14.00   19.50    1.28    N.A.     9.72
     LFBI  Little Falls Bancorp of NJ              14.00   2,890    40.5        14.00    9.50   13.75    1.82    N.A.     9.80
     LOGN  Logansport Fin. Corp. of IN             13.00   1,256    16.3        14.75   11.12   12.31    5.61    N.A.    15.56
     LONF  London Financial Corp. of OH            15.25     529     8.1        15.25    9.75   15.00    1.67    N.A.     8.00
     LISB  Long Island Bancorp of NY               38.37  24,458   938.5        39.12   26.37   38.62   -0.65    N.A.     9.63
     MAFB  MAF Bancorp of IL                       39.75  10,490   417.0        39.75   22.25   37.50    6.00  367.65    14.39





                                                    Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
                                                 EPS(3)   EPS(3)  Share  Share(4) Share
                                                -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HALL  Hallmark Capital Corp. of WI          1.09    1.46   19.46   19.46   274.99
     HARB  Harbor FSB, MHC of FL (46.0)          1.83    2.43   17.75   17.04   214.69
     HRBF  Harbor Federal Bancorp of MD          0.38    0.68   16.08   16.08   124.73
     HFSA  Hardin Bancorp of Hardin MO           0.45    0.75   14.99   14.99   101.59
     HARL  Harleysville SA of PA                 1.12    1.71   12.52   12.52   199.04
     HARS  Harris SB, MHC of PA (24.2)           0.03    0.61   13.15   11.09   153.68
     HFFB  Harrodsburg 1st Fin Bcrp of KY        0.54    0.71   14.89   14.89    53.67
     HHFC  Harvest Home Fin. Corp. of OH         0.14    0.41   10.40   10.40    84.19
     HAVN  Haven Bancorp of Woodhaven NY         1.99    3.01   21.72   21.59   361.78
     HVFD  Haverfield Corp. of OH                0.79    1.77   14.88   14.86   181.98
     HTHR  Hawthorne Fin. Corp. of CA            2.66    1.67   12.25   12.25   318.50
     HBNK  Highland Federal Bank of CA           0.29    1.04   15.18   15.18   213.28
     HIFS  Hingham Inst. for Sav. of MA*         1.58    1.58   14.81   14.81   155.42
     HBEI  Home Bancorp of Elgin IL              0.06    0.31   14.12   14.12    52.87
     HBFW  Home Bancorp of Fort Wayne IN         0.62    1.03   17.61   17.61   121.64
     HBBI  Home Building Bancorp of IN          -0.49   -0.02   17.84   17.84   142.83
     HCFC  Home City Fin. Corp. of OH            0.59    0.77   13.90   13.90    69.69
     HOMF  Home Fed Bancorp of Seymour IN        1.79    2.12   15.41   14.85   188.96
     HWEN  Home Financial Bancorp of IN          0.36    0.52   15.31   15.31    76.45
     HPBC  Home Port Bancorp, Inc. of MA*        1.64    1.65   10.66   10.66   102.41
     HMCI  Homecorp, Inc. of Rockford IL         0.29    0.99   18.09   18.09   301.55
     LOAN  Horizon Bancorp, Inc of TX(8)*        1.02    0.94    8.52    8.27   107.35
     HZFS  Horizon Fin'l. Services of IA         0.23    0.57   19.31   19.31   179.93
     HRZB  Horizon Financial Corp. of WA*        1.15    1.12   12.44   12.44    78.03
     IBSF  IBS Financial Corp. of NJ             0.46    0.74   14.52   14.52    74.68
     ISBF  ISB Financial Corp. of LA             0.73    0.99   15.93   15.45    97.27
     ITLA  Imperial Thrift & Loan of CA*         1.17    1.17   11.06   11.06    94.06
     IFSB  Independence FSB of DC                0.26    0.39   13.03   11.28   193.66
     INCB  Indiana Comm. Bank, SB of IN          0.15    0.48   12.10   12.10    98.37
     IFSL  Indiana Federal Corp. of IN(8)        1.07    1.50   14.77   13.78   170.81
     INBI  Industrial Bancorp of OH              0.44    0.85   11.28   11.28    59.34
     IWBK  Interwest SB of Oak Harbor WA         1.55    2.18   14.51   14.16   212.88
     IPSW  Ipswich SB of Ipswich MA*             1.51    1.22    8.29    8.29   133.79
     JSBF  JSB Financial, Inc. of NY             2.60    2.60   33.60   33.60   155.55
     JXVL  Jacksonville Bancorp of TX            0.54    0.81   13.43   13.43    82.58
     JXSB  Jcksnville SB,MHC of IL (44.6)        0.21    0.52   13.01   12.98   112.98
     JSBA  Jefferson Svgs Bancorp of MO          0.62    1.65   19.53   16.10   269.81
     JOAC  Joachim Bancorp of MO                 0.19    0.33   14.05   14.05    47.54
     KSAV  KS Bancorp of Kenly NC                1.25    1.66   20.70   20.68   152.10
     KSBK  KSB Bancorp of Kingfield ME(8)*       2.76    2.76   22.00   20.37   322.46
     KFBI  Klamath First Bancorp of OR           0.58    0.86   15.25   15.25    67.30
     LBFI  L&B Financial of S. Springs TX(8)     0.51    0.69   15.66   15.66    89.90
     LSBI  LSB Fin. Corp. of Lafayette IN        0.90    0.82   18.21   18.21   193.73
     LVSB  Lakeview SB of Paterson NJ            2.25    0.95   19.47   15.51   190.07
     LARK  Landmark Bancshares of KS             0.89    1.09   17.82   17.82   120.90
     LARL  Laurel Capital Group of PA            1.45    1.86   14.31   14.31   133.65
     LSBX  Lawrence Savings Bank of MA*          1.23    1.23    6.83    6.83    79.50
     LFED  Leeds FSB, MHC of MD (36.2)           0.59    0.85   12.80   12.80    79.51
     LXMO  Lexington B&L Fin. Corp. of MO        0.36    0.50   14.83   14.83    48.75
     LIFB  Life Bancorp of Norfolk VA            0.87    1.16   15.33   14.84   144.18
     LFBI  Little Falls Bancorp of NJ            0.16    0.43   14.45   13.31    97.09
     LOGN  Logansport Fin. Corp. of IN           0.73    0.93   12.28   12.28    61.84
     LONF  London Financial Corp. of OH          0.52    0.76   15.11   15.11    70.53
     LISB  Long Island Bancorp of NY             1.32    1.60   21.22   21.22   219.31
     MAFB  MAF Bancorp of IL                     1.73    2.61   23.89   20.62   307.94


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 21, 1997



                                                  Market Capitalization                      Price Change Data
                                                          Shares  Market          52 Week (1)              % Change From
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MBLF  MBLA Financial Corp. of MO(8)           20.25   1,339    27.1        26.00   19.00   20.50   -1.22    N.A.     6.58
     MFBC  MFB Corp. of Mishawaka IN               18.75   1,774    33.3        19.25   13.75   18.00    4.17    N.A.    12.82
     MLBC  ML Bancorp of Villanova PA              17.37  11,664   202.6        17.50   11.06   17.00    2.18    N.A.    23.02
     MBB   MSB Bancorp of Middletown NY*           18.75   2,834    53.1        20.50   15.00   19.00   -1.32   87.50    -4.43
     MSBF  MSB Financial Corp. of MI               20.75     648    13.4        21.25   15.75   20.75    0.00    N.A.     9.21
     MGNL  Magna Bancorp of MS                     19.75  13,741   271.4        22.50   14.37   20.25   -2.47  295.00    12.86
     MARN  Marion Capital Holdings of IN           21.00   1,844    38.7        22.00   19.25   21.00    0.00    N.A.     9.09
     MFCX  Marshalltown Fin. Corp. of IA(8)        14.87   1,411    21.0        16.75   14.25   14.87    0.00    N.A.     0.00
     MFSL  Maryland Fed. Bancorp of MD             38.25   3,131   119.8        38.25   26.91   37.75    1.32  264.29    10.07
     MASB  MassBank Corp. of Reading MA*           41.37   2,687   111.2        41.37   32.50   40.75    1.52  235.52     8.53
     MFLR  Mayflower Co-Op. Bank of MA*            17.00     889    15.1        17.50   11.25   16.12    5.46  240.00     0.00
     MECH  Mechanics SB of Hartford CT*            17.12   5,290    90.6        17.37   11.00   17.37   -1.44    N.A.     8.70
     MDBK  Medford Savings Bank of MA*             28.75   4,535   130.4        29.12   19.75   29.00   -0.86  310.71    11.65
     MERI  Meritrust FSB of Thibodaux LA           35.50     774    27.5        35.50   29.25   35.50    0.00    N.A.    12.27
     MWBX  Metro West of MA*                        5.06  13,889    70.3         5.37    3.50    4.94    2.43   22.82    -5.77
     MCBS  Mid Continent Bancshares of KS          26.56   2,017    53.6        27.00   17.37   27.00   -1.63    N.A.    13.65
     MIFC  Mid Iowa Financial Corp. of IA           8.50   1,656    14.1         8.50    6.00    7.62   11.55   70.00    33.44
     MCBN  Mid-Coast Bancorp of ME                 19.00     230     4.4        20.25   18.00   19.00    0.00  232.75     0.00
     MIDC  Midconn Bank of Kensington CT(8)*       24.00   1,953    46.9        24.00   14.25   23.75    1.05  128.57    21.52
     MWBI  Midwest Bancshares, Inc. of IA          26.75     349     9.3        28.25   24.50   26.75    0.00  167.50     0.94
     MWFD  Midwest Fed. Fin. Corp of WI            18.00   1,604    28.9        24.50    9.87   18.00    0.00  260.00    -2.70
     MFFC  Milton Fed. Fin. Corp. of OH            14.37   2,205    31.7        16.00   11.50   14.00    2.64    N.A.    -0.90
     MIVI  Miss. View Hold. Co. of MN              14.62     855    12.5        14.75   10.75   14.75   -0.88    N.A.    21.83
     MBSP  Mitchell Bancorp of NC*                 15.00     980    14.7        15.00   10.19   14.75    1.69    N.A.     5.26
     MBBC  Monterey Bay Bancorp of CA              18.00   3,259    58.7        18.25   11.37   16.75    7.46    N.A.    22.03
     MSBK  Mutual SB, FSB of Bay City MI            6.75   4,274    28.8         7.12    5.12    6.88   -1.89  -22.86    22.73
     NHTB  NH Thrift Bancshares of NH              11.75   1,698    20.0        13.37    9.25   12.12   -3.05  154.33    -6.89
     NSLB  NS&L Bancorp of Neosho MO               16.00     759    12.1        16.50   12.00   16.25   -1.54    N.A.    17.47
     NMSB  Newmil Bancorp. of CT*                   9.75   4,042    39.4         9.75    6.62    9.00    8.33   53.06     0.00
     NASB  North American SB of MO                 39.25   2,264    88.9        39.50   29.25   36.50    7.53  823.53    14.60
     NBSI  North Bancshares of Chicago IL          17.50   1,058    18.5        17.87   14.00   17.37    0.75    N.A.     6.06
     FFFD  North Central Bancshares of IA          15.63   3,429    53.6        15.63   10.12   14.62    6.91    N.A.    15.27
     NEBC  Northeast Bancorp of ME*                14.00   1,232    17.2        14.00   12.00   14.00    0.00   19.15     0.00
     NEIB  Northeast Indiana Bncrp of IN           14.25   1,954    27.8        14.25   11.50   14.00    1.79    N.A.     4.63
     NWEQ  Northwest Equity Corp. of WI            13.62     929    12.7        14.19    9.87   13.50    0.89    N.A.    12.38
     NWSB  Northwest SB, MHC of PA (29.9)          15.63  23,376   109.2        15.75   10.75   15.00    4.20    N.A.    16.90
     NSSY  Norwalk Savings Society of CT*          25.37   2,392    60.7        25.37   18.75   24.75    2.51    N.A.     8.56
     NSSB  Norwich Financial Corp. of CT*          20.37   5,400   110.0        20.50   12.62   19.00    7.21  191.00     3.82
     NTMG  Nutmeg FS&LA of CT                       7.00     712     5.0         8.00    6.25    7.50   -6.67    N.A.    -6.67
     OHSL  OHSL Financial Corp. of OH              21.75   1,223    26.6        22.50   19.25   21.75    0.00    N.A.     1.78
     OSBF  OSB Fin. Corp. of Oshkosh WI(8)         32.00   1,160    37.1        33.25   22.75   32.75   -2.29  178.26    17.43
     OCFC  Ocean Fin. Corp. of NJ                  29.87   9,059   270.6        30.12   19.62   30.00   -0.43    N.A.    17.14
     OFCP  Ottawa Financial Corp. of MI            18.87   5,179    97.7        18.87   16.00   18.50    2.00    N.A.    12.25
     PFFB  PFF Bancorp of Pomona CA                15.63  19,837   310.1        15.63   10.37   14.62    6.91    N.A.     5.11
     PSFI  PS Financial of Chicago IL              13.69   2,182    29.9        13.69   11.62   13.37    2.39    N.A.    16.51
     PVFC  PVF Capital Corp. of OH                 16.37   2,323    38.0        17.25   12.00   16.00    2.31  272.05     3.94
     PCCI  Pacific Crest Capital of CA*            13.00   2,930    38.1        13.12    7.50   11.75   10.64    N.A.    13.04
     PALM  Palfed, Inc. of Aiken SC                14.81   5,228    77.4        15.25   11.62   15.00   -1.27   -3.64     5.79
     PBCI  Pamrapo Bancorp, Inc. of NJ             20.00   3,156    63.1        22.25   18.25   20.00    0.00  255.24     0.00
     PFED  Park Bancorp of Chicago IL              15.31   2,701    41.4        15.63   10.19   15.50   -1.23    N.A.    17.77
     PVSA  Parkvale Financial Corp of PA           25.75   4,046   104.2        26.50   19.60   25.37    1.50  210.99    -0.96
     PBIX  Patriot Bank Corp. of PA                15.25   4,457    68.0        16.25   10.42   16.25   -6.15    N.A.    12.96
     PEEK  Peekskill Fin. Corp. of NY              15.00   3,378    50.7        15.00   11.12   14.75    1.69    N.A.     5.26
     PFSB  PennFed Fin. Services of NJ             23.12   4,821   111.5        25.25   14.62   24.12   -4.15    N.A.    14.17
     PWBC  PennFirst Bancorp of PA                 13.50   3,909    52.8        14.75   11.87   14.25   -5.26   69.17    -0.88




                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
                                                EPS(3)   EPS(3)  Share  Share(4) Share
                                               -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MBLF  MBLA Financial Corp. of MO(8)           1.02    1.29   21.23   21.23   156.01
     MFBC  MFB Corp. of Mishawaka IN               0.62    0.96   19.43   19.43   126.24
     MLBC  ML Bancorp of Villanova PA              1.13    1.02   12.10   11.80   160.76
     MBB   MSB Bancorp of Middletown NY*           0.44    0.49   19.59    7.70   299.31
     MSBF  MSB Financial Corp. of MI               1.19    1.47   19.60   19.60   102.69
     MGNL  Magna Bancorp of MS                     1.28    1.57    9.48    9.10    97.66
     MARN  Marion Capital Holdings of IN           1.10    1.36   21.68   21.68    95.34
     MFCX  Marshalltown Fin. Corp. of IA(8)        0.05    0.36   13.71   13.71    88.01
     MFSL  Maryland Fed. Bancorp of MD             2.81    1.97   30.23   29.75   360.41
     MASB  MassBank Corp. of Reading MA*           3.51    3.30   34.33   34.33   330.57
     MFLR  Mayflower Co-Op. Bank of MA*            1.15    1.10   12.90   12.65   130.78
     MECH  Mechanics SB of Hartford CT*           -0.44   -0.42   13.48   13.48   134.22
     MDBK  Medford Savings Bank of MA*             2.30    2.25   20.40   18.82   229.13
     MERI  Meritrust FSB of Thibodaux LA           1.59    2.70   21.67   21.67   298.52
     MWBX  Metro West of MA*                       0.47    0.48    2.82    2.82    37.62
     MCBS  Mid Continent Bancshares of KS          1.62    1.97   18.76   18.76   176.26
     MIFC  Mid Iowa Financial Corp. of IA          0.50    0.71    6.40    6.39    69.93
     MCBN  Mid-Coast Bancorp of ME                 0.82    1.39   21.37   21.37   243.29
     MIDC  Midconn Bank of Kensington CT(8)*       0.95    1.19   17.84   15.03   183.53
     MWBI  Midwest Bancshares, Inc. of IA          1.81    3.00   27.51   27.51   390.90
     MWFD  Midwest Fed. Fin. Corp of WI            1.17    1.14   10.19    9.74   121.39
     MFFC  Milton Fed. Fin. Corp. of OH            0.49    0.62   12.29   12.29    79.69
     MIVI  Miss. View Hold. Co. of MN              0.65    0.88   15.16   15.16    82.71
     MBSP  Mitchell Bancorp of NC*                 0.18    0.55   15.02   15.02    35.69
     MBBC  Monterey Bay Bancorp of CA              0.13    0.39   14.04   13.91   100.38
     MSBK  Mutual SB, FSB of Bay City MI          -0.03   -0.04    9.47    9.47   155.52
     NHTB  NH Thrift Bancshares of NH              0.60    0.90   11.31   11.31   155.49
     NSLB  NS&L Bancorp of Neosho MO               0.43    0.61   16.05   16.05    81.43
     NMSB  Newmil Bancorp. of CT*                  0.61    0.59    8.10    8.10    77.16
     NASB  North American SB of MO                 3.41    3.54   22.59   21.77   314.08
     NBSI  North Bancshares of Chicago IL          0.47    0.71   16.80   16.80   111.03
     FFFD  North Central Bancshares of IA          0.83    0.98   16.35   16.35    57.72
     NEBC  Northeast Bancorp of ME*                0.78    0.63   13.15   11.13   186.61
     NEIB  Northeast Indiana Bncrp of IN           0.75    0.90   14.29   14.29    81.90
     NWEQ  Northwest Equity Corp. of WI            0.66    0.86   12.48   12.48   102.80
     NWSB  Northwest SB, MHC of PA (29.9)          0.56    0.81    8.17    7.79    81.79
     NSSY  Norwalk Savings Society of CT*          1.90    1.56   19.21   18.43   266.37
     NSSB  Norwich Financial Corp. of CT*          1.23    1.16   14.17   13.25   126.54
     NTMG  Nutmeg FS&LA of CT                      0.40    0.41    7.08    7.08   131.92
     OHSL  OHSL Financial Corp. of OH              0.96    1.44   20.58   20.58   177.95
     OSBF  OSB Fin. Corp. of Oshkosh WI(8)         0.08    1.01   26.76   26.76   215.92
     OCFC  Ocean Fin. Corp. of NJ                 -0.36    1.08   27.23   27.23   131.37
     OFCP  Ottawa Financial Corp. of MI            0.48    0.98   14.55   11.50   159.74
     PFFB  PFF Bancorp of Pomona CA                0.06    0.44   14.15   13.99   127.27
     PSFI  PS Financial of Chicago IL              0.71    0.71   14.18   14.18    33.67
     PVFC  PVF Capital Corp. of OH                 1.41    1.87   10.24   10.24   149.62
     PCCI  Pacific Crest Capital of CA*            1.09    0.93    8.18    8.18    90.49
     PALM  Palfed, Inc. of Aiken SC                0.45    0.73   10.10    9.63   126.22
     PBCI  Pamrapo Bancorp, Inc. of NJ             0.94    1.36   16.95   16.82   114.99
     PFED  Park Bancorp of Chicago IL              0.29    0.47   15.38   15.38    65.43
     PVSA  Parkvale Financial Corp of PA           1.76    2.42   17.56   17.40   233.64
     PBIX  Patriot Bank Corp. of PA                0.31    0.52   11.53   11.53   109.84
     PEEK  Peekskill Fin. Corp. of NY              0.58    0.76   16.27   16.27    55.21
     PFSB  PennFed Fin. Services of NJ             1.23    1.87   19.03   15.47   251.75
     PWBC  PennFirst Bancorp of PA                 0.73    1.11   12.52   11.35   179.28


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 21, 1997


                                                  Market Capitalization                      Price Change Data
                                                          Shares  Market          52 Week (1)              % Change From
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PWBK  Pennwood SB of PA*                      14.37     610     8.8        14.50    9.00   14.37    0.00    N.A.     4.51
     PBKB  People's SB of Brockton MA*             13.00   3,395    44.1        13.00    8.75   12.37    5.09  118.86    22.41
     PFDC  Peoples Bancorp of Auburn IN            20.00   2,308    46.2        21.00   18.75   20.00    0.00   14.29    -1.23
     PBCT  Peoples Bank, MHC of CT (37.4)*         35.81  40,553   542.7        36.50   19.69   35.75    0.17  355.02    24.04
     PFFC  Peoples Fin. Corp. of OH                14.87   1,491    22.2        15.25   10.87   14.81    0.41    N.A.    10.15
     PHBK  Peoples Heritage Fin Grp of ME*         31.75  28,221   896.0        31.75   19.00   31.25    1.60  107.38    13.39
     PBNB  Peoples Sav. Fin. Corp. of CT*          30.19   1,906    57.5        30.50   20.00   29.81    1.27  205.88     8.79
     PERM  Permanent Bancorp of IN                 22.00   2,083    45.8        22.25   14.00   21.25    3.53    N.A.     8.64
     PMFI  Perpetual Midwest Fin. of IA            19.25   1,907    36.7        22.00   16.75   19.25    0.00    N.A.     0.00
     PERT  Perpetual of SC, MHC (46.8)             26.00   1,505    18.3        26.00   20.25   24.75    5.05    N.A.     7.22
     PCBC  Perry Co. Fin. Corp. of MO              17.25     853    14.7        19.00   15.50   18.00   -4.17    N.A.     1.47
     PHFC  Pittsburgh Home Fin. of PA              14.62   2,073    30.3        14.62    9.50   14.59    0.21    N.A.     9.35
     PFSL  Pocahnts Fed, MHC of AR (46.4)          18.50   1,628    13.9        20.00   14.25   19.75   -6.33    N.A.     5.71
     POBS  Portsmouth Bank Shrs Inc of NH(8)*      16.06   5,740    92.2        16.12   12.62   15.87    1.20   54.27    14.71
     PKPS  Poughkeepsie SB of NY                    5.75  12,592    72.4         5.81    4.75    5.63    2.13  -25.81     9.52
     PRBC  Prestige Bancorp of PA                  14.62     963    14.1        15.00    9.75   15.00   -2.53    N.A.     8.30
     PETE  Primary Bank of NH*                     17.37   2,086    36.2        17.75   11.19   17.00    2.18    N.A.    13.98
     PSAB  Prime Bancorp, Inc. of PA               20.25   5,291   107.1        20.62   17.50   20.00    1.25  191.79    -1.22
     PFNC  Progress Financial Corp. of PA           8.87   3,744    33.2         8.87    5.50    8.25    7.52  -19.44     5.97
     PSBK  Progressive Bank, Inc. of NY*           23.25   3,825    88.9        24.50   17.17   23.25    0.00   73.90     2.20
     PROV  Provident Fin. Holdings of CA           17.00   5,125    87.1        17.19   10.12   15.63    8.77    N.A.    21.43
     PULB  Pulaski SB, MHC of MO (29.0)            16.75   2,094    10.1        16.75   12.25   16.75    0.00    N.A.    15.52
     PULS  Pulse Bancorp of S. River NJ            18.50   3,050    56.4        18.50   14.50   17.25    7.25   49.56    17.46
     QCFB  QCF Bancorp of Virginia MN              18.50   1,426    26.4        19.25   13.87   19.25   -3.90    N.A.     1.37
     QCBC  Quaker City Bancorp of CA               18.75   3,792    71.1        19.00   12.75   18.50    1.35  150.00    -1.32
     QCSB  Queens County SB of NY*                 54.12   7,630   412.9        54.12   30.94   52.75    2.60    N.A.    14.25
     RCSB  RCSB Financial, Inc. of NY*             33.87  15,331   519.3        34.75   22.50   32.62    3.83  175.14    16.79
     RARB  Raritan Bancorp. of Raritan NJ*         23.50   1,531    36.0        24.50   20.25   23.50    0.00  141.03     1.08
     REDF  RedFed Bancorp of Redlands CA           15.44   7,083   109.4        15.44    8.37   13.87   11.32    N.A.    14.37
     RELY  Reliance Bancorp of NY                  21.37   8,825   188.6        22.37   14.44   21.37    0.00    N.A.     9.59
     RELI  Reliance Bancshares Inc of WI(8)*        7.12   2,528    18.0        10.12    6.50    6.88    3.49    N.A.     5.48
     RIVR  River Valley Bancorp of IN              15.25   1,190    18.1        15.25   13.25   15.25    0.00    N.A.    10.91
     RFED  Roosevelt Fin. Grp. Inc. of MO          22.50  44,183   994.1        22.69   15.63   22.31    0.85  476.92     7.14
     RSLN  Roslyn Bancorp of NY*                   15.87  43,642   692.6        16.25   15.00   15.75    0.76    N.A.     N.A.
     RVSB  Rvrview SB,FSB MHC of WA(41.7)          18.25   2,196    16.7        18.75   14.37   17.25    5.80    N.A.     4.29
     SCCB  S. Carolina Comm. Bnshrs of SC          19.00     705    13.4        20.50   15.00   20.50   -7.32    N.A.    26.67
     SBFL  SB Fngr Lakes MHC of NY (33.1)          14.00   1,785     8.3        17.00   12.75   13.75    1.82    N.A.     1.82
     SFED  SFS Bancorp of Schenectady NY           16.50   1,278    21.1        17.00   11.75   17.00   -2.94    N.A.    11.86
     SGVB  SGV Bancorp of W. Covina CA             12.87   2,522    32.5        12.87    7.75   12.25    5.06    N.A.    14.40
     SISB  SIS Bank of Springfield MA*             26.75   5,724   153.1        27.37   16.75   27.12   -1.36    N.A.    16.97
     SJSB  SJS Bancorp of St. Joseph MI(8)         24.87     918    22.8        25.87   18.50   25.50   -2.47    N.A.    -1.50
     SWCB  Sandwich Co-Op. Bank of MA*             32.25   1,902    61.3        34.00   18.87   32.75   -1.53  274.13     8.40
     SFBM  Security Bancorp of MT(8)               31.00   1,485    46.0        31.25   20.00   30.00    3.33  300.00     5.08
     SECP  Security Capital Corp. of WI            84.75   9,203   780.0        84.75   54.75   79.37    6.78    N.A.    14.92
     SFSL  Security First Corp. of OH              17.75   4,974    88.3        19.25   11.50   18.75   -5.33   12.70    -2.04
     SMFC  Sho-Me Fin. Corp. of MO                 28.25   1,454    41.1        29.50   14.50   28.25    0.00    N.A.    29.89
     SOBI  Sobieski Bancorp of S. Bend IN          14.00     882    12.3        16.00   11.75   13.75    1.82    N.A.    -3.45
     SOSA  Somerset Savings Bank of MA(8)*          2.53  16,652    42.1         2.69    1.12    2.50    1.20  -50.59    28.43
     SSFC  South Street Fin. Corp. of NC*          15.63   4,496    70.3        15.63   12.12   15.00    4.20    N.A.    11.64
     SCBS  Southern Commun. Bncshrs of AL          13.75   1,137    15.6        13.75   13.00   13.37    2.84    N.A.     3.77
     SMBC  Southern Missouri Bncrp of MO           16.25   1,638    26.6        17.25   13.50   16.25    0.00    N.A.     8.33
     SWBI  Southwest Bancshares of IL              19.75   2,637    52.1        19.75   17.67   19.56    0.97   97.50     8.22
     SVRN  Sovereign Bancorp of PA                 15.00  49,701   745.5        15.25    9.62   14.87    0.87  235.57    14.33
     STFR  St. Francis Cap. Corp. of WI            27.25   5,356   146.0        28.00   24.00   27.00    0.93    N.A.     4.81
     SPBC  St. Paul Bancorp, Inc. of IL            26.12  22,776   594.9        26.25   17.80   24.75    5.54   54.83    11.15



                                                      Current Per Share Financials
                                               ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
                                                EPS(3)   EPS(3)  Share  Share(4) Share
                                               -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PWBK  Pennwood SB of PA*                     0.24    0.60   15.17   15.17    75.78
     PBKB  People's SB of Brockton MA*            0.97    0.61    8.49    8.06   151.23
     PFDC  Peoples Bancorp of Auburn IN           1.35    1.78   18.63   18.63   121.46
     PBCT  Peoples Bank, MHC of CT (37.4)*        1.96    1.53   15.24   15.22   188.52
     PFFC  Peoples Fin. Corp. of OH               0.05    0.24   15.90   15.90    59.86
     PHBK  Peoples Heritage Fin Grp of ME*        1.54    1.66   13.36   12.02   157.91
     PBNB  Peoples Sav. Fin. Corp. of CT*         2.11    2.13   24.24   22.66   253.09
     PERM  Permanent Bancorp of IN                0.46    1.01   19.23   19.04   198.26
     PMFI  Perpetual Midwest Fin. of IA           0.17    0.55   17.61   17.61   203.74
     PERT  Perpetual of SC, MHC (46.8)            0.95    1.35   19.33   19.33   139.42
     PCBC  Perry Co. Fin. Corp. of MO             0.54    0.87   17.67   17.67    95.13
     PHFC  Pittsburgh Home Fin. of PA             0.37    0.61   14.65   14.65    94.23
     PFSL  Pocahnts Fed, MHC of AR (46.4)         1.26    1.80   14.32   14.32   229.17
     POBS  Portsmouth Bank Shrs Inc of NH(8)*     1.06    0.86   11.66   11.66    46.80
     PKPS  Poughkeepsie SB of NY                  0.98    1.55    5.57    5.57    68.37
     PRBC  Prestige Bancorp of PA                 0.15    0.50   16.02   16.02   119.04
     PETE  Primary Bank of NH*                    1.64    1.63   13.49   13.46   204.89
     PSAB  Prime Bancorp, Inc. of PA              0.86    1.12   10.87   10.20   128.01
     PFNC  Progress Financial Corp. of PA         0.33    0.43    5.33    4.62   102.56
     PSBK  Progressive Bank, Inc. of NY*          2.41    2.48   19.01   16.64   231.65
     PROV  Provident Fin. Holdings of CA          0.23   -0.01   16.57   16.57   113.20
     PULB  Pulaski SB, MHC of MO (29.0)           0.42    0.67   10.75   10.75    85.39
     PULS  Pulse Bancorp of S. River NJ           1.15    1.73   12.99   12.99   167.11
     QCFB  QCF Bancorp of Virginia MN             1.32    1.32   18.35   18.35   104.01
     QCBC  Quaker City Bancorp of CA              0.52    1.02   17.88   17.84   201.60
     QCSB  Queens County SB of NY*                2.74    2.78   27.71   27.71   178.07
     RCSB  RCSB Financial, Inc. of NY*            2.31    2.25   18.14   17.53   264.08
     RARB  Raritan Bancorp. of Raritan NJ*        1.89    2.09   18.13   17.76   231.34
     REDF  RedFed Bancorp of Redlands CA         -0.94   -0.57    9.86    9.86   122.30
     RELY  Reliance Bancorp of NY                 1.04    1.60   17.62   12.27   212.83
     RELI  Reliance Bancshares Inc of WI(8)*      0.25    0.25   11.59   11.59    18.98
     RIVR  River Valley Bancorp of IN             0.66    0.66   13.65   13.65    78.84
     RFED  Roosevelt Fin. Grp. Inc. of MO         0.12    1.71    9.80    9.21   176.46
     RSLN  Roslyn Bancorp of NY*                  0.72    0.66   13.63   13.63    53.80
     RVSB  Rvrview SB,FSB MHC of WA(41.7)         0.95    1.13   11.11   10.01   102.22
     SCCB  S. Carolina Comm. Bnshrs of SC         0.53    0.71   17.57   17.57    61.32
     SBFL  SB Fngr Lakes MHC of NY (33.1)        -0.58    0.10   11.22   11.22   110.61
     SFED  SFS Bancorp of Schenectady NY          0.58    1.05   16.57   16.57   129.91
     SGVB  SGV Bancorp of W. Covina CA            0.10    0.41   12.34   12.34   146.64
     SISB  SIS Bank of Springfield MA*            3.17    3.07   17.81   17.81   235.61
     SJSB  SJS Bancorp of St. Joseph MI(8)        0.28    0.79   17.23   17.23   165.45
     SWCB  Sandwich Co-Op. Bank of MA*            2.18    2.19   20.31   19.28   244.25
     SFBM  Security Bancorp of MT(8)              1.32    1.57   20.83   17.94   257.45
     SECP  Security Capital Corp. of WI           3.69    4.77   61.74   61.74   397.47
     SFSL  Security First Corp. of OH             1.05    1.44   11.59   11.38   125.51
     SMFC  Sho-Me Fin. Corp. of MO                1.51    1.86   20.65   20.65   204.98
     SOBI  Sobieski Bancorp of S. Bend IN         0.19    0.45   15.81   15.81    89.54
     SOSA  Somerset Savings Bank of MA(8)*        0.14    0.14    1.74    1.74    30.67
     SSFC  South Street Fin. Corp. of NC*         0.62    0.66   13.15   13.15    46.25
     SCBS  Southern Commun. Bncshrs of AL         0.40    0.71   13.30   13.30    64.05
     SMBC  Southern Missouri Bncrp of MO          0.90    0.84   16.01   16.01    97.59
     SWBI  Southwest Bancshares of IL             1.00    1.42   15.12   15.12   145.00
     SVRN  Sovereign Bancorp of PA                0.91    1.20    7.63    5.39   189.80
     STFR  St. Francis Cap. Corp. of WI           1.78    1.85   23.51   22.33   263.13
     SPBC  St. Paul Bancorp, Inc. of IL           1.15    1.71   17.04   16.99   191.31


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 21, 1997


                                                  Market Capitalization                      Price Change Data
                                                          Shares  Market          52 Week (1)              % Change From
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     --------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     STND  Standard Fin. of Chicago IL             20.50  16,173   331.5        21.25   14.50   20.69   -0.92    N.A.     4.49
     SFFC  StateFed Financial Corp. of IA          18.00     789    14.2        18.00   15.00   18.00    0.00    N.A.     9.09
     SFIN  Statewide Fin. Corp. of NJ              15.87   4,995    79.3        17.12   11.25   16.50   -3.82    N.A.    10.44
     STSA  Sterling Financial Corp. of WA          16.50   5,539    91.4        16.50   12.75   15.00   10.00   81.52    16.86
     SSBK  Strongsville SB of OH                   24.00   2,531    60.7        24.00   18.50   24.00    0.00    N.A.     6.67
     SFSB  SuburbFed Fin. Corp. of IL              22.25   1,255    27.9        22.25   16.00   22.00    1.14  233.58    17.11
     SBCN  Suburban Bancorp. of OH                 16.25   1,475    24.0        17.75   14.25   16.25    0.00    N.A.     6.56
     THRD  TF Financial Corp. of PA                18.62   4,281    79.7        18.62   13.75   18.37    1.36    N.A.    14.58
     ROSE  TR Financial Corp. of NY                35.12   8,787   308.6        35.62   24.81   34.62    1.44    N.A.    -1.07
     TPNZ  Tappan Zee Fin. Corp. of NY             15.00   1,539    23.1        15.12   11.37   15.00    0.00    N.A.    10.13
     PTRS  The Potters S&L Co. of OH               19.62     506     9.9        20.12   15.50   20.12   -2.49    N.A.    -1.90
     TSBS  Trenton SB, FSB MHC of NJ(35.0(8)       16.25   9,037    50.7        16.25   12.37   16.25    0.00    N.A.     1.56
     TRIC  Tri-County Bancorp of WY                18.75     609    11.4        19.00   17.00   18.75    0.00    N.A.     4.17
     THBC  Troy Hill Bancorp of PA(8)              20.00   1,068    21.4        21.00   12.75   20.00    0.00    N.A.     0.00
     TWIN  Twin City Bancorp of TN                 18.12     861    15.6        19.00   16.00   18.12    0.00    N.A.     5.04
     UFRM  United FS&LA of Rocky Mount NC           8.13   3,065    24.9         8.75    7.00    8.13    0.00  150.15    -4.35
     UBMT  United Fin. Corp. of MT                 19.75   1,223    24.2        19.75   17.50   19.25    2.60   88.10     2.60
     VABF  Va. Beach Fed. Fin. Corp of VA          11.12   4,970    55.3        11.12    6.88   10.25    8.49  137.10    17.80
     VFFC  Virginia First Savings of VA            15.37   5,775    88.8        15.37   10.75   13.75   11.78  ***.**    20.55
     WHGB  WHG Bancshares of MD                    13.87   1,620    22.5        14.12   10.87   14.00   -0.93    N.A.     5.72
     WSFS  WSFS Financial Corp. of DE*             11.87  12,912   153.3        12.06    6.75   12.06   -1.58   63.72    16.49
     WVFC  WVS Financial Corp. of PA*              25.75   1,737    44.7        26.50   19.50   25.87   -0.46    N.A.     4.59
     WRNB  Warren Bancorp of Peabody MA*           16.00   3,662    58.6        16.37   10.25   15.50    3.23  374.78     6.67
     WFSL  Washington FS&LA of Seattle WA          26.87  47,450 1,275.0        27.50   17.90   26.12    2.87   84.17    11.54
     WAMU  Washington Mutual Inc. of WA*           56.75 126,142 7,158.6        58.87   26.25   55.19    2.83  205.77    31.03
     WYNE  Wayne Bancorp of NJ                     16.87   2,231    37.6        18.00   10.75   17.37   -2.88    N.A.    10.62
     WAYN  Wayne S&L Co. MHC of OH (47.8)          26.75   1,498    19.2        27.25   19.00   26.00    2.88    N.A.     9.18
     WCFB  Wbstr Cty FSB MHC of IA (45.2)          13.75   2,100    13.1        13.75   12.25   13.75    0.00    N.A.     0.00
     WBST  Webster Financial Corp. of CT           39.50   7,926   313.1        41.00   26.75   40.00   -1.25  318.43     7.48
     WEFC  Wells Fin. Corp. of Wells MN            15.63   2,078    32.5        15.75   10.00   14.12   10.69    N.A.    19.13
     WCBI  WestCo Bancorp of IL                    21.37   2,567    54.9        22.25   18.33   20.25    5.53  113.70    -0.60
     WSTR  WesterFed Fin. Corp. of MT              20.75   4,397    91.2        20.75   13.87   18.00   15.28    N.A.    13.70
     WOFC  Western Ohio Fin. Corp. of OH           21.50   2,187    47.0        24.00   19.50   21.56   -0.28    N.A.    -1.15
     WWFC  Westwood Fin. Corp. of NJ               18.00     647    11.6        18.00   10.25   17.25    4.35    N.A.     9.09
     WEHO  Westwood Hmstd Fin Corp of OH           13.75   2,843    39.1        13.75   10.37   13.31    3.31    N.A.    13.45
     WFCO  Winton Financial Corp. of OH(8)         12.30   1,986    24.4        15.00   11.00   12.50   -1.60    N.A.     6.96
     FFWD  Wood Bancorp of OH                      15.75   1,493    23.5        17.25   12.17   16.25   -3.08    N.A.    -7.35
     YFCB  Yonkers Fin. Corp. of NY                13.50   3,172    42.8        14.12    9.31   13.87   -2.67    N.A.     4.90
     YFED  York Financial Corp. of PA              18.50   6,792   125.7        19.75   14.54   18.87   -1.96   95.77    13.85



                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
                                                EPS(3)   EPS(3)  Share  Share(4) Share
                                               -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     STND  Standard Fin. of Chicago IL             0.74    1.01   16.28   16.25   144.67
     SFFC  StateFed Financial Corp. of IA          0.93    1.17   18.48   18.48   102.74
     SFIN  Statewide Fin. Corp. of NJ              0.47    1.09   13.08   13.05   132.55
     STSA  Sterling Financial Corp. of WA          0.39    0.69   10.78    8.83   276.46
     SSBK  Strongsville SB of OH                   1.40    1.76   17.05   16.74   224.22
     SFSB  SuburbFed Fin. Corp. of IL              0.84    1.51   20.92   20.82   321.99
     SBCN  Suburban Bancorp. of OH                 0.26    0.87   17.51   17.51   148.29
     THRD  TF Financial Corp. of PA                0.81    1.09   16.95   14.80   151.33
     ROSE  TR Financial Corp. of NY                3.31    2.65   22.69   22.69   357.40
     TPNZ  Tappan Zee Fin. Corp. of NY             0.52    0.48   13.96   13.96    77.88
     PTRS  The Potters S&L Co. of OH               0.06    0.89   20.36   20.36   248.02
     TSBS  Trenton SB, FSB MHC of NJ(35.0(8)       0.95    0.74   11.24   11.00    57.99
     TRIC  Tri-County Bancorp of WY                0.89    1.19   21.59   21.59   141.03
     THBC  Troy Hill Bancorp of PA(8)              0.82    0.96   16.87   16.87    93.14
     TWIN  Twin City Bancorp of TN                 0.94    1.19   15.58   15.58   124.35
     UFRM  United FS&LA of Rocky Mount NC          0.23    0.41    6.44    6.44    86.00
     UBMT  United Fin. Corp. of MT                 1.05    1.28   19.89   19.89    88.26
     VABF  Va. Beach Fed. Fin. Corp of VA          0.04    0.27    8.02    8.02   121.54
     VFFC  Virginia First Savings of VA            1.77    1.77   10.58   10.26   135.30
     WHGB  WHG Bancshares of MD                    0.43    0.43   14.36   14.36    60.23
     WSFS  WSFS Financial Corp. of DE*             1.43    1.45    6.25    6.19   101.20
     WVFC  WVS Financial Corp. of PA*              1.57    1.98   20.21   20.21   158.85
     WRNB  Warren Bancorp of Peabody MA*           1.80    1.70    9.41    9.41    98.02
     WFSL  Washington FS&LA of Seattle WA          1.76    1.96   13.99   12.54   123.69
     WAMU  Washington Mutual Inc. of WA*           1.70    1.72   11.23   10.12   177.69
     WYNE  Wayne Bancorp of NJ                     0.02    0.13   16.10   16.10   107.40
     WAYN  Wayne S&L Co. MHC of OH (47.8)          0.41    1.00   15.04   15.04   167.46
     WCFB  Wbstr Cty FSB MHC of IA (45.2)          0.40    0.55   10.30   10.30    45.00
     WBST  Webster Financial Corp. of CT           3.09    3.20   24.79   19.20   494.27
     WEFC  Wells Fin. Corp. of Wells MN            0.52    0.88   13.36   13.36    96.88
     WCBI  WestCo Bancorp of IL                    1.18    1.61   18.58   18.58   119.90
     WSTR  WesterFed Fin. Corp. of MT              0.80    1.12   18.08   18.08   128.18
     WOFC  Western Ohio Fin. Corp. of OH           1.05    0.86   25.44   23.93   152.05
     WWFC  Westwood Fin. Corp. of NJ               0.06    1.02   14.75   12.93   144.74
     WEHO  Westwood Hmstd Fin Corp of OH           0.13    0.25   14.06   14.06    42.19
     WFCO  Winton Financial Corp. of OH(8)         0.84    1.07   10.49   10.23   147.15
     FFWD  Wood Bancorp of OH                      0.90    1.15   13.67   13.67   106.96
     YFCB  Yonkers Fin. Corp. of NY                0.57    0.81   13.74   13.74    82.63
     YFED  York Financial Corp. of PA              0.89    1.21   13.92   13.92   170.79


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
                           (703) 528-1700 Exhibit IV-1
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 21, 1997


                                                    Key Financial Ratios
                                   ----------------------------------------------------------
                                            Tang.
                                                       Reported Earnings       Core Earnings
                                   Equity/ Equity/  ______________________    _______________
Financial Institution              Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
---------------------              ------- ------- ------- ------- -------    ------- -------
                                      (%)     (%)     (%)     (%)     (%)        (%)     (%)

Market Averages. SAIF-Insured
----------------
Thrifts(no MHCs)
----------------

SAIF-Insured Thrifts(321)           12.98    12.75    0.61    5.29    3.90       0.84    7.34
NYSE Traded Companies(11)            6.26     6.01    0.57    8.25    4.24       0.73   11.71
AMEX Traded Companies(18)           15.90    15.83    0.58    4.60    3.27       0.86    6.43
NASDAQ Listed OTC Companies(292)    13.01    12.78    0.62    5.24    3.93       0.84    7.26
California Companies(24)             7.65     7.10    0.13    1.82    2.08       0.20    3.39
Florida Companies(5)                 8.09     7.91    0.42    5.34    3.46       0.56    6.86
Mid-Atlantic Companies(65)          11.09    10.71    0.61    6.42    4.53       0.85    8.96
Mid-West Companies(153)             14.34    14.20    0.66    5.18    3.98       0.89    7.15
New England Companies(11)            8.67     8.36    0.52    6.52    5.39       0.64    7.71
North-West Companies(6)             14.28    13.94    0.81    7.25    4.03       1.03    9.25
South-East Companies(43)            14.91    14.78    0.72    5.62    3.65       0.99    7.66
South-West Companies(7)             11.21    11.03    0.30    1.49    0.15       0.58    5.16
Western Companies (Excl CA)(7)      17.91    17.88    0.97    6.59    4.77       1.17    7.77
Thrift Strategy(249)                14.40    14.18    0.61    4.70    3.76       0.85    6.56
Mortgage Banker Strategy(40)         7.62     7.29    0.58    7.63    4.64       0.70    9.40
Real Estate Strategy(14)             8.50     8.37    0.49    4.15    2.90       0.83    8.82
Diversified Strategy(14)             8.28     8.12    0.88   10.70    5.42       1.12   14.43
Retail Banking Strategy(4)           8.62     8.37    0.34    4.66    3.34       0.49    6.45
Companies Issuing Dividends(258)    12.98    12.76    0.67    5.97    4.31       0.90    8.01
Companies Without Dividends(63)     12.95    12.71    0.37    2.61    2.23       0.57    4.70
Equity/Assets <6%(28)                4.97     4.66    0.24    4.78    2.91       0.40    7.93
Equity/Assets 6-12%(153)             8.59     8.24    0.57    6.67    4.50       0.77    9.04
Equity/Assets >12%(140)             19.26    19.18    0.73    3.91    3.44       0.99    5.41
Converted Last 3 Mths (no MHC)(8)   22.27    22.27    0.80    3.46    3.36       1.03    4.76
Actively Traded Companies(49)        8.54     8.29    0.79    9.80    5.97       1.01   12.52
Market Value Below $20 Million(70)  14.80    14.70    0.49    3.01    3.07       0.75    4.92
Holding Company Structure(281)      13.54    13.31    0.61    5.14    3.81       0.84    7.20
Assets Over $1 Billion(65)           8.17     7.66    0.62    7.84    4.44       0.82   10.59
Assets $500 Million-$1 Billion(54)  10.90    10.52    0.66    6.63    4.86       0.84    8.25
Assets $250-$500 Million(69)        10.96    10.79    0.53    4.97    3.78       0.79    7.53
Assets less than $250 Million(133)  17.17    17.11    0.63    3.68    3.30       0.87    5.32
Goodwill Companies(130)              8.99     8.50    0.61    6.80    4.53       0.80    9.09
Non-Goodwill Companies(191)         15.57    15.51    0.61    4.31    3.49       0.86    6.21
Acquirors of FSLIC Cases(13)         7.04     6.65    0.64    8.24    5.01       0.98   13.60


                                             Asset Quality Ratios                  Pricing Ratios                  Dividend Data(6)
                                       -----------------------     -----------------------------------------    -------------------
                                                                                           Price/  Price/      Ind.   Divi-

                                         NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core      Div./   dend   Payout
Financial Institution                   Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings    Share   Yield Ratio(7)
---------------------                  ------- ------- -------    ------- ------- ------- ------- -------    ------- --------------
                                          (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)        ($)     (%)    (%)

Market Averages. SAIF-Insured
------------------------------
Thrifts(no MHCs)
----------------

SAIF-Insured Thrifts(321)                 0.88  124.57    0.85      19.59  124.77   15.31  126.65   17.37       0.35    1.74  33.11
NYSE Traded Companies(11)                 1.48   69.91    1.38      18.41  178.42   11.96  179.98   16.52       0.34    0.95  15.27
AMEX Traded Companies(18)                 0.61  139.52    0.65      22.40  111.05   18.41  111.90   19.60       0.36    2.26  47.09
NASDAQ Listed OTC Companies(292)          0.87  125.70    0.84      19.46  124.00   15.23  126.14   17.26       0.35    1.73  32.92
California Companies(24)                  2.21   57.13    1.34      13.58  138.77   10.09  138.47   15.66       0.22    0.71  10.91
Florida Companies(5)                      1.19   81.80    1.17      21.12  139.26   10.67  143.94   19.34       0.25    1.05  16.90
Mid-Atlantic Companies(65)                1.02   89.48    0.98      19.07  125.42   13.34  130.38   16.54       0.35    1.71  35.19
Mid-West Companies(153)                   0.60  149.73    0.70      20.09  119.59   16.24  120.20   17.59       0.34    1.78  32.30
New England Companies(11)                 0.77   85.55    0.97      19.30  115.46    9.79  125.00   16.34       0.41    1.79  29.26
North-West Companies(6)                   0.56  146.37    0.70      21.55  159.59   18.57  152.74   18.42       0.29    1.10  22.31
South-East Companies(43)                  0.98  128.72    0.87      18.99  133.61   19.24  136.20   18.25       0.41    2.20  45.74
South-West Companies(7)                   0.86   63.15    0.81      24.39  105.02   11.40  111.54   17.63       0.30    1.61  44.94
Western Companies (Excl CA)(7)            0.27  282.65    0.67      20.05  121.05   19.88  121.33   18.16       0.56    2.94  49.64
Thrift Strategy(249)                      0.78  133.21    0.77      20.17  116.85   16.21  119.34   17.77       0.35    1.84  36.07
Mortgage Banker Strategy(40)              1.19   91.44    1.01      18.01  149.82   11.16  155.07   16.54       0.32    1.29  24.49
Real Estate Strategy(14)                  1.92   87.01    1.43      13.21  142.47   11.46  144.30   14.86       0.19    0.83  17.71
Diversified Strategy(14)                  0.80  104.98    1.20      18.36  188.01   16.13  178.51   14.65       0.69    2.13  34.73
Retail Banking Strategy(4)                0.69  108.51    0.93      22.37  122.85   10.59  126.04   20.89       0.15    1.15   0.00
Companies Issuing Dividends(258)          0.76  126.56    0.82      19.60  126.42   15.55  128.36   17.12       0.43    2.18  42.59
Companies Without Dividends(63)           1.42  115.44    1.00      19.51  118.35   14.37  120.04   18.60       0.00    0.00   0.00
Equity/Assets <6%(28)                     1.83   69.74    1.05      17.24  155.73    8.07  157.42   16.47       0.20    0.80   9.38
Equity/Assets 6-12%(153)                  0.96  122.94    0.99      18.42  134.98   11.62  138.99   15.52       0.39    1.78  33.55
Equity/Assets >12%(140)                   0.57  138.94    0.64      21.80  108.20   20.69  108.85   19.78       0.33    1.88  37.61
Converted Last 3 Mths (no MHC)(8)         0.42  115.42    0.58      23.96  102.66   22.49  102.66   19.55       0.00    0.00   0.00
Actively Traded Companies(49)             1.32   90.67    0.96      17.05  156.84   13.30  158.54   14.35       0.51    1.86  26.65
Market Value Below $20 Million(70)        0.79  105.52    0.69      20.33  101.11   14.90  102.33   18.92       0.29    1.83  34.79
Holding Company Structure(281)            0.84  125.31    0.82      19.95  123.80   15.83  125.83   17.53       0.36    1.79  34.22
Assets Over $1 Billion(65)                1.04   85.97    1.02      18.47  160.02   12.89  165.54   16.05       0.50    1.62  30.82
Assets $500 Million-$1 Billion(54)        1.16  127.80    0.98      18.93  132.22   14.10  136.24   16.22       0.30    1.51  30.38
Assets $250-$500 Million(69)              0.81  163.56    0.80      20.19  122.16   13.11  124.56   16.74       0.33    1.81  33.93
Assets less than $250 Million(133)        0.70  121.02    0.72      20.41  106.83   18.09  107.53   19.03       0.30    1.84  35.53
Goodwill Companies(130)                   0.96   97.02    0.95      18.86  142.99   12.50  148.56   16.07       0.41    1.73  32.92
Non-Goodwill Companies(191)               0.83  143.62    0.78      20.24  112.99   17.13  113.02   18.34       0.31    1.74  33.26
Acquirors of FSLIC Cases(13)              1.54   51.76    0.88      17.28  166.73   12.12  171.16   15.43       0.43    1.73  18.88






     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
                    (703) 528-1700 Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 21, 1997


                                             Key Financial Ratios                       Asset Quality Ratios
                             ---------------------------------------------------      -----------------------
                                      Tang.
                                               Reported Earnings   Core Earnings
                            Equity/ Equity/_____________________________________      NPAs   Resvs/  Resvs/
Financial Institution       Assets  Assets ROA(5)  ROE(5)  ROI(5) ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------       ------- ------------- ------- -------------- -------    ------- ------- -------
                               (%)     (%)   (%)     (%)     (%)    (%)     (%)        (%)     (%)     (%)

Market Averages.
-----------------
BIF-Insured
-----------
Thrifts(no MHCs)
----------------

BIF-Insured Thrifts(73)      11.72    11.36  0.92    9.92    6.24   0.94    9.78       1.33  115.29    1.43
NYSE Traded Companies(3)      7.41     5.83  0.70   10.07    5.71   0.72   10.69       2.53   29.95    1.19
AMEX Traded Companies(5)     13.16    12.91  0.58    6.01    4.45   0.58    6.00       1.37   94.13    1.46
NASDAQ Listed OTC
  Companies(65)              11.83    11.52  0.97   10.27    6.43   0.98   10.07       1.26  121.72    1.44
California Companies(3)       8.89     8.88  1.08   13.60    7.56   1.00   12.56       2.23   50.98    1.43
Mid-Atlantic Companies(19)   11.69    11.10  0.82    8.57    5.62   0.85    8.94       1.81   75.54    1.40
Mid-West Companies(2)        25.56    24.11  0.54    2.08    2.47   0.82    3.16       0.50   46.43    0.43
New England Companies(39)     9.23     8.95  1.00   11.66    7.34   0.96   11.14       1.21  107.93    1.63
North-West Companies(4)      11.16    10.68  1.13   11.51    5.30   1.11   11.35       0.23  383.36    0.99
South-East Companies(5)      27.71    27.71  0.64    1.46    1.96   0.92    2.27       0.99  207.55    0.76
Thrift Strategy(47)          13.32    12.87  0.87    8.34    5.82   0.90    8.33       1.20  107.75    1.38
Mortgage Banker Strategy(10)  9.21     9.10  0.88   10.81    6.22   0.89   11.02       1.14  182.35    1.20
Real Estate Strategy(8)      10.29    10.29  1.29   13.58    7.40   1.25   13.04       1.56  110.68    1.70
Diversified Strategy(6)       7.05     6.61  1.15   16.83    8.07   1.08   15.70       2.27  109.49    1.92
Retail Banking Strategy(2)    6.48     6.33  0.51    8.05    6.29   0.50    7.91       1.17   59.03    1.03
Companies Issuing
   Dividends(56)             11.23    10.79  0.95   10.25    6.43   0.96   10.01       1.24  121.13    1.45
Companies Without
  Dividends(17)              13.35    13.24  0.83    8.85    5.62   0.86    9.05       1.66   96.12    1.38
Equity/Assets <6%(6)          5.64     5.57  0.61   11.03    6.55   0.53    9.68       3.04   42.42    1.43
Equity/Assets 6-12%(48)       8.37     7.89  0.99   12.09    7.34   0.97   11.78       1.31  115.22    1.59
Equity/Assets >12%(19)       21.81    21.64  0.85    4.24    3.44   0.98    4.88       0.83  143.58    1.02
Converted Last 3 Mths
  (no MHC)(3)                25.28    25.28  1.05    4.18    3.87   1.09    4.33       0.42  326.36    0.74
Actively Traded
  Companies(26)               8.51     8.15  1.05   12.58    7.58   1.03   12.32       1.09  100.09    1.53
Market Value Below $20
  Million(12)                14.60    14.26  0.62    6.97    5.16   0.75    7.14       1.48   58.72    1.12
Holding Company
  Structure(46)              13.18    12.80  1.00    9.78    6.15   1.04    9.84       1.09  124.03    1.46
Assets Over $1 Billion(16)    9.18     8.58  1.04   12.71    6.77   1.03   12.51       1.80   92.58    1.53
Assets $500 Million-$1
   Billion(17)               10.10     9.55  0.97   10.15    6.59   0.93    9.48       1.21  105.07    1.54
Assets $250-$500 Million(20) 10.72    10.58  0.88    9.91    6.42   0.88    9.97       1.19  142.28    1.52
Assets less than $250
  Million(20)                16.40    16.20  0.82    7.28    5.28   0.92    7.45       1.19  115.46    1.16
Goodwill Companies(36)        8.60     7.83  0.85   10.69    6.59   0.85   10.49       1.30   94.41    1.41
Non-Goodwill Companies(37)   14.48    14.48  0.99    9.25    5.93   1.02    9.16       1.36  136.18    1.44






                                           Pricing Ratios                      Dividend Data(6)
                               -----------------------------------------      -----------------------
                                                      Price/  Price/        Ind.   Divi-

                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------       ------- ------- ------- ------- -------      ------- ------- -------
                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages.
-----------------
BIF-Insured
-----------
Thrifts(no MHCs)
----------------

BIF-Insured Thrifts(73)       15.28  139.46   15.51  142.51   16.44         0.41    1.83   25.06
NYSE Traded Companies(3)      18.11  175.11   13.46  161.52   17.57         0.33    0.53   11.95
AMEX Traded Companies(5)      11.06  126.75   15.35  131.77   15.80         0.60    2.92   35.78
NASDAQ Listed OTC
  Companies(65)               15.27  138.66   15.63  142.80   16.41         0.39    1.80   25.20
California Companies(3)       13.31  148.49   13.23  148.55   14.38         0.00    0.00    0.00
Mid-Atlantic Companies(19)    17.34  137.77   15.10  144.73   17.75         0.41    1.61   21.22
Mid-West Companies(2)          0.00   74.58   19.06   79.06   26.63         0.00    0.00    0.00
New England Companies(39)     13.44  145.35   13.00  147.03   14.70         0.46    2.20   29.77
North-West Companies(4)       13.35  154.40   21.95  158.83   13.80         0.45    1.57   33.98
South-East Companies(5)       27.24  105.21   28.99  105.21   25.33         0.30    1.89   17.20
Thrift Strategy(47)           15.95  128.93   15.92  134.34   17.04         0.42    1.98   28.04
Mortgage Banker Strategy(1    15.59  163.93   14.02  166.70   16.91         0.37    1.53   14.43
Real Estate Strategy(8)       14.46  164.23   17.20  164.23   14.82         0.30    1.33   19.24
Diversified Strategy(6)       12.29  170.40   15.68  159.95   14.47         0.48    1.69   29.11
Retail Banking Strategy(2)    10.59  110.79    7.20  113.06   10.66         0.32    1.73    0.00
Companies Issuing
   Dividends(56)              14.59  141.55   15.50  145.51   16.04         0.53    2.39   33.22
Companies Without
  Dividends(17)               17.55  132.74   15.54  133.30   17.76         0.00    0.00    0.00
Equity/Assets <6%(6)          16.84  159.55    8.95  161.55   18.83         0.11    0.82   10.41
Equity/Assets 6-12%(48)       13.20  148.15   12.93  152.65   14.01         0.49    2.12   28.06
Equity/Assets >12%(19)        22.16  112.58   23.79  113.62   22.62         0.28    1.40   22.16
Converted Last 3 Mths
  (no MHC)(3)                 26.18  106.99   26.86  106.99   24.81         0.00    0.00    0.00
Actively Traded
  Companies(26)               13.64  150.25   13.58  151.88   14.09         0.51    2.08   29.80
Market Value Below $20
  Million(12)                 14.61  112.06   14.88  115.87   19.73         0.33    2.05   19.73
Holding Company
  Structure(46)               15.59  137.44   17.32  142.48   16.57         0.45    1.99   27.03
Assets Over $1 Billion(16)    15.14  167.88   16.48  163.99   16.50         0.51    1.65   23.37
Assets $500 Million-$1
   Billion(17)                13.43  139.57   13.95  153.99   14.87         0.44    2.02   27.33
Assets $250-$500 Million(2    15.28  137.39   13.69  139.45   14.78         0.39    1.75   25.79
Assets less than $250
  Million(20)                 17.27  118.02   17.83  120.26   19.30         0.30    1.89   23.81
Goodwill Companies(36)        14.21  143.57   12.78  150.77   15.75         0.51    2.11   28.84
Non-Goodwill Companies(37)    16.19  135.95   17.91  135.95   17.03         0.31    1.58   21.66




     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
                     (703) 528-1700 Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 21, 1997


                                                                  Key Financial Ratios                          Dividend Data(6)
                                                 ----------------------------------------------------------    ---------------------
                                                          Tang.                                               Ind.   Divi-
                                                                     Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ______________________    _______________  Div./   dend    Payout
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Share   Yield  Ratio(7)
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     ($)     (%)     (%)

     Market Averages. MHC Institutions
     ---------------------------------

     SAIF-Insured Thrifts(19)                     11.31    11.05    0.51    4.68    2.87       0.81    7.57    0.63    3.20   42.09
     BIF-Insured Thrifts(2)                        9.92     9.92    0.51    6.56    2.46       0.54    6.32    0.62    2.87   44.90
     NASDAQ Listed OTC Companies(21)              11.17    10.93    0.51    4.88    2.83       0.78    7.44    0.63    3.16   42.56
     Florida Companies(3)                          9.74     9.60    0.66    6.84    4.12       0.93    9.58    1.00    4.18    0.00
     Mid-Atlantic Companies(8)                    10.97    10.48    0.22    1.85    0.85       0.63    5.53    0.46    2.71   60.32
     Mid-West Companies(7)                        12.05    12.04    0.50    4.50    3.14       0.74    6.91    0.72    3.94   66.67
     New England Companies(1)                      8.08     8.07    1.10   13.81    5.47       0.86   10.78    0.88    2.46   44.90
     North-West Companies(1)                      10.87     9.79    0.97    8.90    5.21       1.16   10.59    0.22    1.21   23.16
     South-East Companies(1)                      13.86    13.86    0.75    6.82    3.65       1.06    9.69    0.00    0.00    0.00
     Thrift Strategy(19)                          11.37    11.16    0.45    4.12    2.54       0.76    7.06    0.63    3.32   46.83
     Mortgage Banker Strategy(1)                  10.87     9.79    0.97    8.90    5.21       1.16   10.59    0.22    1.21   23.16
     Diversified Strategy(1)                       8.08     8.07    1.10   13.81    5.47       0.86   10.78    0.88    2.46   44.90
     Companies Issuing Dividends(20)              11.02    10.77    0.49    4.77    2.79       0.77    7.32    0.66    3.34   51.07
     Companies Without Dividends(1)               13.86    13.86    0.75    6.82    3.65       1.06    9.69    0.00    0.00    0.00
     Equity/Assets 6-12%(15)                       9.49     9.16    0.43    4.86    2.70       0.72    7.78    0.65    2.98   51.07
     Equity/Assets >12%(6)                        15.88    15.88    0.73    4.92    3.19       0.96    6.50    0.57    3.67    0.00
     Actively Traded Companies(1)                  9.25     8.11    0.47    5.02    2.96       0.85    9.08    0.40    1.88   63.49
     Holding Company Structure(1)                  9.25     8.11    0.47    5.02    2.96       0.85    9.08    0.40    1.88   63.49
     Assets Over $1 Billion(4)                     8.72     8.19    0.69    7.93    3.59       0.90    9.92    0.79    2.77   51.02
     Assets $500 Million-$1 Billion(5)            10.07     9.66    0.51    4.93    3.39       0.81    7.84    0.67    3.49   63.49
     Assets $250-$500 Million(4)                   9.88     9.86    0.49    5.38    3.66       0.80    8.79    0.79    3.48   66.67
     Assets less than $250 Million(8)             13.45    13.31    0.42    3.08    1.83       0.70    5.38    0.44    3.07   11.58
     Goodwill Companies(10)                        9.34     8.83    0.58    6.29    3.32       0.82    8.71    0.64    2.60   47.17
     Non-Goodwill Companies(11)                   12.82    12.82    0.44    3.61    2.39       0.75    6.30    0.62    3.67   33.33
     MHC Institutions(21)                         11.17    10.93    0.51    4.88    2.83       0.78    7.44    0.63    3.16   42.56



                                                          Pricing Ratios                      Dividend Data(6)
                                                   -----------------------------------------      -----------------------
                                                                           Price/  Price/        Ind.   Divi-

                                                   Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                     (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     Market Averages. MHC Institutions
     ---------------------------------

     SAIF-Insured Thrifts(19)                       22.63  152.11   16.91  157.61   19.57         0.63    3.20   42.09
     BIF-Insured Thrifts(2)                         18.27  182.27   17.11  182.42   23.41         0.62    2.87   44.90
     NASDAQ Listed OTC Companies(21)                22.08  155.29   16.94  160.22   19.84         0.63    3.16   42.56
     Florida Companies(3)                           21.28  157.72   14.94  161.00   17.92         1.00    4.18    0.00
     Mid-Atlantic Companies(8)                      27.91  154.88   16.79  165.53   20.10         0.46    2.71   60.32
     Mid-West Companies(7)                          20.67  144.89   17.24  145.13   20.99         0.72    3.94   66.67
     New England Companies(1)                       18.27  234.97   19.00  235.28   23.41         0.88    2.46   44.90
     North-West Companies(1)                        19.21  164.27   17.85  182.32   16.15         0.22    1.21   23.16
     South-East Companies(1)                        27.37  134.51   18.65  134.51   19.26         0.00    0.00    0.00
     Thrift Strategy(19)                            23.20  150.07   16.76  154.51   19.85         0.63    3.32   46.83
     Mortgage Banker Strategy(1)                    19.21  164.27   17.85  182.32   16.15         0.22    1.21   23.16
     Diversified Strategy(1)                        18.27  234.97   19.00  235.28   23.41         0.88    2.46   44.90
     Companies Issuing Dividends(20)                21.33  156.44   16.84  161.65   19.89         0.66    3.34   51.07
     Companies Without Dividends(1)                 27.37  134.51   18.65  134.51   19.26         0.00    0.00    0.00
     Equity/Assets 6-12%(15)                        20.44  159.82   14.96  166.52   18.62         0.65    2.98   51.07
     Equity/Assets >12%(6)                          27.02  142.59   22.47  142.59   22.90         0.57    3.67    0.00
     Actively Traded Companies(1)                    0.00  168.78   15.62  192.48   18.64         0.40    1.88   63.49
     Holding Company Structure(1)                    0.00  168.78   15.62  192.48   18.64         0.40    1.88   63.49
     Assets Over $1 Billion(4)                      21.86  198.17   17.22  210.39   19.10         0.79    2.77   51.02
     Assets $500 Million-$1 Billion(5)              23.17  147.31   14.64  155.72   19.26         0.67    3.49   63.49
     Assets $250-$500 Million(4)                    14.68  151.95   15.10  152.30   19.32         0.79    3.48   66.67
     Assets less than $250 Million(8)               24.42  138.50   18.57  140.79   21.35         0.44    3.07   11.58
     Goodwill Companies(10)                         21.20  172.61   15.92  183.04   19.10         0.64    2.60   47.17
     Non-Goodwill Companies(11)                     22.97  139.69   17.85  139.69   20.58         0.62    3.67   33.33
     MHC Institutions(21)                           22.08  155.29   16.94  160.22   19.84         0.63    3.16   42.56





     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price. (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
                     (703) 528-1700 Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 21, 1997


                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.
                                                                     Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ______________________    _______________   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)



     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA             3.91     3.29    0.20    4.61    2.36       0.49   11.40    2.14   36.71    1.23
     CSA   Coast Savings Financial of CA           4.83     4.76    0.12    2.40    1.13       0.47    9.42    1.53   48.84    1.08
     CFB   Commercial Federal Corp. of NE          5.75     5.05    0.64   11.13    5.44       0.92   15.86    1.07   69.60    1.01
     DME   Dime Savings Bank, FSB of NY*           5.42     5.37    0.54   10.47    5.71       0.70   13.61    2.45   24.13    1.09
     DSL   Downey Financial Corp. of CA            7.74     7.62    0.43    5.30    3.52       0.69    8.48    1.36   44.87    0.68
     FRC   First Republic Bancorp of CA*           5.86     5.86    0.61   10.81    6.97       0.57   10.01    2.22   38.80    0.97
     FED   FirstFed Fin. Corp. of CA               4.70     4.63    0.20    4.28    2.89       0.43    9.39    2.15   83.45    2.42
     GLN   Glendale Fed. Bk, FSB of CA             5.59     5.22    0.20    3.66    2.09       0.45    8.45    1.76   66.28    1.56
     GDW   Golden West Fin. Corp. of CA            6.23     6.23    1.01   15.68    8.84       1.23   19.19    1.37   35.24    0.59
     GWF   Great Western Fin. Corp. of CA(8)       5.63     4.95    0.48    8.44    3.28       0.68   12.11    1.79   41.34    1.03
     GPT   GreenPoint Fin. Corp. of NY*           10.95     6.27    0.95    8.92    4.45       0.90    8.44    2.91   26.91    1.52
     SFB   Standard Fed. Bancorp of MI(8)          6.11     5.08    0.65   10.21    5.18       0.86   13.49    0.59   53.01    0.43
     TCB   TCF Financial Corp. of MN               7.75     7.46    1.20   16.05    5.31       1.41   18.72    0.76  132.47    1.36
     WES   Westcorp Inc. of Orange CA              9.88     9.85    1.09   11.14    6.63       0.44    4.46    1.16  111.77    2.49


     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*             17.55    17.55   -0.47   -5.89   -2.46      -0.44   -5.48    0.56  159.79    1.32
     BKC   American Bank of Waterbury CT*          8.45     8.07    1.26   14.61   10.27       1.02   11.83    2.39   38.52    1.42
     BFD   BostonFed Bancorp of MA                11.15    11.15    0.32    2.88    2.27       0.52    4.65    0.54   97.04    0.63
     CFX   Cheshire Fin. Corp. of NH*              8.50     7.89    0.71    7.64    3.29       0.95   10.14    0.74  140.06    1.47
     CZF   Citisave Fin. Corp. of LA              16.00    15.99    0.78    4.47    4.54       1.04    5.97    0.22   40.85    0.15
     CBK   Citizens First Fin.Corp. of IL         15.14    15.14    0.25    2.32    1.37       0.52    4.87    0.53   35.95    0.24
     ESX   Essex Bancorp of VA(8)                  0.33    -0.14   -2.71     NM      NM       -1.63  -40.51    3.44   51.87    2.16
     FCB   Falmouth Co-Op Bank of MA*             24.98    24.98    0.78    3.48    3.07       0.76    3.41    0.02     NA     1.22
     FAB   FirstFed America Bancorp of MA         12.35    12.35    0.46    3.72    3.36       0.88    7.14     NA      NA      NA
     GAF   GA Financial Corp. of PA               19.31    19.31    0.97    5.04    4.03       1.26    6.56    0.19   85.78    0.42
     KNK   Kankakee Bancorp of IL                 10.41     9.73    0.50    4.97    4.67       0.67    6.67    0.90   74.47    0.99
     KYF   Kentucky First Bancorp of KY           17.15    17.15    0.88    3.96    4.47       1.14    5.15    0.09  486.84    0.81
     NYB   New York Bancorp, Inc. of NY            5.10     5.10    1.19   21.94    6.93       1.31   24.05    1.32   49.76    1.04
     PDB   Piedmont Bancorp of NC                 15.70    15.70   -0.22   -0.82   -0.95       0.13    0.49    0.76   62.96    0.66
     PLE   Pinnacle Bank of AL                     7.73     7.46    0.50    6.42    4.80       0.79   10.11    0.83   82.73    1.02
     SSB   Scotland Bancorp of NC                 36.12    36.12    1.16    4.04    2.67       1.50    5.22     NA      NA     0.50
     SZB   SouthFirst Bancshares of AL            14.27    14.27   -0.02   -0.12   -0.15       0.50    3.22    0.60   45.97    0.40
     SRN   Southern Banc Company of AL            18.22    18.03    0.23    1.30    1.47       0.58    3.32     NA      NA     0.24
     SSM   Stone Street Bancorp of NC             35.13    35.13    1.22    4.38    2.54       1.51    5.42    0.17  272.78    0.61
     TSH   Teche Holding Company of LA            13.77    13.77    0.72    4.29    4.60       1.05    6.29    0.16  525.95    1.00
     FTF   Texarkana Fst. Fin. Corp of AR         15.94    15.94    1.47    7.54    7.71       1.81    9.27    0.17  403.17    0.84
     THR   Three Rivers Fin. Corp. of MI          14.48    14.42    0.52    3.44    3.62       0.78    5.17    1.22   42.90    0.79
     TBK   Tolland Bank of CT*                     6.31     6.06    0.63   10.20    8.07       0.62   10.11    3.16   38.16    1.87
     WSB   Washington SB, FSB of MD                8.24     8.24    0.48    5.88    5.27       0.41    5.07    0.95   49.34    0.96


     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN             8.22     8.22    0.17    2.05    2.19      -0.02   -0.29       0.44   79.07  0.51
     AFED  AFSALA Bancorp of NY                   13.68    13.68    0.59    4.34    4.52       0.59    4.34        NA      NA    NA
     ALBK  ALBANK Fin. Corp. of Albany NY          9.10     7.86    0.79    8.22    5.68       0.99   10.37       1.15   69.91  1.12
     AMFC  AMB Financial Corp. of IN              19.37    19.37    0.49    3.04    2.40       0.76    4.79       0.43   98.60  0.56
     ASBP  ASB Financial Corp. of OH              15.71    15.71    0.60    2.77    3.25       0.86    3.98       1.89   40.89  1.25
     ABBK  Abington Savings Bank of MA(8)*         6.89     6.15    0.74   11.12    8.31       0.62    9.40       0.27  135.80  0.59
     AABC  Access Anytime Bancorp of NM            4.58     4.58   -0.57  -12.10  -17.14      -0.22   -4.57       1.58   24.19  0.97
     AFBC  Advance Fin. Bancorp of WV             14.78    14.78    0.34    2.30    2.29       0.68    4.59       0.41   85.64  0.40
     AADV  Advantage Bancorp of WI                 8.74     8.10    0.32    3.45    2.74       0.83    8.93       0.47  119.85  1.02
     AFCB  Affiliated Comm BC, Inc of MA           9.75     9.68    0.64    6.11    4.48       0.93    8.79       0.62  119.38  1.19



                                                                Pricing Ratios                      Dividend Data(6)
                                                     -----------------------------------------      -----------------------
                                                                             Price/  Price/        Ind.   Divi-

                                                     Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                       (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)



     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA                  NM   215.40    8.42     NM    17.13         0.88    2.14     NM
     CSA   Coast Savings Financial of CA                NM   214.12   10.35  217.54   22.46         0.00    0.00    0.00
     CFB   Commercial Federal Corp. of NE             18.38  200.05   11.50  227.55   12.89         0.28    0.76   14.00
     DME   Dime Savings Bank, FSB of NY*              17.50  179.30    9.71  180.97   13.46         0.00    0.00    0.00
     DSL   Downey Financial Corp. of CA               28.44  150.96   11.69  153.51   17.77         0.32    1.41   40.00
     FRC   First Republic Bancorp of CA*              14.34  141.89    8.32  142.07   15.48         0.00    0.00    0.00
     FED   FirstFed Fin. Corp. of CA                    NM   146.10    6.86  148.19   15.79         0.00    0.00    0.00
     GLN   Glendale Fed. Bk, FSB of CA                  NM   163.43    9.14  175.19   20.71         0.00    0.00    0.00
     GDW   Golden West Fin. Corp. of CA               11.32  175.04   10.90  175.04    9.25         0.44    0.61    6.94
     GWF   Great Western Fin. Corp. of CA(8)            NM      NM    14.68     NM    21.27         1.00    2.16   65.79
     GPT   GreenPoint Fin. Corp. of NY*               22.49  204.13   22.36     NM    23.77         1.00    1.59   35.84
     SFB   Standard Fed. Bancorp of MI(8)             19.30  192.24   11.75  231.48   14.59         0.80    1.39   26.85
     TCB   TCF Financial Corp. of MN                  18.85     NM    22.73     NM    16.16         0.75    1.62   30.49
     WES   Westcorp Inc. of Orange CA                 15.09  162.28   16.03  162.82     NM          0.40    2.04   30.77


     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*                   NM   102.76   18.03  102.76     NM          0.36    2.06     NM
     BKC   American Bank of Waterbury CT*              9.73  136.75   11.55  143.16   12.02         1.36    4.83   47.06
     BFD   BostonFed Bancorp of MA                      NM   111.84   12.47  111.84   27.36         0.20    1.26   55.56
     CFX   Cheshire Fin. Corp. of NH*                   NM   176.91   15.04  190.69   22.88         0.88    4.99     NM
     CZF   Citisave Fin. Corp. of LA                  22.02  110.25   17.64  110.34   16.51         0.40    2.88   63.49
     CBK   Citizens First Fin.Corp. of IL               NM   107.33   16.25  107.33     NM          0.00    0.00    0.00
     ESX   Essex Bancorp of VA(8)                       NM      NM     0.92     NM      NM          0.00    0.00     NM
     FCB   Falmouth Co-Op Bank of MA*                   NM    98.68   24.65   98.68     NM          0.20    1.33   43.48
     FAB   FirstFed America Bancorp of MA             29.74  110.56   13.66  110.56   15.49         0.00    0.00    0.00
     GAF   GA Financial Corp. of PA                   24.80  113.05   21.83  113.05   19.03         0.32    1.95   48.48
     KNK   Kankakee Bancorp of IL                     21.43  104.69   10.90  112.03   15.98         0.48    1.78   38.10
     KYF   Kentucky First Bancorp of KY               22.40  109.40   18.76  109.40   17.20         0.50    4.21     NM
     NYB   New York Bancorp, Inc. of NY               14.42     NM    15.92     NM    13.16         0.60    2.00   28.85
     PDB   Piedmont Bancorp of NC                       NM   147.06   23.09  147.06     NM          0.40    3.81     NM
     PLE   Pinnacle Bank of AL                        20.83  135.14   10.45  140.01   13.24         0.72    3.20   66.67
     SSB   Scotland Bancorp of NC                       NM   114.11   41.22  114.11   29.00         0.30    1.95   73.17
     SZB   SouthFirst Bancshares of AL                  NM    87.92   12.55   87.92   25.46         0.50    3.64     NM
     SRN   Southern Banc Company of AL                  NM    85.23   15.53   86.15   26.71         0.35    2.57     NM
     SSM   Stone Street Bancorp of NC                   NM   128.76   45.24  128.76     NM          0.44    1.67   65.67
     TSH   Teche Holding Company of LA                21.74  104.34   14.37  104.34   14.83         0.50    3.15   68.49
     FTF   Texarkana Fst. Fin. Corp of AR             12.98  118.06   18.82  118.06   10.56         0.45    2.65   34.35
     THR   Three Rivers Fin. Corp. of MI              27.63   96.64   14.00   97.09   18.42         0.36    2.51   69.23
     TBK   Tolland Bank of CT*                        12.39  118.66    7.48  123.53   12.50         0.20    1.36   16.81
     WSB   Washington SB, FSB of MD                   18.97  110.44    9.10  110.44   22.00         0.10    1.82   34.48


     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN                   NM    93.74    7.70   93.74     NM          0.40    1.39   63.49
     AFED  AFSALA Bancorp of NY                        22.13   96.09   13.15   96.09   22.13         0.00    0.00    0.00
     ALBK  ALBANK Fin. Corp. of Albany NY              17.61  144.62   13.16  167.45   13.96         0.60    1.68   29.56
     AMFC  AMB Financial Corp. of IN                     NM    95.49   18.50   95.49   26.44         0.24    1.75   72.73
     ASBP  ASB Financial Corp. of OH                     NM   117.53   18.47  117.53   21.43         0.40    3.33     NM
     ABBK  Abington Savings Bank of MA(8)*             12.03  126.98    8.75  142.14   14.24         0.40    1.78   21.39
     AABC  Access Anytime Bancorp of NM                  NM    76.98    3.53   76.98     NM          0.00    0.00     NM
     AFBC  Advance Fin. Bancorp of WV                    NM   100.50   14.85  100.50   21.88         0.00    0.00    0.00
     AADV  Advantage Bancorp of WI                       NM   129.86   11.35  140.20   14.07         0.40    1.12   40.82
     AFCB  Affiliated Comm BC, Inc of MA               22.30  135.87   13.25  136.81   15.49         0.60    2.32   51.72





     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
                     (703) 528-1700 Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 21, 1997


                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.
                                                                     Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ______________________    _______________   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ALBC  Albion Banc Corp. of Albion NY          9.63     9.63   -0.10   -1.00   -1.45       0.20    1.96    0.37  139.82    0.65
     ABCL  Allied Bancorp of IL                    8.48     8.24    0.47    5.68    3.80       0.70    8.53    0.17  211.76    0.41
     ATSB  AmTrust Capital Corp. of IN             9.91     9.80    0.25    2.42    2.86       0.11    1.07    2.62   26.14    0.95
     AHCI  Ambanc Holding Co. of NY*              14.17    14.17    0.26    1.73    1.74       0.25    1.66    3.63   26.16    1.70
     ASBI  Ameriana Bancorp of IN                 10.88    10.87    0.61    5.09    4.38       0.92    7.70    0.48   58.85    0.39
     AFFFZ America First Fin. Fund of CA           8.03     7.90    1.37   19.48   15.16       1.68   23.87    0.58   54.76    0.50
     AMFB  American Federal Bank of SC(8)          7.76     7.17    1.04   13.07    4.49       1.30   16.31    0.51  150.52    1.25
     ANBK  American Nat'l Bancorp of MD            9.15     9.15    0.15    1.44    1.49       0.54    5.14    1.37   69.91    1.56
     ABCW  Anchor Bancorp Wisconsin of WI          6.17     6.01    0.72   11.15    6.52       0.96   14.83    0.75  157.67    1.54
     ANDB  Andover Bancorp, Inc. of MA*            7.96     7.96    1.07   13.89    8.31       1.10   14.29    1.30   77.05    1.40
     ASFC  Astoria Financial Corp. of NY           8.10     6.72    0.53    6.41    4.25       0.78    9.47    0.66   29.17    0.55
     AVND  Avondale Fin. Corp. of IL               9.59     9.59    0.39    3.69    3.56       0.40    3.86    0.71  104.44    1.46
     BFSI  BFS Bankorp, Inc. of NY                 8.03     8.03    1.46   18.53   10.58       1.73   21.91    1.04   90.39    1.03
     BKCT  Bancorp Connecticut of CT*             10.19    10.19    1.24   11.61    8.57       1.19   11.07    1.45   84.76    1.98
     BPLS  Bank Plus Corp. of CA                   4.75     4.74   -2.00  -37.58  -27.40      -1.69  -31.88    3.35   56.47    2.24
     BWFC  Bank West Fin. Corp. of MI             17.34    17.34    0.66    3.39    4.40       0.42    2.17    0.10  126.57    0.18
     BANC  BankAtlantic Bancorp of FL              6.44     5.98    0.83   11.86    6.77       0.76   10.85    0.76  118.19    1.52
     BKUNA BankUnited SA of FL                     5.43     5.14    0.36    7.19    4.45       0.30    6.07    0.95   27.57    0.33
     BKCO  Bankers Corp. of NJ(8)*                 7.84     7.70    1.13   12.97    8.00       1.21   13.96    1.20   25.55    0.43
     BVFS  Bay View Capital Corp. of CA            6.06     5.75    0.34    5.41    2.89       0.63   10.00    0.72  157.67    1.49
     BFSB  Bedford Bancshares of VA               14.31    14.31    1.09    7.00    6.00       1.40    8.97    0.54   95.03    0.59
     BFFC  Big Foot Fin. Corp. of IL              16.04    16.04    0.35    2.18    2.14       0.41    2.54     NA      NA      NA
     BSBC  Branford SB of CT*                      8.97     8.97    1.04   11.76    6.80       1.04   11.76    2.19   96.45    2.95
     BRFC  Bridgeville SB, FSB of PA(8)           28.86    28.86    0.93    3.25    3.02       1.19    4.17    0.21  128.21    0.74
     BYFC  Broadway Fin. Corp. of CA              10.75    10.75   -0.17   -1.88   -2.05       0.21    2.42    2.24   43.23    1.17
     CBCO  CB Bancorp of Michigan City IN          9.69     9.69    1.11   11.72    6.57       1.31   13.84    1.70   54.83    2.02
     CBES  CBES Bancorp of MO                     18.88    18.88    0.92    7.15    4.76       1.24    9.62     NA      NA     0.49
     CCFH  CCF Holding Company of GA              17.98    17.98    0.60    2.89    3.20       0.89    4.28    0.75   89.85    1.04
     CENF  CENFED Financial Corp. of CA            5.22     5.21    0.53   10.49    6.40       0.65   12.92    1.34   49.80    0.94
     CFSB  CFSB Bancorp of Lansing MI              7.53     7.53    0.69    8.61    5.66       0.95   11.87    0.20  271.42    0.64
     CKFB  CKF Bancorp of Danville KY             25.15    25.15    1.29    4.87    4.56       1.28    4.81    1.47   13.42    0.22
     CNSB  CNS Bancorp of MO                      24.40    24.40    0.36    2.18    1.29       0.63    3.82    0.33  111.42    0.62
     CSBF  CSB Financial Group Inc of IL*         25.56    24.11    0.54    2.08    2.47       0.82    3.16    0.50   46.43    0.43
     CFHC  California Fin. Hld. Co. of CA(8)       6.72     6.69    0.53    7.95    5.07       0.76   11.49    1.21   45.60    0.76
     CBCI  Calumet Bancorp of Chicago IL          16.03    16.03    1.07    6.56    6.44       1.40    8.55    1.29   86.03    1.45
     CAFI  Camco Fin. Corp. of OH                  7.58     7.58    0.78    9.70    8.32       0.88   11.02    0.57   50.44    0.34
     CMRN  Cameron Fin. Corp. of MO               25.12    25.12    1.20    4.45    4.52       1.47    5.47    0.83   87.40    0.87
     CAPS  Capital Savings Bancorp of MO           8.46     8.46    0.63    6.69    4.97       0.92    9.75    0.20  141.28    0.38
     CFNC  Carolina Fincorp of NC*                21.96    21.96    0.88    4.00    3.62       0.88    4.00    0.07  568.18    0.53
     CARV  Carver FSB of New York, NY              9.48     9.05   -0.03   -0.33   -0.51       0.24    2.52    1.26   20.65    1.03
     CASB  Cascade SB of Everett WA                6.10     6.10    0.51    8.18    4.82       0.53    8.57    0.51  168.34    1.19
     CATB  Catskill Fin. Corp. of NY*             29.02    29.02    1.19    6.60    4.16       1.19    6.60    0.61  106.20    1.47
     CNIT  Cenit Bancorp of Norfolk VA             7.28     7.02    0.50    6.96    4.24       0.55    7.76    0.82   71.39    1.03
     CTBK  Center Banks, Inc. of NY*               6.70     6.55    0.66    9.63    8.26       0.63    9.15    1.59   54.86    1.03
     CEBK  Central Co-Op. Bank of MA*              9.83     8.66    0.52    5.32    4.72       0.56    5.76    1.69   53.35    1.25
     CENB  Century Bancshares of NC*              28.53    28.53    0.93    3.25    3.46       1.18    4.13    0.77   84.54    0.94
     CBSB  Charter Financial Inc. of IL           14.52    13.40    0.93    5.39    4.54       1.23    7.11    0.67   93.40    0.87
     COFI  Charter One Financial of OH             6.68     6.19    0.93   14.10    5.70       1.19   18.05    0.37  129.94    0.84
     CVAL  Chester Valley Bancorp of PA            8.85     8.85    0.61    6.72    5.01       0.90    9.95    0.76  127.23    1.14
     CTZN  CitFed Bancorp of Dayton OH             6.34     5.62    0.51    7.68    4.37       0.74   11.27    0.91   71.24    1.12
     CLAS  Classic Bancshares of KY               13.80    11.54    0.38    1.79    1.69       0.64    3.04    0.86   71.29    1.06
     CMSB  Cmnwealth Bancorp of PA                10.91     8.37    0.44    4.47    2.80       0.64    6.45    0.41  116.96    0.94
     CBSA  Coastal Bancorp of Houston TX           3.17     2.61    0.24    7.12    5.10       0.40   12.02    0.59   39.07    0.54
     CFCP  Coastal Fin. Corp. of SC                6.02     6.02    0.85   14.01    4.48       0.92   15.05    0.17  543.23    1.09
     COFD  Collective Bancorp Inc. of NJ           6.93     6.49    0.90   12.90    6.05       1.10   15.90    0.43   55.96    0.47
     CMSV  Commty. Svgs, MHC of FL (48.5)         11.62    11.62    0.64    5.36    4.32       0.96    8.04    0.51   69.93    0.61



                                                     -----------------------------------------      -----------------------
                                                                             Price/  Price/        Ind.   Divi-

                                                     Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                       (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ALBC  Albion Banc Corp. of Albion NY               NM    71.78    6.92   71.78     NM          0.31    1.87     NM
     ABCL  Allied Bancorp of IL                       26.29  145.17   12.31  149.29   17.53         0.00    0.00    0.00
     ATSB  AmTrust Capital Corp. of IN                  NM    88.19    8.74   89.18     NM          0.20    1.68   58.82
     AHCI  Ambanc Holding Co. of NY*                    NM    91.47   12.96   91.47     NM          0.00    0.00    0.00
     ASBI  Ameriana Bancorp of IN                     22.86  121.03   13.17  121.21   15.09         0.60    3.75     NM
     AFFFZ America First Fin. Fund of CA               6.60  116.87    9.39  118.76    5.38         1.60    4.64   30.59
     AMFB  American Federal Bank of SC(8)             22.29     NM    22.58     NM    17.86         0.48    1.67   37.21
     ANBK  American Nat'l Bancorp of MD                 NM   103.16    9.44  103.16   18.75         0.12    0.94   63.16
     ABCW  Anchor Bancorp Wisconsin of WI             15.34  173.42   10.69  177.76   11.53         0.50    1.16   17.73
     ANDB  Andover Bancorp, Inc. of MA*               12.04  156.67   12.46  156.67   11.70         0.60    2.05   24.69
     ASFC  Astoria Financial Corp. of NY              23.55  147.70   11.96  178.02   15.94         0.44    1.09   25.58
     AVND  Avondale Fin. Corp. of IL                  28.08  109.48   10.50  109.48   26.84         0.00    0.00    0.00
     BFSI  BFS Bankorp, Inc. of NY                     9.45  161.16   12.93  161.16    7.99         0.00    0.00    0.00
     BKCT  Bancorp Connecticut of CT*                 11.67  136.88   13.95  136.88   12.23         0.82    3.60   42.05
     BPLS  Bank Plus Corp. of CA                        NM   153.00    7.27  153.36     NM          0.00    0.00     NM
     BWFC  Bank West Fin. Corp. of MI                 22.74   85.49   14.82   85.49     NM          0.28    2.46   56.00
     BANC  BankAtlantic Bancorp of FL                 14.76  163.33   10.51  175.74   16.15         0.15    0.97   14.29
     BKUNA BankUnited SA of FL                        22.49  128.92    7.00  136.39   26.63         0.00    0.00    0.00
     BKCO  Bankers Corp. of NJ(8)*                    12.50  158.02   12.39  160.81   11.61         0.64    2.60   32.49
     BVFS  Bay View Capital Corp. of CA                 NM   189.36   11.48  199.54   18.73         0.64    1.13   39.02
     BFSB  Bedford Bancshares of VA                   16.67  119.27   17.07  119.27   13.01         0.48    2.53   42.11
     BFFC  Big Foot Fin. Corp. of IL                    NM   101.74   16.32  101.74     NM          0.00    0.00    0.00
     BSBC  Branford SB of CT*                         14.71  164.14   14.72  164.14   14.71         0.08    1.94   28.57
     BRFC  Bridgeville SB, FSB of PA(8)                 NM   107.24   30.95  107.24   25.85         0.32    2.10   69.57
     BYFC  Broadway Fin. Corp. of CA                    NM    72.64    7.81   72.64     NM          0.20    1.95     NM
     CBCO  CB Bancorp of Michigan City IN             15.22  171.58   16.63  171.58   12.89         0.00    0.00    0.00
     CBES  CBES Bancorp of MO                         20.99  100.65   19.01  100.65   15.60         0.00    0.00    0.00
     CCFH  CCF Holding Company of GA                    NM   103.11   18.54  103.11   21.10         0.50    3.08     NM
     CENF  CENFED Financial Corp. of CA               15.63  155.42    8.11  155.71   12.69         0.36    1.05   16.36
     CFSB  CFSB Bancorp of Lansing MI                 17.67  154.48   11.63  154.48   12.81         0.48    2.34   41.38
     CKFB  CKF Bancorp of Danville KY                 21.95  110.50   27.79  110.50   22.22         0.44    2.44   53.66
     CNSB  CNS Bancorp of MO                            NM   106.16   25.91  106.16     NM          0.20    1.29     NM
     CSBF  CSB Financial Group Inc of IL*               NM    74.58   19.06   79.06   26.63         0.00    0.00    0.00
     CFHC  California Fin. Hld. Co. of CA(8)          19.73  151.95   10.21  152.68   13.65         0.44    1.53   30.14
     CBCI  Calumet Bancorp of Chicago IL              15.53  102.47   16.42  102.47   11.91         0.00    0.00    0.00
     CAFI  Camco Fin. Corp. of OH                     12.02  114.92    8.71  114.92   10.58         0.48    3.02   36.36
     CMRN  Cameron Fin. Corp. of MO                   22.12   99.63   25.03   99.63   17.99         0.28    1.71   37.84
     CAPS  Capital Savings Bancorp of MO              20.14  137.57   11.64  137.57   13.81         0.24    1.66   33.33
     CFNC  Carolina Fincorp of NC*                    27.63  110.62   24.29  110.62   27.63         0.00    0.00    0.00
     CARV  Carver FSB of New York, NY                   NM    65.98    6.26   69.12   25.97         0.00    0.00     NM
     CASB  Cascade SB of Everett WA                   20.73  164.41   10.03  164.41   19.77         0.00    0.00    0.00
     CATB  Catskill Fin. Corp. of NY*                 24.02   96.73   28.07   96.73   24.02         0.28    1.82   43.75
     CNIT  Cenit Bancorp of Norfolk VA                23.56  154.00   11.21  159.69   21.13         1.00    2.22   52.36
     CTBK  Center Banks, Inc. of NY*                  12.10  111.68    7.48  114.22   12.75         0.40    2.09   25.32
     CEBK  Central Co-Op. Bank of MA*                 21.18  110.43   10.85  125.35   19.57         0.32    1.78   37.65
     CENB  Century Bancshares of NC*                  28.87   93.93   26.80   93.93   22.74         0.00    0.00    0.00
     CBSB  Charter Financial Inc. of IL               22.04  119.68   17.38  129.66   16.71         0.24    1.51   33.33
     COFI  Charter One Financial of OH                17.55  241.25   16.12     NM    13.71         0.92    1.91   33.45
     CVAL  Chester Valley Bancorp of PA               19.95  132.00   11.68  132.00   13.47         0.44    2.12   42.31
     CTZN  CitFed Bancorp of Dayton OH                22.86  167.61   10.63  189.21   15.57         0.32    0.89   20.25
     CLAS  Classic Bancshares of KY                     NM    95.78   13.22  114.55     NM          0.28    2.06     NM
     CMSB  Cmnwealth Bancorp of PA                      NM   121.31   13.24  158.13   24.79         0.24    1.56   55.81
     CBSA  Coastal Bancorp of Houston TX              19.60  141.75    4.49  172.12   11.60         0.40    1.55   30.30
     CFCP  Coastal Fin. Corp. of SC                   22.33     NM    18.11     NM    20.79         0.44    1.82   40.74
     COFD  Collective Bancorp Inc. of NJ              16.52  207.28   14.36  221.42   13.41         1.00    2.70   44.64
     CMSV  Commty. Svgs, MHC of FL (48.5)             23.17  122.58   14.24  122.58   15.45         0.80    4.21     NM

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
                     (703) 528-1700 Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 21, 1997


                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.
                                                                     Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ______________________    _______________   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     CBIN  Community Bank Shares of IN            10.85    10.83    0.59    5.15    4.71       0.90    7.88    0.22  117.84    0.46
     CBNH  Community Bankshares Inc of NH*         7.16     7.16    0.86   11.93    6.51       0.70    9.70    0.38  178.91    1.02
     CFTP  Community Fed. Bancorp of MS           33.44    33.44    1.31    4.38    3.02       1.59    5.32    0.35   79.78    0.48
     CFFC  Community Fin. Corp. of VA             13.92    13.92    1.03    7.49    5.82       1.30    9.48    0.20  317.33    0.72
     CIBI  Community Inv. Bancorp of OH           11.94    11.94    0.68    5.06    5.47       0.98    7.30    0.88   53.98    0.64
     COOP  Cooperative Bk.for Svgs. of NC          7.46     7.46   -1.01  -11.74  -10.51       0.03    0.38    0.42   56.37    0.31
     CNSK  Covenant Bank for Svgs. of NJ*          5.35     5.35    0.43    8.00    3.59       0.52    9.85    1.62   48.97    1.35
     CRZY  Crazy Woman Creek Bncorp of WY         29.75    29.75    0.86    3.03    2.89       1.13    3.96    0.12  452.46    1.06
     DNFC  D&N Financial Corp. of MI               5.85     5.78    0.68   11.92    6.00       0.88   15.56    0.66  112.57    0.94
     DFIN  Damen Fin. Corp. of Chicago IL         22.87    22.87    0.72    3.08    3.13       0.94    4.04    0.15   98.29    0.38
     DCBI  Delphos Citizens Bancorp of OH         26.51    26.51    1.36    5.12    5.17       1.36    5.12     NA      NA      NA
     DIME  Dime Community Bancorp of NY           17.98    15.74    0.80    5.41    3.73       0.92    6.21    1.03   68.42    1.41
     DIBK  Dime Financial Corp. of CT*             8.58     8.23    1.76   21.77   11.04       1.89   23.48    1.01  197.32    3.33
     EGLB  Eagle BancGroup of IL                  12.82    12.82   -0.31   -3.17   -2.39       0.02    0.25    1.76   31.80    0.87
     EBSI  Eagle Bancshares of Tucker GA           8.95     8.95    0.65    7.91    5.07       0.87   10.51    1.06   53.91    0.84
     EGFC  Eagle Financial Corp. of CT             7.21     5.29    1.02   14.04   10.43       0.63    8.65    1.22   50.16    1.04
     ETFS  East Texas Fin. Serv. of TX            18.30    18.30    0.39    2.04    2.30       0.70    3.65    0.39   64.22    0.60
     EBCP  Eastern Bancorp of NH(8)                7.48     7.08    0.38    5.06    3.45       0.54    7.13    1.81   18.17    0.58
     ESBK  Elmira SB of Elmira NY*                 6.38     6.10    0.18    2.90    3.14       0.17    2.70    0.93   72.34    0.89
     EIRE  Emerald Island Bancorp, MA*             6.82     6.82    0.64    9.52    5.61       0.64    9.60    0.23  281.89    1.04
     EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.47       1.09    3.12     NA      NA      NA
     EFBI  Enterprise Fed. Bancorp of OH          14.06    14.03    0.68    4.31    4.66       0.64    4.07    0.09  201.97    0.27
     EQSB  Equitable FSB of Wheaton MD             5.00     5.00    0.42    8.11    5.94       0.71   13.84    1.19   19.13    0.32
     FFFG  F.F.O. Financial Group of FL            6.04     6.04    0.20    3.17    1.87       0.62    9.95    2.94   55.67    2.35
     FCBF  FCB Fin. Corp. of Neenah WI            17.28    17.28    0.91    4.91    4.27       1.11    6.04    0.11  408.42    0.52
     FFBS  FFBS Bancorp of Columbus MS            19.59    19.59    1.08    5.49    3.86       1.41    7.18    0.63   83.16    0.77
     FFDF  FFD Financial Corp. of OH              25.07    25.07    0.68    3.69    2.45       0.95    5.10    0.15  116.80    0.29
     FFLC  FFLC Bancorp of Leesburg FL            15.48    15.48    0.66    3.98    3.83       0.98    5.92    0.23  133.73    0.48
     FFFC  FFVA Financial Corp. of VA             13.95    13.65    1.05    6.69    4.69       1.30    8.30    0.44  143.89    1.04
     FFWC  FFW Corporation of Wabash IN           10.19    10.19    0.88    8.33    7.56       1.09   10.36    0.16  205.83    0.48
     FFYF  FFY Financial Corp. of OH              14.31    14.31    0.84    4.91    4.50       1.27    7.43    0.84   69.96    0.78
     FMCO  FMS Financial Corp. of NJ               6.25     6.10    0.58    8.96    6.15       0.93   14.21    1.18   45.42    0.91
     FFHH  FSF Financial Corp. of MN              12.40    12.40    0.58    4.03    3.70       0.77    5.35    0.06  354.34    0.36
     FOBC  Fed One Bancorp of Wheeling WV         11.69    11.11    0.69    5.72    5.35       0.98    8.13    0.27  151.30    1.07
     FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)        8.43     8.42    0.66    7.78    3.30       0.96   11.33    1.14   84.83    1.16
     FBCI  Fidelity Bancorp of Chicago IL         10.26    10.23    0.50    4.17    4.05       0.74    6.23    0.67   25.45    0.23
     FSBI  Fidelity Bancorp, Inc. of PA            6.85     6.84    0.44    5.96    4.18       0.77   10.47    0.48  100.13    1.00
     FFFL  Fidelity FSB, MHC of FL (47.4)          9.33     9.24    0.43    4.41    2.90       0.63    6.41    0.40   65.35    0.35
     FFED  Fidelity Fed. Bancorp of IN             4.84     4.84    0.17    3.30    2.06       0.31    6.04    0.17  415.56    0.83
     FFOH  Fidelity Financial of OH               19.85    19.85    0.60    3.45    2.82       0.91    5.18    0.42   77.55    0.43
     FIBC  Financial Bancorp of NY                 9.94     9.89    0.49    4.76    3.97       0.86    8.40    3.44   17.16    1.11
     FBSI  First Bancshares of MO                 14.75    14.73    0.82    5.13    4.93       1.02    6.41    0.65   52.74    0.43
     FBBC  First Bell Bancorp of PA               18.43    18.43    1.41    6.72    6.33       1.63    7.74    0.10  114.26    0.13
     FBER  First Bergen Bancorp of NJ             17.03    17.03    0.11    0.86    0.62       0.59    4.51    1.22  120.06    3.00
     FCIT  First Cit. Fin. Corp of MD              5.92     5.92    0.46    7.45    4.55       0.66   10.62    2.58   41.67    1.50
     FSTC  First Citizens Corp of GA              12.80    12.73    2.23   19.62   11.06       1.95   17.11     NA      NA     1.41
     FFBA  First Colorado Bancorp of Co           16.33    16.13    1.09    8.26    5.12       1.09    8.26    0.22  102.47    0.32
     FDEF  First Defiance Fin.Corp. of OH         23.01    23.01    0.93    3.75    3.77       1.21    4.90    0.23  168.53    0.49
     FESX  First Essex Bancorp of MA*              7.79     6.68    1.04   13.76    7.69       0.90   11.86    0.55  140.92    1.18
     FFES  First FS&LA of E. Hartford CT           6.12     6.10    0.44    6.90    5.91       0.66   10.41    0.65   42.47    1.53
     FSSB  First FS&LA of San Bern. CA             4.69     4.48   -1.07  -20.30     NM       -1.24  -23.65    3.02   35.25    1.49
     FFSX  First FS&LA. MHC of IA (46.0)           8.18     8.10    0.40    4.92    3.17       0.71    8.66    0.13  288.03    0.54
     FFSW  First Fed Fin. Serv. of OH              5.37     4.38    0.91   16.56    6.72       0.82   14.91    0.16  155.53    0.35
     BDJI  First Fed. Bancorp. of MN              11.36    11.36    0.32    2.46    2.59       0.68    5.18    0.38  112.10    0.88
     FFBH  First Fed. Bancshares of AR            16.35    16.35    0.63    5.48    2.97       0.95    8.32    0.15  159.31    0.31
     FFEC  First Fed. Bancshares of WI(8)         13.42    12.91    0.69    4.76    3.62       0.91    6.25    0.03  398.60    0.16


                                                                 Pricing Ratios                      Dividend Data(6)
                                                     -----------------------------------------      -----------------------
                                                                             Price/  Price/        Ind.   Divi-

                                                     Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                       (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     CBIN  Community Bank Shares of IN                21.21  109.12   11.84  109.29   13.86         0.34    2.43   51.52
     CBNH  Community Bankshares Inc of NH*            15.35  163.55   11.72  163.55   18.88         0.64    2.44   37.43
     CFTP  Community Fed. Bancorp of MS                 NM   123.49   41.30  123.49   27.22         0.30    1.51   50.00
     CFFC  Community Fin. Corp. of VA                 17.19  125.07   17.40  125.07   13.58         0.56    2.55   43.75
     CIBI  Community Inv. Bancorp of OH               18.28   97.15   11.60   97.15   12.68         0.40    2.30   42.11
     COOP  Cooperative Bk.for Svgs. of NC               NM   121.56    9.07  121.56     NM          0.00    0.00     NM
     CNSK  Covenant Bank for Svgs. of NJ*             27.88  192.05   10.27  192.05   22.66         0.00    0.00    0.00
     CRZY  Crazy Woman Creek Bncorp of WY               NM    91.28   27.16   91.28   26.47         0.40    2.96     NM
     DNFC  D&N Financial Corp. of MI                  16.67  174.42   10.20  176.47   12.77         0.00    0.00    0.00
     DFIN  Damen Fin. Corp. of Chicago IL               NM   100.70   23.03  100.70   24.36         0.24    1.67   53.33
     DCBI  Delphos Citizens Bancorp of OH             19.34   99.02   26.25   99.02   19.34         0.00    0.00    0.00
     DIME  Dime Community Bancorp of NY               26.84  119.83   21.55  136.91   23.40         0.00    0.00    0.00
     DIBK  Dime Financial Corp. of CT*                 9.06  179.19   15.38  186.94    8.40         0.36    1.73   15.72
     EGLB  Eagle BancGroup of IL                        NM    93.41   11.98   93.41     NM          0.00    0.00     NM
     EBSI  Eagle Bancshares of Tucker GA              19.71  132.73   11.87  132.73   14.82         0.60    3.58   70.59
     EGFC  Eagle Financial Corp. of CT                 9.59  131.40    9.47  179.23   15.56         0.92    3.15   30.16
     ETFS  East Texas Fin. Serv. of TX                  NM    94.07   17.22   94.07   24.33         0.20    1.10   47.62
     EBCP  Eastern Bancorp of NH(8)                   28.98  144.48   10.81  152.60   20.56         0.64    2.51   72.73
     ESBK  Elmira SB of Elmira NY*                      NM    92.82    5.92   97.06     NM          0.64    3.46     NM
     EIRE  Emerald Island Bancorp, MA*                17.82  152.29   10.39  152.29   17.66         0.28    1.45   25.93
     EFBC  Empire Federal Bancorp of MT                 NM    96.14   33.55   96.14     NM          0.00    0.00    0.00
     EFBI  Enterprise Fed. Bancorp of OH              21.48   93.44   13.14   93.62   22.76         0.00    0.00    0.00
     EQSB  Equitable FSB of Wheaton MD                16.84  131.91    6.59  131.91    9.87         0.00    0.00    0.00
     FFFG  F.F.O. Financial Group of FL                 NM   168.16   10.16  168.16   17.05         0.00    0.00    0.00
     FCBF  FCB Fin. Corp. of Neenah WI                23.42  117.60   20.33  117.60   19.02         0.72    3.24     NM
     FFBS  FFBS Bancorp of Columbus MS                25.88  139.86   27.40  139.86   19.82         0.50    2.27   58.82
     FFDF  FFD Financial Corp. of OH                    NM    94.23   23.62   94.23   29.51         0.20    1.44   58.82
     FFLC  FFLC Bancorp of Leesburg FL                26.11  106.82   16.54  106.82   17.54         0.48    2.04   53.33
     FFFC  FFVA Financial Corp. of VA                 21.34  155.95   21.76  159.37   17.19         0.40    1.62   34.48
     FFWC  FFW Corporation of Wabash IN               13.23  108.89   11.09  108.89   10.64         0.60    2.40   31.75
     FFYF  FFY Financial Corp. of OH                  22.23  130.16   18.63  130.16   14.69         0.70    2.79   61.95
     FMCO  FMS Financial Corp. of NJ                  16.27  144.98    9.06  148.55   10.25         0.20    0.98   15.87
     FFHH  FSF Financial Corp. of MN                  27.05  118.62   14.71  118.62   20.37         0.50    3.03     NM
     FOBC  Fed One Bancorp of Wheeling WV             18.68  109.16   12.77  114.89   13.15         0.58    3.27   61.05
     FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)             NM   230.90   19.46  231.09   20.80         0.20    0.72   21.74
     FBCI  Fidelity Bancorp of Chicago IL             24.68  108.45   11.13  108.82   16.52         0.32    1.68   41.56
     FSBI  Fidelity Bancorp, Inc. of PA               23.95  144.26    9.88  144.54   13.62         0.36    1.58   37.89
     FFFL  Fidelity FSB, MHC of FL (47.4)               NM   150.58   14.05  152.08   23.70         0.80    4.38     NM
     FFED  Fidelity Fed. Bancorp of IN                  NM   172.92    8.37  172.92   26.52         0.40    4.57     NM
     FFOH  Fidelity Financial of OH                     NM   102.33   20.32  102.33   23.61         0.20    1.57   55.56
     FIBC  Financial Bancorp of NY                    25.17  122.93   12.22  123.60   14.27         0.40    2.21   55.56
     FBSI  First Bancshares of MO                     20.30  105.78   15.60  105.94   16.27         0.20    0.98   19.80
     FBBC  First Bell Bancorp of PA                   15.79  114.00   21.02  114.00   13.71         0.40    2.56   40.40
     FBER  First Bergen Bancorp of NJ                   NM   103.54   17.63  103.54     NM          0.12    0.82     NM
     FCIT  First Cit. Fin. Corp of MD                 21.97  160.99    9.52  160.99   15.43         0.00    0.00    0.00
     FSTC  First Citizens Corp of GA                   9.04  162.59   20.80  163.46   10.37         0.44    2.07   18.72
     FFBA  First Colorado Bancorp of Co               19.54  126.11   20.59  127.63   19.54         0.36    2.12   41.38
     FDEF  First Defiance Fin.Corp. of OH             26.53  106.82   24.58  106.82   20.31         0.32    2.46   65.31
     FESX  First Essex Bancorp of MA*                 13.01  142.86   11.13  166.49   15.09         0.48    3.00   39.02
     FFES  First FS&LA of E. Hartford CT              16.91  117.81    7.21  118.07   11.20         0.60    2.32   39.22
     FSSB  First FS&LA of San Bern. CA                  NM    73.12    3.43   76.59     NM          0.00    0.00     NM
     FFSX  First FS&LA. MHC of IA (46.0)                NM   152.32   12.46  153.71   17.90         0.72    2.38     NM
     FFSW  First Fed Fin. Serv. of OH                 14.88  227.27   12.19     NM    16.52         0.48    1.28   19.05
     BDJI  First Fed. Bancorp. of MN                    NM   104.05   11.82  104.05   18.32         0.00    0.00    0.00
     FFBH  First Fed. Bancshares of AR                  NM   120.59   19.72  120.59   22.16         0.20    1.03   34.48
     FFEC  First Fed. Bancshares of WI(8)             27.61  129.64   17.40  134.74   21.02         0.28    1.51   41.79



     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209

                     (703) 528-1700 Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 21, 1997


                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ----------------------------------------------------------  -----------------------
                                                          Tang.
                                                                     Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ______________________    _______________   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FTFC  First Fed. Capital Corp. of WI          6.34     5.98    0.70   10.32    5.43       0.77   11.38    0.12  457.67    0.74
     FFKY  First Fed. Fin. Corp. of KY            13.62    12.76    1.23    8.80    4.95       1.44   10.32    0.55   90.93    0.57
     FFBZ  First Federal Bancorp of OH             7.58     7.57    0.78   10.14    5.24       1.05   13.67    0.56  156.26    1.00
     FFWM  First Fin. Corp of Western MD(8)       11.68    11.68    0.95    7.82    4.48       1.27   10.52    1.75  129.77    2.82
     FFCH  First Fin. Holdings Inc. of SC          6.08     6.08    0.52    8.22    4.46       0.82   12.89    1.28   56.63    0.87
     FFBI  First Financial Bancorp of IL           7.73     7.73    0.12    1.27    1.33       0.37    4.03    0.43  106.97    0.61
     FFHC  First Financial Corp. of WI             7.20     6.98    0.89   12.41    4.80       1.26   17.46    0.29  147.30    0.67
     FFHS  First Franklin Corp. of OH              9.05     8.97    0.28    2.99    3.25       0.62    6.61    0.52   81.80    0.62
     FGHC  First Georgia Hold. Corp of GA          8.29     7.39    0.87   10.77    6.15       0.87   10.77    1.39   46.70    0.77
     FSPG  First Home Bancorp of NJ                6.46     6.31    0.91   14.08    9.24       1.21   18.65    0.78   98.58    1.42
     FFSL  First Independence Corp. of KS         11.00    11.00    0.58    4.79    5.16       0.85    7.01    0.57  112.38    1.01
     FISB  First Indiana Corp. of IN               9.27     9.14    0.92   10.20    5.50       1.02   11.32    1.76   63.33    1.34
     FKFS  First Keystone Fin. Corp of PA          7.50     7.50    0.47    5.84    4.86       0.74    9.17    2.35   37.98    1.52
     FLKY  First Lancaster Bncshrs of KY          37.13    37.13    0.98    1.94    2.45       1.26    2.50    0.83   31.75    0.31
     FLFC  First Liberty Fin. Corp. of GA          6.90     5.84    0.99   14.67    6.91       0.82   12.16    1.11   72.71    1.14
     CASH  First Midwest Fin. Corp. of IA         11.14     9.83    0.74    6.08    4.99       0.98    8.05    0.70   86.24    0.96
     FMBD  First Mutual Bancorp of IL             19.93    19.93    0.46    1.90    2.26       0.72    2.99    0.14  275.66    0.46
     FMSB  First Mutual SB of Bellevue WA*         6.61     6.61    1.02   15.36    7.56       0.98   14.77    0.12  723.09    1.07
     FNGB  First Northern Cap. Corp of WI         11.41    11.41    0.56    4.62    4.29       0.85    7.03    0.12  377.58    0.51
     FFPB  First Palm Beach Bancorp of FL          7.08     6.89    0.04    0.50    0.41       0.12    1.51    1.08   73.82    1.16
     FSLA  First SB SLA MHC of NJ (47.5)           9.25     8.11    0.47    5.02    2.96       0.85    9.08    0.75   70.10    1.01
     FSNJ  First SB of NJ, MHC (45.9)(8)           7.53     7.53    0.19    2.28    1.60       0.43    5.10    0.91   51.83    1.27
     SOPN  First SB, SSB, Moore Co. of NC         25.01    25.01    1.33    5.18    4.88       1.63    6.34    0.10  224.72    0.33
     FWWB  First Savings Bancorp of WA*           15.77    14.48    1.01    5.46    3.24       1.01    5.46    0.21  311.17    1.08
     SHEN  First Shenango Bancorp of PA           12.01    12.01    0.75    5.68    5.16       1.02    7.71    0.50  140.23    1.04
     FSFC  First So.east Fin. Corp. of SC         10.35    10.35   -0.01   -0.09   -0.09       0.88    6.18    0.07  577.21    0.50
     FFDP  FirstFed Bancshares of IL               9.23     8.79    0.26    2.95    2.97       0.32    3.57    0.14  167.24    0.37
     FLAG  Flag Financial Corp of GA               8.80     8.80   -0.07   -0.77   -0.65       0.11    1.15    3.67   52.67    2.77
     FFIC  Flushing Fin. Corp. of NY*             17.20    17.20    0.89    4.87    4.10       0.90    4.93    0.71   95.82    1.46
     FBHC  Fort Bend Holding Corp. of TX           6.43     5.95    0.24    3.48    3.18       0.55    8.11    1.31   43.41    1.29
     FTSB  Fort Thomas Fin. Corp. of KY           17.23    17.23    0.51    2.36    2.23       0.78    3.58    1.34   31.02    0.47
     FKKY  Frankfort First Bancorp of KY          26.30    26.30    0.81    2.52    3.12       1.09    3.39    0.16   48.04    0.09
     FTNB  Fulton Bancorp of MO                   24.39    24.39    0.58    4.24    1.83       0.91    6.65     NA      NA      NA
     GFSB  GFS Bancorp of Grinnell IA             11.47    11.47    0.96    8.11    7.44       1.23   10.45    1.63   49.75    0.92
     GUPB  GFSB Bancorp of Gallup NM              18.50    18.50    0.81    3.56    3.88       1.03    4.53    0.25  159.18    0.75
     GWBC  Gateway Bancorp of KY                  25.07    25.07    0.83    3.27    3.80       1.15    4.49    0.45   25.80    0.44
     GBCI  Glacier Bancorp of MT                   9.45     9.44    1.37   14.32    6.71       1.54   16.10    0.29  173.40    0.70
     GLBK  Glendale Co-op. Bank of MA*            15.85    15.85    0.79    4.97    5.04       0.66    4.16    0.30   96.33    0.70
     GFCO  Glenway Financial Corp. of OH           9.60     9.40    0.55    5.72    6.50       0.56    5.81    0.41   52.03    0.27
     GTPS  Great American Bancorp of IL           27.85    27.85    0.69    2.42    2.63       0.68    2.36    0.13  192.81    0.35
     GTFN  Great Financial Corp. of KY             9.68     9.29    0.72    6.97    4.03       0.71    6.82    3.23   14.46    0.65
     GSBC  Great Southern Bancorp of MO           10.12    10.12    1.35   13.44    6.00       1.54   15.28    1.83  121.83    2.59
     GDVS  Greater DV SB,MHC of PA (19.9)*        11.76    11.76   -0.08   -0.70   -0.55       0.22    1.85    2.91   42.41    2.06
     GRTR  Greater New York SB of NY*              5.97     5.97    0.71   12.35    9.01       0.37    6.45    7.90    9.80    1.94
     GSFC  Green Street Fin. Corp. of NC          35.29    35.29    1.18    5.35    2.74       1.48    6.68    0.20   68.31    0.19
     GROV  GroveBank for Savings of MA(8)*         6.50     6.49    0.90   14.23    6.67       0.84   13.34    0.58  100.03    0.77
     GSLC  Guaranty Svgs & Loan FA of VA           5.50     5.50    0.44    7.17    5.09       0.52    8.49    2.06   35.12    0.96
     GFED  Guarnty FS&LA,MHC of MO (31.0)         13.96    13.96    0.76    5.28    3.75       0.64    4.45    1.57   73.15    1.47
     HEMT  HF Bancorp of Hemet CA                  9.81     0.00   -0.31   -2.63   -2.60      -2.27  -19.11    0.98   62.27    1.37
     HFFC  HF Financial Corp. of SD                9.26     9.23    0.61    6.69    6.33       0.79    8.63    0.59  127.45    0.96
     HFNC  HFNC Financial Corp. of NC             27.88    27.88    1.13    3.83    2.53       1.38    4.67    1.15   80.19    1.39
     HMNF  HMN Financial, Inc. of MN              14.80    14.80    0.77    4.89    4.09       0.93    5.85    0.08  531.92    0.65
     HALL  Hallmark Capital Corp. of WI            7.08     7.08    0.43    5.82    6.02       0.58    7.79    0.05  715.63    0.56
     HARB  Harbor FSB, MHC of FL (46.0)            8.27     7.94    0.91   10.75    5.15       1.21   14.28    0.50  208.24    1.41
     HRBF  Harbor Federal Bancorp of MD           12.89    12.89    0.34    2.37    2.19       0.61    4.24    0.43   41.21    0.28
     HFSA  Hardin Bancorp of Hardin MO            14.76    14.76    0.49    2.83    3.27       0.82    4.72    0.19   90.18    0.29


                                                                Pricing Ratios                      Dividend Data(6)
                                                    -----------------------------------------      -----------------------
                                                                            Price/  Price/        Ind.   Divi-

                                                    Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                      (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FTFC  First Fed. Capital Corp. of WI            18.43  190.40   12.07  201.90   16.72         0.64    2.23   41.03
     FFKY  First Fed. Fin. Corp. of KY               20.19  175.73   23.93  187.50   17.21         0.52    2.48   50.00
     FFBZ  First Federal Bancorp of OH               19.10  186.40   14.13  186.61   14.17         0.24    1.41   26.97
     FFWM  First Fin. Corp of Western MD(8)          22.30  169.75   19.83  169.75   16.58         0.48    1.45   32.43
     FFCH  First Fin. Holdings Inc. of SC            22.40  183.25   11.15  183.25   14.29         0.72    2.57   57.60
     FFBI  First Financial Bancorp of IL               NM    99.28    7.68   99.28   23.57         0.00    0.00    0.00
     FFHC  First Financial Corp. of WI               20.84     NM    18.16     NM    14.81         0.60    2.13   44.44
     FFHS  First Franklin Corp. of OH                  NM    93.73    8.49   94.56   13.91         0.32    2.00   61.54
     FGHC  First Georgia Hold. Corp of GA            16.25  166.10   13.78  186.42   16.25         0.08    0.82   13.33
     FSPG  First Home Bancorp of NJ                  10.83  146.30    9.45  149.65    8.17         0.40    2.35   25.48
     FFSL  First Independence Corp. of KS            19.40   99.38   10.93   99.38   13.24         0.25    2.22   43.10
     FISB  First Indiana Corp. of IN                 18.18  179.64   16.65  182.04   16.39         0.60    2.00   36.36
     FKFS  First Keystone Fin. Corp of PA            20.59  119.91    8.99  119.91   13.10         0.20    0.93   19.05
     FLKY  First Lancaster Bncshrs of KY               NM   108.62   40.33  108.62     NM          0.00    0.00    0.00
     FLFC  First Liberty Fin. Corp. of GA            14.47  195.21   13.47  230.61   17.46         0.40    1.82   26.32
     CASH  First Midwest Fin. Corp. of IA            20.02  111.39   12.41  126.29   15.11         0.36    2.17   43.37
     FMBD  First Mutual Bancorp of IL                  NM    92.65   18.47   92.65   28.18         0.32    2.06     NM
     FMSB  First Mutual SB of Bellevue WA*           13.23  189.99   12.55  189.99   13.76         0.20    0.98   12.90
     FNGB  First Northern Cap. Corp of WI            23.33  109.31   12.47  109.31   15.35         0.64    3.66     NM
     FFPB  First Palm Beach Bancorp of FL              NM   129.06    9.13  132.61     NM          0.60    2.22     NM
     FSLA  First SB SLA MHC of NJ (47.5)               NM   168.78   15.62  192.48   18.64         0.40    1.88   63.49
     FSNJ  First SB of NJ, MHC (45.9)(8)               NM   148.34   11.18  148.34   27.94         0.50    2.11     NM
     SOPN  First SB, SSB, Moore Co. of NC            20.48  106.77   26.71  106.77   16.74         0.68    3.53   72.34
     FWWB  First Savings Bancorp of WA*                NM   148.62   23.44  161.91     NM          0.20    0.95   29.41
     SHEN  First Shenango Bancorp of PA              19.38  111.66   13.41  111.66   14.29         0.48    1.92   37.21
     FSFC  First So.east Fin. Corp. of SC              NM   143.04   14.80  143.04   16.18         0.20    1.82     NM
     FFDP  FirstFed Bancshares of IL                   NM   107.30    9.90  112.69   27.78         0.40    2.29     NM
     FLAG  Flag Financial Corp of GA                   NM   125.08   11.01  125.08     NM          0.34    2.75     NM
     FFIC  Flushing Fin. Corp. of NY*                24.38  122.22   21.02  122.22   24.09         0.16    0.81   19.75
     FBHC  Fort Bend Holding Corp. of TX               NM   107.88    6.94  116.63   13.46         0.28    1.19   37.33
     FTSB  Fort Thomas Fin. Corp. of KY                NM   130.39   22.46  130.39   29.55         0.25    1.92     NM
     FKKY  Frankfort First Bancorp of KY               NM   104.17   27.39  104.17   23.84         0.36    3.51     NM
     FTNB  Fulton Bancorp of MO                        NM   114.96   28.04  114.96     NM          0.00    0.00    0.00
     GFSB  GFS Bancorp of Grinnell IA                13.44  106.97   12.27  106.97   10.44         0.40    1.86   25.00
     GUPB  GFSB Bancorp of Gallup NM                 25.81   97.74   18.09   97.74   20.25         0.40    2.50   64.52
     GWBC  Gateway Bancorp of KY                     26.34   91.11   22.84   91.11   19.16         0.40    2.71   71.43
     GBCI  Glacier Bancorp of MT                     14.91  207.97   19.65  208.15   13.26         0.64    2.67   39.75
     GLBK  Glendale Co-op. Bank of MA*               19.83   97.01   15.38   97.01   23.71         0.00    0.00    0.00
     GFCO  Glenway Financial Corp. of OH             15.38   88.65    8.51   90.58   15.15         0.68    3.40   52.31
     GTPS  Great American Bancorp of IL                NM    93.27   25.97   93.27     NM          0.40    2.51     NM
     GTFN  Great Financial Corp. of KY               24.82  172.37   16.69  179.60   25.37         0.48    1.40   34.78
     GSBC  Great Southern Bancorp of MO              16.67  223.10   22.57  223.10   14.66         0.40    2.35   39.22
     GDVS  Greater DV SB,MHC of PA (19.9)*             NM   129.56   15.23  129.56     NM          0.36    3.27     NM
     GRTR  Greater New York SB of NY*                11.10  131.36    7.84  131.36   21.24         0.20    1.34   14.93
     GSFC  Green Street Fin. Corp. of NC               NM   120.94   42.68  120.94   29.17         0.40    2.29     NM
     GROV  GroveBank for Savings of MA(8)*           14.99  200.32   13.01  200.40   15.98         0.72    1.43   21.36
     GSLC  Guaranty Svgs & Loan FA of VA             19.63  140.23    7.71  140.23   16.59         0.10    1.04   20.41
     GFED  Guarnty FS&LA,MHC of MO (31.0)            26.67  140.68   19.64  140.68     NM          0.36    3.00     NM
     HEMT  HF Bancorp of Hemet CA                      NM   107.44   10.54     NM      NM          0.00    0.00     NM
     HFFC  HF Financial Corp. of SD                  15.79  105.20    9.74  105.51   12.24         0.36    2.00   31.58
     HFNC  HFNC Financial Corp. of NC                  NM   148.77   41.48  148.77     NM          0.28    1.29   50.91
     HMNF  HMN Financial, Inc. of MN                 24.48  126.89   18.78  126.89   20.43         0.00    0.00    0.00
     HALL  Hallmark Capital Corp. of WI              16.62   93.11    6.59   93.11   12.41         0.00    0.00    0.00
     HARB  Harbor FSB, MHC of FL (46.0)              19.40  200.00   16.54  208.33   14.61         1.40    3.94     NM
     HRBF  Harbor Federal Bancorp of MD                NM   108.02   13.93  108.02   25.54         0.40    2.30     NM
     HFSA  Hardin Bancorp of Hardin MO                 NM    91.73   13.53   91.73   18.33         0.40    2.91     NM




     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
                     (703) 528-1700 Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 21, 1997


                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.
                                                                     Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ______________________    _______________   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HARL  Harleysville SA of PA                   6.29     6.29    0.61    9.29    5.60       0.94   14.19    0.09  602.74    0.75
     HARS  Harris SB, MHC of PA (24.2)             8.56     7.22    0.02    0.23    0.14       0.49    4.58    0.75   63.17    0.84
     HFFB  Harrodsburg 1st Fin Bcrp of KY         27.74    27.74    1.01    3.58    3.13       1.33    4.71    0.79   34.30    0.38
     HHFC  Harvest Home Fin. Corp. of OH          12.35    12.35    0.18    1.07    1.38       0.52    3.13    0.21   67.68    0.26
     HAVN  Haven Bancorp of Woodhaven NY           6.00     5.97    0.57    9.09    6.50       0.86   13.75    1.01   64.99    1.38
     HVFD  Haverfield Corp. of OH                  8.18     8.17    0.44    5.36    4.21       0.98   12.00    0.28  276.81    0.94
     HTHR  Hawthorne Fin. Corp. of CA              3.85     3.85    0.90   23.39   22.64       0.57   14.69   10.58   17.32    2.16
     HBNK  Highland Federal Bank of CA             7.12     7.12    0.14    1.94    1.23       0.52    6.94    3.30   46.96    2.00
     HIFS  Hingham Inst. for Sav. of MA*           9.53     9.53    1.09   11.13    8.32       1.09   11.13    0.78   88.21    0.90
     HBEI  Home Bancorp of Elgin IL               26.71    26.71    0.13    1.00    0.40       0.68    5.18    0.49   50.03    0.35
     HBFW  Home Bancorp of Fort Wayne IN          14.48    14.48    0.52    3.21    3.16       0.87    5.34    0.07  600.00    0.55
     HBBI  Home Building Bancorp of IN            12.49    12.49   -0.35   -2.61   -2.33      -0.01   -0.11    0.35   51.68    0.27
     HCFC  Home City Fin. Corp. of OH             19.95    19.95    0.85    4.24    4.21       1.10    5.54    0.43  145.20    0.75
     HOMF  Home Fed Bancorp of Seymour IN          8.16     7.86    0.98   12.05    6.51       1.16   14.27    0.46  108.25    0.58
     HWEN  Home Financial Bancorp of IN           20.03    20.03    0.50    5.11    2.57       0.72    7.39    0.96   44.47    0.58
     HPBC  Home Port Bancorp, Inc. of MA*         10.41    10.41    1.73   15.77    8.99       1.74   15.87    0.40  307.31    1.54
     HMCI  Homecorp, Inc. of Rockford IL           6.00     6.00    0.10    1.59    1.36       0.33    5.44    3.64   11.70    0.53
     LOAN  Horizon Bancorp, Inc of TX(8)*          7.94     7.70    1.06   12.58    4.25       0.98   11.59    0.38  135.94    0.72
     HZFS  Horizon Fin'l. Services of IA          10.73    10.73    0.13    1.15    1.30       0.33    2.86    1.12   45.26    0.76
     HRZB  Horizon Financial Corp. of WA*         15.94    15.94    1.51    9.40    7.42       1.47    9.15    0.01     NA     0.81
     IBSF  IBS Financial Corp. of NJ              19.44    19.44    0.62    3.00    2.57       0.99    4.83    0.11  123.82    0.55
     ISBF  ISB Financial Corp. of LA              16.38    15.88    0.81    4.38    3.06       1.09    5.94     NA      NA     1.03
     ITLA  Imperial Thrift & Loan of CA*          11.76    11.76    1.43   14.06    7.31       1.43   14.06    2.24   61.01    1.64
     IFSB  Independence FSB of DC                  6.73     5.82    0.13    1.97    2.89       0.20    2.96     NA      NA     0.38
     INCB  Indiana Comm. Bank, SB of IN           12.30    12.30    0.15    1.06    0.90       0.48    3.41     NA      NA      NA
     IFSL  Indiana Federal Corp. of IN(8)          8.65     8.07    0.68    7.23    4.08       0.96   10.14    1.32   64.27    1.12
     INBI  Industrial Bancorp of OH               19.01    19.01    0.75    3.70    3.45       1.45    7.15    0.46  101.75    0.54
     IWBK  Interwest SB of Oak Harbor WA           6.82     6.65    0.83   12.18    4.28       1.17   17.12    0.54   87.60    0.82
     IPSW  Ipswich SB of Ipswich MA*               6.20     6.20    1.22   20.19    9.44       0.99   16.31    1.81   47.96    1.19
     JSBF  JSB Financial, Inc. of NY              21.60    21.60    1.66    7.56    6.50       1.66    7.56    1.37   24.80    0.61
     JXVL  Jacksonville Bancorp of TX             16.26    16.26    0.68    4.82    3.60       1.02    7.23    1.03   48.82    0.69
     JXSB  Jcksnville SB,MHC of IL (44.6)         11.52    11.49    0.19    1.60    1.29       0.47    3.96    0.37  131.69    0.59
     JSBA  Jefferson Svgs Bancorp of MO            7.24     5.97    0.23    3.21    2.07       0.61    8.55    1.02   48.29    0.67
     JOAC  Joachim Bancorp of MO                  29.55    29.55    0.41    1.53    1.36       0.71    2.66    0.33   63.87    0.32
     KSAV  KS Bancorp of Kenly NC                 13.61    13.60    0.88    6.02    6.33       1.17    7.99    0.55   55.35    0.37
     KSBK  KSB Bancorp of Kingfield ME(8)*         6.82     6.32    0.89   13.40    8.12       0.89   13.40    1.38   47.56    0.90
     KFBI  Klamath First Bancorp of OR            22.66    22.66    0.91    3.62    3.73       1.35    5.36    0.04  356.92    0.20
     LBFI  L&B Financial of S. Springs TX(8)      17.42    17.42    0.56    3.25    3.00       0.76    4.39    0.51  103.00    1.08
     LSBI  LSB Fin. Corp. of Lafayette IN          9.40     9.40    0.50    4.76    4.50       0.46    4.33    1.37   70.21    1.09
     LVSB  Lakeview SB of Paterson NJ             10.24     8.16    1.24   11.79    7.44       0.52    4.98    1.00   67.13    1.85
     LARK  Landmark Bancshares of KS              14.74    14.74    0.79    4.92    4.75       0.97    6.03    0.19  186.40    0.57
     LARL  Laurel Capital Group of PA             10.71    10.71    1.11   10.51    7.44       1.43   13.48    0.64  148.64    1.27
     LSBX  Lawrence Savings Bank of MA*            8.59     8.59    1.60   20.13   12.46       1.60   20.13    0.85  129.65    2.42
     LFED  Leeds FSB, MHC of MD (36.2)            16.10    16.10    0.76    4.69    3.11       1.10    6.76    0.02  942.86    0.25
     LXMO  Lexington B&L Fin. Corp. of MO         30.42    30.42    0.83    3.84    2.53       1.15    5.33    1.26   25.84    0.44
     LIFB  Life Bancorp of Norfolk VA             10.63    10.29    0.67    5.64    4.41       0.90    7.52    0.38  197.80    1.76
     LFBI  Little Falls Bancorp of NJ             14.88    13.71    0.17    1.44    1.14       0.45    3.86    1.18   28.24    0.84
     LOGN  Logansport Fin. Corp. of IN            19.86    19.86    1.19    4.98    5.62       1.51    6.34    0.36   81.47    0.42
     LONF  London Financial Corp. of OH           21.42    21.42    0.75    3.94    3.41       1.10    5.75    0.71   71.65    0.69
     LISB  Long Island Bancorp of NY               9.68     9.68    0.64    6.17    3.44       0.77    7.48    1.36   46.38    1.08
     MAFB  MAF Bancorp of IL                       7.76     6.70    0.68    9.51    4.35       1.02   14.34    0.47  119.22    0.74
     MBLF  MBLA Financial Corp. of MO(8)          13.61    13.61    0.66    4.84    5.04       0.84    6.12    0.19  127.59    0.50
     MFBC  MFB Corp. of Mishawaka IN              15.39    15.39    0.52    2.94    3.31       0.81    4.55    0.09  171.72    0.22
     MLBC  ML Bancorp of Villanova PA              7.53     7.34    0.72    9.34    6.51       0.65    8.43    0.61  129.89    1.81
     MBB   MSB Bancorp of Middletown NY*           6.55     2.57    0.18    2.32    2.35       0.20    2.58    0.78   26.77    0.54
     MSBF  MSB Financial Corp. of MI              19.09    19.09    1.29    6.04    5.73       1.59    7.46    0.78   72.91    0.61



                                                                 Pricing Ratios                      Dividend Data(6)
                                                     -----------------------------------------      -----------------------
                                                                             Price/  Price/        Ind.   Divi-

                                                     Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                       (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HARL  Harleysville SA of PA                      17.86  159.74   10.05  159.74   11.70         0.40    2.00   35.71
     HARS  Harris SB, MHC of PA (24.2)                  NM   166.39   14.24  197.29     NM          0.58    2.65     NM
     HFFB  Harrodsburg 1st Fin Bcrp of KY               NM   115.85   32.14  115.85   24.30         0.40    2.32   74.07
     HHFC  Harvest Home Fin. Corp. of OH                NM    97.31   12.02   97.31   24.68         0.40    3.95     NM
     HAVN  Haven Bancorp of Woodhaven NY              15.39  140.98    8.46  141.82   10.17         0.60    1.96   30.15
     HVFD  Haverfield Corp. of OH                     23.73  126.01   10.30  126.18   10.59         0.54    2.88   68.35
     HTHR  Hawthorne Fin. Corp. of CA                  4.42   95.92    3.69   95.92    7.04         0.00    0.00    0.00
     HBNK  Highland Federal Bank of CA                  NM   154.81   11.02  154.81   22.60         0.00    0.00    0.00
     HIFS  Hingham Inst. for Sav. of MA*              12.03  128.29   12.22  128.29   12.03         0.36    1.89   22.78
     HBEI  Home Bancorp of Elgin IL                     NM   106.23   28.37  106.23     NM          0.00    0.00    0.00
     HBFW  Home Bancorp of Fort Wayne IN                NM   111.41   16.13  111.41   19.05         0.20    1.02   32.26
     HBBI  Home Building Bancorp of IN                  NM   117.71   14.70  117.71     NM          0.30    1.43     NM
     HCFC  Home City Fin. Corp. of OH                 23.73  100.72   20.09  100.72   18.18         0.00    0.00    0.00
     HOMF  Home Fed Bancorp of Seymour IN             15.36  178.46   14.55  185.19   12.97         0.40    1.45   22.35
     HWEN  Home Financial Bancorp of IN                 NM    91.44   18.31   91.44   26.92         0.20    1.43   55.56
     HPBC  Home Port Bancorp, Inc. of MA*             11.13  171.20   17.82  171.20   11.06         0.80    4.38   48.78
     HMCI  Homecorp, Inc. of Rockford IL                NM   117.47    7.05  117.47   21.46         0.00    0.00    0.00
     LOAN  Horizon Bancorp, Inc of TX(8)*             23.53     NM    22.36     NM    25.53         0.16    0.67   15.69
     HZFS  Horizon Fin'l. Services of IA                NM    91.92    9.86   91.92     NM          0.32    1.80     NM
     HRZB  Horizon Financial Corp. of WA*             13.48  124.60   19.86  124.60   13.84         0.40    2.58   34.78
     IBSF  IBS Financial Corp. of NJ                    NM   123.07   23.93  123.07   24.15         0.32    1.79   69.57
     ISBF  ISB Financial Corp. of LA                    NM   149.84   24.54  154.50   24.11         0.34    1.42   46.58
     ITLA  Imperial Thrift & Loan of CA*              13.68  144.67   17.01  144.67   13.68         0.00    0.00    0.00
     IFSB  Independence FSB of DC                       NM    69.07    4.65   79.79   23.08         0.22    2.44     NM
     INCB  Indiana Comm. Bank, SB of IN                 NM   138.43   17.03  138.43     NM          0.36    2.15     NM
     IFSL  Indiana Federal Corp. of IN(8)             24.53  177.73   15.37  190.49   17.50         0.72    2.74   67.29
     INBI  Industrial Bancorp of OH                   28.98  113.03   21.49  113.03   15.00         0.40    3.14     NM
     IWBK  Interwest SB of Oak Harbor WA              23.39  249.83   17.03     NM    16.63         0.56    1.54   36.13
     IPSW  Ipswich SB of Ipswich MA*                  10.60  193.00   11.96  193.00   13.11         0.20    1.25   13.25
     JSBF  JSB Financial, Inc. of NY                  15.38  119.05   25.72  119.05   15.38         1.40    3.50   53.85
     JXVL  Jacksonville Bancorp of TX                 27.78  111.69   18.16  111.69   18.52         0.50    3.33     NM
     JXSB  Jcksnville SB,MHC of IL (44.6)               NM   124.90   14.38  125.19     NM          0.40    2.46     NM
     JSBA  Jefferson Svgs Bancorp of MO                 NM   153.61   11.12  186.34   18.18         0.40    1.33   64.52
     JOAC  Joachim Bancorp of MO                        NM    99.64   29.45   99.64     NM          0.50    3.57     NM
     KSAV  KS Bancorp of Kenly NC                     15.80   95.41   12.98   95.50   11.90         0.60    3.04   48.00
     KSBK  KSB Bancorp of Kingfield ME(8)*            12.32  154.55   10.54  166.91   12.32         0.20    0.59    7.25
     KFBI  Klamath First Bancorp of OR                26.83  102.03   23.12  102.03   18.09         0.28    1.80   48.28
     LBFI  L&B Financial of S. Springs TX(8)            NM   108.56   18.91  108.56   24.64         0.40    2.35     NM
     LSBI  LSB Fin. Corp. of Lafayette IN             22.22  109.83   10.32  109.83   24.39         0.32    1.60   35.56
     LVSB  Lakeview SB of Paterson NJ                 13.44  155.37   15.92  195.04     NM          0.25    0.83   11.11
     LARK  Landmark Bancshares of KS                  21.07  105.22   15.51  105.22   17.20         0.40    2.13   44.94
     LARL  Laurel Capital Group of PA                 13.45  136.27   14.59  136.27   10.48         0.44    2.26   30.34
     LSBX  Lawrence Savings Bank of MA*                8.02  144.51   12.42  144.51    8.02         0.00    0.00    0.00
     LFED  Leeds FSB, MHC of MD (36.2)                  NM   148.44   23.90  148.44   22.35         0.68    3.58     NM
     LXMO  Lexington B&L Fin. Corp. of MO               NM    96.09   29.23   96.09   28.50         0.00    0.00    0.00
     LIFB  Life Bancorp of Norfolk VA                 22.70  128.83   13.70  133.09   17.03         0.44    2.23   50.57
     LFBI  Little Falls Bancorp of NJ                   NM    96.89   14.42  105.18     NM          0.10    0.71   62.50
     LOGN  Logansport Fin. Corp. of IN                17.81  105.86   21.02  105.86   13.98         0.40    3.08   54.79
     LONF  London Financial Corp. of OH               29.33  100.93   21.62  100.93   20.07         0.24    1.57   46.15
     LISB  Long Island Bancorp of NY                  29.07  180.82   17.50  180.82   23.98         0.60    1.56   45.45
     MAFB  MAF Bancorp of IL                          22.98  166.39   12.91  192.77   15.23         0.36    0.91   20.81
     MBLF  MBLA Financial Corp. of MO(8)              19.85   95.38   12.98   95.38   15.70         0.40    1.98   39.22
     MFBC  MFB Corp. of Mishawaka IN                    NM    96.50   14.85   96.50   19.53         0.32    1.71   51.61
     MLBC  ML Bancorp of Villanova PA                 15.37  143.55   10.80  147.20   17.03         0.38    2.19   33.63
     MBB   MSB Bancorp of Middletown NY*                NM    95.71    6.26  243.51     NM          0.60    3.20     NM
     MSBF  MSB Financial Corp. of MI                  17.44  105.87   20.21  105.87   14.12         0.50    2.41   42.02



     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
                     (703) 528-1700 Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 21, 1997


                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.
                                                                     Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ______________________    _______________   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MGNL  Magna Bancorp of MS                     9.71     9.32    1.36   13.93    6.48       1.67   17.08    3.81   19.52    1.09
     MARN  Marion Capital Holdings of IN          22.74    22.74    1.15    4.90    5.24       1.42    6.06    0.95  121.70    1.37
     MFCX  Marshalltown Fin. Corp. of IA(8)       15.58    15.58    0.06    0.36    0.34       0.41    2.63     NA      NA     0.19
     MFSL  Maryland Fed. Bancorp of MD             8.39     8.25    0.79    9.61    7.35       0.55    6.74    0.48   84.24    0.46
     MASB  MassBank Corp. of Reading MA*          10.39    10.39    1.08   10.62    8.48       1.02    9.98    0.27  100.30    0.94
     MFLR  Mayflower Co-Op. Bank of MA*            9.86     9.67    0.92    9.28    6.76       0.88    8.88    1.13   82.25    1.44
     MECH  Mechanics SB of Hartford CT*           10.04    10.04   -0.34   -6.20   -2.57      -0.32   -5.92    2.06   56.89    1.71
     MDBK  Medford Savings Bank of MA*             8.90     8.21    1.05   11.73    8.00       1.02   11.47    0.53  139.29    1.34
     MERI  Meritrust FSB of Thibodaux LA           7.26     7.26    0.55    7.37    4.48       0.93   12.52    0.48   62.95    0.61
     MWBX  Metro West of MA*                       7.50     7.50    1.33   17.67    9.29       1.36   18.05    2.21   46.46    1.39
     MCBS  Mid Continent Bancshares of KS         10.64    10.64    1.04    8.88    6.10       1.26   10.79    0.15   82.23    0.23
     MIFC  Mid Iowa Financial Corp. of IA          9.15     9.14    0.73    7.82    5.88       1.03   11.11    0.13  181.46    0.44
     MCBN  Mid-Coast Bancorp of ME                 8.78     8.78    0.34    3.85    4.32       0.58    6.53    0.41  120.43    0.60
     MIDC  Midconn Bank of Kensington CT(8)*       9.72     8.19    0.51    5.39    3.96       0.64    6.75    1.96   27.19    0.68
     MWBI  Midwest Bancshares, Inc. of IA          7.04     7.04    0.46    6.68    6.77       0.77   11.07    0.47  103.85    0.82
     MWFD  Midwest Fed. Fin. Corp of WI            8.39     8.02    1.04   11.36    6.50       1.01   11.07    0.24  322.17    1.04
     MFFC  Milton Fed. Fin. Corp. of OH           15.42    15.42    0.62    3.29    3.41       0.78    4.16    0.34   79.06    0.42
     MIVI  Miss. View Hold. Co. of MN             18.33    18.33    0.80    4.19    4.45       1.08    5.67    0.07     NA     1.99
     MBSP  Mitchell Bancorp of NC*                42.08    42.08    0.50    1.20    1.20       1.54    3.66    2.56   17.67    0.60
     MBBC  Monterey Bay Bancorp of CA             13.99    13.86    0.13    0.89    0.72       0.39    2.68    0.48   83.49    0.56
     MSBK  Mutual SB, FSB of Bay City MI           6.09     6.09   -0.02   -0.32   -0.44      -0.02   -0.43    0.13  208.44    0.73
     NHTB  NH Thrift Bancshares of NH              7.27     7.27    0.40    5.27    5.11       0.60    7.90    1.10   58.61    0.79
     NSLB  NS&L Bancorp of Neosho MO              19.71    19.71    0.56    2.44    2.69       0.79    3.46    0.04  186.36    0.13
     NMSB  Newmil Bancorp. of CT*                 10.50    10.50    0.81    7.53    6.26       0.78    7.28    1.86   86.77    3.07
     NASB  North American SB of MO                 7.19     6.93    1.13   15.81    8.69       1.17   16.41     NA      NA     0.93
     NBSI  North Bancshares of Chicago IL         15.13    15.13    0.43    2.62    2.69       0.65    3.96     NA      NA     0.30
     FFFD  North Central Bancshares of IA         28.33    28.33    1.52    6.32    5.31       1.79    7.46    0.21  474.69    1.19
     NEBC  Northeast Bancorp of ME*                7.05     5.96    0.44    5.86    5.57       0.35    4.74    1.36   79.76    1.43
     NEIB  Northeast Indiana Bncrp of IN          17.45    17.45    1.01    4.97    5.26       1.22    5.96    0.20  320.13    0.73
     NWEQ  Northwest Equity Corp. of WI           12.14    12.14    0.70    5.17    4.85       0.91    6.73    1.19   39.21    0.58
     NWSB  Northwest SB, MHC of PA (29.9)          9.99     9.52    0.72    6.94    3.58       1.04   10.04    0.86   81.23    0.93
     NSSY  Norwalk Savings Society of CT*          7.21     6.92    0.81   10.33    7.49       0.67    8.48    2.21   38.08    1.18
     NSSB  Norwich Financial Corp. of CT*         11.20    10.47    0.95    8.84    6.04       0.90    8.33    1.66  134.62    3.29
     NTMG  Nutmeg FS&LA of CT                      5.37     5.37    0.32    5.67    5.71       0.33    5.81     NA      NA     0.51
     OHSL  OHSL Financial Corp. of OH             11.57    11.57    0.57    4.63    4.41       0.85    6.95    0.22  107.97    0.33
     OSBF  OSB Fin. Corp. of Oshkosh WI(8)        12.39    12.39    0.04    0.29    0.25       0.46    3.66    0.17  247.22    0.62
     OCFC  Ocean Fin. Corp. of NJ                 20.73    20.73   -0.29   -2.66   -1.21       0.88    7.99    0.80   62.07    0.91
     OFCP  Ottawa Financial Corp. of MI            9.11     7.20    0.40    3.14    2.54       0.83    6.42    0.32  113.73    0.44
     PFFB  PFF Bancorp of Pomona CA               11.12    10.99    0.05    0.47    0.38       0.39    3.47    1.93   53.40    1.42
     PSFI  PS Financial of Chicago IL             42.11    42.11    2.11    5.01    5.19       2.11    5.01     NA      NA      NA
     PVFC  PVF Capital Corp. of OH                 6.84     6.84    0.99   14.81    8.61       1.31   19.64    0.68  107.66    0.82
     PCCI  Pacific Crest Capital of CA*            9.04     9.04    1.19   15.94    8.38       1.02   13.60    2.24   53.13    1.69
     PALM  Palfed, Inc. of Aiken SC                8.00     7.63    0.37    4.51    3.04       0.59    7.31    3.44   34.31    1.51
     PBCI  Pamrapo Bancorp, Inc. of NJ            14.74    14.63    0.81    5.27    4.70       1.17    7.63    3.45   23.22    1.35
     PFED  Park Bancorp of Chicago IL             23.51    23.51    0.50    3.51    1.89       0.81    5.69    0.15  188.68    0.76
     PVSA  Parkvale Financial Corp of PA           7.52     7.45    0.77   10.40    6.83       1.06   14.30    0.26  596.13    2.23
     PBIX  Patriot Bank Corp. of PA               10.50    10.50    0.40    2.96    2.03       0.67    4.97    0.15  247.00    0.70
     PEEK  Peekskill Fin. Corp. of NY             29.47    29.47    1.07    3.85    3.87       1.40    5.05    1.31   25.21    1.42
     PFSB  PennFed Fin. Services of NJ             7.56     6.14    0.55    6.47    5.32       0.83    9.84    0.86   28.23    0.38
     PWBC  PennFirst Bancorp of PA                 6.98     6.33    0.42    5.51    5.41       0.64    8.38    0.59   75.76    1.46
     PWBK  Pennwood SB of PA*                     20.02    20.02    0.33    3.41    1.67       0.83    8.52    1.46   51.48    1.60
     PBKB  People's SB of Brockton MA*             5.61     5.33    0.75   13.51    7.46       0.47    8.50    1.02   90.38    1.79
     PFDC  Peoples Bancorp of Auburn IN           15.34    15.34    1.11    7.27    6.75       1.47    9.59    0.40   79.14    0.40
     PBCT  Peoples Bank, MHC of CT (37.4)*         8.08     8.07    1.10   13.81    5.47       0.86   10.78    1.42   85.13    1.82
     PFFC  Peoples Fin. Corp. of OH               26.56    26.56    0.09    0.58    0.34       0.45    2.77    0.03  772.00    0.43
     PHBK  Peoples Heritage Fin Grp of ME*         8.46     7.61    1.19   14.00    4.85       1.28   15.09    1.14  120.91    1.89



                                                                 Pricing Ratios                      Dividend Data(6)
                                                     -----------------------------------------      -----------------------
                                                                             Price/  Price/        Ind.   Divi-

                                                     Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                       (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MGNL  Magna Bancorp of MS                        15.43  208.33   20.22  217.03   12.58         0.60    3.04   46.88
     MARN  Marion Capital Holdings of IN              19.09   96.86   22.03   96.86   15.44         0.80    3.81   72.73
     MFCX  Marshalltown Fin. Corp. of IA(8)             NM   108.46   16.90  108.46     NM          0.00    0.00    0.00
     MFSL  Maryland Fed. Bancorp of MD                13.61  126.53   10.61  128.57   19.42         0.80    2.09   28.47
     MASB  MassBank Corp. of Reading MA*              11.79  120.51   12.51  120.51   12.54         1.08    2.61   30.77
     MFLR  Mayflower Co-Op. Bank of MA*               14.78  131.78   13.00  134.39   15.45         0.48    2.82   41.74
     MECH  Mechanics SB of Hartford CT*                 NM   127.00   12.76  127.00     NM          0.00    0.00     NM
     MDBK  Medford Savings Bank of MA*                12.50  140.93   12.55  152.76   12.78         0.68    2.37   29.57
     MERI  Meritrust FSB of Thibodaux LA              22.33  163.82   11.89  163.82   13.15         0.70    1.97   44.03
     MWBX  Metro West of MA*                          10.77  179.43   13.45  179.43   10.54         0.12    2.37   25.53
     MCBS  Mid Continent Bancshares of KS             16.40  141.58   15.07  141.58   13.48         0.40    1.51   24.69
     MIFC  Mid Iowa Financial Corp. of IA             17.00  132.81   12.16  133.02   11.97         0.08    0.94   16.00
     MCBN  Mid-Coast Bancorp of ME                    23.17   88.91    7.81   88.91   13.67         0.52    2.74   63.41
     MIDC  Midconn Bank of Kensington CT(8)*          25.26  134.53   13.08  159.68   20.17         0.78    3.25     NM
     MWBI  Midwest Bancshares, Inc. of IA             14.78   97.24    6.84   97.24    8.92         0.60    2.24   33.15
     MWFD  Midwest Fed. Fin. Corp of WI               15.38  176.64   14.83  184.80   15.79         0.30    1.67   25.64
     MFFC  Milton Fed. Fin. Corp. of OH               29.33  116.92   18.03  116.92   23.18         0.60    4.18     NM
     MIVI  Miss. View Hold. Co. of MN                 22.49   96.44   17.68   96.44   16.61         0.16    1.09   24.62
     MBSP  Mitchell Bancorp of NC*                      NM    99.87   42.03   99.87   27.27         0.80    5.33     NM
     MBBC  Monterey Bay Bancorp of CA                   NM   128.21   17.93  129.40     NM          0.10    0.56     NM
     MSBK  Mutual SB, FSB of Bay City MI                NM    71.28    4.34   71.28     NM          0.00    0.00     NM
     NHTB  NH Thrift Bancshares of NH                 19.58  103.89    7.56  103.89   13.06         0.50    4.26     NM
     NSLB  NS&L Bancorp of Neosho MO                    NM    99.69   19.65   99.69   26.23         0.50    3.13     NM
     NMSB  Newmil Bancorp. of CT*                     15.98  120.37   12.64  120.37   16.53         0.24    2.46   39.34
     NASB  North American SB of MO                    11.51  173.75   12.50  180.29   11.09         0.80    2.04   23.46
     NBSI  North Bancshares of Chicago IL               NM   104.17   15.76  104.17   24.65         0.48    2.74     NM
     FFFD  North Central Bancshares of IA             18.83   95.60   27.08   95.60   15.95         0.25    1.60   30.12
     NEBC  Northeast Bancorp of ME*                   17.95  106.46    7.50  125.79   22.22         0.32    2.29   41.03
     NEIB  Northeast Indiana Bncrp of IN              19.00   99.72   17.40   99.72   15.83         0.32    2.25   42.67
     NWEQ  Northwest Equity Corp. of WI               20.64  109.13   13.25  109.13   15.84         0.44    3.23   66.67
     NWSB  Northwest SB, MHC of PA (29.9)             27.91  191.31   19.11  200.64   19.30         0.32    2.05   57.14
     NSSY  Norwalk Savings Society of CT*             13.35  132.07    9.52  137.66   16.26         0.20    0.79   10.53
     NSSB  Norwich Financial Corp. of CT*             16.56  143.75   16.10  153.74   17.56         0.48    2.36   39.02
     NTMG  Nutmeg FS&LA of CT                         17.50   98.87    5.31   98.87   17.07         0.00    0.00    0.00
     OHSL  OHSL Financial Corp. of OH                 22.66  105.69   12.22  105.69   15.10         0.76    3.49     NM
     OSBF  OSB Fin. Corp. of Oshkosh WI(8)              NM   119.58   14.82  119.58     NM          0.64    2.00     NM
     OCFC  Ocean Fin. Corp. of NJ                       NM   109.70   22.74  109.70   27.66         0.00    0.00     NM
     OFCP  Ottawa Financial Corp. of MI                 NM   129.69   11.81  164.09   19.26         0.36    1.91     NM
     PFFB  PFF Bancorp of Pomona CA                     NM   110.46   12.28  111.72     NM          0.00    0.00    0.00
     PSFI  PS Financial of Chicago IL                 19.28   96.54   40.66   96.54   19.28         0.00    0.00    0.00
     PVFC  PVF Capital Corp. of OH                    11.61  159.86   10.94  159.86    8.75         0.00    0.00    0.00
     PCCI  Pacific Crest Capital of CA*               11.93  158.92   14.37  158.92   13.98         0.00    0.00    0.00
     PALM  Palfed, Inc. of Aiken SC                     NM   146.63   11.73  153.79   20.29         0.12    0.81   26.67
     PBCI  Pamrapo Bancorp, Inc. of NJ                21.28  117.99   17.39  118.91   14.71         0.90    4.50     NM
     PFED  Park Bancorp of Chicago IL                   NM    99.54   23.40   99.54     NM          0.00    0.00    0.00
     PVSA  Parkvale Financial Corp of PA              14.63  146.64   11.02  147.99   10.64         0.52    2.02   29.55
     PBIX  Patriot Bank Corp. of PA                     NM   132.26   13.88  132.26   29.33         0.33    2.16     NM
     PEEK  Peekskill Fin. Corp. of NY                 25.86   92.19   27.17   92.19   19.74         0.36    2.40   62.07
     PFSB  PennFed Fin. Services of NJ                18.80  121.49    9.18  149.45   12.36         0.28    1.21   22.76
     PWBC  PennFirst Bancorp of PA                    18.49  107.83    7.53  118.94   12.16         0.36    2.67   49.32
     PWBK  Pennwood SB of PA*                           NM    94.73   18.96   94.73   23.95         0.28    1.95     NM
     PBKB  People's SB of Brockton MA*                13.40  153.12    8.60  161.29   21.31         0.36    2.77   37.11
     PFDC  Peoples Bancorp of Auburn IN               14.81  107.35   16.47  107.35   11.24         0.60    3.00   44.44
     PBCT  Peoples Bank, MHC of CT (37.4)*            18.27  234.97   19.00  235.28   23.41         0.88    2.46   44.90
     PFFC  Peoples Fin. Corp. of OH                     NM    93.52   24.84   93.52     NM          0.30    2.02     NM
     PHBK  Peoples Heritage Fin Grp of ME*            20.62  237.65   20.11     NM    19.13         0.72    2.27   46.75



     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
                     (703) 528-1700 Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 21, 1997


                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.
                                                                     Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ______________________    _______________   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PBNB  Peoples Sav. Fin. Corp. of CT*          9.58     8.95    0.92    8.97    6.99       0.92    9.06    0.61   55.81    0.61
     PERM  Permanent Bancorp of IN                 9.70     9.60    0.24    2.35    2.09       0.52    5.16    1.71   31.61    1.07
     PMFI  Perpetual Midwest Fin. of IA            8.64     8.64    0.08    0.93    0.88       0.27    3.00    0.45  151.55    0.88
     PERT  Perpetual of SC, MHC (46.8)            13.86    13.86    0.75    6.82    3.65       1.06    9.69    0.17  428.77    1.08
     PCBC  Perry Co. Fin. Corp. of MO             18.57    18.57    0.58    2.96    3.13       0.94    4.77     NA      NA     0.21
     PHFC  Pittsburgh Home Fin. of PA             15.55    15.55    0.43    4.09    2.53       0.71    6.74    1.22   47.30    0.83
     PFSL  Pocahnts Fed, MHC of AR (46.4)          6.25     6.25    0.55    9.19    6.81       0.79   13.13    0.32  141.55    1.25
     POBS  Portsmouth Bank Shrs Inc of NH(8)*     24.91    24.91    2.27    9.02    6.60       1.85    7.32    0.29   89.58    0.76
     PKPS  Poughkeepsie SB of NY                   8.15     8.15    1.48   18.05   17.04       2.35   28.55    4.49   21.98    1.33
     PRBC  Prestige Bancorp of PA                 13.46    13.46    0.14    1.20    1.03       0.47    4.00    0.18  170.81    0.43
     PETE  Primary Bank of NH*                     6.58     6.57    0.84   13.19    9.44       0.84   13.11    1.40   45.71    1.16
     PSAB  Prime Bancorp, Inc. of PA               8.49     7.97    0.73    7.99    4.25       0.95   10.41    1.34   45.65    1.00
     PFNC  Progress Financial Corp. of PA          5.20     4.50    0.34    6.59    3.72       0.45    8.58    0.98   61.67    0.96
     PSBK  Progressive Bank, Inc. of NY*           8.21     7.18    1.14   13.13   10.37       1.17   13.51    1.05   94.69    1.53
     PROV  Provident Fin. Holdings of CA          14.64    14.64    0.21    2.06    1.35      -0.01   -0.09    1.95   46.19    1.08
     PULB  Pulaski SB, MHC of MO (29.0)           12.59    12.59    0.49    3.91    2.51       0.78    6.24     NA      NA     0.34
     PULS  Pulse Bancorp of S. River NJ            7.77     7.77    0.72    7.81    6.22       1.09   11.75    1.23   39.65    1.79
     QCFB  QCF Bancorp of Virginia MN             17.64    17.64    1.24    6.25    7.14       1.24    6.25     NA      NA      NA
     QCBC  Quaker City Bancorp of CA               8.87     8.85    0.27    2.91    2.77       0.54    5.70    1.81   61.38    1.30
     QCSB  Queens County SB of NY*                15.56    15.56    1.61    9.81    5.06       1.63    9.95    0.72   98.47    0.83
     RCSB  RCSB Financial, Inc. of NY*             6.87     6.64    0.91   11.05    6.82       0.88   10.76    0.74   94.44    1.37
     RARB  Raritan Bancorp. of Raritan NJ*         7.84     7.68    0.83   11.06    8.04       0.92   12.23    0.44  183.19    1.26
     REDF  RedFed Bancorp of Redlands CA           8.06     8.06   -0.77  -12.38   -6.09      -0.46   -7.51    3.94   29.77    1.40
     RELY  Reliance Bancorp of NY                  8.28     5.77    0.54    5.96    4.87       0.84    9.16    0.97   25.31    0.54
     RELI  Reliance Bancshares Inc of WI(8)*      61.06    61.06    1.32    2.16    3.51       1.32    2.16     NA      NA     0.56
     RIVR  River Valley Bancorp of IN             17.31    17.31    0.84    4.84    4.33       0.84    4.84     NA      NA      NA
     RFED  Roosevelt Fin. Grp. Inc. of MO          5.55     5.22    0.06    1.20    0.53       0.85   17.17    0.83   28.67    0.51
     RSLN  Roslyn Bancorp of NY*                  25.33    25.33    1.34    5.28    4.54       1.23    4.84     NA      NA      NA
     RVSB  Rvrview SB,FSB MHC of WA(41.7)         10.87     9.79    0.97    8.90    5.21       1.16   10.59    0.20  166.22    0.52
     SCCB  S. Carolina Comm. Bnshrs of SC         28.65    28.65    0.85    2.93    2.79       1.14    3.92     NA      NA     0.87
     SBFL  SB Fngr Lakes MHC of NY (33.1)         10.14    10.14   -0.57   -5.05   -4.14       0.10    0.87    1.15   49.69    1.27
     SFED  SFS Bancorp of Schenectady NY          12.75    12.75    0.45    3.23    3.52       0.81    5.85    0.66   59.05    0.55
     SGVB  SGV Bancorp of W. Covina CA             8.42     8.42    0.08    0.79    0.78       0.31    3.23    0.92   31.65    0.39
     SISB  SIS Bank of Springfield MA*             7.56     7.56    1.50   20.09   11.85       1.45   19.46    0.59  203.71    2.55
     SJSB  SJS Bancorp of St. Joseph MI(8)        10.41    10.41    0.17    1.51    1.13       0.49    4.26    0.35  129.05    0.66
     SWCB  Sandwich Co-Op. Bank of MA*             8.32     7.89    0.93   11.17    6.76       0.94   11.23    0.75  102.83    1.13
     SFBM  Security Bancorp of MT(8)               8.09     6.97    0.53    6.24    4.26       0.63    7.42    0.39   86.91    0.61
     SECP  Security Capital Corp. of WI           15.53    15.53    0.99    6.03    4.35       1.27    7.80    0.10     NA     1.51
     SFSL  Security First Corp. of OH              9.23     9.07    0.95   10.43    5.92       1.31   14.30    0.21  377.44    0.89
     SMFC  Sho-Me Fin. Corp. of MO                10.07    10.07    0.79    7.17    5.35       0.98    8.83    0.06  980.22    0.70
     SOBI  Sobieski Bancorp of S. Bend IN         17.66    17.66    0.21    1.19    1.36       0.51    2.83    0.11  222.22    0.37
     SOSA  Somerset Savings Bank of MA(8)*         5.67     5.67    0.46    8.38    5.53       0.46    8.38    8.41   14.61    1.58
     SSFC  South Street Fin. Corp. of NC*         28.43    28.43    1.34    4.71    3.97       1.43    5.02     NA      NA     0.39
     SCBS  Southern Commun. Bncshrs of AL         20.77    20.77    0.62    3.01    2.91       1.11    5.34     NA      NA      NA
     SMBC  Southern Missouri Bncrp of MO          16.41    16.41    0.94    5.51    5.54       0.88    5.15    0.71   56.68    0.64
     SWBI  Southwest Bancshares of IL             10.43    10.43    0.72    6.38    5.06       1.03    9.06    0.22   93.24    0.30
     SVRN  Sovereign Bancorp of PA                 4.02     2.84    0.51   12.69    6.07       0.67   16.74    0.68   53.74    0.57
     STFR  St. Francis Cap. Corp. of WI            8.93     8.49    0.72    7.28    6.53       0.75    7.56     NA      NA     0.82
     SPBC  St. Paul Bancorp, Inc. of IL            8.91     8.88    0.62    6.89    4.40       0.92   10.24    0.57  149.12    1.19
     STND  Standard Fin. of Chicago IL            11.25    11.23    0.55    4.40    3.61       0.75    6.01    0.16  176.36    0.47
     SFFC  StateFed Financial Corp. of IA         17.99    17.99    0.97    4.98    5.17       1.22    6.27    1.27   23.88    0.37
     SFIN  Statewide Fin. Corp. of NJ              9.87     9.85    0.38    3.40    2.96       0.89    7.89    0.92   57.17    1.09
     STSA  Sterling Financial Corp. of WA          3.90     3.19    0.14    3.41    2.36       0.25    6.03    0.58   93.09    0.88
     SSBK  Strongsville SB of OH                   7.60     7.47    0.67    8.42    5.83       0.85   10.58    0.42   62.45    0.34
     SFSB  SuburbFed Fin. Corp. of IL              6.50     6.47    0.28    4.06    3.78       0.50    7.29    0.28   84.20    0.42
     SBCN  Suburban Bancorp. of OH                11.81    11.81    0.19    1.48    1.60       0.62    4.95    0.13     NA     1.84

                                                                 Pricing Ratios                      Dividend Data(6)
                                                     -----------------------------------------      -----------------------
                                                                             Price/  Price/        Ind.   Divi-

                                                     Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                       (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PBNB  Peoples Sav. Fin. Corp. of CT*             14.31  124.55   11.93  133.23   14.17         0.92    3.05   43.60
     PERM  Permanent Bancorp of IN                      NM   114.40   11.10  115.55   21.78         0.30    1.36   65.22
     PMFI  Perpetual Midwest Fin. of IA                 NM   109.31    9.45  109.31     NM          0.30    1.56     NM
     PERT  Perpetual of SC, MHC (46.8)                27.37  134.51   18.65  134.51   19.26         0.00    0.00    0.00
     PCBC  Perry Co. Fin. Corp. of MO                   NM    97.62   18.13   97.62   19.83         0.30    1.74   55.56
     PHFC  Pittsburgh Home Fin. of PA                   NM    99.80   15.52   99.80   23.97         0.24    1.64   64.86
     PFSL  Pocahnts Fed, MHC of AR (46.4)             14.68  129.19    8.07  129.19   10.28         0.84    4.54   66.67
     POBS  Portsmouth Bank Shrs Inc of NH(8)*         15.15  137.74   34.32  137.74   18.67         0.60    3.74   56.60
     PKPS  Poughkeepsie SB of NY                       5.87  103.23    8.41  103.23    3.71         0.10    1.74   10.20
     PRBC  Prestige Bancorp of PA                       NM    91.26   12.28   91.26   29.24         0.12    0.82     NM
     PETE  Primary Bank of NH*                        10.59  128.76    8.48  129.05   10.66         0.00    0.00    0.00
     PSAB  Prime Bancorp, Inc. of PA                  23.55  186.29   15.82  198.53   18.08         0.68    3.36     NM
     PFNC  Progress Financial Corp. of PA             26.88  166.42    8.65  191.99   20.63         0.08    0.90   24.24
     PSBK  Progressive Bank, Inc. of NY*               9.65  122.30   10.04  139.72    9.38         0.68    2.92   28.22
     PROV  Provident Fin. Holdings of CA                NM   102.60   15.02  102.60     NM          0.00    0.00    0.00
     PULB  Pulaski SB, MHC of MO (29.0)                 NM   155.81   19.62  155.81   25.00         1.00    5.97     NM
     PULS  Pulse Bancorp of S. River NJ               16.09  142.42   11.07  142.42   10.69         0.70    3.78   60.87
     QCFB  QCF Bancorp of Virginia MN                 14.02  100.82   17.79  100.82   14.02         0.00    0.00    0.00
     QCBC  Quaker City Bancorp of CA                    NM   104.87    9.30  105.10   18.38         0.00    0.00    0.00
     QCSB  Queens County SB of NY*                    19.75  195.31   30.39  195.31   19.47         1.00    1.85   36.50
     RCSB  RCSB Financial, Inc. of NY*                14.66  186.71   12.83  193.21   15.05         0.60    1.77   25.97
     RARB  Raritan Bancorp. of Raritan NJ*            12.43  129.62   10.16  132.32   11.24         0.70    2.98   37.04
     REDF  RedFed Bancorp of Redlands CA                NM   156.59   12.62  156.59     NM          0.00    0.00     NM
     RELY  Reliance Bancorp of NY                     20.55  121.28   10.04  174.16   13.36         0.56    2.62   53.85
     RELI  Reliance Bancshares Inc of WI(8)*          28.48   61.43   37.51   61.43   28.48         0.00    0.00    0.00
     RIVR  River Valley Bancorp of IN                 23.11  111.72   19.34  111.72   23.11         0.00    0.00    0.00
     RFED  Roosevelt Fin. Grp. Inc. of MO               NM   229.59   12.75  244.30   13.16         0.68    3.02     NM
     RSLN  Roslyn Bancorp of NY*                      22.04  116.43   29.50  116.43   24.05         0.00    0.00    0.00
     RVSB  Rvrview SB,FSB MHC of WA(41.7)             19.21  164.27   17.85  182.32   16.15         0.22    1.21   23.16
     SCCB  S. Carolina Comm. Bnshrs of SC               NM   108.14   30.98  108.14   26.76         0.60    3.16     NM
     SBFL  SB Fngr Lakes MHC of NY (33.1)               NM   124.78   12.66  124.78     NM          0.40    2.86     NM
     SFED  SFS Bancorp of Schenectady NY              28.45   99.58   12.70   99.58   15.71         0.24    1.45   41.38
     SGVB  SGV Bancorp of W. Covina CA                  NM   104.29    8.78  104.29     NM          0.00    0.00    0.00
     SISB  SIS Bank of Springfield MA*                 8.44  150.20   11.35  150.20    8.71         0.48    1.79   15.14
     SJSB  SJS Bancorp of St. Joseph MI(8)              NM   144.34   15.03  144.34     NM          0.44    1.77     NM
     SWCB  Sandwich Co-Op. Bank of MA*                14.79  158.79   13.20  167.27   14.73         1.20    3.72   55.05
     SFBM  Security Bancorp of MT(8)                  23.48  148.82   12.04  172.80   19.75         0.46    1.48   34.85
     SECP  Security Capital Corp. of WI               22.97  137.27   21.32  137.27   17.77         1.20    1.42   32.52
     SFSL  Security First Corp. of OH                 16.90  153.15   14.14  155.98   12.33         0.44    2.48   41.90
     SMFC  Sho-Me Fin. Corp. of MO                    18.71  136.80   13.78  136.80   15.19         0.00    0.00    0.00
     SOBI  Sobieski Bancorp of S. Bend IN               NM    88.55   15.64   88.55     NM          0.28    2.00     NM
     SOSA  Somerset Savings Bank of MA(8)*            18.07  145.40    8.25  145.40   18.07         0.00    0.00    0.00
     SSFC  South Street Fin. Corp. of NC*             25.21  118.86   33.79  118.86   23.68         0.32    2.05   51.61
     SCBS  Southern Commun. Bncshrs of AL               NM   103.38   21.47  103.38   19.37         0.00    0.00    0.00
     SMBC  Southern Missouri Bncrp of MO              18.06  101.50   16.65  101.50   19.35         0.50    3.08   55.56
     SWBI  Southwest Bancshares of IL                 19.75  130.62   13.62  130.62   13.91         0.76    3.85     NM
     SVRN  Sovereign Bancorp of PA                    16.48  196.59    7.90     NM    12.50         0.10    0.67   10.99
     STFR  St. Francis Cap. Corp. of WI               15.31  115.91   10.36  122.03   14.73         0.48    1.76   26.97
     SPBC  St. Paul Bancorp, Inc. of IL               22.71  153.29   13.65  153.74   15.27         0.48    1.84   41.74
     STND  Standard Fin. of Chicago IL                27.70  125.92   14.17  126.15   20.30         0.40    1.95   54.05
     SFFC  StateFed Financial Corp. of IA             19.35   97.40   17.52   97.40   15.38         0.40    2.22   43.01
     SFIN  Statewide Fin. Corp. of NJ                   NM   121.33   11.97  121.61   14.56         0.40    2.52     NM
     STSA  Sterling Financial Corp. of WA               NM   153.06    5.97  186.86   23.91         0.00    0.00    0.00
     SSBK  Strongsville SB of OH                      17.14  140.76   10.70  143.37   13.64         0.48    2.00   34.29
     SFSB  SuburbFed Fin. Corp. of IL                 26.49  106.36    6.91  106.87   14.74         0.32    1.44   38.10
     SBCN  Suburban Bancorp. of OH                      NM    92.80   10.96   92.80   18.68         0.60    3.69     NM

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
                     (703) 528-1700 Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 21, 1997


                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.
                                                                     Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ______________________    _______________   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     THRD  TF Financial Corp. of PA               11.20     9.78    0.61    4.72    4.35       0.82    6.36    0.32   79.91    0.57
     ROSE  TR Financial Corp. of NY                6.35     6.35    0.97   15.00    9.42       0.78   12.01     NA      NA     0.86
     TPNZ  Tappan Zee Fin. Corp. of NY            17.93    17.93    0.69    4.16    3.47       0.64    3.84    2.12   26.73    1.22
     PTRS  The Potters S&L Co. of OH               8.21     8.21    0.03    0.28    0.31       0.39    4.17    2.20   76.26    3.61
     TSBS  Trenton SB, FSB MHC of NJ(35.0(8)      19.38    18.97    1.66    8.70    5.85       1.29    6.78    0.36   91.15    0.52
     TRIC  Tri-County Bancorp of WY               15.31    15.31    0.71    4.18    4.75       0.95    5.59    0.07  801.92    1.19
     THBC  Troy Hill Bancorp of PA(8)             18.11    18.11    1.01    4.92    4.10       1.18    5.76    1.39   49.75    0.81
     TWIN  Twin City Bancorp of TN                12.53    12.53    0.78    5.80    5.19       0.99    7.34    0.53   37.63    0.27
     UFRM  United FS&LA of Rocky Mount NC          7.49     7.49    0.28    3.47    2.83       0.49    6.19    1.20   93.51    1.62
     UBMT  United Fin. Corp. of MT                22.54    22.54    1.20    5.25    5.32       1.46    6.40    0.70    9.92    0.22
     VABF  Va. Beach Fed. Fin. Corp of VA          6.60     6.60    0.03    0.49    0.36       0.21    3.29    1.42   51.34    1.00
     VFFC  Virginia First Savings of VA            7.82     7.58    1.40   18.17   11.52       1.40   18.17    2.32   44.65    1.17
     WHGB  WHG Bancshares of MD                   23.84    23.84    0.75    4.87    3.10       0.75    4.87    0.50   40.63    0.26
     WSFS  WSFS Financial Corp. of DE*             6.18     6.12    1.46   24.96   12.05       1.48   25.31    2.86   65.77    2.95
     WVFC  WVS Financial Corp. of PA*             12.72    12.72    1.07    7.76    6.10       1.35    9.79    0.36  204.24    1.31
     WRNB  Warren Bancorp of Peabody MA*           9.60     9.60    1.86   20.41   11.25       1.76   19.27    1.75   73.15    2.03
     WFSL  Washington FS&LA of Seattle WA         11.31    10.14    1.62   13.75    6.55       1.80   15.31    1.15   25.89    0.41
     WAMU  Washington Mutual Inc. of WA*           6.32     5.70    0.98   15.83    3.00       0.99   16.01    0.56  115.82    0.98
     WYNE  Wayne Bancorp of NJ                    14.99    14.99    0.02    0.18    0.12       0.14    1.16    1.17   61.42    1.26
     WAYN  Wayne S&L Co. MHC of OH (47.8)          8.98     8.98    0.25    2.71    1.53       0.60    6.61    0.61   58.24    0.42
     WCFB  Wbstr Cty FSB MHC of IA (45.2)         22.89    22.89    0.87    3.89    2.91       1.20    5.35    0.45   92.96    0.73
     WBST  Webster Financial Corp. of CT           5.02     3.88    0.65   12.43    7.82       0.68   12.87    0.85  110.74    1.45
     WEFC  Wells Fin. Corp. of Wells MN           13.79    13.79    0.55    3.80    3.33       0.93    6.44    0.34   87.34    0.33
     WCBI  WestCo Bancorp of IL                   15.50    15.50    0.98    6.33    5.52       1.34    8.63    0.53   54.54    0.40
     WSTR  WesterFed Fin. Corp. of MT             14.11    14.11    0.61    4.49    3.86       0.86    6.29    0.23  155.72    0.54
     WOFC  Western Ohio Fin. Corp. of OH          16.73    15.74    0.89    3.89    4.88       0.73    3.19     NA      NA     0.55
     WWFC  Westwood Fin. Corp. of NJ              10.19     8.93    0.04    0.40    0.33       0.71    6.86    0.14  155.97    0.54
     WEHO  Westwood Hmstd Fin Corp of OH          33.33    33.33    0.35    1.51    0.95       0.67    2.90    0.03  459.38    0.18
     WFCO  Winton Financial Corp. of OH(8)         7.13     6.95    0.66    8.78    6.83       0.84   11.18    0.51   57.75    0.34
     FFWD  Wood Bancorp of OH                     12.78    12.78    0.91    6.64    5.71       1.16    8.49    0.29  120.40    0.45
     YFCB  Yonkers Fin. Corp. of NY               16.63    16.63    0.76    5.18    4.22       1.08    7.36    1.30   27.74    1.07
     YFED  York Financial Corp. of PA              8.15     8.15    0.55    6.54    4.81       0.74    8.89    2.14   29.56    0.73

                                                                 Pricing Ratios                      Dividend Data(6)
                                                     -----------------------------------------      -----------------------
                                                                             Price/  Price/        Ind.   Divi-

                                                     Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                       (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     THRD  TF Financial Corp. of PA                   22.99  109.85   12.30  125.81   17.08         0.40    2.15   49.38
     ROSE  TR Financial Corp. of NY                   10.61  154.78    9.83  154.78   13.25         0.88    2.51   26.59
     TPNZ  Tappan Zee Fin. Corp. of NY                28.85  107.45   19.26  107.45     NM          0.20    1.33   38.46
     PTRS  The Potters S&L Co. of OH                    NM    96.37    7.91   96.37   22.04         0.28    1.43     NM
     TSBS  Trenton SB, FSB MHC of NJ(35.0(8)          17.11  144.57   28.02  147.73   21.96         0.35    2.15   36.84
     TRIC  Tri-County Bancorp of WY                   21.07   86.85   13.30   86.85   15.76         0.60    3.20   67.42
     THBC  Troy Hill Bancorp of PA(8)                 24.39  118.55   21.47  118.55   20.83         0.40    2.00   48.78
     TWIN  Twin City Bancorp of TN                    19.28  116.30   14.57  116.30   15.23         0.64    3.53   68.09
     UFRM  United FS&LA of Rocky Mount NC               NM   126.24    9.45  126.24   19.83         0.20    2.46     NM
     UBMT  United Fin. Corp. of MT                    18.81   99.30   22.38   99.30   15.43         0.94    4.76     NM
     VABF  Va. Beach Fed. Fin. Corp of VA               NM   138.65    9.15  138.65     NM          0.20    1.80     NM
     VFFC  Virginia First Savings of VA                8.68  145.27   11.36  149.81    8.68         0.10    0.65    5.65
     WHGB  WHG Bancshares of MD                         NM    96.59   23.03   96.59     NM          0.20    1.44   46.51
     WSFS  WSFS Financial Corp. of DE*                 8.30  189.92   11.73  191.76    8.19         0.00    0.00    0.00
     WVFC  WVS Financial Corp. of PA*                 16.40  127.41   16.21  127.41   13.01         0.80    3.11   50.96
     WRNB  Warren Bancorp of Peabody MA*               8.89  170.03   16.32  170.03    9.41         0.44    2.75   24.44
     WFSL  Washington FS&LA of Seattle WA             15.27  192.07   21.72  214.27   13.71         0.87    3.24   49.43
     WAMU  Washington Mutual Inc. of WA*                NM      NM    31.94     NM      NM          1.00    1.76   58.82
     WYNE  Wayne Bancorp of NJ                          NM   104.78   15.71  104.78     NM          0.00    0.00    0.00
     WAYN  Wayne S&L Co. MHC of OH (47.8)               NM   177.86   15.97  177.86   26.75         0.92    3.44     NM
     WCFB  Wbstr Cty FSB MHC of IA (45.2)               NM   133.50   30.56  133.50   25.00         0.80    5.82     NM
     WBST  Webster Financial Corp. of CT              12.78  159.34    7.99  205.73   12.34         0.72    1.82   23.30
     WEFC  Wells Fin. Corp. of Wells MN                 NM   116.99   16.13  116.99   17.76         0.00    0.00    0.00
     WCBI  WestCo Bancorp of IL                       18.11  115.02   17.82  115.02   13.27         0.60    2.81   50.85
     WSTR  WesterFed Fin. Corp. of MT                 25.94  114.77   16.19  114.77   18.53         0.40    1.93   50.00
     WOFC  Western Ohio Fin. Corp. of OH              20.48   84.51   14.14   89.85   25.00         1.00    4.65     NM
     WWFC  Westwood Fin. Corp. of NJ                    NM   122.03   12.44  139.21   17.65         0.20    1.11     NM
     WEHO  Westwood Hmstd Fin Corp of OH                NM    97.80   32.59   97.80     NM          0.28    2.04     NM
     WFCO  Winton Financial Corp. of OH(8)            14.64  117.25    8.36  120.23   11.50         0.42    3.41   50.00
     FFWD  Wood Bancorp of OH                         17.50  115.22   14.73  115.22   13.70         0.40    2.54   44.44
     YFCB  Yonkers Fin. Corp. of NY                   23.68   98.25   16.34   98.25   16.67         0.20    1.48   35.09
     YFED  York Financial Corp. of PA                 20.79  132.90   10.83  132.90   15.29         0.60    3.24   67.42

                                  EXHIBIT IV-2

                         Historical Stock Price Indices

                        Historical Stock Price Indices(1)



                                                                                                          SNL             SNL
                                                                                        NASDAQ            Thrift          Bank
                 Year/Qtr. Ended                      DJIA             S&P 500         Composite          Index           Index
                 1991:  Quarter 1                     2881.1           375.2             482.3            125.5            66.0
                        Quarter 2                     2957.7           371.2             475.9            130.5            82.0
                        Quarter 3                     3018.2           387.9             526.9            141.8            90.7
                        Quarter 4                     3168.0           417.1             586.3            144.7           103.1

                 1992:  Quarter 1                     3235.5           403.7             603.8            157.0           113.3
                        Quarter 2                     3318.5           408.1             563.6            173.3           119.7
                        Quarter 3                     3271.7           417.8             583.3            167.0           117.1
                        Quarter 4                     3301.1           435.7             677.0            201.1           136.7

                 1993:  Quarter 1                     3435.1           451.7             690.1            228.2           151.4
                        Quarter 2                     3516.1           450.5             704.0            219.8           147.0
                        Quarter 3                     3555.1           458.9             762.8            258.4           154.3
                        Quarter 4                     3754.1           466.5             776.8            252.5           146.2

                 1994:  Quarter 1                     3625.1           445.8             743.5            241.6           143.1
                        Quarter 2                     3625.0           444.3             706.0            269.6           152.6
                        Quarter 3                     3843.2           462.6             764.3            279.7           149.2
                        Quarter 4                     3834.4           459.3             752.0            244.7           137.6

                 1995:  Quarter 1                     4157.7           500.7             817.2            278.4           152.1
                        Quarter 2                     4556.1           544.8             933.5            313.5           171.7
                        Quarter 3                     4789.1           584.4           1,043.5            362.3           195.3
                        Quarter 4                     5117.1           615.9           1,052.1            376.5           207.6

                 1996:  Quarter 1                     5587.1           645.5           1,101.4            382.1           225.1
                        Quarter 2                     5654.6           670.6           1,185.0            387.2           224.7
                        Quarter 3                     5882.2           687.3           1,226.9            429.3           249.2
                        Quarter 4                     6442.5           737.0           1,280.7            483.6           280.1

                 February 21, 1997                    6931.6           801.8           1,334.3            571.8           319.3

                 (1)   End of period data.

                 Sources:   SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3

                        Historical Thrift Stock Indices


                             MONTHLY MARKET REPORT

                                  Index Values

                                          Index Values                          Percent Change

                            01/31/97   12/31/96   12/31/96   02/01/96      1 Month   YTD   52 Week

All Pub. Traded Thrifts      520.1       483.6      483.6      371.0         7.5     7.5     40.2
MHC Index                    585.7       538.0      538.0      460.5         8.9     8.9     27.2

Insurance Indices
---------------------------------------------------------------------------------------------------
SAIF Thrifts                 460.1       439.2      439.2      348.7         4.8     4.8     31.9
BIF Thrifts                  700.0       616.8      616.8      438.1        13.5    13.5     59.8

Stock Exchange Indices
----------------------------------------------------------------------------------------------------
AMEX Thrifts                 165.2       156.2      156.2      136.1         5.8     5.8     21.4
NYSE Thrifts                 296.7       277.3      277.3      243.8         7.0     7.0     21.7
OTC Thrifts                  609.5       569.7      569.7      450.0         7.0     7.0     35.4

Geographic Indices
----------------------------------------------------------------------------------------------------
New England Thrifts          463.8       428.9      428.9      320.9         8.1     8.1      44.5
Mid-Atlantic Thrifts       1,029.5       970.7      970.7      716.7         6.1     6.1      43.6
Southwestern Thrifts         325.9       315.9      315.9      254.7         3.2     3.2      28.0
Midwestern Thrifts         1,192.9     1,159.3    1,159.3      949.9         2.9     2.9      25.6
Southeastern Thrifts         462.5       447.2      447.2      367.1         3.4     3.4      26.0
Western Thrifts              527.6       474.7      474.7      361.2        11.1    11.1      46.1

Asset Size Indices
----------------------------------------------------------------------------------------------------
Les than $250 M              607.3       586.6      586.6      539.5         3.5     3.5      12.6
$250M to $500 M              832.2       789.8      789.8      680.8         5.4     5.4      22.2
$500 M to $1B                540.4       521.8      521.8      428.8         3.6     3.6      26.0
$1B to $5B                   565.7       546.0      546.0      420.3         3.6     3.6      34.6
Over $5B                     335.5       305.8      305.8      225.2         9.7     9.7      49.0

Comparative Indices
----------------------------------------------------------------------------------------------------
Dow Jones Industrials      6,813.1     6,448.3    6,448.3    5,405.1         5.7     5.7      26.0
S&P 500                      782.2       740.7      740.7      638.5         6.1     6.1      23.1


All SNL indices are market-value weighted; i.e. an institution's effect on an index is proportionate to that institution's market capitalization. ALL SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201,082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1,164.9.

New England: CT, ME, MA, NH, RI, VT: Mid-Atlantic: DE, DC, PA, MD, NJ, NY, PR;
Southwest: CO, LA, NM, OK, TX, UT; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, OH, SD, WI; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY


FEBRUARY 1997                           -50-

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                  All South-East Companies:
                                    February 24, 1997 (1)

                                                  Primary         Operating       Total               Fiscal    Conv.  Stock  Market
Ticker  Financial Institution            Exchg.   Market          Strat. (2)      Assets    Offices   Year      Date   Price  Value
-----   ----------------------------     -----   ---------       --------------   ------    -------   -------  ------  -----  -----
                                                                                                                        ($)   ($Mil)
FFCH    First Fin. Holdings Inc. of SC    OTC     CHARLESTON SC    Div.            1,582       32      09-30   11/83   28.00    176
LIFB    Life Bancorp of Norfolk VA        OTC     Southeast VA     Thrift          1,420       20      12-31   10/94   19.75    194
AMFB    American Federal Bank of SC       OTC     Northwest SC     Thrift          1,395 S     41      12/31   01/89   28.75    315
MGNL    Magna Bancorp of MS               OTC     MS, AL           M.B.            1,342       62      06-30   03/91   19.75    271
FLFC    First Liberty Fin. Corp. of GA    OTC     Georgia          M.B.              991 J     29       9-30   12/83   22.00    134
HFNC    HFNC Financial Corp. of NC        OTC     Charlotte NC     Thrift            902        8      06-30   12/95   21.75    374
VFFC    Virginia First Savings of VA      OTC     Petersburg VA    M.B.              781 S     23      06-30   01/78   15.37     89
ISBF    ISB Financial Corp. of LA         OTC     SouthCentral LA  Thrift            686 S     16      12-31   04/95   23.87    168
PALM    Palfed, Inc. of Aiken SC          OTC     Southwest SC     Thrift            660 S     19      12-31   12/85   14.81     77
CNIT    Cenit Bancorp of Norfolk VA       OTC     Southeastern VA  Thrift            656 J     15      12-31   08/92   45.00     73
EBSI    Eagle Bancshares of Tucker GA     OTC     Atlanta GA       Thrift            642 S     10      03-31   04/86   16.75     76
VABF    Va. Beach Fed. Fin. Corp of VA    OTC     Southeast VA     M.B.              604 S     12      12-31   11/80   11.12     55
FFFC    FFVA Financial Corp. of VA        OTC     Southern VA      Thrift            534       11      12-31   10/94   24.75    116
CFCP    Coastal Fin. Corp. of SC          OTC     SC               Thrift            460 S      9      09-30   09/90   24.12     83
TSH     Teche Holding Company of LA       AMEX    Southern LA      Thrift            380 S      8      09-30   04/95   15.87     55
COOP    Cooperative Bk. for Svgs. of NC   OTC     Eastern NC       Thrift            341       17      03-31   08/91   20.75     31
FFRV    Fid. Fin. Bkshrs. Corp. of VA     OTC     Southern VA      Thrift            329 S      7      12-31   05/86   27.87     64
FSFC    First So.east Fin. Corp. of SC    OTC     Northwest SC     Thrift            326       11      06-30   10/93   11.00     48
SOPN    First SB, SSB, Moore Co. of NC    OTC     Central NC       Thrift            266        5      06-30   01/94   19.25     71
ANA     Acadiana Bancshares of LA (3)     AMEX    Southern LA      Thrift            265 S      4      12-31   07/96   17.50     48
UFRM    United FS&LA of Rocky Mount NC    OTC     Eastern NC       M.B.              264 S      9      12-31   07/80    8.13     25
MERI    Meritrust FSB of Thibodaux LA     OTC     Southeast LA     Thrift            231 S      8      12-31     /     35.50     27
FLAG    Flag Financial Corp of GA         OTC     Western GA       M.B.              229 S      4      12-31   12/86   12.37     25
PERT    Perpetual of SC, MHC (46.8)       OTC     Northwest SC     Thrift            210 S      5      09-30   10/96   26.00     39
SSFC    South Street Fin. Corp. of NC (3) OTC     South Central NC Thrift            208 P      2      09-30   10/96   15.63     70
CFTP    Community Fed. Bancorp of MS      OTC     Northeast MS     Thrift            206        1      09-30   03/96   19.87     85
PLE     Pinnacle Bank of AL               AMEX    Central AL       Thrift            192 S      5      06-30   12/86   22.50     20
GSFC    Green Street Fin. Corp. of NC     OTC     Southern NC      Thrift            176 S      3      09-30   04/96   17.50     75
ESX     Essex Bancorp of VA               AMEX    VA, NC           M.B.              172 S     12      12-31     /      1.50      2
FTF     Texarkana Fst. Fin. Corp of AR    AMEX    Southwest AR     Thrift            166 S      5      09-31   07/95   17.00     31
FSTC    First Citizens Corp of GA         OTC     Western GA       M.B.              162 J      8      03-31   03/86   21.25     34
CFFC    Community Fin. Corp. of VA        OTC     Central VA       Thrift            161 S      3      03-31   03/88   22.00     28
FGHC    First Georgia Hold. Corp of GA    OTC     Southeastern GA  Thrift            144 J      7      09-30   02/87    9.75     20
BFSB    Bedford Bancshares of VA          OTC     Southern VA      Thrift            127 S      3      09-30   08/94   19.00     22
FFBS    FFBS Bancorp of Columbus MS       OTC     Columbus MS      Thrift            126 S      3      06-30   06/93   22.00     34
PDB     Piedmont Bancorp of NC            AMEX    Central NC       Thrift            125        2      06-30   12/95   10.50     29
GSLC    Guaranty Svgs & Loan FA of VA     OTC     Charltsvl VA     M.B.              115 S      3      06-30     /      9.62      9
CFNC    Carolina Fincorp of NC (3)        OTC     Southcentral NC  Thrift            109 P      4      06-30   11/96   14.37     27


SRN    Southern Banc Company of AL        AMEX    Northeast AL     Thrift            108 S      4      06-30   10/95   13.62     17
TWIN   Twin City Bancorp of TN            OTC     Northeast TN     Thrift            107 S      3      12-31   01/95   18.12     16
SSM    Stone Street Bancorp of NC         AMEX    Central NC       Thrift            106 S      2      12-31   04/96   26.37     48
KSAV   KS Bancorp of Kenly NC             OTC     Central NC       Thrift            101        3      12-31   12/93   19.75     13
CENB   Century Bancshares of NC (3)       OTC     Charlotte NC     Thrift             99 P      1      06-30   12/96   65.25     27
SZB    SouthFirst Bancshares of AL        AMEX    Central AL       Thrift             90 S      2      09-30   02/95   13.75     11
CCFH   CCF Holding Company of GA          OTC     Atlanta GA       Thrift             80 S      3      09-30   07/95   16.25     15
CZF    Citisave Fin. Corp. of LA          AMEX    Baton Rouge LA   Thrift             76 S      5      12-31   07/95   13.87     13
SCBS   Southern Commun. Bncshrs of AL     OTC     NorthCentral AL  Thrift             73 P      3      09-30   12/96   13.75     16
SSB    Scotland Bancorp of NC             AMEX    S. Central NC    Thrift             69 S      2      09-30   04/96   15.37     28
SCCB   S. Carolina Comm. Bnshrs of SC     OTC     Central SC       Thrift             43 S      1      06-30   07/94   19.00     13
MBSP   Mitchell Bancorp of NC (3)         OTC     Western NC       Thrift             35 S      1      12-31   07/96   15.00     15

NOTES:  (1)  Or most recent date available (M=March, S=September, D=December,
             J=June, E=Estimated, and P=Pro Forma)
        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700



                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                             As of December 31, 1996





                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
SAIF-Insured Thrifts                      18.0   65.7   12.1     71.2     14.3     0.1     12.5      0.2    12.3       0.0
Special Selection Grouping(4)             19.5   69.1    7.7     73.7      8.8     0.0     15.8      0.1    15.7       0.0
State of SC                               14.2   77.2    5.2     74.3     11.9     0.0     12.2      0.1    12.1       0.0


Comparable Group
----------------


Special Comparative Group(4)
----------------------------
ANA   Acadiana Bancshares of LA(1)(3)     17.3   67.3   13.2     73.6      7.6     0.0     17.5      0.0    17.5       0.0
AMFB  American Federal Bank of SC(1)(2)    5.9   60.7   30.5     70.4     20.3     0.0      7.8      0.6     7.2       0.0
BFSB  Bedford Bancshares of VA(1)         12.1   85.5    0.0     74.9      9.4     0.0     14.3      0.0    14.3       0.0
CCFH  CCF Holding Company of GA(1)        21.2   64.1   12.5     77.0      3.1     0.0     18.0      0.0    18.0       0.0
CENB  Century Bancshares of NC(1)(3)      26.6   68.6    0.0     85.3      0.0     0.0     13.7      0.0    13.7       0.0
CZF   Citisave Fin. Corp. of LA(1)        34.9   58.4    3.1     81.8      0.0     0.0     16.0      0.0    16.0       0.0
CFCP  Coastal Fin. Corp. of SC(1)          9.5   80.6    5.9     68.2     23.9     0.0      6.0      0.0     6.0       0.0
CFTP  Community Fed. Bancorp of MS        29.1   58.9   11.1     63.7      0.7     0.0     33.4      0.0    33.4       0.0
CFFC  Community Fin. Corp. of VA(1)        7.8   88.9    0.0     68.6     16.2     0.0     13.9      0.0    13.9       0.0
COOP  Cooperative Bk.for Svgs. of NC      16.4   77.1    4.0     81.5     10.4     0.0      7.5      0.0     7.5       0.0
EBSI  Eagle Bancshares of Tucker GA(1)    14.4   57.9   11.2     64.2     22.8     0.0      8.9      0.0     8.9       0.0
ESX   Essex Bancorp of VA(1)(2)           10.3   79.6    2.7     75.4     14.6     0.0      8.6      0.1     8.5       8.7
FFBS  FFBS Bancorp of Columbus MS(1)      28.5   67.7    1.9     79.0      0.0     0.0     19.6      0.0    19.6       0.0
FFFC  FFVA Financial Corp. of VA          19.3   60.2   18.0     74.5     11.2     0.0     14.0      0.3    13.7       0.0
FFRV  Fid. Fin. Bkshrs. Corp. of VA(1)(2) 11.7   81.8    2.5     75.7     14.4     0.0      8.4      0.0     8.4       0.0
FFCH  First Fin. Holdings Inc. of SC       8.1   83.2    6.3     67.0     25.4     0.0      6.1      0.0     6.1       0.0
SOPN  First SB, SSB, Moore Co. of NC      28.5   69.4    0.6     74.0      0.1     0.0     25.0      0.0    25.0       0.0
FSFC  First So.east Fin. Corp. of SC      14.4   78.1    4.9     85.3      3.6     0.0     10.4      0.0    10.4       0.0
FLAG  Flag Financial Corp of GA(1)        17.8   67.4    7.7     80.3      8.3     0.0      8.8      0.0     8.8       0.0
GSFC  Green Street Fin. Corp. of NC(1)    29.3   69.8    0.0     63.2      0.0     0.0     35.3      0.0    35.3       0.0
GSLC  Guaranty Svgs & Loan FA of VA(1)    19.8   74.7    0.0     68.3     24.7     0.0      5.5      0.0     5.5       0.0
HFNC  HFNC Financial Corp. of NC          17.3   65.9   13.8     49.2     21.8     0.0     27.9      0.0    27.9       0.0
ISBF  ISB Financial Corp. of LA(1)        20.5   71.6    4.2     75.4      7.0     0.0     16.4      0.5    15.9       0.0
KSAV  KS Bancorp of Kenly NC              15.0   80.8    1.4     81.7      4.0     0.0     13.6      0.0    13.6       0.0
LIFB  Life Bancorp of Norfolk VA          15.9   43.8   37.7     51.6     37.0     0.0     10.6      0.3    10.3       0.0
MGNL  Magna Bancorp of MS                 12.1   63.7   11.9     67.2     19.5     0.0      9.7      0.4     9.3       0.0
MERI  Meritrust FSB of Thibodaux LA(1)    30.5   49.8   16.4     90.9      0.0     0.0      7.3      0.0     7.3       0.0
MBSP  Mitchell Bancorp of NC(1)(3)        23.9   74.4    0.0     54.9      0.0     0.0     42.1      0.0    42.1       0.0
PALM  Palfed, Inc. of Aiken SC(1)          7.9   77.1   10.1     79.0     11.2     0.0      8.0      0.4     7.6       0.0
PERT  Perpetual of SC, MHC (46.8)(1)      24.9   67.1    3.8     76.1      7.6     0.0     13.9      0.0    13.9       0.0
PDB   Piedmont Bancorp of NC              17.4   73.9    3.5     64.7     18.8     0.0     15.7      0.0    15.7       0.0
PLE   Pinnacle Bank of AL(1)              15.1   67.0   13.6     86.8      3.5     0.0      7.7      0.3     7.5       0.0
SCCB  S. Carolina Comm. Bnshrs of SC(1)   20.1   77.1    0.1     70.1      0.0     0.0     28.7      0.0    28.7       0.0
SSB   Scotland Bancorp of NC(1)           31.6   65.7    0.8     61.8      0.0     0.0     36.1      0.0    36.1       0.0
SSFC  South Street Fin. Corp. of NC(1)(3) 45.1   50.4    2.5     88.6      0.0     0.0      9.6      0.0     9.6       0.0
SZB   SouthFirst Bancshares of AL(1)      20.5   69.1    6.7     71.0     12.1     0.0     14.3      0.0    14.3       0.0
SRN   Southern Banc Company of AL(1)      24.9   30.6   42.7     80.6      0.0     0.0     18.2      0.2    18.0       0.0
SCBS  Southern Commun. Bncshrs of AL(1)(3)21.8   62.4   13.3     90.1      0.0     0.0      9.0      0.0     9.0       0.0
SSM   Stone Street Bancorp of NC(1)       19.9   75.5    3.0     62.8      0.0     0.0     35.1      0.0    35.1       0.0
TSH   Teche Holding Company of LA(1)       6.3   83.3    8.5     67.1     17.6     0.0     13.8      0.0    13.8       0.0
FTF   Texarkana Fst. Fin. Corp of AR(1)   15.0   81.8    0.9     80.3      1.7     0.0     15.9      0.0    15.9       0.0
TWIN  Twin City Bancorp of TN(1)          12.5   73.5   10.6     80.1      4.9     0.0     12.5      0.0    12.5       0.0
UFRM  United FS&LA of Rocky Mount NC(1)   16.8   68.5   10.9     88.5      0.0     0.0      7.5      0.0     7.5       0.0
VABF  Va. Beach Fed. Fin. Corp of VA(1)   20.3   71.7    5.0     71.7     19.7     0.0      6.6      0.0     6.6       0.0
VFFC  Virginia First Savings of VA(1)      7.6   81.1    1.7     73.3     17.5     0.0      7.8      0.2     7.6       0.0




                                                    Balance Sheet Annual Growth Rates                        Regulatory Capital
                                            ------------------------------------------------------------  -------------------------
                                                   Cash and   Loans           Borrows.   Net    Tng Net
                                           Assets Investments & MBS  Deposits &Subdebt  Worth    Worth   Tangible   Core   Reg.Cap.
                                           ------ ----------- ------ -------- -------- -------- -------  -------- -------- --------
SAIF-Insured Thrifts                         10.93     5.53    12.25      5.59    18.39   -1.55   -1.70      10.52  10.59    22.45
Special Selection Grouping(4)                 9.99    -1.46    10.40      4.90    14.02   -4.02   -3.73      12.30  13.33    27.56
State of SC                                   5.97   -27.43    10.06      4.51    40.83    2.58    2.79      11.14  11.14    21.84


Comparable Group
----------------


Special Comparative Group(4)
----------------------------
ANA   Acadiana Bancshares of LA(1)(3)         23.58       NM    11.26     -7.23       NM      NM      NM      13.07  13.07    27.00
AMFB  American Federal Bank of SC(1)(2)        6.34    41.40     4.92      1.13    29.69    2.52   -5.24       7.20   7.20    13.72
BFSB  Bedford Bancshares of VA(1)             10.70    15.49    11.46      5.90       NM   -2.45   -2.45      12.40  12.40    23.10
CCFH  CCF Holding Company of GA(1)             0.58   -32.31    15.88      1.13       NM  -16.64  -16.64      15.83  15.83    37.60
CENB  Century Bancshares of NC(1)(3)           4.26   -17.49     8.35      2.42       NM    1.81      NM         NM     NM       NM
CZF   Citisave Fin. Corp. of LA(1)            -4.86   -22.61     7.57     -2.40       NM  -14.12  -14.02      13.78  13.78    29.99
CFCP  Coastal Fin. Corp. of SC(1)             14.58       NM     6.83     14.77    14.47   11.53   11.53       5.93   5.93    10.41
CFTP  Community Fed. Bancorp of MS            22.70    82.25     8.31     -5.65       NM      NM      NM      31.42  31.42    77.46
CFFC  Community Fin. Corp. of VA(1)            3.18    18.73     2.23      0.79     4.00    9.43    9.43      11.67  11.67    17.78
COOP  Cooperative Bk.for Svgs. of NC           9.45    11.31    10.77      2.99       NM  -12.42   -0.04       7.69   7.90    15.37
EBSI  Eagle Bancshares of Tucker GA(1)        21.57    19.65     5.02     25.87     6.62      NM      NM       7.60   7.60    13.30
ESX   Essex Bancorp of VA(1)(2)              -50.82   -40.02   -52.06    -55.47   -25.02  -34.99    4.61       8.58   8.58    14.52
FFBS  FFBS Bancorp of Columbus MS(1)           4.52     4.70     4.63      4.39       NM    3.52    3.52      15.80  15.80    29.30
FFFC  FFVA Financial Corp. of VA               7.35     0.27     9.36      5.15       NM  -15.42  -15.59      13.47  13.47    27.11
FFRV  Fid. Fin. Bkshrs. Corp. of VA(1)(2)      6.68   -10.66     8.59      6.69     4.51    6.36    6.45       7.85   7.85    11.86
FFCH  First Fin. Holdings Inc. of SC          11.69   -13.84    14.98      0.26    65.85    1.77    1.77       6.49   6.49    10.76
SOPN  First SB, SSB, Moore Co. of NC           3.09    -5.85     7.25      6.04   -86.99   -1.05   -1.05         NM  25.58    58.24
FSFC  First So.east Fin. Corp. of SC          -7.96   -56.47    13.71     -0.52       NM      NM      NM      10.10  10.10    21.79
FLAG  Flag Financial Corp of GA(1)            -0.53   -22.11     5.10      4.76   -31.36   -8.52   -8.52       8.36   8.36    13.77
GSFC  Green Street Fin. Corp. of NC(1)        16.69    60.38     4.96    -12.63       NM      NM      NM      28.13  28.13    51.16
GSLC  Guaranty Svgs & Loan FA of VA(1)        22.76    83.72     8.91     40.27    -7.27    2.72    2.72       5.71   5.71    12.78
HFNC  HFNC Financial Corp. of NC              -2.66   -65.85    59.33     -5.50       NM    3.24    3.24      20.83  20.83    40.25
ISBF  ISB Financial Corp. of LA(1)            16.44     3.21    18.87     18.44    57.49   -4.59   -7.44         NM  12.43    23.27
KSAV  KS Bancorp of Kenly NC                  14.24     6.37    15.18     16.41    33.33   -1.03   -0.98         NM     NM    13.85
LIFB  Life Bancorp of Norfolk VA              29.42    28.60    29.51     20.62    65.83   -6.22   -8.94       8.40   8.40    22.18
MGNL  Magna Bancorp of MS                     11.38     0.21     8.53     -1.35    76.11    5.34    8.66       7.79   7.79    15.94
MERI  Meritrust FSB of Thibodaux LA(1)         5.52     3.54     6.74      4.85       NM    4.80    4.80       7.26   7.26    17.11
MBSP  Mitchell Bancorp of NC(1)(3)            31.93       NM    18.12    -13.36       NM      NM      NM         NM  32.40    70.10
PALM  Palfed, Inc. of Aiken SC(1)              2.65   -21.06     5.43      6.11   -17.00    5.41    6.27       6.50   6.50    10.50
PERT  Perpetual of SC, MHC (46.8)(1)          17.65       NM    17.77      7.31   100.00      NM      NM      13.20  13.20    24.50
PDB   Piedmont Bancorp of NC                   2.13   -24.55     6.62     10.67       NM  -47.19  -47.19         NM  19.20    36.04
PLE   Pinnacle Bank of AL(1)                  -1.04   -18.14     1.41      2.84   -51.26    1.19    1.53         NM   7.60    13.40
SCCB  S. Carolina Comm. Bnshrs of SC(1)       -2.77   -18.34     1.64     -0.84       NM   -8.39   -8.39      24.60  24.60    53.10
SSB   Scotland Bancorp of NC(1)               18.89    56.22     9.00    -12.02       NM      NM      NM         NM     NM       NM
SSFC  South Street Fin. Corp. of NC(1)(3)     61.06       NM     4.72     67.53       NM    1.42      NM         NM     NM       NM
SZB   SouthFirst Bancshares of AL(1)           5.60   -12.65    10.78      2.01    80.54  -12.75  -12.75      11.98  11.98    26.39
SRN   Southern Banc Company of AL(1)          -1.37   -22.00     8.21    -12.12       NM      NM      NM         NM     NM    67.94
SCBS  Southern Commun. Bncshrs of AL(1)(3)    -6.01   -12.33    -6.40     -7.82       NM  -11.28      NM         NM     NM       NM
SSM   Stone Street Bancorp of NC(1)           25.15       NM    15.02     -7.04       NM      NM      NM         NM     NM       NM
TSH   Teche Holding Company of LA(1)          17.21   -22.70    21.79      8.95       NM  -15.55  -15.55      11.30  11.30    21.90
FTF   Texarkana Fst. Fin. Corp of AR(1)        3.17   -24.86    10.24      6.50       NM  -19.34  -19.34      16.55  16.55    28.54
TWIN  Twin City Bancorp of TN(1)               6.28     3.95     6.17      6.34    30.00   -3.83   -3.83      11.64  11.64    20.91
UFRM  United FS&LA of Rocky Mount NC(1)        0.81   -36.32    14.41      7.75  -100.00    1.48    1.48       7.35   7.35    12.80
VABF  Va. Beach Fed. Fin. Corp of VA(1)      -11.19   -26.11    -5.90    -14.09    -0.45   -1.41   -1.41       6.60   6.60    12.30
VFFC  Virginia First Savings of VA(1)         11.59    24.23     3.14      7.22    26.54   19.79   21.15       7.52   7.54    11.88

(1) Financial information is for the quarter ending September 30, 1996.
(2) Excluded from averages due to announced or pending acquisition.
(3) Growth rates have been annualized from available financial information.
(4) Includes South-East Companies;

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                  For the Twelve Months Ended December 31, 1996





                                                        Net Interest Income                   Other Income
                                                    ----------------------------           -------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ ------- ------ ------- -------   ----  -----   ------  ------
SAIF-Insured Thrifts                         0.56    7.36    4.13   3.23   0.14    3.10    0.12  -0.01    0.31     0.42
Special Selection Grouping(4)                0.58    7.61    4.06   3.55   0.16    3.39    0.17   0.00    0.35     0.53
State of SC                                  0.56    7.72    4.20   3.52   0.13    3.39    0.10   0.00    0.51     0.60


Comparable Group
----------------


Special Comparative Group(4)
----------------------------
ANA   Acadiana Bancshares of LA(1)          -0.47   12.38    7.33   5.05   0.57    4.48    0.04  -0.05    0.56     0.55
AMFB  American Federal Bank of SC(1)(2)      1.04    7.67    3.76   3.91   0.31    3.60    0.13   0.02    0.95     1.10
BFSB  Bedford Bancshares of VA(1)            1.09    7.76    3.76   4.00   0.02    3.98    0.39   0.03    0.20     0.62
CCFH  CCF Holding Company of GA(1)           0.59    7.01    3.18   3.83   0.16    3.67    0.10   0.06    0.30     0.46
CENB  Century Bancshares of NC(1)(3)        -0.09    6.15    3.55   2.60   0.01    2.58    0.00   0.00    0.07     0.07
CZF   Citisave Fin. Corp. of LA(1)           0.78    7.17    3.29   3.87   0.01    3.86    0.44  -0.03    0.96     1.37
CFCP  Coastal Fin. Corp. of SC(1)            0.85    7.95    4.37   3.58   0.18    3.40    0.32   0.08    0.39     0.79
CFTP  Community Fed. Bancorp of MS           1.31    7.04    3.48   3.56   0.01    3.55    0.08  -0.01    0.04     0.11
CFFC  Community Fin. Corp. of VA(1)          1.02    7.95    4.14   3.82   0.22    3.60    0.06   0.00    0.24     0.30
COOP  Cooperative Bk.for Svgs. of NC        -1.01    7.08    4.23   2.84   0.05    2.80    0.00  -0.01    0.17     0.16
EBSI  Eagle Bancshares of Tucker GA(1)       0.65    8.13    4.53   3.60   0.40    3.20    1.33   0.21    0.43     1.97
ESX   Essex Bancorp of VA(1)(2)             -2.71    7.69    5.46   2.22   0.51    1.71    0.57  -0.02    0.60     1.15
FFBS  FFBS Bancorp of Columbus MS(1)         1.09    7.34    3.73   3.61   0.00    3.61    0.16  -0.01    0.34     0.49
FFFC  FFVA Financial Corp. of VA             1.05    7.88    4.07   3.81   0.01    3.80    0.09   0.00    0.12     0.21
FFRV  Fid. Fin. Bkshrs. Corp. of VA(1)(2)    0.66    8.19    4.51   3.69   0.17    3.52    0.09   0.03    0.12     0.25
FFCH  First Fin. Holdings Inc. of SC         0.53    7.60    4.50   3.10   0.14    2.97    0.08  -0.02    0.63     0.69
SOPN  First SB, SSB, Moore Co. of NC         1.33    7.30    3.55   3.75   0.00    3.75    0.00   0.00    0.15     0.15
FSFC  First So.east Fin. Corp. of SC        -0.01    7.44    4.22   3.22   0.05    3.17    0.09   0.03    0.21     0.33
FLAG  Flag Financial Corp of GA(1)          -0.07    7.70    4.10   3.60   1.54    2.06    0.00  -0.03    1.05     1.02
GSFC  Green Street Fin. Corp. of NC(1)       1.19    7.23    3.58   3.65   0.01    3.64    0.01   0.01    0.06     0.07
GSLC  Guaranty Svgs & Loan FA of VA(1)       0.44    7.67    5.19   2.48   0.10    2.37    0.60   0.00    0.25     0.85
HFNC  HFNC Financial Corp. of NC             1.14    7.26    3.53   3.72   0.03    3.69    0.00  -0.02    0.13     0.12
ISBF  ISB Financial Corp. of LA(1)           0.81    7.50    3.84   3.66   0.01    3.65    0.08  -0.01    0.42     0.50
KSAV  KS Bancorp of Kenly NC                 0.88    8.04    4.28   3.76   0.07    3.69    0.00   0.05    0.14     0.20
LIFB  Life Bancorp of Norfolk VA             0.68    7.47    4.79   2.69  -0.02    2.71    0.03   0.01    0.18     0.22
MGNL  Magna Bancorp of MS                    1.36    8.49    3.40   5.09   0.20    4.89    0.98  -0.14    2.10     2.93
MERI  Meritrust FSB of Thibodaux LA(1)       0.55    7.12    3.94   3.18   0.04    3.14    0.17   0.00    0.46     0.63
MBSP  Mitchell Bancorp of NC(1)(3)           0.50    7.63    3.13   4.49   0.07    4.43    0.00   0.00    0.01     0.01
PALM  Palfed, Inc. of Aiken SC(1)            0.36    7.81    4.49   3.31   0.21    3.11    0.07  -0.10    0.64     0.61
PERT  Perpetual of SC, MHC (46.8)(1)         0.75    7.82    3.89   3.93   0.21    3.72    0.03   0.01    1.07     1.11
PDB   Piedmont Bancorp of NC                -0.21    7.60    3.44   4.16   0.52    3.64    0.10   0.00    0.17     0.27
PLE   Pinnacle Bank of AL(1)                 0.50    7.66    4.46   3.20   0.13    3.07    0.20   0.09    0.26     0.56
SCCB  S. Carolina Comm. Bnshrs of SC(1)      0.85    7.69    3.70   4.00   0.00    4.00    0.00   0.00    0.10     0.10
SSB   Scotland Bancorp of NC(1)              1.17    7.49    3.40   4.09   0.04    4.05    0.00   0.00    0.12     0.12
SSFC  South Street Fin. Corp. of NC(1)(3)   -0.18    6.37    3.88   2.49   0.00    2.49    0.00   0.00    0.07     0.07
SZB   SouthFirst Bancshares of AL(1)        -0.02    7.51    4.04   3.47   0.00    3.47    0.00   0.01    0.59     0.60
SRN   Southern Banc Company of AL(1)         0.22    7.14    4.23   2.91   0.00    2.91    0.00   0.00    0.07     0.07
SCBS  Southern Commun. Bncshrs of AL(1)(3)  -1.09    6.00    3.50   2.50   1.10    1.40    0.00   0.00    0.38     0.38
SSM   Stone Street Bancorp of NC(1)          1.21    7.61    3.71   3.90   0.03    3.87    0.04   0.00    0.08     0.11
TSH   Teche Holding Company of LA(1)         0.72    7.60    4.00   3.60   0.09    3.51    0.00   0.05    0.48     0.53
FTF   Texarkana Fst. Fin. Corp of AR(1)      1.47    7.81    3.97   3.84   0.00    3.84    0.21   0.03    0.23     0.46
TWIN  Twin City Bancorp of TN(1)             0.78    7.77    3.93   3.84   0.14    3.71    0.32   0.07    0.11     0.50
UFRM  United FS&LA of Rocky Mount NC(1)      0.27    7.78    4.66   3.13   0.07    3.05    0.69   0.00    0.25     0.94
VABF  Va. Beach Fed. Fin. Corp of VA(1)      0.03    7.61    5.10   2.51   0.04    2.47    0.10  -0.09    0.20     0.21

                                               G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                             ----------------   --------------     -------------------------
                                                                                                                   MEMO:     MEMO:
                                                G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                              Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                              ------- -------   ------- -------     --------- -------- ------ ----------  --------
SAIF-Insured Thrifts                            2.23    0.02      -0.39   0.00        7.52      4.74     2.78     4,239      34.99
Special Selection Grouping(4)                   2.38    0.01      -0.57   0.00        7.41      4.61     2.80     3,879      36.88
State of SC                                     2.55    0.01      -0.53   0.00        8.09      4.89     3.20     2,160      37.04


Comparable Group
----------------


Special Comparative Group(4)
----------------------------
ANA   Acadiana Bancshares of LA(1)              5.40    0.00      -0.04   0.00       12.73      8.53     4.20    10,195      31.67
AMFB  American Federal Bank of SC(1)(2)         2.65    0.05      -0.39   0.00        7.92      4.16     3.76     2,156      34.71
BFSB  Bedford Bancshares of VA(1)               2.41    0.00      -0.46   0.00        7.95      4.51     3.44     3,442      36.67
CCFH  CCF Holding Company of GA(1)              2.91    0.00      -0.44   0.00        7.15      4.09     3.06     2,007      23.21
CENB  Century Bancshares of NC(1)(3)            1.13    0.00      -1.65   0.00        0.00      0.00     0.00     7,470         NM
CZF   Citisave Fin. Corp. of LA(1)              3.67    0.02      -0.39   0.00        7.39      4.09     3.29     1,576      32.06
CFCP  Coastal Fin. Corp. of SC(1)               2.74    0.00      -0.10   0.00        8.20      4.74     3.46     2,769      36.75
CFTP  Community Fed. Bancorp of MS              1.21    0.00      -0.42   0.00        7.12      5.14     1.98     8,584      35.53
CFFC  Community Fin. Corp. of VA(1)             1.85    0.00      -0.42   0.00        8.22      4.84     3.38     4,346      37.26
COOP  Cooperative Bk.for Svgs. of NC            2.14    0.07      -1.58   0.00        7.30      4.68     2.62     3,047         NM
EBSI  Eagle Bancshares of Tucker GA(1)          3.97    0.00      -0.32   0.00        8.83      5.21     3.62        NM      25.49
ESX   Essex Bancorp of VA(1)(2)                 3.48    0.46      -1.64   0.00        8.24      5.92     2.31     1,466         NM
FFBS  FFBS Bancorp of Columbus MS(1)            2.05    0.00      -0.49   0.00        7.50      4.70     2.79     4,191      30.15
FFFC  FFVA Financial Corp. of VA                1.96    0.02      -0.38   0.00        8.08      4.86     3.23     3,733      35.75
FFRV  Fid. Fin. Bkshrs. Corp. of VA(1)(2)       2.28    0.01      -0.45   0.00        8.49      4.99     3.50     2,940      35.90
FFCH  First Fin. Holdings Inc. of SC            2.37    0.00      -0.45   0.00        7.80      4.90     2.90     2,930      37.23
SOPN  First SB, SSB, Moore Co. of NC            1.42    0.00      -0.45   0.00        7.40      4.84     2.57     6,818      34.56
FSFC  First So.east Fin. Corp. of SC            2.00    0.00      -1.35   0.00        7.63      4.98     2.65     2,651         NM
FLAG  Flag Financial Corp of GA(1)              2.99    0.00      -0.26   0.00        8.21      4.63     3.58     2,488      59.59
GSFC  Green Street Fin. Corp. of NC(1)          1.44    0.00      -0.46   0.00        7.29      4.66     2.63     5,874      34.68
GSLC  Guaranty Svgs & Loan FA of VA(1)          2.44    0.00      -0.11   0.00        8.03      5.61     2.41     2,619      34.81
HFNC  HFNC Financial Corp. of NC                1.67    0.00      -0.37   0.00        7.45      5.48     1.97     7,156      35.75
ISBF  ISB Financial Corp. of LA(1)              2.44    0.02      -0.43   0.00        7.73      4.76     2.97     2,788      36.57
KSAV  KS Bancorp of Kenly NC                    2.01    0.01      -0.45   0.00        8.25      5.07     3.18     4,034      37.75
LIFB  Life Bancorp of Norfolk VA                1.40    0.07      -0.34   0.00        7.68      5.50     2.17     5,867      39.83
MGNL  Magna Bancorp of MS                       5.04    0.26      -0.47   0.00        9.42      3.89     5.53     1,132      33.73
MERI  Meritrust FSB of Thibodaux LA(1)          2.29    0.00      -0.58   0.00        7.37      4.32     3.05     2,567      43.36
MBSP  Mitchell Bancorp of NC(1)(3)              2.09    0.00      -1.57   0.00        0.00      0.00     0.00       500         NM
PALM  Palfed, Inc. of Aiken SC(1)               2.75    0.04      -0.35   0.00        8.21      4.96     3.25        NM      36.50
PERT  Perpetual of SC, MHC (46.8)(1)            3.20    0.00      -0.49   0.00        8.84      4.46     4.37     2,141      34.66
PDB   Piedmont Bancorp of NC                    2.22    0.00      -0.52   0.00        7.89      4.74     3.15     4,313      21.30
PLE   Pinnacle Bank of AL(1)                    2.35    0.02      -0.44   0.00        7.94      4.93     3.02     2,522      38.45
SCCB  S. Carolina Comm. Bnshrs of SC(1)         2.23    0.00      -0.44   0.00        7.87      5.29     2.58       311      40.03
SSB   Scotland Bancorp of NC(1)                 1.89    0.00      -0.49   0.00        7.68      4.88     2.80     5,279      34.96
SSFC  South Street Fin. Corp. of NC(1)(3)       1.50    0.00      -1.61   0.00        6.96      4.75     2.21     5,891         NM
SZB   SouthFirst Bancshares of AL(1)            3.93    0.00      -0.79   0.00        7.76      4.90     2.86        NM         NM
SRN   Southern Banc Company of AL(1)            2.09    0.05      -0.54   0.00        7.29      5.17     2.12        NM      28.78
SCBS  Southern Commun. Bncshrs of AL(1)(3)      0.32    0.00      -2.03   0.00        0.00      0.00     0.00        NM         NM
SSM   Stone Street Bancorp of NC(1)             1.65    0.00      -0.45   0.00        7.84      5.32     2.52     6,648      35.55
TSH   Teche Holding Company of LA(1)            2.46    0.00      -0.50   0.00        7.76      4.87     2.88     2,692      33.50
FTF   Texarkana Fst. Fin. Corp of AR(1)         1.53    0.00      -0.51   0.00        7.99      5.04     2.95     4,736      34.81
TWIN  Twin City Bancorp of TN(1)                2.63    0.00      -0.32   0.00        8.02      4.64     3.38     2,185      37.71
UFRM  United FS&LA of Rocky Mount NC(1)         3.00    0.00      -0.34   0.00        8.08      5.26     2.82     2,075      58.27
VABF  Va. Beach Fed. Fin. Corp of VA(1)         2.35    0.00      -0.27   0.00        7.86      5.56     2.30     3,799      41.34

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700



        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                  For the Twelve Months Ended December 31, 1996





                                                         Net Interest Income                   Other Income
                                                     ----------------------------           -------------------
                                                                           Loss     NII                            Total
                                              Net                         Provis.  After    Loan   R.E.   Other    Other
                                            Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                            ------  ------ ------- ------ ------- -------   ----  -----   ------  ------

 Special Comparative Group(4) (continued)
 ----------------------------------------
 VFFC  Virginia First Savings of VA(1)        1.40    8.18    4.46   3.72   0.34    3.38    0.35  -0.04    0.38     0.69



                                                G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                              ----------------   --------------     -------------------------
                                                                                                                    MEMO:     MEMO:
                                                 G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                               Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                               ------- -------   ------- -------     --------- -------- ------ ----------  --------

Special Comparative Group(4) (continued)
----------------------------------------
VFFC  Virginia First Savings of VA(1)            2.81    0.03       0.00   0.00        8.58      4.89     3.70     2,141      62.39

 (1) Financial information is for the quarter ending September 30, 1996.
 (2) Excluded from averages due to announced or pending acquisition.
 (3) Income and expense information has been annualized from available financial information.
 (4) Includes South-East Companies;


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

 Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                             As of December 31, 1996





                                              Portfolio Composition as a Percent of MBS and Loans
                                          ---------------------------------------------------------
                                                      1-4     Constr.   5+Unit    Commerc.             RWA/   Serviced     Servicing
Institution                                 MBS     Family    & Land    Comm RE   Business  Consumer  Assets  For Others     Assets
-----------                               ------    ------    ------    ------    ------    --------  ------  ----------     ------
                                            (%)       (%)       (%)       (%)       (%)        (%)      (%)       ($000)     ($000)
SAIF-Insured Thrifts                        15.81     61.56      5.22     11.63      6.30      1.61     50.59    366,441      2,607
Special Selection Grouping(4)               10.31     66.86      9.33      9.26      5.62      2.07     52.92    117,165        421
State of SC                                  5.97     69.47      8.58     11.07      5.95      2.31     60.30     68,082         69


Comparable Group
----------------


Special Comparative Group(4)
----------------------------
ANA   Acadiana Bancshares of LA(1)          12.56     67.38      2.51      7.02      8.74      2.07     48.50        120          0
AMFB  American Federal Bank of SC(1)(2)     34.05     30.07      3.84      9.64     16.25      7.60     57.44    172,222        577
BFSB  Bedford Bancshares of VA(1)            0.49     75.72     12.86      4.83      7.39      2.29     55.72      2,716          0
CCFH  CCF Holding Company of GA(1)          18.15     72.73     12.38      2.72      1.59      0.00     42.90          0          0
CENB  Century Bancshares of NC(1)              NA        NA        NA        NA        NA        NA     51.53          0          0
CZF   Citisave Fin. Corp. of LA(1)           5.10     77.05      7.77      8.38      5.45      1.24     45.61      1,333          0
CFCP  Coastal Fin. Corp. of SC(1)            7.80     60.35     14.16     11.70      5.23      5.61     64.31    115,100          0
CFTP  Community Fed. Bancorp of MS          12.41     75.23      3.16      6.63      2.73      1.20     40.52          0          0
CFFC  Community Fin. Corp. of VA(1)          0.00     63.69      3.98     26.61      4.62      2.11     68.19     10,983          6
COOP  Cooperative Bk.for Svgs. of NC         5.73     88.55      0.35      4.07      1.79      0.00     50.23     64,718         17
EBSI  Eagle Bancshares of Tucker GA(1)      14.54     50.58     37.60      4.25      1.18      6.55     59.95          0          0
ESX   Essex Bancorp of VA(1)(2)              1.76     85.03     19.63      3.88      2.75      0.98     65.06  1,107,679      1,298
FFBS  FFBS Bancorp of Columbus MS(1)         2.89     70.40      4.88     10.28      9.90      1.68     53.49         17          0
FFFC  FFVA Financial Corp. of VA            22.99     56.27      3.51     12.05      3.67      2.82     51.50      6,008         23
FFRV  Fid. Fin. Bkshrs. Corp. of VA(1)(2)    3.04     43.85     25.33     21.73      5.94      8.05     71.60    102,666        685
FFCH  First Fin. Holdings Inc. of SC         7.36     60.68      5.89     17.35      8.58      2.09     63.68    216,128          0
SOPN  First SB, SSB, Moore Co. of NC         1.64     88.47      1.12      7.80      0.97      0.00     43.36        764          0
FSFC  First So.east Fin. Corp. of SC         6.90     82.10      5.48      0.56      7.86      1.36     48.53      3,551          0
FLAG  Flag Financial Corp of GA(1)           8.04     51.74      6.73     17.51      7.38     11.30     67.11          0      1,629
GSFC  Green Street Fin. Corp. of NC(1)       0.00     82.75      1.51     17.41      0.13      0.00     49.32          0          0
GSLC  Guaranty Svgs & Loan FA of VA(1)      10.32     75.51      9.31      7.99      0.09      0.10     49.39    166,005        945
HFNC  HFNC Financial Corp. of NC             9.43     71.24     13.98      8.07      4.04      0.38     45.41     34,534          0
ISBF  ISB Financial Corp. of LA(1)           5.98     67.54      3.39      4.44     13.95      4.72     53.54      4,523          0
KSAV  KS Bancorp of Kenly NC                 1.99     91.56      5.08      1.04      0.33      0.00    100.98          0          0
LIFB  Life Bancorp of Norfolk VA            40.42     41.42      5.02     12.03      3.56      0.03     38.93    161,265          0
MGNL  Magna Bancorp of MS                   16.06     69.04      2.37      6.79      8.62      0.12     51.22  2,904,072      6,985
MERI  Meritrust FSB of Thibodaux LA(1)      24.56     51.46      3.05      1.49     21.19      0.10     42.98     15,224        132
MBSP  Mitchell Bancorp of NC(1)              0.00     83.17      0.00     16.71      0.65      0.00      0.09          0          0
PALM  Palfed, Inc. of Aiken SC(1)            7.61     51.51     13.49     21.33      7.23      2.48     68.10        411        411
PERT  Perpetual of SC, MHC (46.8)(1)           NA        NA        NA        NA        NA        NA     56.88     73,303          0
PDB   Piedmont Bancorp of NC                 4.92     84.46      0.83      8.01      1.17      0.61     54.82     12,293          0
PLE   Pinnacle Bank of AL(1)                18.08     45.94     18.59     11.95      5.87      6.70     61.41     97,624         63
SCCB  S. Carolina Comm. Bnshrs of SC(1)      0.19     92.71      3.88      4.39      0.83      0.00        NA          0          0
SSB   Scotland Bancorp of NC(1)              1.29     91.39      2.21      4.35      0.58      0.18        NA          0          0
SSFC  South Street Fin. Corp. of NC(1)       4.99     82.49      4.54      7.72      0.26      0.00        NA        715          0
SZB   SouthFirst Bancshares of AL(1)         9.54     68.12     27.02      0.06      4.56      0.66     55.15          0          0
SRN   Southern Banc Company of AL(1)        60.24     36.22      0.00      0.21      3.30      0.09        NA          0          0
SCBS  Southern Commun. Bncshrs of AL(1)        NA        NA        NA        NA        NA        NA     51.58        900          0
SSM   Stone Street Bancorp of NC(1)          2.89     83.98      8.06      3.23      0.25      2.83        NA          0          0
TSH   Teche Holding Company of LA(1)        10.04     81.66      4.07      2.94      4.61      0.00     54.36          0          0
FTF   Texarkana Fst. Fin. Corp of AR(1)      1.54     70.88      7.27     13.83      7.11      2.34        NA     23,836          0
TWIN  Twin City Bancorp of TN(1)            13.61     52.69      4.25      4.15     25.28      2.27     56.34     53,933        449
UFRM  United FS&LA of Rocky Mount NC(1)     15.01     42.36     28.31     13.05     10.30      2.66     60.89    451,151      2,608
VABF  Va. Beach Fed. Fin. Corp of VA(1)      6.82     67.40     13.73     14.48      2.41      1.58     59.25    258,534        363
VFFC  Virginia First Savings of VA(1)        0.86     65.67     22.86      7.20      5.12      2.96     66.90     34,033          0


(1) Financial information is for the quarter ending September 30, 1996.
(2) Excluded from averages due to announced or pending acquisition.

(3) Includes South-East Companies;

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700



                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
              As of December 31, 1996 or Most Recent Date Available






                                                       NPAs &                                   Rsrves/
                                              REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
-----------                                  ------    ------    ------    ------    ------    --------  ---------    ----------
                                               (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)
SAIF-Insured Thrifts                            0.27      0.86      0.94      0.85    183.44    127.80          258        0.10
Special Selection Grouping(4)                   0.29      0.94      1.01      0.87    182.20    150.97           74        0.05
State of SC                                     0.67      1.03      0.89      0.99    370.85    328.03          149        0.12


Comparable Group
----------------


Special Comparative Group(4)
----------------------------
ANA   Acadiana Bancshares of LA(1)              0.09      0.56      0.70      1.32    189.99    159.79           72        0.16
AMFB  American Federal Bank of SC(1)(2)         0.03      0.51      0.78      1.25    159.95    150.52        1,444        0.68
BFSB  Bedford Bancshares of VA(1)               0.00      0.54        NA      0.59        NA     95.03           12        0.04
CCFH  CCF Holding Company of GA(1)              0.00      0.75      1.15      1.04     89.85     89.85            0        0.00
CENB  Century Bancshares of NC(1)               0.34      0.77      0.63      0.94    150.56     84.54            0        0.00
CZF   Citisave Fin. Corp. of LA(1)              0.12      0.22      0.21      0.15     73.63     40.85           14        0.13
CFCP  Coastal Fin. Corp. of SC(1)               0.07      0.17      0.12      1.09    937.53    543.23           15        0.02
CFTP  Community Fed. Bancorp of MS              0.00      0.35      0.61      0.48     79.78     79.78            0        0.00
CFFC  Community Fin. Corp. of VA(1)             0.04      0.20      0.19      0.72    388.10    317.33            7        0.02
COOP  Cooperative Bk.for Svgs. of NC            0.01      0.42      0.26      0.31    117.04     56.37            0        0.00
EBSI  Eagle Bancshares of Tucker GA(1)          2.46      1.06      1.23      0.84     67.98     53.91          966        0.91
ESX   Essex Bancorp of VA(1)(2)                 1.26      3.44      2.60      2.16     82.80     51.87        3,047        5.89
FFBS  FFBS Bancorp of Columbus MS(1)            0.00      0.63      0.48      0.77    159.85     83.16            9        0.04
FFFC  FFVA Financial Corp. of VA                0.01      0.44      0.71      1.04    146.30    143.89            7        0.01
FFRV  Fid. Fin. Bkshrs. Corp. of VA(1)(2)       0.37      1.14      0.93      1.16    124.68     84.83          142        0.21
FFCH  First Fin. Holdings Inc. of SC            0.15      1.28      1.25      0.87     69.24     56.63          348        0.11
SOPN  First SB, SSB, Moore Co. of NC            0.00      0.10      0.15      0.33    224.72    224.72            0        0.00
FSFC  First So.east Fin. Corp. of SC            0.23      0.07      0.08      0.50    639.69    577.21           36        0.06
FLAG  Flag Financial Corp of GA(1)              0.21      3.67      4.93      2.77     56.19     52.67           53        0.13
GSFC  Green Street Fin. Corp. of NC(1)          0.02      0.20      0.25      0.19     75.81     68.31            0        0.00
GSLC  Guaranty Svgs & Loan FA of VA(1)          0.11      2.06      2.48      0.96     38.66     35.12            0        0.00
HFNC  HFNC Financial Corp. of NC                0.15      1.15      1.51      1.39     92.56     80.19           45        0.03
ISBF  ISB Financial Corp. of LA(1)              0.14        NA        NA      1.03        NA        NA          165        0.14
KSAV  KS Bancorp of Kenly NC                    0.22      0.55      0.67      0.37     55.35     55.35            0        0.00
LIFB  Life Bancorp of Norfolk VA                0.09      0.38      0.69      1.76    256.58    197.80            2       -0.94
MGNL  Magna Bancorp of MS                       0.84      3.81      2.47      1.09     44.28     19.52          490        0.23
MERI  Meritrust FSB of Thibodaux LA(1)          0.18      0.48      0.46      0.61    133.78     62.95           39        0.14
MBSP  Mitchell Bancorp of NC(1)                 0.24      2.56      3.09      0.60     19.51     17.67            0        0.00
PALM  Palfed, Inc. of Aiken SC(1)               2.32      3.44      2.68      1.51     56.34     34.31          429        0.34
PERT  Perpetual of SC, MHC (46.8)(1)            0.67      0.17      0.25      1.08    432.39    428.77           66        0.19
PDB   Piedmont Bancorp of NC                    0.00      0.76      0.77      0.66     86.05     62.96            0        0.00
PLE   Pinnacle Bank of AL(1)                    0.52      0.83      0.46      1.02    221.04     82.73           42        0.13
SCCB  S. Carolina Comm. Bnshrs of SC(1)         0.58        NA      0.97      0.87     89.88        NA            0        0.00
SSB   Scotland Bancorp of NC(1)                 0.00        NA        NA      0.50        NA        NA            0        0.00
SSFC  South Street Fin. Corp. of NC(1)          0.01        NA        NA      0.39        NA        NA            0        0.00
SZB   SouthFirst Bancshares of AL(1)            0.00      0.60      0.32      0.40    123.65     45.97            2        0.01
SRN   Southern Banc Company of AL(1)            0.00        NA        NA      0.24        NA        NA            0        0.00
SCBS  Southern Commun. Bncshrs of AL(1)         0.00        NA        NA        NA        NA        NA            2        0.00
SSM   Stone Street Bancorp of NC(1)             0.01      0.17        NA      0.61        NA    272.78            0        0.00
TSH   Teche Holding Company of LA(1)            0.01      0.16      0.18      1.00    569.23    525.95            0        0.00
FTF   Texarkana Fst. Fin. Corp of AR(1)         0.04      0.17      0.05      0.84        NA    403.17            4        0.01
TWIN  Twin City Bancorp of TN(1)                0.41      0.53        NA      0.27        NA     37.63           28        0.14
UFRM  United FS&LA of Rocky Mount NC(1)         0.07      1.20      1.35      1.62    119.59     93.51           23        0.05
VABF  Va. Beach Fed. Fin. Corp of VA(1)         0.45      1.42      1.32      1.00     75.33     51.34          155       -0.17
VFFC  Virginia First Savings of VA(1)           0.75      2.32      1.77      1.17     66.15     44.65            2        0.00


(1) Financial information is for the quarter ending September 30, 1996.
(2) Excluded from averages due to announced or pending acquisition.

(3) Includes South-East Companies;


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700




         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
              As of December 31, 1996 or Most Recent Date Available




                                            Balance Sheet Measures
                                          --------------------------
                                                                                  Quarterly Change in Net Interest Income
                                                             Non-Earn.  ----------------------------------------------------------
                                          Equity/     IEA/   Assets/
Institution                               Assets      IBL     Assets    12/31/96  09/30/96  06/30/96  03/31/96  12/31/95  09/30/95
-----------                               ------    ------    ------    --------  --------  --------  --------  --------  --------
                                            (%)       (%)       (%)    (change in net interest income is annualized in basis points)
SAIF-Insured Thrifts                        12.3     112.6       4.1         -2        -2         8         4         4         3
Special Selection Grouping(4)               14.9     117.5       3.8         -3        -3        13         1         3         2
State of SC                                 12.1     113.0       3.5          2        -7        11         8         3        -3


Market Interest Rates
---------------------

1 Year Treasury Bill                          --        --        --         24         5       -84       -74       127        45
30 Year Treasury Bond                         --        --        --         71       -12       -80       -45         6        21


Comparable Group
----------------

Special Comparative Group(4)
----------------------------
ANA   Acadiana Bancshares of LA(1)          17.5     120.4       2.2         NA        50        -8        NA        NA        NA
AMFB  American Federal Bank of SC(1)(2)      7.2     107.1       2.9         NA         5        10         5        12        -6
BFSB  Bedford Bancshares of VA(1)           14.3     115.8       2.4         NA       -13        -8        14        -5         2
CCFH  CCF Holding Company of GA(1)          18.0     122.1       2.2         NA       -15        25         5         2        NA
CENB  Century Bancshares of NC(1)           13.7     111.5       4.9         NA        NA        NA        NA        NA        NA
CZF   Citisave Fin. Corp. of LA(1)          16.0     117.8       3.6         NA        11         5         3         3        69
CFCP  Coastal Fin. Corp. of SC(1)            6.0     104.2       4.1         NA       -15         8         6        23        16
CFTP  Community Fed. Bancorp of MS          33.4     153.9       0.9         -3         8        91         6        -1        -8
CFFC  Community Fin. Corp. of VA(1)         13.9     114.1       3.2         NA         9        -2         3         1         7
COOP  Cooperative Bk.for Svgs. of NC         7.5     106.2       2.4          1         5        17        15        12       -16
EBSI  Eagle Bancshares of Tucker GA(1)       8.9      96.1      16.4         NA       -12        46        -8       -15         1
ESX   Essex Bancorp of VA(1)(2)              8.5     102.8       7.5         NA        35        -3        20        40       -22
FFBS  FFBS Bancorp of Columbus MS(1)        19.6     124.2       2.0         NA        13         4        -7        -1       -32
FFFC  FFVA Financial Corp. of VA            13.7     113.9       2.4         -5         4         3         1         0        -7
FFRV  Fid. Fin. Bkshrs. Corp. of VA(1)(2)    8.4     106.6       4.0         NA         5        13         2       -12        -1
FFCH  First Fin. Holdings Inc. of SC         6.1     105.6       2.4          4        -4        -5         9         1        12
SOPN  First SB, SSB, Moore Co. of NC        25.0     132.8       1.5         -5         6         9         7         2        -1
FSFC  First So.east Fin. Corp. of SC        10.4     109.7       2.5          1       -31        21         5         1       -20
FLAG  Flag Financial Corp of GA(1)           8.8     104.9       7.1         NA        -5        27         0        36        14
GSFC  Green Street Fin. Corp. of NC(1)      35.3     156.8       0.9         NA        41        98       -34        15       -15
GSLC  Guaranty Svgs & Loan FA of VA(1)       5.5     101.7       5.5         NA         8         3        -5        -0         2
HFNC  HFNC Financial Corp. of NC            27.9     136.3       3.1        -18       -28        57        NA       -34       -48
ISBF  ISB Financial Corp. of LA(1)          15.9     116.9       3.7         NA         1        15        -7        -9       -16
KSAV  KS Bancorp of Kenly NC                13.6     113.5       2.8          8       -10         5        17       -11       -22
LIFB  Life Bancorp of Norfolk VA            10.3     110.0       2.5         -2       -22        -8        20        -3         8
MGNL  Magna Bancorp of MS                    9.3     101.2      12.3          3       -23        12       -24        -9        -5
MERI  Meritrust FSB of Thibodaux LA(1)       7.3     106.3       3.3         NA        -3         2        -4         3        -1
MBSP  Mitchell Bancorp of NC(1)             42.1     179.4       1.6         NA        NA        NA        NA        NA        NA
PALM  Palfed, Inc. of Aiken SC(1)            7.6     105.5       4.8         NA        11        24         3         0        15
PERT  Perpetual of SC, MHC (46.8)(1)        13.9     114.4       4.2         NA        -8        -5        40        NA        NA
PDB   Piedmont Bancorp of NC                15.7     113.5       5.2        -16         3       -19        15        30       -26
PLE   Pinnacle Bank of AL(1)                 7.5     105.9       4.3         NA        -8        13        10         5        21
SCCB  S. Carolina Comm. Bnshrs of SC(1)     28.7     138.8       2.7         NA         4        20       -16        -9       -36
SSB   Scotland Bancorp of NC(1)             36.1     158.7       1.9         NA       -11        NA       -18        -8        NA
SSFC  South Street Fin. Corp. of NC(1)       9.6     110.7       2.0         NA       -37        NA        NA        NA        NA
SZB   SouthFirst Bancshares of AL(1)        14.3     115.9       3.7         NA        -8         7        -9       -22         0
SRN   Southern Banc Company of AL(1)        18.0     121.8       1.8         NA        -8        -6        15        50       -27
SCBS  Southern Commun. Bncshrs of AL(1)      9.0     108.2       2.5         NA        NA        NA        NA        NA        NA
SSM   Stone Street Bancorp of NC(1)         35.1     156.5       1.7         NA        30        NA       -47        61        NA
TSH   Teche Holding Company of LA(1)        13.8     115.8       1.9         NA       -13       -22        14       -24        -2

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700



         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
              As of December 31, 1996 or Most Recent Date Available




                                            Balance Sheet Measures
                                          --------------------------
                                                                                  Quarterly Change in Net Interest Income
                                                            Non-Earn.   ----------------------------------------------------------
                                          Equity/     IEA/   Assets/
Institution                               Assets      IBL     Assets    12/31/96  09/30/96  06/30/96  03/31/96  12/31/95  09/30/95
-----------                               ------    ------    ------    --------  --------  --------  --------  --------  --------
                                            (%)       (%)       (%)    (change in net interest income is annualized in basis points)
Special Comparative Group(4) (continued)
----------------------------------------
FTF   Texarkana Fst. Fin. Corp of AR(1)     15.9     119.2       2.3         NA        -3         1         2        -9        82
TWIN  Twin City Bancorp of TN(1)            12.5     113.9       3.3         NA       -23        14        11       -11        17
UFRM  United FS&LA of Rocky Mount NC(1)      7.5     108.8       3.8         NA         3         1       -16        63         6
VABF  Va. Beach Fed. Fin. Corp of VA(1)      6.6     106.2       3.0         NA         4        36        17        12         6
VFFC  Virginia First Savings of VA(1)        7.6      99.6       9.6         NA       -21        29        14       -28        18


(1) Financial information is for the quarter ending September 30, 1996.
(2) Excluded from averages due to announced or pending acquisition.
(3) Includes South-East Companies;
NA=Change is greater than 100 basis points during the quarter.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                               Market Pricing Comparatives
                                             Prices As of February 21, 1997







                                                         Per Share Data
                                           Market      _______________
                                       Capitalization   Core    Book              Pricing Ratios(3)                  Dividends(4)
                                       ---------------                 -------------------------------------------------------------
                                       Price/   Market  12-Mth  Value/                                         Amount/       Payout

Financial Institution                 Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE  Share  Yield Ratio(5)
---------------------                  ------- ------- ------- ------- ------- ------- ------- ------- ------ ------- ------ -------
                                          ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)   ($)     (%)     (%)
SAIF-Insured Thrifts                    20.27   143.25   1.17   15.96   19.70  126.24   15.40  128.35   17.47   0.36   1.81   28.92
Special Selection Grouping(8)           19.67    62.83   1.03   15.41   19.99  130.20   20.25  132.40   18.79   0.39   2.13   35.72
State of SC                             20.49    69.52   1.10   13.00   24.03  143.11   17.57  144.54   19.59   0.35   1.70   24.10


Comparable Group
----------------


Special Comparative Group(8)
----------------------------
ANA   Acadiana Bancshares of LA         17.50    47.79  -0.40   17.03      NM  102.76   18.03  102.76      NM   0.36   2.06      NM
AMFB  American Federal Bank of SC(7)    28.75   314.96   1.61    9.88   22.29      NM   22.58      NM   17.86   0.48   1.67   29.81
BFSB  Bedford Bancshares of VA          19.00    21.74   1.46   15.93   16.67  119.27   17.07  119.27   13.01   0.48   2.53   32.88
CCFH  CCF Holding Company of GA         16.25    14.89   0.77   15.76      NM  103.11   18.54  103.11   21.10   0.50   3.08   64.94
CFNC  Carolina Fincorp of NC            14.37    26.60   0.52   12.99   27.63  110.62   24.29  110.62   27.63   0.00   0.00    0.00
CNIT  Cenit Bancorp of Norfolk VA       45.00    73.49   2.13   29.22   23.56  154.00   11.21  159.69   21.13   1.00   2.22   46.95
CENB  Century Bancshares of NC          65.25    26.56   2.87   69.47   28.87   93.93   26.80   93.93   22.74   0.00   0.00    0.00
CZF   Citisave Fin. Corp. of LA         13.87    13.34   0.84   12.58   22.02  110.25   17.64  110.34   16.51   0.40   2.88   47.62
CFCP  Coastal Fin. Corp. of SC          24.12    83.26   1.16    8.02   22.33      NM   18.11      NM   20.79   0.44   1.82   37.93
CFTP  Community Fed. Bancorp of MS      19.87    85.08   0.73   16.09      NM  123.49   41.30  123.49   27.22   0.30   1.51   41.10
CFFC  Community Fin. Corp. of VA        22.00    27.98   1.62   17.59   17.19  125.07   17.40  125.07   13.58   0.56   2.55   34.57
COOP  Cooperative Bk.for Svgs. of NC    20.75    30.96   0.07   17.07      NM  121.56    9.07  121.56      NM   0.00   0.00    0.00
EBSI  Eagle Bancshares of Tucker GA     16.75    76.25   1.13   12.62   19.71  132.73   11.87  132.73   14.82   0.60   3.58   53.10
ESX   Essex Bancorp of VA(7)             1.50     1.58  -4.57    0.54      NM      NM    0.92      NM      NM   0.00   0.00      NM
FFBS  FFBS Bancorp of Columbus MS       22.00    34.45   1.11   15.73   25.88  139.86   27.40  139.86   19.82   0.50   2.27   45.05
FFFC  FFVA Financial Corp. of VA        24.75   116.15   1.44   15.87   21.34  155.95   21.76  159.37   17.19   0.40   1.62   27.78
FFRV  Fid. Fin. Bkshrs. Corp. of VA(7)  27.87    64.07   1.34   12.07      NM  230.90   19.46  231.09   20.80   0.20   0.72   14.93
FSTC  First Citizens Corp of GA         21.25    33.75   2.05   13.07    9.04  162.59   20.80  163.46   10.37   0.44   2.07   21.46
FFCH  First Fin. Holdings Inc. of SC    28.00   176.43   1.96   15.28   22.40  183.25   11.15  183.25   14.29   0.72   2.57   36.73
FGHC  First Georgia Hold. Corp of GA     9.75    19.84   0.60    5.87   16.25  166.10   13.78  186.42   16.25   0.08   0.82   13.33
FLFC  First Liberty Fin. Corp. of GA    22.00   133.54   1.26   11.27   14.47  195.21   13.47  230.61   17.46   0.40   1.82   31.75
SOPN  First SB, SSB, Moore Co. of NC    19.25    71.01   1.15   18.03   20.48  106.77   26.71  106.77   16.74   0.68   3.53   59.13
FSFC  First So.east Fin. Corp. of SC    11.00    48.27   0.68    7.69      NM  143.04   14.80  143.04   16.18   0.20   1.82   29.41
FLAG  Flag Financial Corp of GA         12.37    25.20   0.12    9.89      NM  125.08   11.01  125.08      NM   0.34   2.75      NM
GSFC  Green Street Fin. Corp. of NC     17.50    75.22   0.60   14.47      NM  120.94   42.68  120.94   29.17   0.40   2.29   66.67
GSLC  Guaranty Svgs & Loan FA of VA      9.62     8.89   0.58    6.86   19.63  140.23    7.71  140.23   16.59   0.10   1.04   17.24
HFNC  HFNC Financial Corp. of NC        21.75   373.93   0.67   14.62      NM  148.77   41.48  148.77      NM   0.28   1.29   41.79
ISBF  ISB Financial Corp. of LA         23.87   168.31   0.99   15.93      NM  149.84   24.54  154.50   24.11   0.34   1.42   34.34
KSAV  KS Bancorp of Kenly NC            19.75    13.09   1.66   20.70   15.80   95.41   12.98   95.50   11.90   0.60   3.04   36.14
LIFB  Life Bancorp of Norfolk VA        19.75   194.48   1.16   15.33   22.70  128.83   13.70  133.09   17.03   0.44   2.23   37.93
MGNL  Magna Bancorp of MS               19.75   271.38   1.57    9.48   15.43  208.33   20.22  217.03   12.58   0.60   3.04   38.22
MERI  Meritrust FSB of Thibodaux LA     35.50    27.48   2.70   21.67   22.33  163.82   11.89  163.82   13.15   0.70   1.97   25.93
MBSP  Mitchell Bancorp of NC            15.00    14.70   0.55   15.02      NM   99.87   42.03   99.87   27.27   0.80   5.33      NM
PALM  Palfed, Inc. of Aiken SC          14.81    77.43   0.73   10.10      NM  146.63   11.73  153.79   20.29   0.12   0.81   16.44
PERT  Perpetual of SC, MHC (46.8)       26.00    18.33   1.35   19.33   27.37  134.51   18.65  134.51   19.26   0.00   0.00    0.00
PDB   Piedmont Bancorp of NC            10.50    28.89   0.06    7.14      NM  147.06   23.09  147.06      NM   0.40   3.81      NM
PLE   Pinnacle Bank of AL               22.50    20.03   1.70   16.65   20.83  135.14   10.45  140.01   13.24   0.72   3.20   42.35
SCCB  S. Carolina Comm. Bnshrs of SC    19.00    13.40   0.71   17.57      NM  108.14   30.98  108.14   26.76   0.60   3.16      NM
SSB   Scotland Bancorp of NC            15.37    28.28   0.53   13.47      NM  114.11   41.22  114.11   29.00   0.30   1.95   56.60
SSFC  South Street Fin. Corp. of NC     15.63    70.27   0.66   13.15   25.21  118.86   33.79  118.86   23.68   0.32   2.05   48.48
SZB   SouthFirst Bancshares of AL       13.75    11.33   0.54   15.64      NM   87.92   12.55   87.92   25.46   0.50   3.64      NM
SRN   Southern Banc Company of AL       13.62    16.75   0.51   15.98      NM   85.23   15.53   86.15   26.71   0.35   2.57   68.63
SCBS  Southern Commun. Bncshrs of AL    13.75    15.63   0.71   13.30      NM  103.38   21.47  103.38   19.37   0.00   0.00    0.00
SSM   Stone Street Bancorp of NC        26.37    48.13   0.83   20.48      NM  128.76   45.24  128.76      NM   0.44   1.67   53.01
TSH   Teche Holding Company of LA       15.87    54.55   1.07   15.21   21.74  104.34   14.37  104.34   14.83   0.50   3.15   46.73
FTF   Texarkana Fst. Fin. Corp of AR    17.00    31.20   1.61   14.40   12.98  118.06   18.82  118.06   10.56   0.45   2.65   27.95


                                                       Financial Characteristics(6)
                                             -------------------------------------------------------
                                              Total  Equity/  NPAs/     Reported         Core
                                                                     ---------------- ---------------
                                             Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                             ------  ------- ------- ------- ------- ------- -------


                                              ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                          1,166   12.89    0.86    0.61    5.26    0.83    7.36
Special Selection Grouping(8)                   357   16.27    0.94    0.73    5.24    1.00    7.16
State of SC                                     547   12.16    1.03    0.56    6.07    0.90    9.18


Comparable Group
----------------


Special Comparative Group(8)
----------------------------
ANA   Acadiana Bancshares of LA                 265   17.55    0.56   -0.47   -5.89   -0.44   -5.48
AMFB  American Federal Bank of SC(7)          1,395    7.76    0.51    1.04   13.07    1.30   16.31
BFSB  Bedford Bancshares of VA                  127   14.31    0.54    1.09    7.00    1.40    8.97
CCFH  CCF Holding Company of GA                  80   17.98    0.75    0.60    2.89    0.89    4.28
CFNC  Carolina Fincorp of NC                    109   21.96    0.07    0.88    4.00    0.88    4.00
CNIT  Cenit Bancorp of Norfolk VA               656    7.28    0.82    0.50    6.96    0.55    7.76
CENB  Century Bancshares of NC                   99   28.53    0.77    0.93    3.25    1.18    4.13
CZF   Citisave Fin. Corp. of LA                  76   16.00    0.22    0.78    4.47    1.04    5.97
CFCP  Coastal Fin. Corp. of SC                  460    6.02    0.17    0.85   14.01    0.92   15.05
CFTP  Community Fed. Bancorp of MS              206   33.44    0.35    1.31    4.38    1.59    5.32
CFFC  Community Fin. Corp. of VA                161   13.92    0.20    1.03    7.49    1.30    9.48
COOP  Cooperative Bk.for Svgs. of NC            341    7.46    0.42   -1.01  -11.74    0.03    0.38
EBSI  Eagle Bancshares of Tucker GA             642    8.95    1.06    0.65    7.91    0.87   10.51
ESX   Essex Bancorp of VA(7)                    172    0.33    3.44   -2.71      NM   -1.63  -40.51
FFBS  FFBS Bancorp of Columbus MS               126   19.59    0.63    1.08    5.49    1.41    7.18
FFFC  FFVA Financial Corp. of VA                534   13.95    0.44    1.05    6.69    1.30    8.30
FFRV  Fid. Fin. Bkshrs. Corp. of VA(7)          329    8.43    1.14    0.66    7.78    0.96   11.33
FSTC  First Citizens Corp of GA                 162   12.80      NA    2.23   19.62    1.95   17.11
FFCH  First Fin. Holdings Inc. of SC          1,582    6.08    1.28    0.52    8.22    0.82   12.89
FGHC  First Georgia Hold. Corp of GA            144    8.29    1.39    0.87   10.77    0.87   10.77
FLFC  First Liberty Fin. Corp. of GA            991    6.90    1.11    0.99   14.67    0.82   12.16
SOPN  First SB, SSB, Moore Co. of NC            266   25.01    0.10    1.33    5.18    1.63    6.34
FSFC  First So.east Fin. Corp. of SC            326   10.35    0.07   -0.01   -0.09    0.88    6.18
FLAG  Flag Financial Corp of GA                 229    8.80    3.67   -0.07   -0.77    0.11    1.15
GSFC  Green Street Fin. Corp. of NC             176   35.29    0.20    1.18    5.35    1.48    6.68
GSLC  Guaranty Svgs & Loan FA of VA             115    5.50    2.06    0.44    7.17    0.52    8.49
HFNC  HFNC Financial Corp. of NC                902   27.88    1.15    1.13    3.83    1.38    4.67
ISBF  ISB Financial Corp. of LA                 686   16.38      NA    0.81    4.38    1.09    5.94
KSAV  KS Bancorp of Kenly NC                    101   13.61    0.55    0.88    6.02    1.17    7.99
LIFB  Life Bancorp of Norfolk VA              1,420   10.63    0.38    0.67    5.64    0.90    7.52
MGNL  Magna Bancorp of MS                     1,342    9.71    3.81    1.36   13.93    1.67   17.08
MERI  Meritrust FSB of Thibodaux LA             231    7.26    0.48    0.55    7.37    0.93   12.52
MBSP  Mitchell Bancorp of NC                     35   42.08    2.56    0.50    1.20    1.54    3.66
PALM  Palfed, Inc. of Aiken SC                  660    8.00    3.44    0.37    4.51    0.59    7.31
PERT  Perpetual of SC, MHC (46.8)               210   13.86    0.17    0.75    6.82    1.06    9.69
PDB   Piedmont Bancorp of NC                    125   15.70    0.76   -0.22   -0.82    0.13    0.49
PLE   Pinnacle Bank of AL                       192    7.73    0.83    0.50    6.42    0.79   10.11
SCCB  S. Carolina Comm. Bnshrs of SC             43   28.65      NA    0.85    2.93    1.14    3.92
SSB   Scotland Bancorp of NC                     69   36.12      NA    1.16    4.04    1.50    5.22
SSFC  South Street Fin. Corp. of NC             208   28.43      NA    1.34    4.71    1.43    5.02
SZB   SouthFirst Bancshares of AL                90   14.27    0.60   -0.02   -0.12    0.50    3.22
SRN   Southern Banc Company of AL               108   18.22      NA    0.23    1.30    0.58    3.32
SCBS  Southern Commun. Bncshrs of AL             73   20.77      NA    0.62    3.01    1.11    5.34
SSM   Stone Street Bancorp of NC                106   35.13    0.17    1.22    4.38    1.51    5.42
TSH   Teche Holding Company of LA               380   13.77    0.16    0.72    4.29    1.05    6.29
FTF   Texarkana Fst. Fin. Corp of AR            166   15.94    0.17    1.47    7.54    1.81    9.27

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                  Market Pricing Comparatives
                                                Prices As of February 21, 1997






                                                       Per Share Data
                                          Market      _______________
                                      Capitalization   Core    Book             Pricing Ratios(3)                  Dividends(4)
                                      ---------------                 -------------------------------------- -----------------------
                                      Price/   Market  12-Mth  Value/                                        Amount/         Payout

                                     Share(1)   Value  EPS(2)  Share     P/E    P/B    P/A     P/TB  P/CORE  Share    Yield Ratio(5)
                                      ------- ------- ------- ------- ------ ------- ------- ------- -------- ------- ------ -------
Financial Institution
---------------------
                                         ($)   ($Mil)    ($)     ($)     (X)    (%)     (%)     (%)     (x)     ($)     (%)     (%)
Special Comparative Group(8)
     (continued)
------------------------------------
TWIN  Twin City Bancorp of TN          18.12    15.60   1.19   15.58   19.28 116.30   14.57  116.30   15.23     0.64   3.53   53.78
UFRM  United FS&LA of Rocky Mount NC    8.13    24.92   0.41    6.44      NM 126.24    9.45  126.24   19.83     0.20   2.46   48.78
VABF  Va. Beach Fed. Fin. Corp of VA   11.12    55.27   0.27    8.02      NM 138.65    9.15  138.65      NM     0.20   1.80   74.07
VFFC  Virginia First Savings of VA     15.37    88.76   1.77   10.58    8.68 145.27   11.36  149.81    8.68     0.10   0.65    5.65




                                                       Financial Characteristics(6)
                                             -------------------------------------------------------
                                              Total  Equity/  NPAs/     Reported         Core
                                                                     ---------------- ---------------
                                             Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                             ------  ------- ------- ------- ------- ------- -------

                                             ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
Financial Institution
---------------------

Special Comparative Group(8) (continued)
----------------------------------------
TWIN  Twin City Bancorp of TN                      107   12.53    0.53    0.78    5.80    0.99    7.34
UFRM  United FS&LA of Rocky Mount NC               264    7.49    1.20    0.28    3.47    0.49    6.19
VABF  Va. Beach Fed. Fin. Corp of VA               604    6.60    1.42    0.03    0.49    0.21    3.29
VFFC  Virginia First Savings of VA                 781    7.82    2.32    1.40   18.17    1.40   18.17

(1)  Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4)  Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

(8)  Includes South-East Companies;


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT IV-4

                        Market Area Acquisition Activity


Page No. 1                                                       Date: 02/24/97
                                                                 Time: 10:50 am

                                             Pending Acquisition of SC Thrifts


                                                                                Seller:    Ann'd     Ann'd
          Completed/                                                            1: Total   Deal      Deal
Announce  Terminated                                                            Assets     Value     Price Per  Consider
Date      Date        Status   Buyer               ST Seller                ST  ($000)     ($M)      Share ($)  Type
--------  ----------  -------  -----------------   -- --------------------  --  ---------  -----     ---------  ---------
02/18/97  NA          Pending  CCB Financial Corp  NC American Federal Bnk  SC  1,394,874  341.6     30.260     Com Stock



TABLE CONTINUED:

Ann'd   Ann'd      Ann'd     Ann'd      Ann'd
Deal    Deal Pr/   Deal Pr/  Deal Pr/   TgBk Prem/
Pr/Bk   Tg Bk      4-Qtr     Assets     CoreDeps
(%)     (%)        EPS (x)   (%)        (%)
------  --------   --------  --------   ----------
305.66  330.71     24.40     24.49      26.61




Page No. 1                                                       Date: 02/24/97
                                                                 Time: 10:38 am

                                       Completed Acquisition of SC Thrifts 1995-Present


                                                                                       Seller:    Final     Final
          Completed/                                                                   1: Total   Deal      Deal
Announce  Terminated                                                                   Assets     Value     Price Per
Date      Date        Status      Buyer               ST Seller                ST      ($000)     ($M)      Share ($)
--------  ----------  -------     -----------------   -- --------------------  --      ---------  -----     ---------
02/21/95  10/05/95    Completed   First Union Corp    SC United Fin'l of SC    SC      758,783    139.6     22.102



TABLE CONTINUED:

Final   Final      Final     Final      Final
Deal    Deal Pr/   Deal Pr/  Deal Pr/   TgBk Prem/
Pr/Bk   Tg Bk      4-Qtr     Assets     CoreDeps
(%)     (%)        EPS (x)   (%)        (%)
------  --------   --------  --------   ----------
195.08  195.08     19.91     17.87      15.32



                                  EXHIBIT IV-5
                Directors and Senior Management Summary Resumes

                                DIRECTOR RESUMES

      E. Lea Salter is President of Christman & Parson, Inc., general contractors. Mr. Salter is a member of the Association's Personnel and Audit Committees. He is active in the Lions Club of Spartanburg and is a past Chairman of the Board of Visitors of Columbia College.

      David E. Tate has been President and sole owner of Tate Metal Works, Inc., a tank fabrication and erection company, since 1972. Mr. Tate is an elder at First Presbyterian Church in Spartanburg, South Carolina.

      Robert L. Handell is a retired savings and loan executive with 51 years of service with the Association. he is the Secretary of the Civitan Rehabilitation Workshop and a Director of the Civitan Club of Spartanburg, South Carolina.

      Robert R. Odom is a senior partner in the law firm of Odom, Terry, Cantrell & Hammet, Spartanburg, South Carolina, with which he has been associated with for 45 years.

      E.L. Sanders is a retired insurance executive. He is past Chairman of the Board of Directors for Mobile Meals of Spartanburg, South Carolina, Vice Chairman of the Board of Directors of the Foundation for the Multi-Handicapped, Blind and Deaf of South Carolina, and on the Board of Directors of the Civitan Club of Spartanburg, South Carolina.

      Billy L. Painter has served as the Association's President and Chief Executive Officer since 1984. Mr. Painter is a former Chairman of the Spartanburg Area Chamber of Commerce. He serves on the Board for the Piedmont Interstate Fair and serves on the Board for the Spartanburg Development Council.

      R. Wesley Hammond is the President and Chief Operating Officer of Hammond-Brown-Jennings, a furniture company. He is president-elect from South Carolina and a member of the Executive Committee of Southern Home Furnishings Association. He is an active member of the Church of the Advent in Spartanburg, South Carolina.

                                  EXHIBIT IV-6

                      Pro Forma Regulatory Capital Ratios

             HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE



                                                                              PRO FORMA AT DECEMBER 31, 1996
                                                                              ------------------------------

                                                        Minimum of Estimated     Midpoint of Estimated      Maximum of Estimated
                                                          Valuation Range           Valuation Range            Valuation Range
                                                        --------------------     ---------------------     ----------------------

                                                          2,847,500 Shares          3,350,000 Shares          3,852,500 Shares
                                 December 31, 1996      at $20.00 Per Share      at $20.00 Per Share        at $20.00 Per Share
                               ---------------------    --------------------     ---------------------      ---------------------

                                          Percent of              Percent of                Percent of                Percent of
                                           Adjusted                Adjusted                  Adjusted                  Adjusted
                                             Total                   Total                     Total                     Total
                                Amount    Assets (1)    Amount    Assets (1)      Amount    Assets (1)      Amount    Assets (1)
                               -------   -----------    ------    ----------      ------    ----------      ------    -----------

                                                                          (Dollars in Thousands)

GAAP capital ................  $44,833    11.94%        $65,836    16.41%         $69.592    17.16%         $73,411    17.89%
                               -------    ------        -------    ------          ------    ------         -------    ------

Tangible capital ............  $44,847    11.94%        $65,851    16.41%         $69,607    17.15%         $73,426    17.89%
Tangible capital requirement.    5,636     1.50           6,020     1.50            6,088     1.50            6,157     1.50
                               -------    ------        -------    ------         -------    ------         -------    ------
Excess ......................  $39,211    10.44%        $59,831    14.91%         $63,519    15.65%         $67,269    16.39
                               -------    ------         ------    ------         -------    ------         -------    -----
                               -------    ------         ------    ------         -------    ------         -------    -----

Core capital ................  $44,847    11.94%        $65,851    16.41%         $69,607    17.15%         $73,426    17.89%
Core capital requirement(2)..   11,272     3.00          12,039     3.00           12,176     3.00           12,315     3.00
                               -------    ------         ------    ------         -------    ------         -------    -----
Excess.......................  $33,575     8.94%        $53,811    13.41%         $57,431    14.15%         $61,111    14.89%
                               -------    ------         ------    ------         -------    ------         -------    -----
                               -------    ------         ------    ------         -------    ------         -------    -----

Total capital (3)...........   $46,497    20.78%        $67,501    29.50          $71,257     31.02%        $75,076    32.55%
Risk-based
   capital requirement......    17,897     8.00          18,306     8.00           18,379      8.00          18,453     8.00
                               -------    ------         ------    ------         -------    ------         -------    -----
Excess......................   $28,600    12.78%         $49,195   21.50%         $52,878     23.02%        $56,623    24.55%


TABLE CONTINUED


                           PRO FORMA AT DECEMBER 31, 1996
                           ------------------------------


                                    15% above
                              Maximum of Estimated
                                 Valuation Range
                              --------------------

                                  4,430,375 Shares
                               at $20.00 Per Share
                               ---------------------

                                          Percent of
                                           Adjusted
                                             Total
                                Amount    Assets (1)
                               -------   -----------



GAAP capital ................  $77,803    18.72%
                               -------    ------

Tangible capital ............  $77,818    18.72%
Tangible capital requirement.    6,237     1.50
                               -------    ------
Excess ......................  $71,581    17.22%
                               -------    ------
                               -------    ------

Core capital ................  $77,818    18.72%
Core capital requirement(2)..   12,474     3.00
                               -------    ------
Excess.......................  $65,344    15.74%
                               -------    ------
                               -------    ------

Total capital (3)...........   $79,468    34.29%
Risk-based
   capital requirement......    18,538     8.00
                               -------    ------
Excess......................   $60,930    26.29%


(1) Based upon adjusted total assets for purposes of the tangible capital and core capital requirements, and risk-weighted assets for purposes of the risk-based capital requirement.
(2) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(3) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                  EXHIBIT IV-7

                               Pro Forma Analysis

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-7
                       PRO FORMA ANALYSIS SHEET -- PAGE 1
                           First FS&LA of Spartanburg
                         Prices as of February 21, 1997




                                                  Comparable       All SC         All SAIF
                                                  Companies       Companies       Companies
                                                 -------------   -------------   -------------
     Price Multiple:        Symbol   Subject(1)  Mean   Median   Mean   Median   Mean   Median
     --------------         ------   ----------  -----  ------   -----  ------   -----  ------
     Price-earnings ratio   = P/E     17.57x    19.45x  20.48x  22.37x  22.37x  19.70x  19.72x
     Price-core earnings    = P/CORE  14.84x    17.56x  16.74x  19.66x  20.29x  17.47x  16.65x
     Price-book ratio       = P/B     65.43%   129.13% 126.95% 145.27% 146.63% 126.24% 118.80%
     Price-tng book ratio   = P/TB    65.43%   130.36% 128.90% 147.05% 153.79% 128.35% 120.23%
     Price-assets ratio     = P/A     15.47%    23.33%  20.29%  17.36%  14.80%  15.40%  14.02%

     Valuation Parameters
     --------------------
     Pre-Conv Earnings (Y)        $  2,184,000    Est ESOP Borrowings (E)    $ 5,360,000

     Pre-Conv Book Value (B)      $ 44,832,000    Cost of ESOP Borrowings (S)       0.00% (4)

     Pre-Conv Assets (A)        $  375,526,000    Amort of ESOP Borrowings (T)        12 Years

     Reinvestment Rate(2) (R)            3.99%    Recognition Plan Amount (M)$ 2,680,000

     Est Conversion Exp(3) (X)       1,400,000    Recognition Plan Expense (N) $ 536,000

     Proceeds Not Reinvested (Z)   $ 9,540,000


     Calculation of Pro Forma Value After Conversion
     -----------------------------------------------

     1.    V = P/E (Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))      V = $ 66,987,767
               -------------------------------------------
                1-(P/E)R

     2.    V = P/B (B-X-E-M)                                V = $66,985,784
               -----------------------
                1-P/B

     3.    V = P/A (A-X-M-E)                               V = $ 66,998,112
               ----------------------
                1-P/A

                                         Total      Price          Total
     Conclusion                         Shares    Per Share        Value
     ----------                        --------   ---------       --------

     Appraised Value                   3,350,000   $20.00       $ 67,000,000

     RANGE:
     ------

     - Minimum                         2,847,500   $20.00       $ 56,950,000
     - Maximum                         3,852,500   $20.00       $ 77,050,000
     - Superrange                      4,430,375   $20.00       $ 88,607,500


     (1) Pricing ratios shown reflect the midpoint appraised value.
     (2) Net return assumes a reinvestment rate of 6.44 percent, and a tax rate of 38.00 percent.
     (3) Conversion expenses reflect estimated expenses as presented in offering document.
     (4) Assumes a borrowings cost of 0.00 percent and a tax rate of 38.00 percent.

RP Financial, Inc.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-7
                       PRO FORMA ANALYSIS SHEET -- PAGE 2
                           First FS&LA of Spartanburg
                         Prices as of February 21, 1997



                                             Mean Pricing            Median Pricing

 Valuation Approach              Subject    Peers    (Disc)          Peers    (Disc)
 P/E    Price-earnings            17.57x    19.45x    -9.65%         20.48x   -14.20%

 P/CORE Price-core earnings       14.84x    17.56x   -15.47%         16.74x   -11.33%

 P/B    Price-book                65.43%   129.13%   -49.33%        126.95%   -48.46%

 P/TB   Price-tang. book          65.43%   130.36%   -49.81%        128.90%   -49.24%

 P/A    Price-assets              15.47%    23.33%   -33.70%         20.29%   -23.75%



 Average Premium (Discount)                          -31.59%                  -29.39%

                                  EXHIBIT IV-8

                     Pro Forma Effect of Conversion Proceeds

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           First FS&LA of Spartanburg
                           At the Minimum of the Range




     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 56,950,000
             Less: Estimated offering expenses ---------------    1,274,000
                                                                -----------

         Net Conversion Proceeds ----------------------------- $ 55,676,000




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 55,676,000
             Less: Held in Non-Earning Assets(5)(1) ----------    8,334,000
                                                                -----------

         Net Proceeds Reinvested ----------------------------- $ 47,342,000
         Estimated net incremental rate of return ------------         3.99 %
                                                                -----------

         Earnings Increase ----------------------------------- $  1,890,271
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------      235,393
             Less: Recognition Plan Expense(4)----------------      282,472
                                                                -----------

         Net Earnings Increase ------------------------------- $  1,372,406


     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ------                                  -----------------  ----------------
         12 Months ended December 31, 1996       $ 2,184,000        $ 3,556,406
         12 Months ended December 31, 1996 (Core)$ 2,885,000        $ 4,257,406

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ----                       -----------------  ------------------- ---------------
         December 31, 1996         $ 44,832,000       $ 48,842,000 (3)(4)    $ 93,674,000

     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ----                       -----------------  -------------------  ----------------
         December 31, 1996          $  375,526,000     $   48,842,000      $  424,368,000

     NOTE: Shares for calculating per share amounts:   2,847,500
     (1) Estimated ESOP borrowings of $ 4,556,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
         38.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 12 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 4,556,000 are omitted from net worth.
     (4) $2,278,000 purchased by the Recognition Plan with an estimated pre-tax expense of $ 455,600 and a tax rate of 38.00 percent.
     (5) Stock purchased by Recognition Plan does not generate reinvestment income.

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           First FS&LA of Spartanburg
                          At the Midpoint of the Range




     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 67,000,000
             Less: Estimated offering expenses ---------------    1,400,000
                                                                -----------

         Net Conversion Proceeds ----------------------------- $ 65,600,000




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 65,600,000
             Less: Held in Non-Earning Assets(5)(1) ----------    9,540,000
                                                                -----------

         Net Proceeds Reinvested ----------------------------- $ 56,060,000
         Estimated net incremental rate of return ------------         3.99 %
                                                                -----------

         Earnings Increase ----------------------------------- $  2,238,364
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------      276,933
             Less: Recognition Plan Expense(4)----------------      332,320
                                                                -----------

         Net Earnings Increase ------------------------------- $  1,629,110


     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ------                                  -----------------  ----------------
         12 Months ended December 31, 1996       $ 2,184,000        $ 3,813,110
         12 Months ended December 31, 1996 (Core)$ 2,885,000        $ 4,514,110

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ----                       -----------------  ------------------- ---------------
         December 31, 1996         $ 44,832,000       $ 57,560,000 (3)(4)    $102,392,000


     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ----                       -----------------  -------------------  ----------------
         December 31, 1996          $  375,526,000     $   57,560,000      $  433,086,000

     NOTE: Shares for calculating per share amounts:   3,350,000
     (1) Estimated ESOP borrowings of $ 5,360,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
         38.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 12 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 5,360,000 are omitted from net worth.
     (4) $2,680,000 purchased by the Recognition Plan with an estimated pre-tax expense of $ 536,000 and a tax rate of 38.00 percent.
     (5) Stock purchased by Recognition Plan does not generate reinvestment income.

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           First FS&LA of Spartanburg
                           At the Maximum of the Range




     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 77,050,000
             Less: Estimated offering expenses ---------------    1,400,000
                                                                -----------

         Net Conversion Proceeds ----------------------------- $ 75,650,000




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 75,650,000
             Less: Held in Non-Earning Assets(5)(1) ----------   10,746,000
                                                                -----------

         Net Proceeds Reinvested ----------------------------- $ 64,904,000
         Estimated net incremental rate of return ------------         3.99 %
                                                                -----------

         Earnings Increase ----------------------------------- $  2,591,487
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------      318,473
             Less: Recognition Plan Expense(4)----------------      382,168
                                                                -----------

         Net Earnings Increase ------------------------------- $  1,890,846


     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ------                                  -----------------  ----------------
         12 Months ended December 31, 1996       $ 2,184,000        $ 4,074,846
         12 Months ended December 31, 1996 (Core)$ 2,885,000        $ 4,775,846

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ----                       -----------------  ------------------- ---------------
         December 31, 1996         $ 44,832,000       $ 66,404,000 (3)(4)    $111,236,000


     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ----                       -----------------  -------------------  ----------------
         December 31, 1996          $  375,526,000     $   66,404,000      $  441,930,000

     NOTE: Shares for calculating per share amounts:   3,852,500
     (1) Estimated ESOP borrowings of $ 6,164,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
         38.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 12 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 6,164,000 are omitted from net worth.
     (4) $3,082,000 purchased by the Recognition Plan with an estimated pre-tax expense of $ 616,400 and a tax rate of 38.00 percent.
     (5) Stock purchased by Recognition Plan does not generate reinvestment income.

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           First FS&LA of Spartanburg
                            At the Superrange Maximum




     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 88,607,500
             Less: Estimated offering expenses ---------------    1,400,000
                                                                -----------

         Net Conversion Proceeds ----------------------------- $ 87,207,500




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 87,207,500
             Less: Held in Non-Earning Assets(5)(1) ----------   12,132,900
                                                                -----------

         Net Proceeds Reinvested ----------------------------- $ 75,074,600
         Estimated net incremental rate of return ------------         3.99 %
                                                                -----------

         Earnings Increase ----------------------------------- $  2,997,579
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------      366,244
             Less: Recognition Plan Expense(4)----------------      439,493
                                                                -----------

         Net Earnings Increase ------------------------------- $  2,191,841


     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ------                                  -----------------  ----------------
         12 Months ended December 31, 1996       $ 2,184,000        $ 4,375,841
         12 Months ended December 31, 1996 (Core)$ 2,885,000        $ 5,076,841

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ----                       -----------------  ------------------- ---------------
         December 31, 1996         $ 44,832,000       $ 76,574,600 (3)(4)    $121,406,600


     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ----                       -----------------  -------------------  ----------------
         December 31, 1996          $  375,526,000     $   76,574,600      $  452,100,600

     NOTE: Shares for calculating per share amounts:   4,430,375
     (1) Estimated ESOP borrowings of $ 7,088,600 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
         38.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 12 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 7,088,600 are omitted from net worth.
     (4) $3,544,300 purchased by the Recognition Plan with an estimated pre-tax expense of $ 708,860 and a tax rate of 38.00 percent.
     (5) Stock purchased by Recognition Plan does not generate reinvestment income.

                                  EXHIBIT IV-9

                        Peer Group Core Earnings Analysis

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                             Core Earnings Analysis
                        Comparable Institution Analysis
                 For the Twelve Months Ended December 31, 1996


                                                                                                   Estimated
                                          Net Income     Less: Net     Tax Effect   Less: Extd    Core Income              Estimated
                                           to Common    Gains (Loss)      @34%        Items        to Common       Shares   Core EPS
                                             ($000)        ($000)        ($000)       ($000)         ($000)        ($000)      ($)

Comparable Group

CFFC  Community Fin. Corp. of VA(1)          1,623           664           -226           0          2,061          1,272     1.62
EBSI  Eagle Bancshares of Tucker GA(1)       3,858         1,921           -653           0          5,126          4,552     1.13
FFFC  FFVA Financial Corp. of VA             5,463         1,978           -673           0          6,768          4,693     1.44
SOPN  First BS, SSB, Moore Co. of NC         3,471         1,159           -394           0          4,236          3,689     1.15
GSFC  Green Street Fin. Corp. of NC(1)       2,070           793           -270           0          2,593          4,298     0.60
HFNC  HFNC Financial Corp. of NC             9,533         3,062         -1,041           0         11,554         17,192     0.67
ISBF  ISB Financial Corp. of LA(1)           5,154         2,735           -930           0          6,959          7,051     0.99
LIFB  Life Bancorp of Norfolk VA             8,614         4,266         -1,450           0         11,430          9,847     1.16
TSH   Teche Holding Company of LA(1)         2,521         1,733           -589           0          3,665          3,437     1.07
FTF   Texarkana Fst. Fin. Corp of AR(1)      2,401           835           -284           0          2,952          1,835     1.61

(1) Financial information is for the quarter ending September 30, 1996.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                   EXHIBIT V-1

                                RP Financial, LC.
                          Firm Qualifications Statement

RP FINANCIAL, LC.
--------------------------------------
Financial Services Industry Consultants     FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)

Ronald S. Riggins, Managing Director (17)
William E. Pommerening, Managing Director (11)
Gregory E. Dunn, Senior Vice President (15)
James P. Hennessey, Senior Vice President (10)
James J. Oren, Vice President (9)
Timothy M. Biddle, Vice President (7)
Alan P. Carruthers, Director-Community Banking (15)

___________________________________________________________________________
Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210
Arlington, VA 22209                                   Telephone: (703) 528-1700
                                                        Fax No.: (703) 528-1788